                                                                 EXECUTION COPY


                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.,
                                   DEPOSITOR,

                      GMAC COMMERCIAL MORTGAGE CORPORATION,
                                MASTER SERVICER,

                      GMAC COMMERCIAL MORTGAGE CORPORATION,
                                SPECIAL SERVICER,

                       LASALLE BANK NATIONAL ASSOCIATION,
                                     TRUSTEE

                                       AND

                               ABN AMRO BANK N.V.,
                                  FISCAL AGENT

                         POOLING AND SERVICING AGREEMENT

                            DATED AS OF JUNE 1, 2002

                           --------------------------

                                  $737,674,251
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-C2

                                Table of Contents

                                                                                                    Page
                                                                                                    ----
ARTICLE I        DEFINITIONS..........................................................................4

         SECTION 1.01     Defined Terms...............................................................4

         SECTION 1.02     Certain Calculations in Respect of the Mortgage Pool.......................67

ARTICLE II       CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES.....................68

         SECTION 2.01     Establishment of Trust; Conveyance of Mortgage Loans.......................68

         SECTION 2.02     Acceptance by Trustee......................................................72

         SECTION 2.03     Mortgage Loan Sellers' Repurchase or Substitution of Mortgage Loans for
                          Document Defects in Mortgage Files and Breaches of Representations and
                          Warranties.................................................................76

         SECTION 2.04     Issuance of Class R-I Certificates; Creation of REMIC I Regular
                          Interests..................................................................80

         SECTION 2.05     Conveyance of REMIC I Regular Interests; Acceptance of REMIC II by the
                          Trustee....................................................................80

         SECTION 2.06     Issuance of Class R-II Certificates; Creation of REMIC II Regular
                          Interest...................................................................80

         SECTION 2.07     Conveyance of REMIC II Regular Interests; Acceptance of REMIC III by
                          Trustee....................................................................81

         SECTION 2.08     Issuance of REMIC III Certificates.........................................81

ARTICLE III      ADMINISTRATION AND SERVICING OF THE TRUST FUND......................................81

         SECTION 3.01     Servicing and Administration of the Mortgage Loans.........................81

         SECTION 3.02     Collection of Mortgage Loan Payments.......................................83

         SECTION 3.03     Collection of Taxes, Assessments and Similar Items; Servicing Accounts
                          and Reserve Accounts.......................................................83

         SECTION 3.04     Certificate Account, Distribution Account and Interest Reserve Account.....85

         SECTION 3.05     Permitted Withdrawals From the Certificate Account, the Distribution
                          Account, the Interest Reserve Account and the Excess Liquidation
                          Proceeds Reserve Account...................................................88

         SECTION 3.06     Investment of Funds in the Certificate Account, the Distribution
                          Account, the Excess Liquidation Proceeds Reserve Account, the Interest
                          Reserve Account and the REO Account........................................92

         SECTION 3.07     Maintenance of Insurance Policies; Errors and Omissions and Fidelity
                          Coverage...................................................................94

         SECTION 3.08     Enforcement of Due-On-Sale Clauses; Assumption

                                Table of Contents
                                  (Continued)

                                                                                                    Page
                                                                                                    ----
                          Agreements; Subordinate Financing; Defeasance..............................97

         SECTION 3.09     Realization Upon Defaulted Mortgage Loans.................................101

         SECTION 3.10     Trustee to Cooperate; Release of Mortgage Files...........................104

         SECTION 3.11     Servicing Compensation; Nonrecoverable Servicing Advances.................105

         SECTION 3.12     Inspections; Collection of Financial Statements...........................109

         SECTION 3.13     Annual Statement as to Compliance.........................................110

         SECTION 3.14     Reports by Independent Public Accountants.................................110

         SECTION 3.15     Access to Certain Information.............................................111

         SECTION 3.16     Title to REO Property; REO Account........................................111

         SECTION 3.17     Management of REO Property; Independent Contractors.......................113

         SECTION 3.18     Sale of Defaulted Mortgage Loans..........................................115

         SECTION 3.19     Sale of REO Property......................................................119

         SECTION 3.20     Additional Obligations of the Master Servicer and the Special Servicer....120

         SECTION 3.21     Modifications, Waivers, Amendments and Consents...........................123

         SECTION 3.22     Transfer of Servicing Between Master Servicer and Special Servicer;
                          Record Keeping............................................................127

         SECTION 3.23     Sub-Servicing Agreements..................................................128

         SECTION 3.24     Designation of Special Servicer by the Majority Certificateholder of
                          the Controlling Class; the Majority Certificateholder of the
                          Controlling Class ........................................................129

         SECTION 3.25     Lock-Box Accounts and Servicing Accounts..................................132

         SECTION 3.26     Representations and Warranties of the Master Servicer and the Special
                          Servicer..................................................................132

ARTICLE IV       PAYMENTS TO CERTIFICATEHOLDERS AND RELATED MATTERS.................................134

         SECTION 4.01     Distributions.............................................................134

         SECTION 4.02     Statements to Certificateholders; Certain Reports by the Master
                          Servicer and the Special Servicer.........................................145

         SECTION 4.03     Delinquency Advances......................................................153

         SECTION 4.04     Allocation of Realized Losses and Additional Trust Fund Expenses..........155

                                Table of Contents
                                  (Continued)

                                                                                                    Page
                                                                                                    ----
ARTICLE V        THE CERTIFICATES...................................................................157

         SECTION 5.01     The Certificates..........................................................157

         SECTION 5.02     Registration of Transfer and Exchange of Certificates.....................157

         SECTION 5.03     Book-Entry Certificates...................................................163

         SECTION 5.04     Mutilated, Destroyed, Lost or Stolen Certificates.........................164

         SECTION 5.05     Persons Deemed Owners.....................................................164

ARTICLE VI      THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL SERVICER.........................165

         SECTION 6.01     Liability of the Depositor, the Master Servicer and the Special Servicer..165

         SECTION 6.02     Merger, Consolidation or Conversion of the Depositor, the Master
                          Servicer and the Special Servicer; Assignment of Rights and Delegation
                          of Duties by the Master Servicer and the Special Servicer.................165

         SECTION 6.03     Limitation on Liability of the Depositor, the Master Servicer, the
                          Special Servicer and Others...............................................166

         SECTION 6.04     Depositor, Master Servicer and Special Servicer Not to Resign.............167

         SECTION 6.05     Rights of the Depositor in Respect of the Master Servicer and the
                          Special Servicer..........................................................167

ARTICLE VII      DEFAULT............................................................................167

         SECTION 7.01     Events of Default.........................................................167

         SECTION 7.02     Trustee to Act; Appointment of Successor..................................170

         SECTION 7.03     Notification to Certificateholders........................................171

         SECTION 7.04     Waiver of Events of Default...............................................171

ARTICLE VIII     CONCERNING THE TRUSTEE AND THE FISCAL AGENT........................................171

         SECTION 8.01     Duties of the Trustee and the Fiscal Agent................................171

         SECTION 8.02     Certain Matters Affecting the Trustee and the Fiscal Agent................172

         SECTION 8.03     Trustee and Fiscal Agent not Liable for Validity or Sufficiency of
                          Certificates or Mortgage Loans............................................174

         SECTION 8.04     Trustee and Fiscal Agent May Own Certificates.............................174

         SECTION 8.05     Fees and Expenses of Trustee; Indemnification of Trustee and Fiscal
                          Agent.....................................................................174

                                Table of Contents
                                  (Continued)

                                                                                                    Page
                                                                                                    ----
         SECTION 8.06     Eligibility Requirements for Trustee and Fiscal Agent.....................175

         SECTION 8.07     Resignation and Removal of the Trustee and the Fiscal Agent...............176

         SECTION 8.08     Successor Trustee and Fiscal Agent........................................177

         SECTION 8.09     Merger or Consolidation of Trustee and Fiscal Agent.......................177

         SECTION 8.10     Appointment of Co-Trustee or Separate Trustee.............................178

         SECTION 8.11     Appointment of Custodians.................................................179

         SECTION 8.12     Access to Certain Information.............................................179

         SECTION 8.13     Representations and Warranties of the Trustee and the Fiscal Agent........181

         SECTION 8.14     Filings with the Securities and Exchange Commission.......................183

         SECTION 8.15     Fiscal Agent Termination Event............................................183

         SECTION 8.16     Procedure Upon Termination Event..........................................184

ARTICLE IX       TERMINATION........................................................................184

         SECTION 9.01     Termination Upon Repurchase or Liquidation of All Mortgage Loans..........184

         SECTION 9.02     Additional Termination Requirements.......................................187

ARTICLE X        ADDITIONAL REMIC PROVISIONS........................................................188

         SECTION 10.01    REMIC Administration......................................................188

         SECTION 10.02    Depositor, Master Servicer, Special Servicer, Fiscal Agent, Trustee to
                          Cooperate.................................................................191

         SECTION 10.03    Grantor Trust Administration..............................................192

ARTICLE XI       MISCELLANEOUS PROVISIONS...........................................................193

         SECTION 11.01     Amendment................................................................193

         SECTION 11.02     Recordation of Agreement; Counterparts...................................195

         SECTION 11.03     Limitation on Rights of Certificateholders...............................195

         SECTION 11.04     GOVERNING LAW............................................................196

         SECTION 11.05     Notices..................................................................197

         SECTION 11.06     Severability of Provisions...............................................197

         SECTION 11.07     Grant of a Security Interest.............................................197

         SECTION 11.08     No Partnership...........................................................198

                                Table of Contents
                                  (Continued)

                                                                                                    Page
                                                                                                    ----
         SECTION 11.09     Successors and Assigns; Beneficiaries.....................................198

         SECTION 11.10     Article and Section Headings..............................................198

         SECTION 11.11     Notices to the Rating Agencies............................................198

EXHIBITS
Exhibit A-1      Form of Class X-1 Certificate                                                    A-1-1

Exhibit A-2      Form of Class X-2 Certificate                                                    A-2-1

Exhibit A-3      Form of Class A-1 Certificate                                                    A-3-1

Exhibit A-4      Form of Class A-2 Certificate                                                    A-4-1

Exhibit A-5      Form of Class A-3 Certificate                                                    A-5-1

Exhibit A-6      Form of Class B Certificate                                                      A-6-1

Exhibit A-7      Form of Class C Certificate                                                      A-7-1

Exhibit A-8      Form of Class D Certificate                                                      A-8-1

Exhibit A-9      Form of Class E Certificate                                                      A-9-1

Exhibit A-10     Form of Class F Certificate                                                      A-10-1

Exhibit A-11     Form of Class G Certificate                                                      A-11-1

Exhibit A-12     Form of Class H Certificate                                                      A-12-1

Exhibit A-13     Form of Class J Certificate                                                      A-13-1

Exhibit A-14     Form of Class K Certificate                                                      A-14-1

Exhibit A-15     Form of Class L Certificate                                                      A-15-1

Exhibit A-16     Form of Class M Certificate                                                      A-16-1

Exhibit A-17     Form of Class N Certificate                                                      A-17-1

Exhibit A-18     Form of Class O Certificate                                                      A-18-1

Exhibit A-19     Form of Class P Certificate                                                      A-19-1

Exhibit A-20     Form of Class R-I Certificate                                                    A-20-1

Exhibit A-21     Form of Class R-II Certificate                                                   A-21-1

Exhibit A-22     Form of Class R-III Certificate                                                  A-22-1

Exhibit B-1      Form of Transferor Certificate                                                   B-1-1

Exhibit B-2      Form of Transferee Certificate                                                   B-2-1

Exhibit C-1      Form of Transfer Affidavit and Agreement                                         C-1-1

Exhibit C-2      Form of Transferor Certificate                                                   C-2-1

                                Table of Contents
                                  (Continued)

                                                                                                  Page
                                                                                                  ----
Exhibit D        Form of Request for Release                                                      D-1

Exhibit E        Form of UCC-1 Financing Statement                                                E-1

Exhibit F        Methodology to Normalize Net Operating Income and Debt Service Coverage          F-1

Exhibit G        Form of Distribution Date Statement                                              G-1

Exhibit H-1      Form of Investor Certification                                                   H-1-1

Exhibit H-2      Form of Confidentiality Agreement                                                H-2-1

Exhibit I        Additional Servicing Fee Schedule                                                I-1

Exhibit J        Form of Notice and Certification regarding Defeasance of Mortgage Loans          J-1


                               SCHEDULES

Schedule I       Mortgage Loan Schedule                                                           Sch. I-1

Schedule II      Closing Mortgage File Review Certification                                       Sch. II-1

Schedule III     Post-Closing Mortgage File Review Certification                                  Sch. III-1

Schedule IV      Environmental Policy Mortgage Loans                                              Sch. IV-1

Schedule V       Strip Calculation Schedule                                                       Sch. V-1

Schedule VI      Broker Strip Schedule                                                            Sch. VI-1

                  This Pooling and Servicing Agreement (this "Agreement"), is dated and effective as of June 1, 2002, among GMAC COMMERCIAL MORTGAGE SECURITIES, INC., as Depositor, GMAC COMMERCIAL MORTGAGE CORPORATION, as Master Servicer, GMAC COMMERCIAL MORTGAGE CORPORATION, as Special Servicer, LASALLE BANK NATIONAL ASSOCIATION, as Trustee and ABN AMRO BANK N.V., as Fiscal Agent.

                             PRELIMINARY STATEMENT:

                  The Depositor intends to sell the Certificates, to be issued hereunder in multiple Classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund to be created hereunder, the primary assets of which will be the Mortgage Loans. The aggregate of the initial Cut-off Date Principal Balances of the Mortgage Loans is approximately $737,674,252.

                  As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Mortgage Loans (exclusive of that portion of interest payments thereon that constitute Excess Interest) and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I". The Class R-I Certificates will represent the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions under federal income tax law. With respect to each Mortgage Loan, there shall be a corresponding REMIC I Regular Interest. The designation for each such REMIC I Regular Interest shall be the loan number for the related Mortgage Loan set forth on the schedule attached hereto as Schedule I. The REMIC I Remittance Rate (as defined herein) and the initial Uncertificated Principal Balance of each such REMIC I Regular Interest shall be based on the Net Mortgage Rate as of the Cut-off Date and the Cut-off Date Principal Balance, respectively, for the related Mortgage Loan. Determined solely for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each such REMIC I Regular Interest shall be the first Distribution Date that follows the Stated Maturity Date for the related Mortgage Loan. None of the REMIC I Regular Interests will be certificated.

                  As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II." The Class R-II Certificates will represent the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, REMIC II Remittance Rate and the initial Uncertificated Principal Balance for each of the REMIC II Regular Interests. Determined solely for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each REMIC II Regular Interest shall be the first Distribution Date that is at least two years after the end of the remaining amortization schedule of the Mortgage Loan that has, as of the Closing Date, the longest remaining amortization schedule, irrespective of its scheduled maturity. None of the REMIC II Regular Interests will be certificated.

                              REMIC II          INITIAL UNCERTIFICATED
      DESIGNATION         REMITTANCE RATE         PRINCIPAL BALANCE
LA-1..................      Variable (*)             $ 56,917,000

LA-2-1................      Variable (*)             $ 33,130,000

LA-2-2................      Variable (*)             $ 89,658,000

LA-3-1................      Variable (*)             $ 69,603,000

LA-3-2................      Variable (*)             $327,000,000

LB....................      Variable (*)             $ 28,584,000

LC....................      Variable (*)             $  8,299,000

LD....................      Variable (*)             $ 23,053,000

LE....................      Variable (*)             $  7,376,000

LF....................      Variable (*)             $  9,221,000

LG-1..................      Variable (*)             $  2,913,000

LG-2..................      Variable (*)             $  9,997,000

LH....................      Variable (*)             $  9,220,000

LJ....................      Variable (*)             $ 11,066,000

LK....................      Variable (*)             $ 12,909,000

LL....................      Variable (*)             $  5,532,000

LM....................      Variable (*)             $  5,533,000

LN....................      Variable (*)             $  9,221,000

LO....................      Variable (*)             $  3,688,000

LP....................      Variable (*)             $ 14,754,251

*    Calculated in accordance with the definition of "REMIC II Remittance Rate."

                  As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC III". The Class R-III Certificates will represent the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the Pass-Through Rate and initial Class Principal Balance for each of the Classes of REMIC III Regular Certificates. Determined solely for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each Class of REMIC III Regular Certificates shall be the first Distribution Date that is at least two years after the end of the remaining amortization schedule of the Mortgage Loan that has, as of the Closing Date, the longest remaining amortization schedule, irrespective of its scheduled maturity.

                                  CERTIFICATE                   INITIAL CLASS
      DESIGNATION               PASS-THROUGH RATE              PRINCIPAL BALANCE
      -----------               -----------------              -----------------
       Class X-1                      N/A(1)                        N/A(2)

       Class X-2                      N/A(1)                        N/A(3)

       Class A-1                    4.386%(4)                    $ 56,917,000

       Class A-2                    5.457%(4)                    $122,788,000

       Class A-3                    5.775%(4)                    $396,603,000

        Class B                     5.902%(4)                    $ 28,584,000

        Class C                     5.951%(4)                    $  8,299,000

        Class D                     6.001%(4)                    $ 23,053,000

        Class E                     6.060%(4)                    $  7,376,000

        Class F                     6.365%(5)                    $  9,221,000

        Class G                     6.807%(5)                    $ 12,910,000

        Class H                     5.805%(5)                    $  9,220,000

        Class J                     5.805%(5)                    $ 11,066,000

        Class K                     5.805%(5)                    $ 12,909,000

        Class L                     5.805%(5)                    $  5,532,000

        Class M                     5.805%(5)                    $  5,533,000

        Class N                     5.805%(5)                    $  9,221,000

        Class O                     5.805%(5)                    $  3,688,000

        Class P                     5.805%(5)                    $ 14,754,251

                  As provided herein, the Trustee shall take all actions necessary to ensure that the portion of the Trust Fund consisting of the Grantor Trust Assets maintains its status as a "grantor trust" under federal income tax law and not be treated as part of REMIC I, REMIC II or REMIC III.

--------

1 The Pass-Through Rate for each of the Class X-1 and Class X-2 Certificates as described herein.

2 The Class X-1 Certificates will have an original Class X-1 Notional Amount of $737,674,251. The Class X-1 Certificates will not have a Certificate Principal Balance and will not be entitled to any distribution of certificate principal

3 The Class X-2 Certificates will have an original Class X-2 Notional Amount of $608,899,000. The Class X-2 Certificates will not have a Certificate Principal Balance and will not be entitled to any distribution of certificate principal.

4  Initial Pass-Through Rate. The Pass-Through Rate is a fixed rate.

5 Initial Pass-Through Rate. The Pass-Through Rate will be the lesser of the indicated fixed rate or the Weighted Average Net Mortgage Rate.

                  Capitalized terms used in this Preliminary Statement are defined in Article I hereof.

                  In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01      Defined Terms.

                  Whenever used in this Agreement, including in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

                  "Accrued Certificate Interest": With respect to any Class of REMIC III Regular Certificates (other than the Class X Certificates) for any Distribution Date, one month's interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date, accrued on the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date. With respect to the Class X-1 and Class X-2 Certificates for any Distribution Date, one month's interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) at the Class X-1 Pass-Through Rate or the Class X-2 Pass Through Rate, as applicable, for such Distribution Date, accrued on the Class X-1 Notional Amount or the Class X-2 Notional Amount, as applicable, outstanding immediately prior to such Distribution Date.

                  "Acquisition Date": With respect to any REO Property, the first day on which such REO Property is considered to be acquired by the Trust Fund within the meaning of Treasury Regulation Section 1.856-6(b)(1), which is the first day on which the Trust Fund is treated as the owner of such REO Property for federal income tax purposes.

                  "Additional Information":  As defined in Section 4.02(a).

                  "Additional Servicing Fee": With respect to each Additional Servicing Fee Mortgage Loan, the fee provided for in the Designated Sub-Servicer Agreement (which may be comprised of a designated sub-servicing fee and an additional sub-servicing fee) that accrues at the rate per annum set forth on the Additional Servicing Fee Schedule.

                  "Additional Servicing Fee Schedule":  Exhibit I hereto.

                  "Additional Servicing Fee Mortgage Loans": The Mortgage Loans secured by, and any successor REO Mortgage Loans relating to, those Mortgaged Properties identified on the Additional Servicing Fee Schedule.

                  "Additional Trust Fund Expense": Any unanticipated expense within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(iii) experienced with respect to the Trust Fund and not otherwise included in the calculation of a Realized Loss, that would result in the REMIC III Regular Certificateholders' receiving less than the full amount of principal and/or interest to which they are entitled on any Distribution Date.

                  "Adjustable Rate Mortgage Loan": A Mortgage Loan, if any, as to which the related Mortgage Note provides, as of the Closing Date, for periodic adjustments to the Mortgage Rate thereon based on changes in the related Index.

                  "Advance":  Any Delinquency Advance or Servicing Advance.

                  "Advance Interest": Interest accrued on any Advance at the Reimbursement Rate and payable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, all in accordance with Section 3.11(f) or Section 4.03(d), as applicable.

                  "Advance Interest Reconciliation Report". A report prepared by the Master Servicer, detailing and reconciling on a loan by loan basis, all P&I Advances, all Servicing Advances, all additional trust fund expenses, all interest on Advances and all default charges, penalty charges, late fees and default interest collected.

                  Adverse Grantor Trust Event": As defined in Section 10.03(e).

                  "Adverse REMIC Event": As defined in Section 10.01(f).

                  "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

                  "Ames REMIC": The single-asset REMIC established with respect to the mortgage loan identified on the Mortgage Loan Schedule as loan number 09-0001473 which REMIC was created by a REMIC declaration made by Goldman Sachs Mortgage Company on April 27, 2002.

                  "Ames REMIC Regular Interest": The REMIC regular interest in the Ames REMIC, which regular interest was transferred and assigned by Goldman Sachs Mortgage Company to the Depositor pursuant to the Mortgage Loan Purchase Agreement between the Depositor and Goldman Sachs Mortgage Company.

                  "Ames REMIC Residual Interest": The REMIC residual interest in the Ames REMIC, which residual interest was transferred and assigned by Goldman Sachs Mortgage Company to the Depositor pursuant to the Mortgage Loan Purchase Agreement between the Depositor and Goldman Sachs Mortgage Company.

                  "Anticipated Repayment Date": With respect to any ARD Loan, the date upon which such ARD Loan starts to accrue interest at its Revised Rate.

                  "Applicable State Law": For purposes of Article X, (a) the laws of the State and City of New York, (b) the laws of the states in which the Corporate Trust Office of the Trustee and the Primary Servicing Offices of the Master Servicer and the Special Servicer are located, (c) other state or local law as to which the Trustee as the REMIC administrator has actual knowledge of applicability and (d) such other state or local law whose applicability shall have been brought to the attention of the Trustee as REMIC administrator by either (i) an opinion of counsel delivered to it, or (ii) written notice from the appropriate taxing authority as to the applicability of such state law.

                  "Appraisal": With respect to any Mortgaged Property or REO Property as to which an appraisal is required or permitted to be performed pursuant to the terms of this Agreement, either: (i) a narrative appraisal complying with USPAP conducted by a Qualified Appraiser in the case of Mortgage Loans and REO Loans with a Stated Principal Balance as of the date of such appraisal of greater than $2,000,000; or (ii) a limited appraisal and a summary report of the "market value" of the Mortgaged Property conducted by a Qualified Appraiser in the case of Mortgage Loans or any REO Loans with a Stated Principal Balance as of the date of such appraisal of $2,000,000 or less.

                  "Appraisal Reduction Amount": With respect to any Required Appraisal Loan, an amount (as calculated on the Determination Date immediately succeeding the date on which the most recent relevant Appraisal was obtained by the Master Servicer or the Special Servicer, as the case may be, pursuant to this Agreement) equal to the excess, if any, of (a) the sum of (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer, the Trustee or the Fiscal Agent all accrued and unpaid interest on such Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Mortgage Rate, (iii) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent in respect of such Required Appraisal Loan, together with all unpaid Advance Interest accrued on such Advances, and (iv) all currently due but unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property, net of any Escrow Payments, letters of credit or other reserves held by the Master Servicer or the Special Servicer with respect to any such item, over (b) 90% of an amount equal to (i) (x) the Appraised Value of the related Mortgaged Property or REO Property, as applicable, as determined by such Appraisal referred to in the parenthetical above and (y) all escrows and reserves in respect of such Mortgage Loan (other than amounts representing due and unpaid taxes, assessments, insurance premiums, ground rents and other amounts due and unpaid with respect to such Mortgage Loan), net of (ii) the amount of any liens on such property (not accounted for in clause (a)(iv) of this definition or taken into account in determining such Appraised Value) that are prior to the lien of the Required Appraisal Loan. Notwithstanding the foregoing, if an Appraisal is not obtained within 120 days following the earliest of the dates described in Section 3.20(d) (which, in the case of Section 3.20(d)(ii), shall be the date of the occurrence of an uncured delinquency in Monthly Payments), then until such Appraisal is obtained the Appraisal Reduction Amount will equal 25% of the Stated Principal Balance of the related Required Appraisal Loan; provided that, upon receipt of an

Appraisal, however, the Appraisal Reduction Amount for such Required Appraisal Loan will be recalculated in accordance with this definition without regard to this sentence.

                  "Appraised Value": As of any date of determination, the appraised value of a Mortgaged Property based upon the most recent Appraisal obtained pursuant to this Agreement.

                  "Archon": Archon Financial, L.P. and its successors and assigns.

                  "ARD Loan": Any Mortgage Loan that is designated as such in the Mortgage Loan Schedule.

                  "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents, security deposits and profits or similar instrument executed by the Mortgagor, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

                  "Assumed Monthly Payment": With respect to any Balloon Mortgage Loan for its Stated Maturity Date (provided that such Balloon Mortgage Loan has not been paid in full, and no other Liquidation Event has occurred in respect thereof, on or before the end of the Collection Period in which such Stated Maturity Date occurs) and for any subsequent Due Date therefor as of which such Balloon Mortgage Loan remains outstanding and part of the Trust Fund, if no Monthly Payment (other than the related Balloon Payment) is due for such Due Date, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof for the Stated Maturity Date and each such subsequent Due Date equal to the Monthly Payment (exclusive of any Excess Interest) that would have been due in respect of such Balloon Mortgage Loan on such Due Date if it had been required to continue to accrue interest in accordance with its terms, and to pay principal in accordance with the amortization schedule (if any), in effect immediately prior to, and without regard to the occurrence of, its most recent scheduled maturity date. With respect to any REO Loan, for any Due Date therefor as of which the related REO Property remains part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Monthly Payment (or, in the case of a Balloon Mortgage Loan described in the preceding sentence of this definition, the Assumed Monthly Payment) exclusive of any Excess Interest that was due (or deemed due) in respect of the related Mortgage Loan for the last Due Date prior to its becoming an REO Loan.

                  "Available Distribution Amount": With respect to any Distribution Date, an amount equal to (a) the sum of (i) the aggregate amount relating to the Trust Fund on deposit in the Certificate Account and the Distribution Account as of the close of business on the related Determination Date, (ii) the aggregate amount of any Delinquency Advances made by the Master Servicer, the Trustee or the Fiscal Agent for such Distribution Date pursuant to
Section 4.03, (iii) the aggregate of any Compensating Interest Payments made by the Master Servicer for such Distribution Date pursuant to Section 3.20, (iv) in the case of the Final Distribution Date, the aggregate of any Liquidation Proceeds paid by the Master Servicer, the Majority Certificateholder of the Controlling Class or the Depositor in connection with a purchase of all the Mortgage Loans and any REO Properties pursuant to Section 9.01, and (v) with respect to the

Distribution Date occurring in March of each calendar year, the Withheld Amounts with respect to the Interest Reserve Loans deposited in the Interest Reserve Account by the Trustee in January and/or February of such calendar year in accordance with Section 3.04(e), net of (b) the aggregate portion of the amount described in clause (a) hereof that represents one or more of the following: (i) Monthly Payments paid by the Mortgagors that are due on a Due Date following the end of the related Collection Period, (ii) any amounts payable or reimbursable to any Person from the Certificate Account pursuant to clauses (ii) - (xvii), inclusive, of Section 3.05(a), (iii) any amounts payable or reimbursable to any Person from the Distribution Account pursuant to clauses (ii) - (vii), inclusive, of Section 3.05(b), (iv) Prepayment Premiums and any Excess Interest,
(v) any amounts deposited in the Certificate Account or the Distribution Account, as the case may be, in error, and (vi) with respect to the Distribution Date occurring in (A) January of each calendar year that is not a leap year and
(B) February of each calendar year, the Withheld Amounts with respect to the Interest Reserve Loans deposited in the Interest Reserve Account by the Trustee with respect to such Distribution Date in accordance with Section 3.04(e). Notwithstanding the investment of funds held in the Certificate Account or the Distribution Account pursuant to Section 3.06, for purposes of calculating the Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such account.

                  "Balloon Mortgage Loan": Any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Maturity Date.

                  "Balloon Payment": With respect to any Balloon Mortgage Loan as of any date of determination, the Monthly Payment payable on the Maturity Date of such Mortgage Loan.

                  "Balloon Payment Interest Excess": With respect to any Balloon Mortgage Loan as to which the Stated Maturity Date occurs in the same Collection Period as the prior Due Date for such Balloon Mortgage Loan, and as to which the related Balloon Payment is paid during such Collection Period after such prior Due Date, the amount of interest (net of related Servicing Fees and, if applicable, Excess Interest) accrued on such Balloon Mortgage Loan from such prior Due Date to, but not including, the date the related Balloon Payment is paid, to the extent such interest is actually paid by the related Mortgagor in connection with the payment of the related Balloon Payment on or before such Stated Maturity Date.

                  "Balloon Payment Interest Shortfall": With respect to any Balloon Mortgage Loan as to which the Stated Maturity Date occurs after the Determination Date in any calendar month, and as to which the related Balloon Payment was made during the Collection Period in which such Stated Maturity Date occurs, the amount of interest that would have accrued on such Balloon Mortgage Loan at the related Net Mortgage Rate from such Stated Maturity Date to but not including the date that (but for the occurrence of such Stated Maturity Date) would otherwise have been the next succeeding scheduled Due Date, to the extent not paid by the related Mortgagor.

                  "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

                  "Barbour REMIC": The single-asset REMIC established with respect to the mortgage loan identified on the Mortgage Loan Schedule as loan number 28310 which REMIC was created by a REMIC declaration made by GMAC Commercial Mortgage Corporation on March 1, 2002.

                  "Barbour REMIC Regular Interest": The REMIC regular interest in the Barbour REMIC, which regular interest was transferred and assigned by GMAC Commercial Mortgage Corporation to the Depositor pursuant to the Mortgage Loan Purchase Agreement between the Depositor and GMAC Commercial Mortgage Corporation.

                  "Barbour REMIC Residual Interest": The REMIC residual interest in the Barbour REMIC, which residual interest was transferred and assigned by GMAC Commercial Mortgage Corporation to the Depositor pursuant to the Mortgage Loan Purchase Agreement between the Depositor and GMAC Commercial Mortgage Corporation.

                  "Bloomberg":  As defined in Section 4.02(a).

                  "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

                  "Borrower Recoveries": With respect to any Mortgage Loan, amounts other than Monthly Payments, Balloon Payments or Late Collections received from the related Mortgagor as reimbursement or recoveries of expenditures made by any of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent.

                  "Breach":  As defined in Section 2.03(a).

                  "Broker Strip Amount": With respect to each Broker Strip Loan, the portion of the Servicing Fee equal to, with respect to the Mortgage Loans identified on the Broker Strip Schedule, the rate per annum identified on the Broker Strip Schedule, of the Stated Principal Balance of the related Mortgage Loan, calculated for the same number of days and on the same basis as the Servicing Fee Rate. The Mortgage Rate set forth for each Broker Strip Loan on the Mortgage Loan Schedule is net of such Broker Strip Amount.

                  "Broker Strip Schedule":  Schedule VI hereto.

                  "Broker Strip Loans": The Mortgage Loans identified on the Broker Strip Schedule.

                  "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, and the cities in which the Primary Servicing Offices of the Master Servicer and the Special Servicer and the city in which the Corporate Trust Office of the Trustee are located, are authorized or obligated by law or executive order to remain closed.

                  "Cash Collateral Account": With respect to any Mortgage Loan that has a Lock-Box Account, any account or accounts created pursuant to the related Mortgage Loan, Cash Collateral Account Agreement or other loan document, into which account or accounts the Lock-

Box Account monies are swept on a regular basis for the benefit of the Trustee as successor to the Mortgage Loan Seller's interest in the Mortgage Loans. Any Cash Collateral Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive all reinvestment income or gain thereon in accordance with the terms and provisions of the related Mortgage Loan and Section 3.06, which Person shall be taxed on all reinvestment income or gain thereon. To the extent not otherwise required to be paid to the applicable Mortgagor under the terms of the related Mortgage Loan, the Master Servicer shall be permitted to make withdrawals therefrom solely for deposit into the Certificate Account. To the extent not inconsistent with the terms of the related Mortgage Loan, each such Cash Collateral Account shall be an Eligible Account.

                  "Cash Collateral Account Agreement": With respect to any Mortgage Loan, the cash collateral account agreement, if any, between the originator of such Mortgage Loan and the related Mortgagor, pursuant to which the related Cash Collateral Account, if any, may have been established.

                  "Central REMIC": The single-asset REMIC established with respect to the mortgage loan identified on the Mortgage Loan Schedule as loan number 30236 which REMIC was created by a REMIC declaration made by GMAC Commercial Mortgage Corporation on May 1, 2002.

                  "Central REMIC Regular Interest": The REMIC regular interest in the Central REMIC, which regular interest was transferred and assigned by GMAC Commercial Mortgage Corporation to the Depositor pursuant to the Mortgage Loan Purchase Agreement between the Depositor and GMAC Commercial Mortgage Corporation.

                  "Central REMIC Residual Interest": The REMIC residual interest in the Central REMIC, which residual interest was transferred and assigned by GMAC Commercial Mortgage Corporation to the Depositor pursuant to the Mortgage Loan Purchase Agreement between the Depositor and GMAC Commercial Mortgage Corporation.

                  "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

                  "Certificate": Any one of the Depositor's Mortgage Pass-Through Certificates, Series 2002-C2, as executed by the Trustee and authenticated and delivered hereunder by the Certificate Registrar.

                  "Certificate Account": The custodial account or accounts created and maintained pursuant to Section 3.04(a) in the name of the Master Servicer, as custodian for the Holders of the Certificates, in trust for the holders of certain other interests in mortgage loans serviced or sold by the Master Servicer and for the Master Servicer, into which the amounts set forth in
Section 3.04(a) shall be deposited directly. Any such account or accounts shall be an Eligible Account.

                  "Certificate Factor": With respect to any Class of REMIC III Regular Certificates, as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Class Principal Balance or the Class Notional

Amount, as the case may be, and the denominator of which is the related Initial Class Principal Balance or the Initial Class Notional Amount, as the case may be.

                  "Certificate Notional Amount": With respect to any Class X-1 or Class X-2 Certificate, as of any date of determination, the then notional principal amount on which such Certificate accrues interest equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Notional Amount of the Class X-1 or Class X-2 Certificates, as applicable.

                  "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

                  "Certificate Principal Balance": With respect to any Principal Balance Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Principal Balance of the Class of Certificates to which such Certificate belongs.

                  "Certificate Register" and "Certificate Registrar": The register maintained and registrar appointed pursuant to Section 5.02.

                  "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement, any Certificate registered in the name of the Master Servicer, the Special Servicer, the Trustee, the Depositor or any Affiliate of any of them shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver has been obtained, except as otherwise provided in Sections 7.04 and
11.01. The Trustee shall be entitled to request and rely upon a certificate of the Master Servicer, the Special Servicer or the Depositor in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register as of the related Record Date.

                  "Class": Collectively, all of the Certificates bearing the same alphabetical and, if applicable, numerical class designation.

                  "Class A Certificate": Any one of the Class A-1, Class A-2 or Class A-3 Certificates.

                  "Class A-1 Certificate": Any one of the Certificates with a "Class A-1" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

                  "Class A-2 Certificate": Any one of the Certificates with a "Class A-2" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

                  "Class A-3 Certificate": Any one of the Certificates with a "Class A-3" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

                  "Class B Certificate": Any one of the Certificates with a "Class B" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

                  "Class C Certificate": Any one of the Certificates with a "Class C" designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

                  "Class D Certificate": Any one of the Certificates with a "Class D" designation on the face thereof, substantially in the form of Exhibit A-8 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

                  "Class E Certificate": Any one of the Certificates with a "Class E" designation on the face thereof, substantially in the form of Exhibit A-9 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

                  "Class F Certificate": Any one of the Certificates with a "Class F" designation on the face thereof, substantially in the form of Exhibit A-10 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

                  "Class G Certificate": Any one of the Certificates with a "Class G" designation on the face thereof, substantially in the form of Exhibit A-11 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

                  "Class H Certificate": Any one of the Certificates with a "Class H" designation on the face thereof, substantially in the form of Exhibit A-12 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

                  "Class J Certificate": Any one of the Certificates with a "Class J" designation on the face thereof, substantially in the form of Exhibit A-13 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

                  "Class K Certificate": Any one of the Certificates with a "Class K" designation on the face thereof, substantially in the form of Exhibit A-14 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

                  "Class L Certificate": Any one of the Certificates with a "Class L" designation on the face thereof, substantially in the form of Exhibit A-15 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

                  "Class M Certificate": Any one of the Certificates with a "Class M" designation on the face thereof, substantially in the form of Exhibit A-16 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

                  "Class N Certificate": Any one of the Certificates with a "Class N" designation on the face thereof, substantially in the form of Exhibit A-17 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

                  "Class O Certificate": Any one of the Certificates with a "Class O" designation on the face thereof, substantially in the form of Exhibit A-18 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

                  "Class P Certificate": Any one of the Certificates with a "Class P" designation on the face thereof, substantially in the form of Exhibit A-19 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

                  "Class LA-1 Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-1 Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LA-1 outstanding from time to time.

                  "Class LA-2-1 Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-2-1 Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LA-2-1 outstanding from time to time.

                  "Class LA-2-2 Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-2-2 Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LA-2-2 outstanding from time to time.

                  "Class LA-3-1 Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-3-1 Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LA-3-1 outstanding from time to time.

                  "Class LA-3-2 Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-3-2 Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LA-3-2 outstanding from time to time.

                   "Class LB Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LB Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LB outstanding from time to time.

                  "Class LC Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LC Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LC outstanding from time to time.

                  "Class LD Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LD Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LD outstanding from time to time.

                  "Class LE Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LE Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LE outstanding from time to time.

                  "Class LF Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LF Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LF outstanding from time to time.

                  ""Class LG-1 Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LG-1 Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LG-1 outstanding from time to time.

                  "Class LG-2 Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LG-2 Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LG-2 outstanding from time to time.

                  "Class LH Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LH Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LH outstanding from time to time.

                  "Class LJ Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LJ Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LJ outstanding from time to time.

                  "Class LK Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LK Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LK outstanding from time to time.

                  "Class LL Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LL Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LL outstanding from time to time.

                  "Class LM Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LM Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LM outstanding from time to time.

                  "Class LN Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LN Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LN outstanding from time to time.

                  "Class LO Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LO Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LO outstanding from time to time.

                  "Class LP Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LP Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LP outstanding from time to time.

                  "Class LA-1 Component Rate": With respect to any Distribution Date, the amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class A-1 Pass-Through Rate.

                  "Class LA-2-1 Component Rate": With respect to any Distribution Date, the amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class A-2 Pass-Through Rate.

                  "Class LA-2-2 Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LA-2-2 Component Class X-1 Strip Rate for such Distribution Date and the Class LA-2-2 Component Class X-2 Strip Rate for such Distribution Date.

                  "Class LA-2-2 Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LA-2-2 Component Class X-2 Strip Rate and the Class A-2 Pass-Through Rate for such Distribution Date.

                  "Class LA-2-2 Component Class X-2 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule V hereto or (y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the Class A-2 Pass-Through Rate for such Distribution Date.

                  "Class LA-3-1 Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LA-3-1 Component Class X-1 Strip Rate for such Distribution Date and the Class LA-3-1 Component Class X-2 Strip Rate for such Distribution Date.

                  "Class LA-3-1 Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LA-3-1 Component Class X-2 Strip Rate and the Class A-3 Pass-Through Rate for such Distribution Date.

                  "Class LA-3-1 Component Class X-2 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule V hereto or (y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the Class A-3 Pass-Through Rate for such Distribution Date.

                  "Class LA-3-2 Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LA-3-2 Component Class X-1 Strip Rate for such Distribution Date and the Class LA-3-2 Component Class X-2 Strip Rate for such Distribution Date.

                  "Class LA-3-2 Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LA-3-2 Component Class X-2 Strip Rate and the Class A-3 Pass-Through Rate for such Distribution Date.

                  "Class LA-3-2 Component Class X-2 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule V hereto or (y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the Class A-3 Pass-Through Rate for such Distribution Date.

                  "Class LB Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LB Component Class X-1 Strip Rate for such Distribution Date and the Class LB Component Class X-2 Strip Rate for such Distribution Date.

                  "Class LB Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LB Component Class X-2 Strip Rate and the Class B Pass-Through Rate for such Distribution Date.

                  "Class LB Component Class X-2 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule V hereto or (y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the Class B Pass-Through Rate for such Distribution Date.

                  "Class LC Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LC Component Class X-1 Strip Rate for such Distribution Date and the Class LC Component Class X-2 Strip Rate for such Distribution Date.

                  "Class LC Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LC Component Class X-2 Strip Rate and the Class C Pass-Through Rate for such Distribution Date.

                  "Class LC Component Class X-2 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule V hereto or (y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the Class C Pass-Through Rate for such Distribution Date.

                  "Class LD Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LD Component Class X-1 Strip Rate for such Distribution Date and the Class LD Component Class X-2 Strip Rate for such Distribution Date.

                  "Class LD Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LD Component Class X-2 Strip Rate and the Class D Pass-Through Rate for such Distribution Date.

                  "Class LD Component Class X-2 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule V hereto or (y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the Class D Pass-Through Rate for such Distribution Date.

                  "Class LE Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LE Component Class X-1 Strip Rate for such Distribution Date and the Class LE Component Class X-2 Strip Rate for such Distribution Date.

                  "Class LE Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LE Component Class X-2 Strip Rate and the Class E Pass-Through Rate for such Distribution Date.

                  "Class LE Component Class X-2 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule V hereto or (y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the Class E Pass-Through Rate for such Distribution Date.

                  "Class LF Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LF Component Class X-1 Strip Rate for such Distribution Date and the Class LF Component Class X-2 Strip Rate for such Distribution Date.

                  "Class LF Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LF Component Class X-2 Strip Rate and the Class F Pass-Through Rate for such Distribution Date.

                  "Class LF Component Class X-2 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule V hereto or (y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the Class F Pass-Through Rate for such Distribution Date.

                  "Class LG-1 Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LG-1 Component Class X-1 Strip Rate for such Distribution Date and the Class LG-1 Component Class X-2 Strip Rate for such Distribution Date.

                  "Class LG-1 Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LG-1 Component Class X-2 Strip Rate and the Class G Pass-Through Rate for such Distribution Date.

                  "Class LG-1 Component Class X-2 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule V hereto or (y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the Class G Pass-Through Rate for such Distribution Date.

                  "Class LG-2 Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LG-2 Component Class X-1 Strip Rate for such Distribution Date and the Class LG-2 Component Class X-2 Strip Rate for such Distribution Date.

                  "Class LG-2 Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LG-2 Component Class X-2 Strip Rate and the Class G Pass-Through Rate for such Distribution Date.

                  "Class LG-2 Component Class X-2 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule V hereto or (y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the Class G Pass-Through Rate for such Distribution Date.

                   "Class LH Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LH Component Class X-1 Strip Rate for such Distribution Date and the Class LH Component Class X-2 Strip Rate for such Distribution Date.

                  "Class LH Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LH Component Class X-2 Strip Rate and the Class H Pass-Through Rate for such Distribution Date.

                  "Class LH Component Class X-2 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule V hereto or (y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the Class H Pass-Through Rate for such Distribution Date.

                   "Class LJ Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LJ Component Class X-1 Strip Rate for such Distribution Date and the Class LJ Component Class X-2 Strip Rate for such Distribution Date.

                  "Class LJ Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LJ Component Class X-2 Strip Rate and the Class J Pass-Through Rate for such Distribution Date.

                  "Class LJ Component Class X-2 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule V hereto or (y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the Class J Pass-Through Rate for such Distribution Date.

                  "Class LK Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LK Component Class X-1 Strip Rate for such Distribution Date and the Class LK Component Class X-2 Strip Rate for such Distribution Date.

                  "Class LK Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such

Distribution Date exceeds (ii) the sum of the Class LK Component Class X-2 Strip Rate and the Class K Pass-Through Rate for such Distribution Date.

                  "Class LK Component Class X-2 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule V hereto or (y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the Class K Pass-Through Rate for such Distribution Date.

                  "Class LL Component Rate": With respect to any Distribution Date, the amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class L Pass-Through Rate for such Distribution Date.

                  "Class LM Component Rate": With respect to any Distribution Date, the amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class M Pass-Through Rate for such Distribution Date.

                  "Class LN Component Rate": With respect to any Distribution Date, the amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class N Pass-Through Rate for such Distribution Date.

                  "Class LO Component Rate": With respect to any Distribution Date, the amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class O Pass-Through Rate for such Distribution Date.

                  "Class LP Component Rate": With respect to any Distribution Date, the amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class P Pass-Through Rate for such Distribution Date.

                  "Class Notional Amount": The Class X-1 Notional Amount or the Class X-2 Notional Amount, as applicable.

                  "Class Principal Balance": The aggregate principal amount of any Class of Principal Balance Certificates outstanding as of any date of determination. On each Distribution Date, the Class Principal Balance of each Class of the Principal Balance Certificates shall be reduced by the amount of any distributions of principal made thereon on such Distribution Date pursuant to Section 4.01(c) and, if and to the extent appropriate, shall be further reduced on such Distribution Date as provided in Section 4.04(c).

                  "Class R-I Certificate": Any one of the Certificates with a "Class R-I" designation on the face thereof, substantially in the form of Exhibit A-20 attached hereto, and evidencing the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions.

                  "Class R-I Distribution Amount": With respect to any Distribution Date, any amounts available to be paid to the holders of the Class R-I Certificates on such date after all REMIC I Regular Interests have been paid in full.

                  "Class R-II Certificate": Any one of the Certificates with a "Class R-II" designation on the face thereof, substantially in the form of Exhibit A-21 attached hereto, and evidencing the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions.

                  "Class R-II Distribution Amount": With respect to any Distribution Date, any amounts available to be paid to the holders of the Class R-II Certificates on such date after all REMIC II Regular Interests have been paid in full.

                  "Class R-III Certificate": Any one of the Certificates with a "Class R-III" designation on the face thereof, substantially in the form of Exhibit A-22 attached hereto, and evidencing the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions.

                  "Class R-III Distribution Amount": With respect to any Distribution Date, any amounts available to be paid to the holders of the Class R-III Certificates on such date after all REMIC III Regular Certificates have been paid in full.

                  "Class X Certificate": Any of the Class X-1 or the Class X-2 Certificates.

                  "Class X-1 Certificate": Any one of the Certificates with a "Class X-1" designation on the face thereof, substantially in the form of Exhibit A-1, evidencing "regular interests" in REMIC III for purposes of the REMIC Provisions.

                  "Class X-2 Certificate": Any one of the Certificates with a "Class X-2" designation on the face thereof, substantially in the form of Exhibit A-2, evidencing "regular interests" in REMIC III for purposes of the REMIC Provisions.

                  "Class X Component": Any of the twenty (20) components constituting "regular interests" in REMIC III for purposes of the REMIC Provisions. Such components are identified as Class LA-1, LA-2-1, LA-2-2, LA-3-1, LA-3-2, LB, LC, LD, LE, LF, LG-1, LG-2, LH, LJ, LK, LL, LM, LN, LO and LP Components.

                  "Class X-1 Component": As to the Class X-1 Certificates, any one of the Class X Components applicable to such Class set forth under the definition of "REMIC II Regular Interests".

                  "Class X-2 Component": As to the Class X-2 Certificates, any one of the Class X Components applicable to such Class set forth under the definition of "REMIC II Regular Interests".

                  "Class X-1 Notional Amount": The aggregate notional principal amount on which the Class X-1 Certificates accrue interest from time to time which, as of any date of determination, is equal to the then aggregate Uncertificated Principal Balances of REMIC Regular Interests LA-1, LA-2-1, LA-2-2, LA-3-1, LA-3-2, LB, LC, LD, LE, LF, LG-1, LG-2, LH, LJ, LK, LL, LM, LN, LO and LP.

                  "Class X-2 Notional Amount": means,

                  (A) the aggregate notional principal amount on which the Class X-2 Certificates accrue interest from time to time which, as of any date of determination on or before the June 2005 Distribution Date, is equal to the then aggregate Uncertificated Principal Balances of REMIC Regular Interests LA-2-2, LA-3-1, LA3-2, LB, LC, LD, LE, LF, LG-1, LG-2, LH, LJ and LK;

                  (B) the aggregate notional principal amount on which the Class X-2 Certificates accrue interest from time to time which, as of any date of determination after the June 2005 Distribution Date and on or before the December 2006 Distribution Date, is equal to the then aggregate Uncertificated Principal Balances of REMIC Regular Interests LA-3-1, LA-3-2, LB, LC, LD, LE, LF, LG-1, LG-2, LH and LJ;

                  (C) the aggregate notional principal amount on which the Class X-2 Certificates accrue interest from time to time which, as of any date of determination after the December 2006 Distribution Date and on or before the December 2007 Distribution Date, is equal to the then aggregate Uncertificated Principal Balances of REMIC Regular Interests LA-3-2, LB, LC, LD, LE, LF, LG-1, LG-2 and LH;

                  (D) the aggregate notional principal amount on which the Class X-2 Certificates accrue interest from time to time which, as of any date of determination after the December 2007 Distribution Date and on or before the June 2009 Distribution Date, is equal to the then aggregate Uncertificated Principal Balances of REMIC Regular Interests LA-3-2, LB, LC, LD, LE, LF and LG-2; and

                   (E) with respect to any Distribution Date occurring after the Distribution Date in June 2009, zero.

                  "Class X-1 Pass-Through Rate": With respect to the Class X-1 Certificates,


                      (i) for the initial Distribution Date 0.4054% per annum;

                      (ii) (A) for any Distribution Date thereafter, through and including the June 2005 Distribution Date, the per annum rate, expressed as a percentage, obtained by dividing (i) the sum of (x) the products of (I) the Uncertificated Principal Balance of each REMIC Regular II Interest LA-1, LA-2-1, LL, LM, LN, LO and LP immediately prior to such Distribution Date and (II) the related Component Rate for such Distribution Date and (y) the products of (A) the Uncertificated Principal Balance of each REMIC Regular II Interest LA-2-2, LA-3-1, LA-3-2, LB, LC, LD, LE, LF, LG-1, LG-2, LH, LJ and LK immediately prior to such Distribution Date and (B) the related Component Class X-1 Strip Rate by
(ii) the Class X-1 Notional Amount;

(B) for any Distribution Date after the June 2005 Distribution Date, through and including the December 2006 Distribution Date, the per annum rate, expressed as a percentage, obtained by dividing (i) the sum of (x) the products of (I) the Uncertificated Principal Balance of each REMIC Regular II Interest LA-1, LA-2-1, LA-2-2, LK, LL, LM, LN, LO and LP immediately prior to such Distribution Date and (II) the related Component Rate for such Distribution Date and (y) the products of (A) the Uncertificated Principal Balance of each REMIC Regular II Interest LA-3-1, LA-3-2, LB, LC, LD, LE, LF, LG-1, LG-2, LH and LJ immediately prior to such Distribution Date and (B) the related Component Class X-1 Strip Rate by
(ii) the Class X-1 Notional Amount;

(C) for any Distribution Date after the December 2006 Distribution Date, through and including the December 2007 Distribution Date, the per annum rate, expressed as a percentage, obtained by dividing (i) the sum of (x) the products of (I) the Uncertificated Principal Balance of each REMIC Regular II Interest LA-1, LA-2-1, LA-2-2, LA-3-1, LJ, LK, LL, LM, LN, LO and LP immediately prior to such Distribution Date and (II) the related Component Rate for such Distribution Date and (y) the products of (A) the Uncertificated Principal Balance of each REMIC Regular II Interest LA-3-2, LB, LC, LD, LE, LF, LG-1, LG-2 and LH immediately prior to such Distribution Date and (B) the related Component Class X-1 Strip Rate by (ii) the Class X-1 Notional Amount; and

(D) for any Distribution Date after the December 2007 Distribution Date, through and including the June 2009 Distribution Date, the per annum rate, expressed as a percentage, obtained by dividing (i) the sum of (x) the products of (I) the Uncertificated Principal Balance of each REMIC Regular II Interest LA-1, LA-2-1, LA-2-2, LA-3-1, LG-1, LH, LJ, LK, LL, LM, LN, LO and LP immediately prior to such Distribution Date and (II) the related Component Rate for such Distribution Date and (y) the products of (A) the Uncertificated Principal Balance of each REMIC Regular II Interest LA-3-2, LB, LC, LD, LE, LF and LG-2 immediately prior to such Distribution Date and (B) the related Component Class X-1 Strip Rate by
(ii) the Class X-1 Notional Amount; and

                      (iii) for any Distribution Date subsequent to the June 2009 Distribution Date, the per annum rate, expressed as a percentage, obtained by dividing (i) the sum of the products of (x) the Uncertificated Principal Balance of each Class of REMIC Regular II Interest immediately prior to such Distribution Date and (y) the related Component Rate for such Distribution Date by (ii) the Class X-1 Notional Amount;

                  "Class X-2 Pass-Through Rate": With respect to the Class X-2 Certificates,


                      (i) for the initial Distribution Date, 1.4578% per annum;

                      (ii) (A) for any Distribution Date thereafter, through and including the June 2005 Distribution Date, the per annum rate, expressed as a percentage, obtained by dividing (i) the sum of the products of (x) the Uncertificated Principal Balance of each REMIC Regular II Interest LA-2-2, LA-3-1, LA-3-2, LB, LC, LD, LE, LF, LG-1, LG-2, LH, LJ and LK immediately prior to such Distribution Date and (y) the related Component Class X-2 Strip Rate for such Distribution Date by (ii) the Class X-2 Notional Amount;

(B) for any Distribution Date after the June 2005 Distribution Date, through and including the December 2006 Distribution Date, the per annum rate, expressed as a percentage, obtained by dividing (i) the sum of the products of (x) the Uncertificated Principal Balance of each REMIC Regular II Interest LA-3-1, LA-3-2, LB, LC, LD, LE, LF, LG-1, LG-2, LH and LJ immediately prior to such Distribution Date and (y) the related Component Class X-2 Strip Rate for such Distribution Date by (ii) the Class X-2 Notional Amount;

(C) for any Distribution Date after the December 2006 Distribution Date, through and including the December 2007 Distribution Date, the per annum rate, expressed as a percentage, obtained by dividing (i) the sum of the products of (x) the Uncertificated Principal Balance of each REMIC Regular II Interest LA-3-2, LB, LC, LD, LE, LF, LG-1, LG-2 and LH immediately prior to such Distribution Date and (y) the related Component Class X-2 Strip Rate for such Distribution Date by
(ii) the Class X-2 Notional Amount; and

(D) for any Distribution Date after the December 2007 Distribution Date, through and including the June 2009 Distribution Date, the per annum rate, expressed as a percentage, obtained by dividing (i) the sum of the products of (x) the Uncertificated Principal Balance of each REMIC Regular II Interest LA-3-2, LB, LC, LD, LE, LF, LG-2 immediately prior to such Distribution Date and (y) the related Component Class X-2 Strip Rate for such Distribution Date by (ii) the Class X-2 Notional Amount; and

                      (iii) for any Distribution Date subsequent to the June 2009 Distribution Date, 0% per annum.

                  "Closing Date":  June 27, 2002.

                  "CMSA": The Commercial Mortgage Securities Association, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, certificateholders, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and whose principal purpose is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, "CMSA" shall be deemed to refer to such other association or organization as shall be selected by the Master Servicer and reasonably acceptable to the Trustee, the Special Servicer and the Majority Certificateholder of the Controlling Class.

                  "CMSA Bond Level File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

                  "CMSA Collateral Summary File": The report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

                  "CMSA Comparative Financial Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

                  "CMSA Delinquent Loan Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

                  "CMSA Financial File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

                  "CMSA Historical Liquidation Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

                  "CMSA Historical Loan Modification Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

                  "CMSA Loan Periodic Update File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Loan Periodic Update File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

                  "CMSA Loan Setup File": The report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Loan Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

                  "CMSA NOI Adjustment Worksheet": A report substantially in the form of, and containing the information called for in, the downloadable form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

                  "CMSA Operating Statement Analysis Report": A report substantially in the form of, and contain the information called for in, the downloadable form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

                  "CMSA Property File": The monthly report substantially in the form of, and containing the information called for, in the downloadable form of the "CMSA Property File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

                  "CMSA REO Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "REO Status Report" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

                  "CMSA Servicer Watch List": For any Determination Date, a report substantially in the form of, and containing the information called for in, the downloadable form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

                  "CMSA Website": The CMSA's Website located at "www.cmbs.org" or such other primary website as the CMSA may establish for dissemination of its report forms.

                  "Code":  The Internal Revenue Code of 1986, as amended.

                  "Collection Period": With respect to any Distribution Date and any Mortgage Loan, the period commencing immediately following the prior such period (or, in the case of the initial Collection Period, commencing immediately following the Cut-off Date for such Mortgage Loan) and ending on and including the related Determination Date.

                  "Collection Report": The monthly report to be prepared by the Master Servicer and delivered to the Trustee and the Depositor pursuant to
Section 4.02(b).

                  "Commission":  The Securities and Exchange Commission.

                  "Compensating Interest Payments": Any payment required to be made by the Master Servicer pursuant to Section 3.20(f) to cover Prepayment Interest Shortfalls or Section 3.20(e) to cover Balloon Payment Interest Shortfalls.

                  "Component Class X-1 Strip Rate": As to each of the Class LA-2-2, LA-3-1, LA-3-2, LB, LC, LD, LE, LF, LG-1, LG-2, LH, LJ and LK Components, the Class LA-2-2 Component Class X-1 Strip Rate, the Class LA-3-1 Component Class X-1 Strip Rate, the Class LA-3-2 Component Class X-1 Strip Rate, the Class LB Component Class X-1 Strip Rate, the Class LC Component Class X-1 Strip Rate, the Class LD Component Class X-1 Strip Rate, the Class LE Component Class X-1 Strip Rate, the Class LF Component Class X-1 Strip Rate , the Class LG-1 Component Class X-1 Strip Rate, the Class LG-2 Component Class X-1 Strip Rate, the Class LH Component Class X-1 Strip Rate, the Class LJ Component Class X-1 Strip Rate or the Class LK Component Class X-1 Strip Rate, as applicable.

                  "Component Class X-2 Strip Rate": As to each of the Class LA-2-2, LA-3-1, LA-3-2, LB, LC, LD, LE, LF, LG-1, LG-2, LH, LJ and LK Components, the Class LA-2-2 Component Class X-2 Strip Rate, the Class LA-3-1 Component Class X-2 Strip Rate, the Class LA-3-2 Component Class X-2 Strip Rate, the Class LB Component Class X-2 Strip Rate, the Class LC Component Class X-2 Strip Rate, the Class LD Component Class X-2 Strip Rate, the Class LE Component Class X-2 Strip Rate, the Class LF Component Class X-2 Strip Rate, the Class LG-1 Component Class X-2 Strip Rate, the Class LG-2 Component Class X-2 Strip Rate, the Class LH Component Class X-2 Strip Rate, the Class LJ Component Class X-2 Strip Rate or the Class LK Component Class X-2 Strip Rate, as applicable.

                  "Component Rate": As to each of the Class X Components, the rate reflected in the definition for such component herein.

                  "Controlling Class": As of any date of determination, the outstanding Class of Principal Balance Certificates with the lowest Payment Priority (the Class A Certificates being treated as a single Class for this purpose) that has a then outstanding Class Principal Balance at least equal to 25% of the Initial Class Principal Balance thereof (or, if no Class of Principal Balance Certificates outstanding has a Class Principal Balance at least equal to 25% of the Initial Class Principal Balance thereof, then the "Controlling Class" shall be the outstanding Class of Principal Balance Certificates with the lowest Payment Priority). Initially, the Controlling Class will consist of the Class P Certificates.

                  "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset Backed Securities Trust Services Group
- GMAC Commercial Mortgage Securities, Inc. Series 2002-C2.

                  "Corrected Mortgage Loan": Any Mortgage Loan (and each related Cross-Collateralized Mortgage Loan) that had been a Specially Serviced Mortgage Loan but has ceased to be such in accordance with the definition of "Specially Serviced Mortgage Loan" (other than by reason of a Liquidation Event occurring in respect of such Mortgage Loan or a related Mortgaged Property becoming an REO Property).

                  "CPR": An assumed constant rate of prepayment each month (which is quoted on a per annum basis) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

                  "Credit Lease": With respect to a Credit Lease Loan, if any, the lease agreement between the Mortgagor as lessor and the Tenant as lessee of the related Mortgage Property.

                  "Credit Lease Loan": Any Mortgage Loan that is identified as a "Credit Lease Loan" on the Mortgage Loan Schedule.

                  "Cross-Collateralized Mortgage Loans": Any two or more Mortgage Loans listed on the Mortgage Loan Schedule that are cross-collateralized with each other.

                  "Current Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the aggregate of the following (without duplication):

                  (a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the Mortgage Loans and any related REO Loans for their respective Due Dates occurring during the same calendar month as such Distribution Date;

                  (b) all Principal Prepayments received on the Mortgage Loans during the related Collection Period;

                  (c) with respect to any Balloon Mortgage Loan as to which the related Stated Maturity Date occurred or any ARD Loan as to which the related Anticipated Repayment Date occurred, during or prior to the related Collection Period, any payment of principal (exclusive of any Principal Prepayment and any amount described in subclause (d) below) that was made by or on behalf of the related Mortgagor during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the same calendar month as such Distribution Date and not previously recovered;

                  (d) that portion of all Liquidation Proceeds (exclusive of any Excess Liquidation Proceeds) and Insurance Proceeds received on or in respect of the Mortgage Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Monthly Payment deemed due, in respect of any such Mortgage Loan on a Due Date during or prior to the same calendar month as such Distribution Date and not previously recovered; and

                  (e) that portion of all Liquidation Proceeds (exclusive of any Excess Liquidation Proceeds), Insurance Proceeds and REO Revenues received on or in respect of any REO Properties during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal of the related REO Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Monthly Payment deemed due, in respect of any such REO Loan or the related Mortgage Loan on a Due Date during or prior to same calendar month as such Distribution Date and not previously recovered.

                  "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Depositor, any Mortgage Loan Seller or an Affiliate of any of them. The Trustee shall act as the initial Custodian.

                  "Cut-off Date": With respect to any Mortgage Loan, the Due Date for such Mortgage Loan in June 2002.

                  "Cut-off Date Principal Balance": With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.

                  "Debt Service Coverage Ratio": With respect to any Mortgage Loan (or group of Cross-Collateralized Mortgage Loans) for any specified period, the debt service coverage ratio calculated in accordance with the applicable Servicer Report using the methodologies set forth in Exhibit F.

                  "Default Interest": With respect to any Mortgage Loan (or related REO Loan), any amounts collected thereon, other than interest at the Revised Rate accrued on any ARD Loan after its Anticipated Repayment Date, late payment charges and Prepayment Premiums, that represent penalty interest in excess of interest on the principal balance of such Mortgage Loan (or REO Loan) accrued at the related Mortgage Rate.

                  "Defaulted Mortgage Loan": A Mortgage Loan that is delinquent in an amount equal to at least two Monthly Payments or is delinquent thirty days or more in respect of its Balloon Payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note.

                  "Defaulting Party":  As defined in Section 7.01(b).

                  "Defeasance Collateral": Noncallable government obligations of (or non-callable obligations, fully guaranteed as to timely payment by) the United States of America, as are permitted under the terms of a Mortgage Note or related Mortgage Loan documents, but only if such obligations or assets constitute "government securities" under the defeasance rule of the REMIC Provisions.

                  "Defeasance Loan": Any Mortgage Loan that is designated as such on the Mortgage Loan Schedule.

                  "Defeasance Option": The right of a Mortgagor, pursuant to the terms of the related Mortgage Note or related Mortgage Loan documents, to obtain a release of any portion of the related Mortgaged Property from the lien of the related Mortgage upon the pledge to the Trustee of Defeasance Collateral.

                  "Definitive Certificate":  As defined in Section 5.03(a).

                  "Deleted Mortgage Loan": A Mortgage Loan which is repurchased from the Trust pursuant to the terms hereof or as to which one or more Qualifying Substitute Mortgage Loans are substituted.

                  "Delinquency Advance": As to any Mortgage Loan or related REO Loan, any advance made by the Master Servicer, the Trustee or the Fiscal Agent pursuant to Section 4.03.

                  "Delinquency Advance Date": The Business Day preceding each Distribution Date.

                  "Depositor": GMAC Commercial Mortgage Securities, Inc. or its successor in interest.

                  "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

                  "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  "Designated Sub-Servicer": Any Sub-Servicer set forth on the Additional Servicing Fee Schedule and any successor thereto under the related Designated Sub-Servicer Agreement.

                  "Designated Sub-Servicer Agreement": With respect to any Additional Servicing Fee Mortgage Loan, the agreement among the Master Servicer, the applicable Designated Sub-Servicer, Archon and in the case of certain sub-servicing agreements, GSMC, pursuant to which the Designated Sub-Servicer agrees to service the Additional Servicing Fee Mortgage Loans.

                  "Determination Date": With respect to any Distribution Date, the 5th day of the month in which such Distribution Date occurs, or if such 5th day is not a Business Day, the Business Day immediately following.

                  "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof that are not (within the meaning of Treasury Regulations Section 1.512(b)-1(c)(5)) customarily provided to tenants in connection with the rental of space for occupancy, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers in the ordinary course of a trade or business, the performance of any construction work thereon or any use of such REO Property in a trade or business, in each case other than through an Independent Contractor; provided, however, that the Trustee (or the Special Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs (of the type that would be deductible under Code Section 162) or capital expenditures with respect to such REO Property.

                  "Discount Rate": With respect to each Mortgage Loan as to which there has been a prepayment during a Collection Period and for which a Prepayment Premium is collected, the yield (compounded monthly) for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519) for the constant maturity treasury having a maturity coterminous with the Anticipated Repayment Date, in the case of an ARD Loan, or the Maturity Date, in the case of each other Mortgage Loan, of such Mortgage Loan as of the related Determination Date. If there is no Discount Rate for instruments having a maturity coterminous with the Maturity Date or Anticipated Repayment Date, as applicable, of the applicable Mortgage Loan, then the Discount Rate will be equal to the linear interpolation of the yields of the constant maturity treasuries with maturities next longer and shorter than such Maturity Date or Anticipated Repayment Date, as the case may be.

                  "Discount Rate Fraction": With respect to the distribution of any Prepayment Premium received with respect to any Mortgage Loan to the Holders of any Class of Principal Balance Certificates on any Distribution Date, a fraction (not greater than 1.0 or less than zero), (a) the numerator of which is equal to the excess, if any, of (x) the Pass-Through Rate for such Class of Certificates over (y) the relevant Discount Rate and (b) the denominator of which is equal to the excess, if any, of (x) the Mortgage Rate of the related Mortgage Loan over (y) the relevant Discount Rate.

                  "Distributable Certificate Interest": With respect to any Class of REMIC III Regular Certificates, for any Distribution Date, the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (to not less than zero) by that portion, if any, of the Net Aggregate Prepayment Interest Shortfall, if any, for such Distribution Date allocated to such Class of Certificates as set forth below. The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated on such Distribution Date among the REMIC III Regular Certificates, pro rata, in accordance with the respective amounts of Accrued Certificate Interest for such Classes of Certificates for such Distribution Date.

                  "Distribution Account": The segregated account or accounts created and maintained by the Trustee pursuant to Section 3.04(b) in trust for the Certificateholders, which shall be entitled "LaSalle Bank National Association, as Trustee, in trust for the registered holders of GMAC Commercial Mortgage Securities, Inc., Mortgage Pass Through Certificates, Series 2002-C2." Any such account or accounts shall be an Eligible Account.

                  "Distribution Date": The 15th day of any month, or if such 15th day is not a Business Day, the Business Day immediately following, commencing in July 2002.

                  "Distribution Date Statement":  As defined in Section 4.02(a).

                  "Document Defect":  As defined in Section 2.02(d).

                  "Due Date": With respect to (i) any Mortgage Loan on or prior to its Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment thereon is scheduled to be first due; (ii) any Balloon Mortgage Loan after the Maturity

Date therefor, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan had been scheduled to be first due; and (iii) any REO Loan, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on the related Mortgage Loan had been scheduled to be first due.

                  "Eligible Account": An account or subaccount that is any of the following: (i) maintained with a depository institution or trust company whose (A) commercial paper, short-term unsecured debt obligations or other short-term deposits are rated at least (x) A-1 by Standard & Poor's and (y) P-1 by Moody's, if the deposits are to be held in the account for 30 days or less, or (B) long-term unsecured debt obligations are rated at least (x) AA- by Standard & Poor's and (y) Aa3 by Moody's, if the deposits are to be held in the account more than 30 days, or (ii) a segregated trust account or accounts maintained in the trust department of the Trustee or other financial institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b), or (iii) an account or accounts of a depository institution acceptable to each Rating Agency, as evidenced by written confirmation from such Rating Agency to the effect that use of any such account as the Certificate Account or the Distribution Account would not result in the downgrade, qualification or withdrawal of the rating then assigned to any Class of Certificates by such Rating Agency.

                  "Emergency Advance": Any Servicing Advance that must be made within five Business Days by the Master Servicer (at the direction of the Special Servicer) in order to avoid any material penalty, any material harm to a Mortgaged Property or any other material adverse consequence to the Trust Fund.

                  "Environmental Assessment": A "Phase I assessment" conducted in accordance with ASTM Standard E 1527-93 or any successor thereto published by ASTM.

                  "Environmental Policy": Collectively, the Secured Creditor Impaired Property Policies (Portfolio) issued by American International Specialty Lines Insurance Company or Commerce & Industry Insurance Company, as the case may be, with respect to the Mortgaged Properties listed on Schedule IV.

                  "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

                  "Escrow Payment": Any payment received by the Master Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items in respect of the related Mortgaged Property.

                  "Event of Default": One or more of the events described in
Section 7.01(a).

                  "Excess Interest": With respect to each of the ARD Loans, if any, interest accrued on such ARD Loan and allocable to the Excess Rate and, except to the extent limited by applicable law, interest accrued at the Revised Rate on any such accrued interest that is unpaid. The Excess Interest is an asset of the Trust Fund which is a Grantor Trust Asset not held in REMIC I, REMIC II or REMIC III.

                  "Excess Liquidation Proceeds": With respect to any Mortgage Loan, the excess of (i) Liquidation Proceeds of that Mortgage Loan or related REO Property net of any related Liquidation Expenses, over (ii) the amount that would have been received if a Principal Payment in full had been made with respect to such Mortgage Loan on the Due Date immediately following the date on which such proceeds were received.

                  "Excess Liquidation Proceeds Reserve Account": The segregated account or subaccount created and maintained by the Trustee pursuant to Section 3.04(d) in trust for the Certificateholders, which shall be entitled "LaSalle Bank National Association, as Trustee, in trust for the registered holders of GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2002-C2 -- Excess Liquidation Proceeds Reserve Account." Any such account shall be an Eligible Account.

                  "Excess Rate": With respect to each ARD Loan, if any, after the related Anticipated Repayment Date, the excess of (i) the applicable Revised Rate over (ii) the applicable initial Mortgage Rate, each as set forth in the Mortgage Loan Schedule.

                  "Exchange Act": The Securities Exchange Act of 1934, as amended.

                  "FDIC": Federal Deposit Insurance Corporation or any successor.

                  "FHLMC": Federal Home Loan Mortgage Corporation or any successor.

                  "Final Distribution Date": The final Distribution Date on which any distributions are to be made on the Certificates as contemplated by
Section 9.01.

                  "Final Recovery Determination": A determination by the Special Servicer with respect to any Defaulted Mortgage Loan or REO Property (other than a Mortgage Loan or REO Property, as the case may be, that was purchased by a Mortgage Loan Seller pursuant to Section 6 of the related Mortgage Loan Purchase Agreement or by GMACCM pursuant to Section 4 of the related Supplemental Agreement, as applicable, by the Majority Certificateholder of the Controlling Class or the applicable Mortgage Loan Seller pursuant to Section 3.18, or by the Master Servicer, the Majority Certificateholder of the Controlling Class or the Depositor pursuant to Section 9.01) that, in the reasonable and good faith judgment of the Special Servicer, there has been a recovery of all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries that, in the Special Servicer's judgment, exercised without regard to any obligation of the Master Servicer or the Special Servicer to make payments from its own funds pursuant to Section 3.07(b), will ultimately be recoverable.

                  "Fiscal Agent": ABN AMRO Bank N.V., a banking organization organized under the laws of the Netherlands, its successor in interest, or any successor fiscal agent appointed as provided herein.

                  "Fiscal Agent Termination Event":  As defined in Section 8.15.

                  "Fixed Rate Mortgage Loan": A Mortgage Loan as to which the related Mortgage Note provides, as of the Closing Date, for a Mortgage Rate that remains fixed through the remaining term thereof (without regard to any extension at the Mortgagor's or the mortgagee's option under the terms of the related Mortgage Loan documents).

                  "FNMA": Federal National Mortgage Association or any successor.

                  "Gateway REMIC Regular Interest": The single-asset REMIC established with respect to the mortgage loan identified on the Mortgage Loan Schedule as loan number 31138 which REMIC was created by a REMIC declaration made by GMAC Commercial Mortgage Corporation on May 1, 2002.

                  "Gateway REMIC": The REMIC regular interest in the Gateway REMIC, which regular interest was transferred and assigned by GMAC Commercial Mortgage Corporation to the Depositor pursuant to the Mortgage Loan Purchase Agreement between the Depositor and GMAC Commercial Mortgage Corporation.

                  "Gateway REMIC Residual Interest": The REMIC residual interest in the Gateway REMIC, which residual interest was transferred and assigned by GMAC Commercial Mortgage Corporation to the Depositor pursuant to the Mortgage Loan Purchase Agreement between the Depositor and GMAC Commercial Mortgage Corporation.

                  "GMACCM": GMAC Commercial Mortgage Corporation or its successor in interest.

                  "Grantor Trust": That certain "grantor trust" (within the meaning of the Grantor Trust Provisions), the assets of which include the Grantor Trust Assets.

                  "Grantor Trust Assets":  Any Excess Interest.

                  "Grantor Trust Provisions": Subpart E of Subchapter J and
Section 7701 of the Code, and final Treasury Regulations, published rulings, notices and announcements, promulgated thereunder, as the foregoing may be in effect from time to time.

                  "Gross Margin": With respect to any Adjustable Rate Mortgage Loan (and any successor REO Loan), if any, the fixed number of percentage points set forth in the Mortgage Loan Schedule that is added to the applicable value of the related Index on each Interest Rate Adjustment Date in accordance with the terms of the related Mortgage Note to determine, subject to any applicable periodic and lifetime limitations on adjustments thereto, the related Mortgage Rate.

                  "Ground Lease": The ground lease pursuant to which any Mortgagor holds a leasehold interest in the related Mortgaged Property.

                  "GSMC": Goldman Sachs Mortgage Company and its successors and assigns.

                  "Guarantor": The guarantor under any Guaranty with respect to any Credit Lease.

                  "Guaranty": With respect to any Credit Lease Loan, a guaranty agreement executed by an affiliate of the related Tenant that guarantees the Tenant's obligations under the related Credit Lease.

                  "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

                  "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, each Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent or any Affiliate thereof, and (iii) is not connected with the Depositor, the Master Servicer, any Mortgage Loan Seller, the Special Servicer, the Trustee, the Fiscal Agent or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Master Servicer, the Special Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, the Master Servicer or any Affiliate thereof, as the case may be.

                  "Independent Contractor": Any Person that would be an "independent contractor" with respect to REMIC I within the meaning of Section 856(d)(3) of the Code if REMIC I were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee or the Trust Fund, delivered to the Trustee), so long as REMIC I does not receive or derive any income from such Person and provided that the relationship between such Person and REMIC I is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or any other Person upon receipt by the Trustee of an Opinion of Counsel, which shall be at no expense to the Trustee or the Trust Fund, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

                  "Index": With respect to any Adjustable Rate Mortgage Loan (and any successor REO Loan), for each Interest Rate Adjustment Date, the base index used to determine the new Mortgage Rate in effect thereon as specified in the related Mortgage Note. If the Index currently in effect for any Adjustable Rate Mortgage Loan (or successor REO Loan) ceases to be available, the Master Servicer shall, subject to Section 3.20(a) and the terms of the related Mortgage Note, select a comparable alternative index.

                  "Initial Class Principal Balance": With respect to any Class of Principal Balance Certificates, the initial Class Principal Balance thereof as of the Closing Date, in each case as set forth in the Preliminary Statement.

                  "Initial Class Notional Amount": The Initial Class X-1 Notional Amount or the Initial Class X-2 Notional Amount, as applicable.

                  "Initial Class X-1 Notional Amount": With respect to the Class X-1 Certificates, the initial Class Notional Amount thereof as of the Closing Date, equal to $737,674,251.

                  "Initial Class X-2 Notional Amount": With respect to the Class X-2 Certificates, the initial Class Notional Amount thereof as of the Closing Date, equal to $608,899,000.

                  "Initial Resolution Period": As defined in Section 2.03(a)

                  "Insurance Policy": With respect to any Mortgage Loan, any hazard insurance policy, flood insurance policy, title policy, credit lease enhancement insurance policy, residual value insurance policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan or the related Mortgaged Property.

                  "Insurance Proceeds": Proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor, in either case, in accordance with the Servicing Standard (including any amounts paid by the Master Servicer or Special Servicer pursuant to Section 3.07) and applicable law.

                  "Interest Accrual Period": With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

                  "Interest Rate Adjustment Date": With respect to any Adjustable Rate Mortgage Loan (and any successor REO Loan), if any, any date on which the related Mortgage Rate is subject to adjustment pursuant to the related Mortgage Note. The first Interest Rate Adjustment Date subsequent to the Cut-off Date for any Adjustable Rate Mortgage Loan is specified in the Mortgage Loan Schedule, and successive Interest Rate Adjustment Dates for such Mortgage Loan (and any successor REO Loan) shall thereafter periodically occur with the frequency specified in the Mortgage Loan Schedule.

                  "Interest Reserve Account": The segregated account or subaccount created and maintained by the Trustee pursuant to Section 3.04(e) in trust for the Certificateholders, which shall be entitled "LaSalle Bank National Association, as Trustee, in trust for the registered holders of GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2002-C2 -- Interest Reserve Account." Any such account shall be an Eligible Account.

                  "Interest Reserve Loans": Any Mortgage Loan bearing interest computed on an actual/360 basis.

                  "Interested Person": The Depositor, the Master Servicer, the Special Servicer, any Holder of a Certificate or any Affiliate of any such Person.

                  "Investment Account": Each of the Certificate Account, the Distribution Account, any Lock-Box Account, any Cash Collateral Account, the Interest Reserve Account, the Special Reserve Account or any REO Account.

                  "Investor Certification": A certification in the form of Exhibit H-1 hereto.

                  "Issue Price": With respect to each Class of Certificates, the "issue price" as defined in the REMIC Provisions.

                  "Late Collections": With respect to any Mortgage Loan, all amounts received thereon during any Collection Period, whether as payments, Insurance Proceeds, Liquidation Proceeds, payments of Substitution Shortfall Amounts, or otherwise, which represent late payments or collections of principal or interest due in respect of such Mortgage Loan (without regard to any acceleration of amounts due thereunder by reason of default) on a Due Date in a previous Collection Period and not previously recovered. With respect to any Distribution Date and any REO Loan, all amounts received in connection with the related REO Property during any Collection Period, whether as Insurance Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of principal or interest due or deemed due in respect of such REO Loan or the predecessor Mortgage Loan (without regard to any acceleration of amounts due under the predecessor Mortgage Loan by reason of default) on a Due Date in a previous Collection Period and not previously recovered. The term "Late Collections" shall specifically exclude Penalty Charges.

                   "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan; (iii) such Mortgage Loan is repurchased or replaced by a Mortgage Loan Seller pursuant to
Section 6 of the related Mortgage Loan Purchase Agreement or by GMACCM pursuant to Section 4 of the related Supplemental Agreement; (iv) such Mortgage Loan is purchased by the Majority Certificateholder of the Controlling Class or the applicable Mortgage Loan Seller pursuant to Section 3.18; or (vi) such Mortgage Loan is purchased by the Master Servicer, the Majority Certificateholder of the Controlling Class or the Depositor pursuant to Section 9.01. With respect to any REO Property (and the related REO Loan), any of the following events: (i) a Final Recovery Determination is made with respect to such REO Property; or (ii) such REO Property is purchased by the Master Servicer, the Majority Certificateholder of the Controlling Class or the Depositor pursuant to Section 9.01.

                  "Liquidation Expenses": All customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Special Servicer in connection with the liquidation of any Specially Serviced Mortgage Loan or REO Property pursuant to Section 3.09, 3.18 or 3.19 (including, without limitation, legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes).

                  "Liquidation Fee": With respect to each Specially Serviced Mortgage Loan or REO Property (other than any Specially Serviced Mortgage Loan or REO Property purchased by the Majority Certificateholder of the Controlling Class or the applicable Mortgage Loan Seller pursuant to Section 3.18 or by the Master Servicer, the Majority Certificateholder of the Controlling Class or the Depositor pursuant to
Section 9.01), the fee designated as such and payable to the Special Servicer pursuant to Section 3.11(c).

                  "Liquidation Fee Rate": With respect to each Specially Serviced Mortgage Loan or REO Property as to which a Liquidation Fee is payable, 1.00%.

                  "Liquidation Proceeds": Cash amounts (other than Insurance Proceeds and REO Revenues) received or paid by the Master Servicer or the Special Servicer in connection with: (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation;
(ii) the liquidation of a Mortgaged Property or other collateral constituting security for a Defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (iii) the realization upon any deficiency judgment obtained against a Mortgagor; (iv) the purchase of a Mortgage Loan by the Majority Certificateholder of the Controlling Class or the applicable Mortgage Loan Seller pursuant to Section 3.18; (v) the repurchase of a Mortgage Loan by a Mortgage Loan Seller pursuant to Section 6 of the related Mortgage Loan Purchase Agreement or by GMACCM pursuant to Section 4 of the related Supplemental Agreement; (vi) the payment of any Substitution Shortfall Amount by a Mortgage Loan Seller pursuant to Section 6 of the related Mortgage Loan Purchase Agreement or by GMACCM pursuant to Section 4 of the related Supplemental Agreement; or (vii) the purchase of a Mortgage Loan or REO Property by the Master Servicer, the Majority Certificateholder of the Controlling Class or the Depositor pursuant to Section 9.01.

                  "Loan-to-Value Ratio": With respect to any Mortgage Loan, as of any date of determination, the fraction, expressed as a percentage, the numerator of which is the then unpaid principal balance of such Mortgage Loan, and the denominator of which is the Appraised Value of the related Mortgaged Property as determined by an Appraisal thereof.

                   "Lock-Box Account": With respect to any Mortgaged Property, if applicable, any account created pursuant to any documents relating to a Mortgage Loan to receive revenues therefrom. Any Lock-Box Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive the reinvestment income or gain thereon in accordance with the terms and provisions of the related Mortgage Loan and Section 3.06, which Person shall be taxed on all reinvestment income or gain thereon. The Master Servicer shall be permitted to make withdrawals therefrom for deposit into the related Cash Collateral Accounts.

                  "Lock-Box Agreement": With respect to any Mortgage Loan, the lock-box agreement, if any, between the originator of such Mortgage Loan and the Mortgagor, pursuant to which the related Lock-Box Account, if any, is to be established.

                  "Loss Reimbursement Amount": With respect to any REMIC I Regular Interest and any Distribution Date (except the initial Distribution Date, with respect to which the Loss Reimbursement Amount for such REMIC I Regular Interest will be zero), an amount equal to (a)(i) the Loss Reimbursement Amount with respect to such REMIC I Regular Interest for the immediately preceding Distribution Date, minus (ii) the aggregate of all reimbursements deemed made to REMIC II on the immediately preceding Distribution Date pursuant to Section 4.01(a) with respect to such REMIC I Regular Interest, plus (iii) the aggregate of all reductions made to the Uncertificated Principal Balance of (and, accordingly, the aggregate of all Realized Losses and Additional Trust Fund Expenses deemed allocated to) such REMIC I Regular Interest on the immediately preceding Distribution Date pursuant to Section 4.04(a), plus (b) one month's interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) on the amount described in clause (a) at the REMIC I Remittance Rate applicable to such REMIC I Regular Interest for the current Distribution Date.

                  "MAI":  Member of Appraisal Institute.

                  "Majority Certificateholder": With respect to any specified Class or Classes of Certificates, as of any date of determination, any Holder or particular group of Holders of Certificates of such Class or Classes, as the case may be, entitled to a majority of the Voting Rights allocated to such Class or Classes in each case determined without giving effect to the last sentence of the definition of "Voting Rights."

                  "Master Servicer": GMACCM, or any successor master servicer appointed as herein provided.

                  "Master Servicer Remittance Date": The Business Day preceding each Distribution Date.

                  "Master Servicing Fee": With respect to any Distribution Date and each Mortgage Loan and REO Loan, that portion of the Servicing Fee that has accrued at the Master Servicing Fee Rate.

                  "Master Servicing Fee Rate": With respect to each Mortgage Loan and REO Loan, 0.02% per annum.

                  "Material Breach": A Breach that materially and adversely affects the value of a Mortgage Loan, the related Mortgaged Property or the interests of the Trust Fund therein or of any Certificateholder.

                  "Material Document Defect": A Document Defect that materially and adversely affects the value of a Mortgage Loan, the related Mortgaged Property or the interests of the Trust Fund therein or of any Certificateholder; provided, however, that the absence of or a material and adverse irregularity on the face of any of the following documents shall be presumed to be Material Document Defects: the original Mortgage Note (or a lost note affidavit and indemnity), an original or executed copy of the Mortgage, an original or copy of the required lender's title insurance policy (or in lieu thereof a marked-up title commitment marked as binding and countersigned by the title company or its authorized agent), the original or copy of any related letters of credit or a copy of any related Ground Lease from the Mortgage File.

                  "Maturity Date": With respect to any Mortgage Loan as of any date of determination, the date on which the last payment of principal is due and payable under the related Mortgage Note, after taking into account all Principal Prepayments received prior to such date of determination and any extension permitted at the Mortgagor's option under the terms of the related Mortgage Note (as in effect on the Closing Date) and this Agreement, but without giving effect to (i) any acceleration of the principal of such Mortgage Loan by reason of default thereunder, (ii) any grace period permitted by the related Mortgage Note, (iii) any modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.21 or (iv) in the case of any ARD Loan, the Anticipated Repayment Date for such Mortgage Loan.

                  "Modified Mortgage Loan": Any Mortgage Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer pursuant to Section 3.21 in a manner that:

                            (A) affects the amount or timing of any payment of
                  principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan);

                            (B) except as expressly contemplated by the related
                  Mortgage Loan documents, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as is), as determined by an Appraisal delivered to the Special Servicer (at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely), of the property to be released; or

                            (C) in the good faith and reasonable judgment of the
                  Special Servicer, otherwise materially impairs the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.

                  "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and/or interest on such Mortgage Loan, including any Balloon Payment, which is payable by a Mortgagor from time to time under the terms of the related Mortgage Note (as such may be modified at any time following the Closing Date) and applicable law, without regard to the accrual of Excess Interest on or the application of any excess cash flow to pay principal on any ARD Loan.

                  "Moody's": Moody's Investors Service, Inc., or its successor in interest. If neither such rating agency nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor. Notice of such designation shall be given to the Trustee, the Master Servicer and the Special Servicer and specific ratings of Moody's Investors Service, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

                  "Mortgage": With respect to any Mortgage Loan, separately and collectively, as the context may require, each mortgage, deed of trust or other instrument securing a Mortgage Note and creating a lien on the related Mortgaged Property.

                  "Mortgage File": With respect to any Mortgage Loan, subject to
Section 2.01(b), collectively the following documents:

                  (1) the original Mortgage Note, endorsed by the most recent endorsee prior to the Trustee or, if none, by the originator, without recourse, in blank or to the order of the Trustee in the following form: "Pay to the order of LaSalle Bank National Association, as trustee for the registered holders of GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2002-C2, without recourse";

                  (2) the original or a copy of the Mortgage and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any, in each case with evidence of recording indicated thereon;

                  (3) the original or a copy of the assignment of the Mortgage, in recordable form, executed by the most recent assignee of record thereof prior to the Trustee, or if none by the originator, either in blank or in favor of the Trustee (in such capacity);

                  (4) an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any, in each case with evidence of recording thereon;

                  (5) an original assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in recordable form, executed by the most recent assignee of record thereof prior to the Trustee, or, if none, by the originator, either in blank or in favor of the Trustee (in such capacity), which assignment may be included as part of the corresponding assignment of Mortgage, referred to in clause (3) above;

                  (6) an original or a copy of any related Security Agreement (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any;

                  (7) an original assignment of any related Security Agreement (if such item is a document separate from the Mortgage) executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the originator, either in blank or in favor of the Trustee (in such capacity), which assignment may be included as part of the corresponding assignment of Mortgage referred to in clause (3) above;

                  (8) originals or copies of all assumption, modification, written assurance and substitution agreements, with evidence of recording thereon, where appropriate, in those instances where the terms or provisions of the Mortgage, Mortgage Note or any related security document have been modified or the Mortgage Loan has been assumed;

                  (9) the original or a copy of the lender's title insurance policy, together with all endorsements or riders (or copies thereof) that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property;

                  (10) the original or a copy of any guaranty of the obligations of the Mortgagor under the Mortgage Loan which was in the possession of the Mortgage Loan Seller at the time the Mortgage Files were delivered to the Trustee together with (A) if applicable, the original or copies of any intervening assignments of such guaranty showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee thereof prior to the Trustee, if any, and (B) an original assignment of such guaranty executed by the most recent assignee thereof prior to the Trustee or, if none, by the originator;

                  (11) (A) file or certified copies of any UCC financing statements and continuation statements which were filed in order to perfect (and maintain the perfection of) any security interest held by the originator of the Mortgage Loan (and each assignee of record prior to the Trustee) in and to the personalty of the Mortgagor at the Mortgaged Property (in each case with evidence of filing thereon) and which were in the possession of the Mortgage Loan Seller (or its agent) at the time the Mortgage Files were delivered and (B) if any such security interest is perfected and the earlier UCC financing statements and continuation statements were in the possession of the Mortgage Loan Seller, a UCC financing statement executed by the most recent assignee of record prior to the Trustee or, if none, by the originator, evidencing the transfer of such security interest, either in blank or in favor of the Trustee;

                  (12) the original or a copy of the power of attorney (with evidence of recording thereon, if appropriate) granted by the Mortgagor if the Mortgage, Mortgage Note or other document or instrument referred to above was not signed by the Mortgagor;

                  (13)     the related Ground Lease or a copy thereof, if any;

                  (14) if the Mortgage Loan is a Credit Lease Loan, an original of the credit lease enhancement insurance policy, if any, obtained with respect to such Mortgage Loan and an original of the residual value insurance policy, if any, obtained with respect to such Mortgage Loan;

                  (15) the original or a copy of any lockbox agreement or deposit account or similar agreement;

                  (16) the original or a copy of any intercreditor agreement with respect to the Mortgage Loan;

                  (17) the original or a copy of any Environmental Policy;

                  (18) the original or a copy (if the original is held by the Master Servicer) of any letter of credit and any related transfer documents; and

                  (19) for a hospitality property, copies of franchise agreements, if any, and franchisor comfort letters, if any;

provided that, with respect to the Ames REMIC Regular Interest, the Barbour REMIC Regular Interest, the Central REMIC Regular Interest, the Gateway REMIC Regular Interest and the Summit REMIC Regular Interest, the Mortgage File shall also include a copy of the executed REMIC Declarations relating thereto; and provided, further, that, whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or a Custodian appointed thereby, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received.

                  "Mortgage Loan": Each of the mortgage loans or mortgage loan interests held by REMIC I, including the Ames REMIC Regular Interest, the Barbour REMIC Regular Interest, the Central REMIC Regular Interest, the Gateway REMIC Regular Interest and the Summit REMIC Regular Interest (or, where the context requires, the mortgage loan or interest therein held by the REMIC issuing such Regular Interest), transferred and assigned to the Trustee pursuant to Section 2.01 and from time to time held in the Trust Fund (including, without limitation, all Replacement Mortgage Loans, REO Loans and Specially Serviced Mortgage Loans). As used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage, participation certificate or agreement and/or other security documents contained in the related Mortgage File.

                  "Mortgage Loan Purchase Agreement": With respect to any Mortgage Loan Seller, each agreement between the Depositor and such Mortgage Loan Seller relating to the transfer of all of such Mortgage Loan Seller's right, title and interest in and to the related Mortgage Loans.

                  "Mortgage Loan Schedule": The list of Mortgage Loans transferred on the Closing Date to the Trustee as part of the Trust Fund, attached hereto as Schedule I, which list sets forth the following information with respect to each Mortgage Loan:

                  (i) the loan number and name of the Mortgaged Property;

                  (ii) the street address (including city, state and zip code) of the related Mortgaged Property;

                  (iii) the (A) Mortgage Rate in effect as of the Cut-off Date and (B) whether such Mortgage Loan is an Adjustable Rate Mortgage Loan or a Fixed Rate Loan;

                  (iv) the original principal balance;

                  (v) the Cut-off Date Principal Balance;

                  (vi) the (A) remaining term to stated maturity, (B) with respect to any ARD Loan, the Anticipated Repayment Date and (C) Stated Maturity Date;

                  (vii) the Due Date;

                  (viii) the amount of the Monthly Payment due on the first Due Date following the Cut-off Date;

                  (ix) in the case of any Adjustable Rate Mortgage Loan, the (A) Index, (B) Gross Margin, (C) first Interest Rate Adjustment Date following the Cut-off Date and the frequency of Mortgage Rate adjustments, and (D) maximum and minimum lifetime Mortgage Rate;

                  (x) whether such Mortgage Loan is an ARD Loan, a Credit Lease Loan, a Defeasance Loan, a Broker Strip Loan or an Additional Servicing Fee Mortgage Loan;

                  (xi) in the case of a Credit Lease Loan, the identity of the Tenant and the Guarantor under any applicable Guaranty, and the publicly available corporate credit ratings of such Tenant and Guarantor as of the Closing Date;

                  (xii) the Servicing Fee Rate; and

                  (xiii) whether such Mortgage Loan (A) is covered by an Environmental Policy, (B) is a Cross-Collateralized Mortgage Loan, (C) is subject to a Ground Lease and (D) has a letter of credit as part of the related Mortgage File.

Such schedule shall also set forth the aggregate Cut-off Date Principal Balance for all of the Mortgage Loans. Such list may be in the form of more than one list, collectively setting forth all of the information required.

                  "Mortgage Loan Seller": GMAC Commercial Mortgage Corporation, German American Capital Corporation and Goldman Sachs Mortgage Company.

                  "Mortgage Note": The original executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any rider, addendum or amendment thereto.

                  "Mortgage Pool": Collectively, all of the Mortgage Loans (including any REO Loans and Replacement Mortgage Loans, but excluding Deleted Mortgage Loans).

                  "Mortgage Rate": With respect to: (i) any Mortgage Loan on or prior to its Maturity Date, the fixed or adjustable annualized rate (not including, in the case of any ARD Loan, any increase in the rate of interest to the Revised Rate) at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the terms of the related Mortgage Note (as such may be modified at any time following the Closing Date) and applicable law; (ii) any Mortgage Loan after its Maturity Date, the annualized rate described in clause (i) above determined without regard to the passage of such Maturity Date; and (iii) any REO Loan, the annualized rate described in clause (i) or (ii), as applicable, above determined as if the predecessor Mortgage Loan had remained outstanding.

                  "Mortgaged Property": Individually and collectively, as the context may require, the real property interest (together with all improvements and fixtures thereon) subject to the lien of a Mortgage and constituting collateral for a Mortgage Loan. With respect to any Cross-Collateralized Mortgage Loan, as the context may require, "Mortgaged Property" may mean, collectively, all the Mortgaged Properties securing such Cross-Collateralized Mortgage Loan.

                  "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note.

                  "Net Aggregate Prepayment Interest Shortfall": With respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments on the Mortgage Loans during the related Collection Period, exceeds (b) the aggregate amount deposited by the Master Servicer in the Distribution Account for such Distribution Date pursuant to Section 3.20(f) in connection with such Prepayment Interest Shortfalls.

                  "Net Investment Earnings": With respect to any Investment Account for any Collection Period, the amount, if any, by which the aggregate of all interest and other income realized during such Collection Period on funds relating to the Trust Fund held in such account, exceeds the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of such funds in accordance with Section 3.06.

                  "Net Investment Loss": With respect to any Investment Account for any Collection Period, the amount by which the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of funds relating to the Trust Fund held in such account in accordance with Section 2.02(e) and Section 3.06, exceeds the aggregate of all interest and other income realized during such Collection Period on such funds, but Net Investment Loss shall not include any loss with respect to such investment which is incurred solely as a result of the insolvency of the federally or state chartered depository institution or trust company that holds such Investment Account so long as such depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Account at the time such investment was made and also as of a date no earlier than 60 days prior to the insolvency, and so long as such depository institution or trust company is not an Affiliate of either the Master Servicer or the Special Servicer.

                  "Net Mortgage Rate": With respect to any Mortgage Loan or any REO Loan, as of any date of determination, a rate per annum equal to the related Mortgage Rate then in effect, minus the Servicing Fee Rate, but, for purposes of calculating the REMIC I Remittance Rate, the REMIC II Remittance Rate and Weighted Average Net Mortgage Rate, determined without regard to any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or Special Servicer or resulting from (i) the bankruptcy, insolvency or similar proceeding involving the related Mortgagor or
(ii) the increase in the interest rate attributable to the Revised Rate to any ARD Loan and, with respect to any Mortgage Loan that does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, the Net Mortgage Rate of such Mortgage Loan for such purposes for any one-month preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related Mortgage Rate (net of the related Servicing Fee Rate); provided, however, that with respect to the Interest Reserve Loans, (i) the Net Mortgage Rate for the one-month period preceding the Due Dates in (a) January of each calendar year that is not a leap year and (b) February of each calendar year, will be determined net of the Withheld

Amounts and (ii) the Net Mortgage Rate for the one-month period preceding the Due Dates in March of each calendar year will be determined after taking into account the addition of the Withheld Amounts.

                  "Net Operating Income": With respect to any Mortgaged Property, for any specified period, the net operating income calculated in accordance with Exhibit G using the methodologies set forth in Exhibit F.

                  "Nonrecoverable Advance": Any Nonrecoverable Delinquency Advance or Nonrecoverable Servicing Advance.

                  "Nonrecoverable Delinquency Advance": Any Delinquency Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Loan which, in the judgment of the Master Servicer or, if applicable, the Trustee, will not be ultimately recoverable (together with Advance Interest thereon) from late payments, Insurance Proceeds or Liquidation Proceeds, or any other recovery on or in respect of such Mortgage Loan or REO Loan which shall be evidenced by an Officer's Certificate as provided by Section 4.03(c).

                  "Nonrecoverable Servicing Advance": Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or any REO Property which, in the judgment of the Master Servicer, the Special Servicer or, if applicable, the Trustee, will not be ultimately recoverable (together with Advance Interest thereon) from late payments, Insurance Proceeds, Liquidation Proceeds, or any other recovery on or in respect of such Mortgage Loan or REO Property which shall be evidenced by an Officers' Certificate as provided by
Section 3.11(h).

                  "Non-Registered Certificate": Unless and until registered under the Securities Act, any Class X-1, Class X-2, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P or Residual Certificate.

                  "Officer's Certificate": A certificate signed, as applicable, by a Servicing Officer of the Master Servicer or the Special Servicer or by a Responsible Officer of the Trustee.

                  "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor, the Master Servicer or the Special Servicer, acceptable and delivered to the Trustee, except that any opinion of counsel relating to (a) the qualification of REMIC I, REMIC II or REMIC III as a REMIC or (b) compliance with the REMIC Provisions, must be an opinion of counsel who is in fact Independent of the Depositor, the Master Servicer and the Special Servicer.

                  "Option":  As defined in Section 3.18.

                  "Option Holder":  As defined in Section 3.18.

                  "Option Notice":  As defined in Section 3.18.

                  "Option Purchase Price":  As defined in Section 3.18.

                  "OTS": The Office of Thrift Supervision or any successor thereto.

                  "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof may have and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

                  "Pass-Through Rate":  With respect to:

                  (1) the Class X-1 Certificates, the Class X-1 Pass-Through
Rate;

                  (2) the Class X-2 Certificates, the Class X-2 Pass-Through
Rate;

                  (3) the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Certificates, the fixed rate per annum specified for such Class in the Preliminary Statement; and

                  (4) the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates, for any Distribution Date, the lesser of the fixed rate per annum specified for such Class in the Preliminary Statement or the Weighted Average Net Mortgage Rate for such Distribution Date.

                  "Payment Adjustment Date": With respect to each Adjustable Rate Mortgage Loan, if any, any date on which the related Monthly Payment is subject to adjustment pursuant to the related Mortgage Note. The first Payment Adjustment Date subsequent to the Cut-off Date for each Adjustable Rate Mortgage Loan, if any, is specified in the Mortgage Loan Schedule, and successive Payment Adjustment Dates for such Adjustable Rate Mortgage Loan shall thereafter periodically occur with the frequency specified in the Mortgage Loan Schedule.

                  "Payment Priority": With respect to any Class of Certificates, the priority of the Holders thereof in respect of the Holders of the other Classes of Certificates to receive distributions out of the Available Distribution Amount for any Distribution Date, as set forth in Section 4.01(c) hereof.

                  "Penalty Charges": With respect to any Mortgage Loan (or successor REO Loan), any amounts collected thereon that represent late payment charges or Default Interest.

                  "Percentage Interest": With respect to any REMIC III Regular Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or the Certificate Notional Amount of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Initial Class Principal Balance or Initial Class Notional Amount of the relevant Class. With respect to a Residual Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

                  "Permitted Investments": Securities, instruments, or security entitlements with respect to one or more of the following:

                  (1) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

                  (2) repurchase agreements on obligations specified in clause
(i) maturing not more than 30 days from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

                  (3) federal funds, unsecured certificates of deposit, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the short-term debt obligations of such depository institution or trust company at all times since the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available;

                  (4) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest short-term rating available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

                  (5) a money market fund rated by each Rating Agency in its highest rating category;

                  (6) commercial paper of issuers rated by each Rating Agency in its highest short-term rating available; provided that such obligations shall have a remaining maturity of not more than 30 days and such obligations are limited to the right to receive only monthly principal and interest payments;

                  (7) short-term debt obligations of issuers rated A-1 (or the equivalent) by each Rating Agency having a maturity of not more than 30 days; provided that the total amount of such investment does not exceed the greater of
(A) 20% of the then outstanding principal balance of the Certificates, and (B) the amount of monthly principal and interest payments (other than Balloon Payments) payable on the Mortgage Loans during the preceding Collection Period; provided, further, and notwithstanding the preceding proviso, that if all of the Mortgage Loans are fully amortizing, then the amount of such investment shall not exceed the amount of monthly principal and interest payments (other than Balloon Payments) payable on the Mortgage Loans during the preceding Collection Period;

                  (8) fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which are rated in the highest short term rating category by each Rating Agency; and

                  (9) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and which would not result in the downgrade, qualification or withdrawal of the then-current rating assigned to any Class of Certificates by the Rating Agency, as evidenced in writing;

provided, however, that no instrument shall be a Permitted Investment (A) unless it has a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, and its interest rate is tied to a single interest rate index plus a single fixed spread (if any) and moves proportionately with such index and (B) if it represents, (1) the right to receive only interest payments with respect to the underlying debt instrument, (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations, (3) an obligation that has a remaining maturity of greater than 365 days from the date of acquisition thereof. References herein to the highest rating available on money market funds shall mean AAAm in the case of Standard & Poor's and Aaa in the case of Moody's, and references herein to the highest rating available on unsecured commercial paper and short-term debt obligations shall mean A-1+ in the case of Standard & Poor's and P-1 in the case of Moody's.

                  "Permitted Transferee": Any Transferee other than (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) any electing large partnership under Section 775 of the Code and (vi) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                  "Person": Any legal person, including, without limitation, any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Plan":  As defined in Section 5.02(c)(i).

                  "Post-Determination Date Payment Report". A report prepared by the Master Servicer showing all payments received after the Determination Date.

                  "Preliminary Statement": The introductory section in this Agreement found on pages 1 through 4 hereof.

                  "Prepayment Assumption": A CPR of 0% and an assumption that a Principal Prepayment in full will be made on any ARD Loan on its Anticipated Repayment Date, used for determining the accrual of original issue discount, market discount and premium, if any, on the REMIC I Regular Interests, the REMIC II Regular Interests and the Certificates for federal income tax purposes.

                  "Prepayment Interest Excess": With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Collection Period, which Principal Prepayment was received following the Due Date for such Mortgage Loan in such Collection Period, the amount of interest (net of related Servicing Fees and, if applicable, Excess Interest) accrued on the amount of such Principal Prepayment during the period from and after such Due Date, to the extent collected (without regard to any Prepayment Premium that may have been collected).

                  "Prepayment Interest Shortfall": With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part (including, without limitation, an early Balloon Payment) during any Collection Period, which Principal Prepayment was received prior to the Due Date for such Mortgage Loan in such Collection Period, the amount of interest that would have accrued at the related Net Mortgage Rate on the amount of such Principal Prepayment during the period from the date as of which such Principal Prepayment was applied to such Mortgage Loan to but not including such Due Date, to the extent not collected from the related Mortgagor (without regard to any Prepayment Premium or Excess Interest that may have been collected).

                  "Prepayment Premium": Any premium, penalty, yield maintenance charge or fee paid or payable, as the context requires, by a Mortgagor in connection with a Principal Prepayment on, or other early collection of principal of, a Mortgage Loan or REO Loan.

                  "Primary Servicing Office": With respect to each of the Master Servicer and the Special Servicer, the office thereof primarily responsible for performing its respective duties under this Agreement; initially located in Pennsylvania, in the case of the Master Servicer, and California, in the case of the Special Servicer.

                  "Principal Allocation Fraction": With respect to any Distribution Date and each of Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, a fraction the numerator of which is the portion of the Principal Distribution Amount allocable to such Class of Certificates for such Distribution Date and the denominator of which is the Principal Distribution Amount for all Classes of Certificates as of such Distribution Date.

                  "Principal Balance Certificate": Any REMIC III Regular Certificate other than a Class X-1 or Class X-2 Certificate.

                  "Principal Distribution Amount": With respect to any Distribution Date, the aggregate of (i) the Current Principal Distribution Amount for such Distribution Date and (ii) if such Distribution Date is after the initial Distribution Date, the excess, if any, of the Principal Distribution Amount for the preceding Distribution Date, over the aggregate distributions of principal made on the Principal Balance Certificates in respect of such Principal Distribution Amount on the preceding Distribution Date.

                  "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

                  "Privileged Person": The Depositor, the Master Servicer, the Special Servicer, the Trustee, a Rating Agency, a designee of the Depositor and any Person who provides the Trustee with an Investor Certification.

                  "Proposed Plan":  As defined in Section 3.17(a)(iii).

                  "Prospectus": The Prospectus dated June 26, 2001, as supplemented by the Prospectus Supplement dated June 20, 2002, relating to the offering of the Registered Certificates.

                  "PTCE 95-60":  As defined in Section 5.02(c)(ii).

                  "Purchase Price": With respect to any Mortgage Loan, a price equal to the following: (a) the outstanding principal balance of such Mortgage Loan as of the date of purchase; plus (b) all accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Collection Period of purchase; plus (c) all related unreimbursed Servicing Advances; plus (d) all accrued and unpaid Advance Interest in respect of related Advances; plus (e) if such Mortgage Loan is being purchased by a Mortgage Loan Seller pursuant to Section 6 of the related Mortgage Loan Purchase Agreement or by GMACCM pursuant to Section 4 of the related Supplemental Agreement (i) all expenses incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor and the Trustee in respect of the Breach or Document Defect giving rise to the repurchase obligation and (ii) the aggregate amount of all Special Servicer Fees, Advance Interest (to the extent, if any, not included in clause (d) above) in respect of related Advances and Additional Trust Fund Expenses incurred prior to such date of purchase and, in each case, in respect of the related Mortgage Loan and, if the applicable Mortgage Loan Seller repurchases such Mortgage Loan after more than 180 days following its receipt of notice of a material breach of a representation or warranty, the applicable Mortgage Loan Seller will also be required to pay a 1% Liquidation Fee. The Purchase Price for any Cross-Collateralized Mortgage Loan that is required to be repurchased pursuant to Section 2.03(a) as a result of a Breach or Document Defect shall include such additional amounts as are required to satisfy the "release price" requirements of the applicable Mortgage Loan documents. With respect to any REO Property, the amount calculated in accordance with the first sentence of this definition in respect of the related REO Loan.

                  "Qualified Appraiser": In connection with the appraisal of any Mortgaged Property or REO Property, an Independent MAI-designated appraiser or, if a MAI-designated appraiser is not reasonably available, a state certified appraiser, in each case, with at least five (5) years experience in appraising similar types of property.

                  "Qualified Institutional Buyer": A "qualified institutional buyer" as defined under Rule 144A promulgated under the Securities Act.

                  "Qualified Insurer": An insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction.

                  "Qualifying Substitute Mortgage Loan": In the case of a Deleted Mortgage Loan, a mortgage loan which, on the date of substitution, (i) has a principal balance, after deduction of the principal portion of the Monthly Payment due in the month of substitution, not in excess of the Stated Principal Balance of the Deleted Mortgage Loan; (ii) is accruing interest at a rate of interest at least equal to that of the Deleted Mortgage Loan; (iii) has a fixed Mortgage Rate if the Deleted Mortgage Loan is a Fixed Rate Mortgage Loan and an adjustable Mortgage Rate (with the same Index, Gross Margin and frequency of Interest Rate Adjustment Dates and Payment Adjustment Dates as the Deleted Mortgage Loan) if the Deleted Mortgage Loan is an Adjustable Rate Mortgage Loan;
(iv) is accruing interest on the same basis (for example, a 360-day year consisting of twelve 30-day months) as the Deleted Mortgage Loan; (v) has a remaining term to stated maturity or Anticipated Repayment Date, in the case of any ARD Loan, not greater than, and not more than two years less than, that of the Deleted Mortgage Loan; (vi) has an original Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan and a current Loan-to-Value Ratio (equal to the principal balance on the date of substitution divided by its Appraised Value as determined by an Appraisal dated not more than twelve months prior to the date of substitution) not higher than the then current Loan-to-Value Ratio of the Deleted Mortgage Loan; (vii) will comply with all of the representations and warranties relating to Mortgage Loans set forth in the related Mortgage Loan Purchase Agreement, as of the date of substitution; (viii) has an Environmental Assessment relating to the related Mortgaged Property in its Servicing File;
(ix) has a Debt Service Coverage Ratio equal to or greater than that of the Deleted Mortgage Loan; (x) has been approved by the Majority Certificateholder of the Controlling Class (and the applicable Mortgage Loan Seller shall pay the reasonable expenses of the due diligence (including reasonable legal fees) incurred by the Majority Certificateholder of the Controlling Class in reviewing any proposed Qualifying Substitute Mortgage Loan); and (xi) as to which the Trustee has received an Opinion of Counsel, at the related Mortgage Loan Seller's expense, that such Qualifying Substitute Mortgage Loan is a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; provided that no Qualifying Substitute Mortgage Loan may have a Maturity Date after the date three years prior to the Rated Final Distribution Date, and provided, further, that no such Qualifying Substitute Mortgage Loan shall be substituted for a Deleted Mortgage Loan unless Rating Agency Confirmation is obtained. In the event that either one mortgage loan is substituted for more than one Deleted Mortgage Loan or more than one mortgage loan is substituted for one or more Deleted Mortgage Loans, then (a) the principal balance referred to in clause (i) above shall be determined on the basis of aggregate principal balances and (b) the rates referred to in clauses (ii) and (iii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis. Whenever a Qualifying Substitute Mortgage Loan is substituted for a Deleted Mortgage Loan pursuant to this Agreement, the party effecting such substitution shall certify that such

Mortgage Loan meets all of the requirements of this definition and shall send such certification to the Trustee.

                  "Rated Final Distribution Date": The Distribution Date in October 2038.

                  "Rating Agency":  Each of Moody's and Standard & Poor's.

                  "Rating Agency Confirmation": With respect to any matter and any Rating Agency, where required under this Agreement, confirmation in writing by such Rating Agency that a proposed action, failure to act, or other event specified herein will not in and of itself result in the withdrawal, downgrade or qualification of the rating assigned by such Rating Agency to any Class of Certificates then rated by such Rating Agency. For all purposes of this Agreement, the placement by a Rating Agency of any Class of Certificates on "negative credit watch" shall constitute a qualification of such Rating Agency's rating of such Certificates.

                  "Realized Loss": With respect to each defaulted Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any REO Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to (i) the unpaid principal balance of such Mortgage Loan or REO Loan, as the case may be, as of the Due Date immediately preceding the date the Final Recovery Determination was made, plus (ii) all accrued but unpaid interest on such Mortgage Loan or REO Loan, as the case may be (without taking into account the amounts described in subclause (iv) of this sentence), at the related Mortgage Rate to but not including the Due Date in the Collection Period in which the Final Recovery Determination was made, plus (iii) any related unreimbursed Servicing Advances as of the commencement of the Collection Period in which the Final Recovery Determination was made, together with any new related Servicing Advances made during such Collection Period, minus (iv) all payments and proceeds, if any, received in respect of such Mortgage Loan or REO Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made (net of any related Liquidation Expenses paid therefrom).

                  With respect to any Mortgage Loan as to which any portion of the outstanding principal or accrued interest (other than Excess Interest) owed thereunder was forgiven in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.21, the amount of such principal or interest so forgiven.

                  With respect to any Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced for any period in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.21, the amount of the consequent reduction in the interest portion of each successive Monthly Payment due thereon. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

                  "Record Date": With respect to any Distribution Date, the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs.

                  "Registered Certificates": The Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Certificates.

                  "Reimbursement Rate": The rate per annum applicable to the accrual of Advance Interest, which rate per annum shall be equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time.

                  "Related Borrower Group": Any of the groups of Mortgage Loans having the same or related Mortgagors as identified in Annex A to the Prospectus Supplement dated June 20, 2002 under the column heading "Related Group."

                  "Release Date": As defined in Section 3.08(d)

                  "Remaining Certificateholder": Any Holder (or Holders provided they act in unanimity) holding 100% of the Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates and Class X Certificates or an assignment of the voting rights thereof; provided, however, that the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero.

                  "REMIC": A "real estate mortgage investment conduit" as defined in Section 860D of the Code.

                  "REMIC I": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of: (i) the Mortgage Loans as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans received or receivable after the Cut-off Date (other than (a) Excess Interest and (b) payments of principal, interest and other amounts due and payable on the Mortgage Loans on or before the Cut-off Date), together with the rights under all documents delivered or caused to be delivered under the Mortgage Loan Purchase Agreements with respect to the Mortgage Loans by the Mortgage Loan Sellers; (ii) the Certificateholders' interest in any REO Properties acquired in respect of the Mortgage Loans; (iii) the Certificateholders' interest in such funds or assets (other than Excess Interest) as from time to time are deposited in the Distribution Account, the Certificate Account and the REO Account (if established); and (iv) the rights of the Depositor under Sections 2, 4(a) and 6 of each Mortgage Loan Purchase Agreement and the rights of the Depositor under Sections 2 and 4 of each Supplemental Agreement assigned by the Depositor to the Trustee.

                  "REMIC I Regular Interest": With respect to each Mortgage Loan (and any successor REO Loan), the separate non-certificated beneficial ownership interest in REMIC I issued hereunder and designated as a "regular interest" in REMIC I. Each REMIC I Regular Interest shall accrue interest at the related REMIC I Remittance Rate and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance (which shall equal the Cut-off Date Principal Balance of the related Mortgage Loan). The designation for each REMIC I Regular Interest shall be the loan number for the initial related Mortgage Loan set forth in the Mortgage Loan

Schedule. If a Replacement Mortgage Loan or Loans are substituted for any Deleted Mortgage Loan, the REMIC I Regular Interest that related to the Deleted Mortgage Loan shall thereafter relate to such Replacement Mortgage Loan(s).

                  "REMIC I Remittance Rate": With respect to any REMIC I Regular Interest for any Distribution Date, a rate per annum equal to the Net Mortgage Rate in effect for the related Mortgage Loan or REO Loan, as the case may be. If any Mortgage Loan included in the Trust Fund as of the Closing Date is replaced by a Replacement Mortgage Loan or Loans, the REMIC I Remittance Rate for the related REMIC I Regular Interest shall still be calculated in accordance with the preceding sentence based on the Net Mortgage Rate for the Deleted Mortgage Loan.

                  "REMIC II": The segregated pool of assets consisting of all of the REMIC I Regular Interests, with respect to which a separate REMIC election is to be made.

                  "REMIC II Distribution Amount": As defined in Section 4.01(a).

                  "REMIC II Regular Interest": Any of the twenty (20) separate non-certificated beneficial ownership interests in REMIC II issued hereunder designated as a "regular interest" in REMIC II and identified individually as REMIC II Regular Interests LA-1, LA-2-1, LA-2-2, LA-3-1, LA3-2, LB, LC, LD, LE, LF, LG-1, LG-2, LH, LJ, LK, LL, LM, LN, LO and LP. Each REMIC II Regular Interest shall accrue interest at the related REMIC II Remittance Rate in effect from time to time and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC II Regular Interests are set forth in the Preliminary Statement hereto.

                  Each REMIC II Regular Interest corresponds to a Class of Principal Balance Certificates and a Class X Component as follows; provided, that REMIC II Regular Interests LA-2-1 and LA-2-2 shall both correspond to the Class A-2 Certificates, REMIC II Regular Interests LA-3-1 and LA-3-2 shall both correspond to the Class A-3 Certificates, and REMIC II Regular Interests LG-1 and LG-2 shall both correspond to the Class G Certificates:


        REMIC II                 CLASS OF PRINCIPAL                        CLASS X
    REGULAR INTEREST            BALANCE CERTIFICATES                      COMPONENT
-------------------------    ----------------------------    -------------------------------------
Class LA-1                            Class A-1              Class LA-1 Component(1)
Class LA-2-1                          Class A-2              Class LA-2-1 Component(1)
Class LA-2-2                          Class A-2              Class LA-2-2 Component(1)(2)
-------------------------    ----------------------------    -------------------------------------
Class LA-3-1                          Class A-3              Class LA-3-1 Component(1)(2)
-------------------------    ----------------------------    -------------------------------------
Class LA-3-2                          Class A-3              Class LA-3-2 Component(1)(2)
Class LB                               Class B               Class LB Component(1)(2)
Class LC                               Class C               Class LC Component(1)(2)


-------------
1  Applicable to the Class X-1 Certificates.
2  Applicable to the Class X-2 Certificates.

                                       55


Class LD                               Class D               Class LD Component(1)(2)
Class LE                               Class E               Class LE Component(1)(2)
Class LF                               Class F               Class LF Component(1)(2)
Class LG-1                             Class G               Class LG-1 Component(1)(2)
Class LG-2                             Class G               Class LG-2 Component(1)(2)
Class LH                               Class H               Class LH Component(1)(2)
Class LJ                               Class J               Class LJ Component(1)(2)
Class LK                               Class K               Class LK Component(1)(2)
Class LL                               Class L               Class LL Component(1)
Class LM                               Class M               Class LM Component(1)
Class LN                               Class N               Class LN Component(1)
Class LO                               Class O               Class LO Component(1)
Class LP                               Class P               Class LP Component(1)

                  "REMIC II Remittance Rate": With respect to each REMIC II Regular Interest, for any Distribution Date, the weighted average of the respective REMIC I Remittance Rates for all REMIC I Regular Interests for such Distribution Date (weighted on the basis of the respective Uncertificated Principal Balances of the related REMIC I Regular Interests immediately prior to such Distribution Date).

                  "REMIC III": The segregated pool of assets consisting of all of the REMIC II Regular Interests, with respect to which a separate REMIC election is to be made.

                  "REMIC III Certificate": Any Certificate, other than a Class R-I or Class R-II Certificate.

                  "REMIC III Regular Certificate": Any REMIC III Certificate, other than a Class R-III Certificate.

                  "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final Treasury regulations (and, to the extent not inconsistent with such temporary and final regulations, proposed regulations) and any published rulings, notices and announcements, promulgated thereunder, as the foregoing may be in effect from time to time.

                  "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code, which income, subject to the terms and conditions of that Section of the Code in its present form, does not include:

                  (i) except as provided in Section 856(d)(4) or (6) of the Code, any amount received or accrued, directly or indirectly, with respect to such REO Property, if the determination of such amount depends in whole or in part on the income or profits derived by any Person from such property (unless such amount is a fixed percentage or percentages of receipts or sales and otherwise constitutes Rents from Real Property);

                  (ii) any amount received or accrued, directly or indirectly, from any Person if the Trust Fund owns directly or indirectly (including by attribution) a ten percent or greater interest in such Person determined in accordance with Sections 856(d)(2)(B) and (d)(5) of the Code;

                  (iii) any amount received or accrued, directly or indirectly, with respect to such REO Property if any Person Directly Operates such REO Property;

                  (iv) any amount charged for services that are not customarily furnished in connection with the rental of property to tenants in buildings of a similar class in the same geographic market as such REO Property within the meaning of Treasury Regulations Section 1.856-4(b)(1) (whether or not such charges are separately stated); and

                  (v) rent attributable to personal property unless such personal property is leased under, or in connection with, the lease of such REO Property and, for any taxable year of the Trust Fund, such rent is no greater than 15 percent of the total rent received or accrued under, or in connection with, the lease.

                  "REO Account": A segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.16(b) on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "GMAC Commercial Mortgage Corporation, as Special Servicer, in trust for registered holders of GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2002-C2.

                  "REO Acquisition": The acquisition of any REO Property pursuant to Section 3.09.

                  "REO Disposition": The sale or other disposition of the REO Property pursuant to Section 3.19.

                  "REO Extension":  As defined in Section 3.16(a).

                  "REO Loan": The mortgage loan deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Loan shall be deemed to provide for monthly payments of principal and/or interest equal to the applicable Assumed Monthly Payment and otherwise to have the same terms and conditions as its predecessor Mortgage Loan, including, without limitation, with respect to the calculation of the Mortgage Rate in effect from time to time (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan). Each REO Loan shall be deemed to have an initial outstanding principal balance and Stated Principal Balance equal to the outstanding principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage Loan as of the date of the related REO Acquisition. All Monthly Payments (other than a Balloon Payment), Assumed Monthly

Payments and other amounts due and owing in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition shall be deemed to continue to be due and owing in respect of an REO Loan. All amounts payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including, without limitation, any unreimbursed Advances, together with any Advance Interest accrued and payable in respect of such Advances, shall continue to be payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, in respect of an REO Loan.

                  "REO Property": A Mortgaged Property acquired by the Special Servicer on behalf and in the name of the Trustee for the benefit of the Certificateholders through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan.

                  "REO Revenues": All income, rents and profits derived from the ownership, operation or leasing of any REO Property.

                  "REO Tax":  As defined in Section 3.17(a)(i).

                  "Replacement Mortgage Loan": Any Qualifying Substitute Mortgage Loan that is substituted for one or more Deleted Mortgage Loans.

                  "Request for Release": A release signed by a Servicing Officer, in the form of Exhibit D attached hereto.

                  "Required Appraisal Loan":  As defined in Section 3.20(d).

                  "Reserve Account": The account or accounts created and maintained pursuant to Section 3.03(d).

                  "Reserve Funds": With respect to any Mortgage Loan, any cash amounts or instruments convertible into cash delivered by the related Mortgagor to be held in escrow by or on behalf of the mortgagee representing reserves for items such as repairs, replacements, capital improvements and/or environmental testing and remediation with respect to the related Mortgaged Property.

                    "Residual Certificate": Any Class R-I, Class R-II or Class R-III Certificate.

                  "Resolution Extension Period": With respect any Mortgage Loan and any Material Document Defect or Material Breach which would require the related Mortgage Loan Seller to cure, repurchase or substitute for such Mortgage Loan pursuant to the terms of the related Mortgage Loan Purchase Agreement or Supplemental Agreement, as applicable:

                  (i) with respect to a Material Breach or a Material Document Defect relating to any Mortgage Loan, the ninety (90) day period following the end of the applicable Initial Resolution Period;

                  (ii) with respect to a Material Document Defect relating to any Mortgage Loan that is not a Specially Serviced Mortgage Loan at any time during the applicable Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the earlier of: (i) the 90th day following the end of such Initial Resolution Period and (ii) the 45th day following the applicable Mortgage Loan Seller's receipt of written notice from the Master Servicer or the Special Servicer of the occurrence of any Servicing Transfer Event with respect to such Mortgage Loan subsequent to the end of such Initial Resolution Period;

                  (iii) with respect to a Material Document Defect relating to any Mortgage Loan that is not a Specially Serviced Mortgage Loan as of the commencement of the applicable Initial Resolution Period but is subject to a Servicing Transfer Event during such Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the 90th day following the applicable Mortgage Loan Seller's receipt of written notice from the Master Servicer or the Special Servicer of the occurrence of such Servicing Transfer Event; and

                  (iv) with respect to a Material Document Defect relating to any Mortgage Loan that is a Specially Serviced Mortgage Loan as of the commencement of the applicable Initial Resolution Period, thirty (30) days, provided that, if the applicable Mortgage Loan Seller did not receive written notice from the Master Servicer or the Special Servicer of the relevant Servicing Transfer Event as of the commencement of the applicable Initial Resolution Period, then such Servicing Transfer Event will be deemed to have occurred during such Initial Resolution Period and clause (iii) of this definition will be deemed to apply.

                  "Responsible Officer": When used with respect to the initial Trustee, any officer of its Asset-Backed Securities Trust Services Group with direct responsibility for the transaction contemplated by this Agreement and with respect to any successor Trustee, any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any trust officer or assistant trust officer, or any assistant controller in its corporate trust department or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the Trustee because of such officer's knowledge of and familiarity with the particular subject.

                  "Revised Rate": With respect to any ARD Loan, the increased interest rate after the Anticipated Repayment Date (in the absence of a default) for such ARD Loan, as calculated and as set forth in the related Mortgage Note or Mortgage.

                  "Securities Act":  The Securities Act of 1933, as amended.

                  "Security Agreement": With respect to any Mortgage Loan, any security agreement or equivalent instrument, whether contained in the related Mortgage or executed separately, creating in favor of the holder of such Mortgage a security interest in the personal property constituting security for repayment of such Mortgage Loan.

                  "Senior Certificate": Any Class X, Class A-1, Class A-2 or Class A-3 Certificate.

                  "Servicer Reports": The CMSA Delinquent Loan Status Report, the CMSA Historical Loan Modification Report, the CMSA Historical Liquidation Report, the CMSA REO Status Report, the CMSA Servicer Watch List, the CMSA NOI Adjustment Worksheet, the CMSA Comparative Financial Status Report and the CMSA Operating Statement Analysis Report.

                  "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03(a).

                  "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses (including attorneys' fees and expenses and fees of real estate brokers) incurred by the Master Servicer, or if applicable, the Trustee or the Fiscal Agent in connection with the servicing and administering of (a) a Mortgage Loan in respect of which a default, delinquency or other unanticipated event has occurred or as to which a default is imminent or (b) an REO Property, including, but not limited to, the cost of (i) compliance with the obligations of the Master Servicer and/or the Special Servicer set forth in Section 3.03(c) and 3.09(c), (ii) the preservation, restoration and protection of a Mortgaged Property, (iii) obtaining any Insurance Proceeds or any Liquidation Proceeds in respect of any Mortgage Loan or any REO Property, (iv) any enforcement or judicial proceedings with respect to a Mortgaged Property, including foreclosures, and (v) the operation, management, maintenance and liquidation of any REO Property. All Emergency Advances made by the Master Servicer hereunder shall be considered "Servicing Advances" for the purposes hereof.

                  "Servicing Fee Rate": With respect to any Mortgage Loan (including any REO Loan), the percentage rate per annum set forth with respect to such Mortgage Loan (including any REO Loan) on the Mortgage Loan Schedule.

                  "Servicing Fees": With respect to any Distribution Date and each Mortgage Loan and each REO Loan, the fee payable to the Master Servicer pursuant to Section 3.11(a).

                  "Servicing File": Any documents (including copies of the documents required to be part of the related Mortgage File), including but not limited to appraisals, environmental reports, engineering reports, legal opinions, the applicable Mortgage Loan Seller's asset summary and original underwriting, delivered to the Master Servicer or the Special Servicer and relating to the origination and servicing of any Mortgage Loan; provided that no information that is proprietary to the related Mortgage Loan Seller shall be considered part of the Servicing File.

                  "Servicing Officer": Any officer of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Master Servicer or the Special Servicer to the Trustee and the Depositor on the Closing Date as such list may be amended from time to time thereafter.

                  "Servicing Standard":  As defined in Section 3.01(a).

                  "Servicing Transfer Event": With respect to any Mortgage Loan, the occurrence of any of the events described in clauses (1) through (8) of the definition of "Specially Serviced Mortgage Loan".

                  "Special Reserve Account ": A segregated custodial account or accounts created and maintained by the Trustee or the Master Servicer pursuant to Section 2.02(e) on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "[LaSalle Bank National Association] [GMAC Commercial Mortgage Corporation, as Master Servicer], in trust for the registered holders of GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2002-C2." Any such account shall be an Eligible Account and shall be an "outside reserve fund" for purposes of the REMIC Provisions, which is not held by REMIC 1.

                  "Special Servicer": GMACCM, or any successor special servicer appointed as herein provided.

                  "Special Servicing Fee": With respect to each Specially Serviced Mortgage Loan (including any Mortgage Loan) and REO Loan, the fee designated as such and payable to the Special Servicer pursuant to Section 3.11(c).

                  "Special Servicing Fee Rate": With respect to each Specially Serviced Mortgage Loan (including any Mortgage Loan) and REO Loan, 0.250% per annum.
                  "Specially Serviced Mortgage Loan": Any Mortgage Loan (and each related Cross-Collateralized Mortgage Loan) as to which any of the following events has occurred:

                  (1) with respect to a Balloon Mortgage Loan, a payment default shall have occurred with respect to the related Balloon Payment; provided, however, that if the Mortgagor continues to make its Assumed Monthly Payment and diligently pursues refinancing, a Servicing Transfer Event shall not occur with respect to such Mortgage Loan until 90 days following such default (or, if the Mortgagor has produced a written refinancing commitment that is reasonably acceptable to the Special Servicer and the Majority Certificateholder of the Controlling Class has given its consent, 150 days following such default); or

                  (2) the related Mortgagor has failed to make when due any Monthly Payment (other than a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage, which failure continues unremedied for 60 days; or

                  (3) the Master Servicer or the Majority Certificateholder of the Controlling Class, as applicable, has determined in its good faith and reasonable judgment, that a default in the making of a Monthly Payment or any other payment required under the related Mortgage Note or the related Mortgage is likely to occur within 30 days and is likely to remain unremedied for at least 60 days or, except as provided in clause (1) above, in the case of a Balloon Payment, for at least 30 days; or

                  (4) there shall have occurred a default, other than as described in clause (1) or (2) above, that materially impairs the value of the related Mortgaged Property as security for the Mortgage Loan or otherwise materially and adversely affects the interests of Certificateholders, which default has continued unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, 60 days); or

                  (5) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Mortgagor and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                  (6) the related Mortgagor shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

                  (7) the related Mortgagor shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or

                  (8) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property;

provided that a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan when a Liquidation Event has occurred in respect of such Mortgage Loan, when the related Mortgaged Property or Properties become REO Property or Properties, or at such time as such of the following as are applicable occur with respect to the circumstances identified above that caused the Mortgage Loan to be characterized as a Specially Serviced Mortgage Loan (and provided that no other Servicing Transfer Event then exists with respect to the particular Mortgage Loan or any related Cross-Collateralized Mortgage Loan):

                  (w) with respect to the circumstances described in clauses (1) and (2) above, the related Mortgagor has made the applicable Balloon Payment or three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.21);

                  (x) with respect to the circumstances described in clauses
         (3), (5), (6) and (7) above, such circumstances cease to exist in the good faith and reasonable judgment of the Special Servicer;

                  (y) with respect to the circumstances described in clause (4) above, such default is cured; and

                  (z)  with  respect to the circumstances described in clause
        (8) above, such proceedings are terminated.

                  "Standard & Poor's": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Standard & Poor's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the

Depositor. Notice of which designation shall be given to the Trustee, the Master Servicer and the Special Servicer and specific ratings of Standard & Poor's herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

                  "Startup Day": With respect to each of REMIC I, REMIC II and REMIC III, the day designated as such in Section 10.01(b).

                  "Stated Maturity Date": With respect to any Mortgage Loan, the Due Date on which the last payment of principal is due and payable under the terms of the related Mortgage Note as in effect on the Closing Date, without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.21 or, in the case of any ARD Loan, the Anticipated Repayment Date for such Mortgage Loan.

                  "Stated Principal Balance": With respect to any Mortgage Loan (and any related REO Loan), the Cut-off Date Principal Balance of such Mortgage Loan (or in the case of a Replacement Mortgage Loan, as of the related date of substitution), as reduced on each Distribution Date (to not less than zero) by
(i) all payments (or Delinquency Advances in lieu thereof) of, and all other collections allocated as provided in Section 1.02 to, principal of or with respect to such Mortgage Loan (or related REO Loan) that are (or, if they had not been applied to cover any Additional Trust Fund Expense, would have been) distributed to Certificateholders on such Distribution Date, and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan (or related REO Loan) during the related Collection Period. Notwithstanding the foregoing, if a Liquidation Event occurs in respect of any Mortgage Loan or any REO Property, then the "Stated Principal Balance" of such Mortgage Loan or of the related REO Loan, as the case may be, shall be zero commencing as of the Distribution Date in the Collection Period next following the Collection Period in which such Liquidation Event occurred.

                  "Strip Holder": The related entity set forth on the Broker Strip Schedule for each Mortgage Loan listed thereon, or any heir, successor or assign; provided, however, that if the agreement which entitles the Strip Holder to receive the applicable Broker Strip is terminated in either case, the applicable Strip Holder shall thereafter be the party designated as such in writing by Goldman Sachs Mortgage Company to the Master Servicer.

                  "Subordinated Certificate": Any Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P or Residual Certificate.

                  "Sub-Servicer": Any Person with which the Master Servicer has entered into a Sub-Servicing Agreement.

                  "Sub-Servicing Agreement": The written contract between the Master Servicer and any Sub-Servicer relating to servicing and administration of Mortgage Loans as provided in Section 3.23.

                  "Substitution Shortfall Amount": In connection with the substitution of one or more Replacement Mortgage Loans for one or more Deleted Mortgage Loans, the amount, if any, by which the Purchase Price or aggregate Purchase Price, as the case may be, for such Deleted Mortgage Loan(s) exceeds the initial Stated Principal Balance or aggregate Stated Principal Balance, as the case may be, of such Replacement Mortgage Loan(s).

                  "Summit REMIC": The single-asset REMIC established with respect to the mortgage loan identified on the Mortgage Loan Schedule as loan number 09-0001518 which REMIC was created by a REMIC declaration made by Goldman Sachs Mortgage Company on June 1, 2002.

                  "Summit REMIC Regular Interest": The REMIC regular interest in the Summit REMIC, which regular interest was transferred and assigned by Goldman Sachs Mortgage Company to the Depositor pursuant to the Mortgage Loan Purchase Agreement between the Depositor and Goldman Sachs Mortgage Company.

                  "Summit REMIC Residual Interest": The REMIC residual interest in the Summit REMIC, which residual interest was transferred and assigned by Goldman Sachs Mortgage Company to the Depositor pursuant to the Mortgage Loan Purchase Agreement between the Depositor and Goldman Sachs Mortgage Company.

                  "Supplemental Agreement": Each of (i) the Supplemental Agreement dated as of June 20, 2002 between GMACCM and Goldman Sachs Mortgage Company and (ii) the Supplemental Agreement dated as of June 20, 2002 between GMACCM and German American Capital Corporation, as amended, restated or otherwise supplemented from time to time.

                  "Tax Returns": The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of REMIC I, REMIC II and REMIC III due to its classification as a REMIC under the REMIC Provisions, and the federal income tax return to be filed on behalf of the Grantor Trust due to its classification as a grantor trust under the Grantor Trust Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, or Applicable State Law.

                  "Tenant": With respect to any Credit Lease Loan, the lessee thereunder.

                  "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

                  "Transfer Affidavit and Agreement":  As defined in
Section 5.02(d)(i)(B).

                  "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

                  "Transferor": Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

                  "Trust Fund": Collectively, the Excess Interest and all of the assets of REMIC I, REMIC II and REMIC III.

                  "Trustee": LaSalle Bank National Association, in its capacity as Trustee under this Agreement, its successor in interest, or any successor trustee appointed as herein provided.

                  "Trustee Fee": With respect to any Distribution Date and each Mortgage Loan and REO Loan, an amount equal to one-twelfth of the product of the Trustee Fee Rate and the aggregate Stated Principal Balance of each Mortgage Loan and each REO Loan immediately following the prior Distribution Date.

                  "Trustee Fee Rate": 0.0032%. The Trustee Fee Rate is included in the Servicing Fee Rate set forth for each Mortgage Loan on the Mortgage Loan Schedule.

                  "UCC": The Uniform Commercial Code of any applicable jurisdiction.

                  "UCC Financing Statement": A financing statement executed and filed pursuant to the Uniform Commercial Code, as in effect in the relevant jurisdiction, or, in the case of Louisiana, the comparable provisions of Louisiana law.

                  "Uncertificated Accrued Interest": With respect to any REMIC I Regular Interest, for any Distribution Date, one month's interest (calculated on the basis of a 360 day year consisting of twelve 30-day months) at the REMIC I Remittance Rate applicable to such REMIC I Regular Interest for such Distribution Date, accrued on the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to such Distribution Date. With respect to any REMIC II Regular Interest, for any Distribution Date, one month's interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) at the REMIC II Remittance Rate applicable to such REMIC II Regular Interest for such Distribution Date, accrued on the Uncertificated Principal Balance of such REMIC II Regular Interest outstanding immediately prior to such Distribution Date. The Uncertificated Accrued Interest in respect of any REMIC I Regular Interest or REMIC II Regular Interest for any Distribution Date shall be deemed to accrue during the applicable Interest Accrual Period.

                  "Uncertificated Distributable Interest": With respect to any REMIC I Regular Interest for any Distribution Date, the Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for such Distribution Date, reduced (to not less than zero) by the product of (i) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (ii) a fraction, expressed as a percentage, the numerator of which is the Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for such Distribution Date, and the denominator of which is the aggregate Uncertificated Accrued Interest in respect of all the REMIC I Regular Interests for such Distribution Date. With respect to any REMIC II Regular Interest for any Distribution Date, an amount equal to: (a) the Uncertificated Accrued Interest in respect of such REMIC II Regular Interest for such Distribution Date; reduced (to not less than zero) by (b) the portion, if any, of the Net Aggregate Prepayment Interest Shortfall, if any, for such Distribution Date allocated to such REMIC II Regular Interest which shall be allocated in the same manner as such Net Aggregate Prepayment Interest Shortfall is allocated amongst the corresponding REMIC III Regular Certificates.

                  "Uncertificated Principal Balance": The principal amount of any REMIC I Regular Interest or REMIC II Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall equal the Cut-off Date Principal Balance of the related Mortgage Loan. On each Distribution Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall be reduced by all distributions of principal deemed to have been made thereon on such Distribution Date pursuant to Section 4.01(a) and, if and to the extent appropriate, shall be further reduced on such Distribution Date as provided in
Section 4.04(a). As of the Closing Date, the Uncertificated Principal Balance of each REMIC II Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each such REMIC II Regular Interest shall be reduced by all distributions of principal deemed to have been made thereon on such Distribution Date pursuant to Section 4.01(b) and, if and to the extent appropriate, shall be further reduced on such Distribution Date as provided in Section 4.04(b).

                  "Underwriter": Each of Deutsche Bank Securities Inc. and Goldman, Sachs & Co.

                  "Uninsured Cause": Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies or flood insurance policies required to be maintained pursuant to Section 3.07.

                  "United States Person": A citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

                  "USPAP": The Uniform Standards of Professional Appraisal Practices.

                  "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, 98% of the Voting Rights shall be allocated among the Holders of the various outstanding Classes of Principal Balance Certificates in proportion to the respective Class Principal Balances of their Certificates, 1% of the Voting Rights shall be allocated among the Holders of the Class X-1 and Class X-2 Certificates in proportion to the respective Class Notional Amounts of such Certificates and the remaining Voting Rights shall be allocated equally among the Holders of the respective Classes of the Residual Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates.

                  "Weighted Average Net Mortgage Rate": With respect to any Distribution Date, the REMIC II Remittance Rate for each REMIC II Regular Interest for such Determination Date.

                  "Withheld Amount": With respect to (a) each Interest Reserve Loan and (b) each Distribution Date occurring in (i) January of each calendar year that is not a leap year and (ii) February of each calendar year, an amount equal to one day's interest at the related Mortgage Rate (less any Servicing Fee payable therefrom) on the respective Stated Principal Balance as of the Due Date in the month in which such Distribution Date occurs, to the extent that a Monthly Payment or Delinquency Advance is made in respect thereof.

                  "Workout": Any written modification, waiver, amendment, restructuring or workout of a Specially Serviced Mortgage Loan or a related Mortgage Note entered into with a Mortgagor in accordance with Section 3.09 hereof.

                  "Workout Fee": With respect to each Corrected Mortgage Loan, the fee designated as such and payable to the Special Servicer pursuant to the third paragraph of Section 3.11(c).

                  "Workout Fee Rate": With respect to each Corrected Mortgage Loan as to which a Workout Fee is payable, 1.00%.

                    SECTION 1.02 Certain Calculations in Respect of the Mortgage Pool

                    (a) All amounts collected in respect of any group of related Cross-Collateralized Mortgage Loans in the form of payments from Mortgagors, Insurance Proceeds and Liquidation Proceeds, shall be applied by the Master Servicer among such Mortgage Loans in accordance with the express provisions of the related loan documents and, in the absence of such express provisions, on a pro rata basis in accordance with the respective amounts then "due and owing" as to each such Mortgage Loan. All amounts collected in respect of any Mortgage Loan (whether or not such Mortgage Loan is a Cross-Collateralized Mortgage Loan) in the form of payments from Mortgagors, Liquidation Proceeds or Insurance Proceeds shall be applied to amounts due and owing under the related Mortgage Note and Mortgage (including, without limitation, for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note and Mortgage and, in the absence of such express provisions, shall be applied for purposes of this Agreement: first, as a recovery of any related unreimbursed Servicing Advances and, if applicable, unpaid Liquidation Expenses; second, as a recovery of accrued and unpaid interest at the related Mortgage Rate on such Mortgage Loan to but not including, as appropriate, the date of receipt or, in the case of a full Monthly Payment from any Mortgagor, the related Due Date; third, as a recovery of principal of such Mortgage Loan then due and owing, including, without limitation, by reason of acceleration of the Mortgage Loan following a default thereunder (or, if a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance); fourth, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items; fifth, as a recovery of Reserve Funds to the extent then required to be held in escrow; sixth, as a recovery of any Prepayment Premium then due and owing under such Mortgage Loan; seventh, as a recovery of any Penalty Charges then due and owing under such Mortgage Loan; eighth, as a recovery of any other amounts (other than Excess Interest) then due and owing under such Mortgage Loan; ninth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and tenth, if such Mortgage Loan is an ARD Loan, as a recovery of any Excess Interest then due and owing on such Mortgage Loan.

                    (b) Collections in respect of each REO Property (exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property) shall be treated: first, as a recovery of any related unreimbursed Servicing Advances; second, as a recovery of accrued and unpaid interest on the related REO Loan at the related Mortgage Rate to but not including the Due Date in the month of receipt; third, as a recovery of principal of the related REO Loan to the extent of its entire unpaid principal balance; and fourth, as a recovery of any other amounts deemed to be due and owing in respect of the related REO Loan.

                    (c) The applications of amounts received in respect of any Mortgage Loan or any REO Property pursuant to paragraphs (a) and (b) of this
Section 1.02 shall be determined by the Master Servicer in its good faith judgment.

                                   ARTICLE II

               CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF
                                  CERTIFICATES

                    SECTION 2.01 Establishment of Trust; Conveyance of Mortgage Loans.

                    (a) The Depositor, concurrently with the execution and delivery hereof, does hereby establish a trust, appoint the Trustee to serve as trustee of such trust and assign to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in, to and under (i) the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) Sections 2, 4(a), 6 and 13 of each Mortgage Loan Purchase Agreement and Sections 2, 4 and 6 of each Supplemental Agreement and (iii) all other assets included or to be included in REMIC I. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans (other than payments of principal, interest and other amounts due and payable on the Mortgage Loans on or before the Cut-off Date). The transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 11.07, is intended by the parties to constitute a sale.

                    (b) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall direct, and hereby represents and warrants that it has directed, each Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or the Custodian

(with a copy to the Master Servicer), on or before the Closing Date, the Mortgage File for each of such Mortgage Loan Seller's Mortgage Loans so assigned. Further, each of the Mortgage Loan Sellers pursuant to the applicable Mortgage Loan Purchase Agreement has agreed to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby, on or before the Closing Date, the Mortgage Note, a copy of the Mortgage, a copy of any related Ground Leases, the originals or copies of any related letters of credit (and any transfer or assignment documents) and the lender's title insurance policy (original or copy or marked-up title commitment marked as binding and countersigned by the title company or its authorized agent either on its face or by an acknowledged closing instruction or escrow letter) for each Mortgage Loan so assigned; provided, however, that if any Mortgage Loan Seller fails to deliver on or before the Closing Date, with respect to any Mortgage Loan so assigned, a copy of the Mortgage, a copy of any related Ground Lease, the originals of any related letters of credit or the lender's title policy (original or copy or marked-up title commitment marked as binding and countersigned by the title company or its authorized agent either on its face or by an acknowledged closing instruction or escrow letter), the delivery requirements of this Section 2.01(b) shall be deemed satisfied with respect to such missing document if the Mortgage Loan Seller delivers such document to the Trustee within 15 Business Days following the Closing Date. If the related Mortgage Loan Seller cannot deliver, or cause to be delivered as to any Mortgage Loan, the original Mortgage Note, the Mortgage Loan Seller shall deliver a copy or duplicate original of such Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed (and including an indemnification provision). If the related Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses (2), (4), (11) and (12) of the definition of "Mortgage File", with evidence of recording or filing, as the case may be, thereon, because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, or because such original recorded document has been lost or returned from the recording or filing office and subsequently lost, as the case may be, the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied as to such missing document or instrument, and such missing document or instrument shall be deemed to have been included in the Mortgage File, provided that a photocopy of such missing document or instrument (without evidence of recording or filing thereon, but certified (which certification may relate to multiple documents or instruments) by the related Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording or filing, as the case may be) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date and either the original of such missing document or instrument, or a copy thereof, with evidence of recording or filing, as the case may be, thereon, is delivered to or at the direction of the Trustee within 180 days of the Closing Date (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as the related Mortgage Loan Seller has provided the Trustee with evidence of such recording or filing, as the case may be, or has certified to the Trustee as to the occurrence of such recording or filing, as the case may be, and is, as certified to the Trustee no less often than quarterly, in good faith attempting to obtain from the appropriate county recorder's or filing office such original or copy). Upon request, the Trustee shall provide a copy of any such certification, promptly after receipt thereof, to any Certificate Owner holding a Certificate in the Controlling Class that has provided a certification to the Trustee in the form attached hereto as Exhibit H. If the related

Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original or a copy of the related lender's title insurance policy referred to in clause (9) of the definition of "Mortgage File" solely because such policy has not yet been issued, the delivery requirements of this
Section 2.01(b) shall be deemed to be satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, provided that the related Mortgage Loan Seller shall have delivered to the Trustee or a Custodian appointed thereby, on or before the Closing Date, a pro forma title policy or commitment for title insurance "marked-up" at the closing of such Mortgage Loan, marked as binding by the insurer or its agent, and the related Mortgage Loan Seller shall deliver to the Trustee or such Custodian, promptly following the receipt thereof, the original related lender's title insurance policy (or a copy thereof). In addition, notwithstanding anything to the contrary contained herein, if there exists with respect to any group of related Cross-Collateralized Mortgage Loans only one original of any document referred to in the definition of "Mortgage File" covering all the Mortgage Loans in such group, then the inclusion of the original of such document in the Mortgage File for any of the Mortgage Loans in such group shall be deemed an inclusion of such original in the Mortgage File for each such Mortgage Loan. Neither the Trustee nor any Custodian shall in any way be liable for any failure by the Mortgage Loan Seller or the Depositor to comply with the delivery requirements of the Mortgage Loan Purchase Agreement and this Section 2.01(b).

                  If any of the endorsements referred to in clause (1) of the definition of "Mortgage File" are delivered to the Trustee in blank, the Trustee shall be responsible for promptly (and in any event within 45 days of the Closing Date) completing the related endorsement and if any of the assignments referred to in clauses (3), (5) and (7) of the definition of "Mortgage File" are delivered to the Trustee in blank, the related Mortgage Loan Seller shall be responsible for completing the related assignment, in the name of the Trustee (in such capacity) and in any event prior to releasing possession thereof. Notwithstanding anything herein to the contrary, with respect to the documents referred to in clause (18) of the definition of Mortgage File, the Master Servicer may hold the original of such document in trust on behalf of the Trustee in order to draw on such letter of credit and the applicable Mortgage Loan Seller shall be deemed to have satisfied the delivery requirements of this
Section 2.01(b) by delivering the original of such document to the (x) Master Servicer in the case of Mortgage Loans sold or originated by GMACCM or (y) Trustee, in the case of loans sold by GSMC or German American Capital Corporation, who will certify receipt of such document by the Closing Date and send a copy of the applicable document to the other party, and the Trustee shall appoint the Master Servicer as custodian with respect to any such letters of credit. The applicable Mortgage Loan Seller shall pay any costs of assignment of such letter of credit required in order for the Master Servicer to draw on such letter of credit. In the event that the related transfer documents specified in clause (18) of the definition of Mortgage File are missing because the related assignment documents have not been completed, the applicable Mortgage Loan Seller shall take all necessary steps to enable the Master Servicer to draw on the related letter of credit including, if necessary, drawing on the letter of credit in its own name pursuant to written instructions from the Master Servicer and immediately remitting such funds (or causing such funds to be remitted) to the Master Servicer.

                  Notwithstanding the above, the related Mortgage Loan Seller shall handle the processing of the assignment and transfer of the original letters of credit. The related Mortgage

Loan Seller shall have up to forty-five (45) days following the Closing Date to complete such transfer; and provided, further, in the event the Master Servicer determines to make a draw under any letter of credit prior to the time it has been assigned and/or transferred to the Trustee on behalf of the Trust Fund or the Master Servicer, as applicable, then the related Mortgage Loan Seller agrees to cooperate with the Master Servicer in making any presentation and draw concerning such letter of credit, on behalf of the Trust Fund (and if necessary the related Mortgage Loan Seller shall make such draw in its own name pursuant to the written instructions of the Master Servicer and deliver the proceeds to the Master Servicer on behalf of the Trust Fund). In the event a draw is not honored or able to be processed as a result of the transfer process being incomplete, the related Mortgage Loan Seller shall be liable to the Trust Fund for all expenses, damages or losses, including, but not limited to reimbursement of interest charged by the Master Servicer for any Advance made in lieu of such draw, up to an amount not to exceed the amount of such draw plus Advance Interest and related expenses resulting from the failure of the draw to occur .

                    (c) The related Mortgage Loan Seller shall, as to each Mortgage Loan, at its own expense, promptly (and in any event within 60 days of the Closing Date) cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate, each assignment referred to in clauses (3) and (5) of the definition of "Mortgage File" and each UCC-2 and UCC-3 referred to in clause (11)(B) of the definition of "Mortgage File". Each such assignment shall reflect that it should be returned by the public recording office or the Mortgage Loan Seller to the Trustee or its designee following recording, and each such UCC-2 and UCC-3 shall reflect that the file copy thereof should be returned to the Trustee or its designee following filing. Promptly following receipt, the Trustee shall, at the expense of the respective Mortgage Loan Seller, deliver a copy of any such document or instrument to the Master Servicer. If any such document or instrument is lost or returned to the Trustee unrecorded or unfiled, as the case may be, because of a defect therein, the Trustee shall direct the Mortgage Loan Seller, pursuant to the related Mortgage Loan Purchase Agreement promptly to prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be and the Mortgage Loan Seller shall comply with such direction.

                    (d) All documents and records in the Depositor's or any Mortgage Loan Seller's possession relating to the Mortgage Loans that are not required to be a part of a Mortgage File in accordance with the definition thereof shall be delivered to the Master Servicer on or before the Closing Date and shall be held by the Master Servicer (or a Sub-Servicer retained thereby) on behalf of the Trustee in trust for the benefit of the Certificateholders. Such documents and records shall be any documents and records that would otherwise be part of a Servicing File. If the Sub-Servicer shall hold any original documents and records delivered to it pursuant to this clause (d) then the Sub-Servicer shall deliver copies thereof to the Master Servicer.

                    (e) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall deliver, and hereby represents and warrants that it has delivered, to the Trustee and the Master Servicer, on or before the Closing Date, a fully executed original counterpart of each Mortgage Loan Purchase Agreement and each Supplemental Agreement, as in full force and effect, without amendment or modification, on the Closing Date.

                    (f) In addition to the Depositor's assignment pursuant to subsection (a), the Depositor, concurrently with the execution and delivery hereof, hereby assigns to the Trustee without recourse all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in, to and under the Ames REMIC Residual Interest, the Barbour REMIC Residual Interest, the Central REMIC Residual Interest, the Gateway REMIC Residual Interest and the Summit REMIC Residual Interest, and the Trustee shall hold such REMIC Residual Interests on behalf of the Certificateholder of the Class R-I Certificate. Notwithstanding anything contained herein, such REMIC Residual Interests shall not be an asset of, or an interest in, any of REMIC I, REMIC II or REMIC III. Such REMIC Residual Interests shall be represented by the same Certificate representing the REMIC I residual interest and any transfer of the Class R-I Residual Certificate shall include, and references herein to the Class R-I Certificate shall include, where appropriate, such REMIC residual interests.

                    SECTION 2.02 Acceptance by Trustee.

                    (a) The Trustee, by the execution and delivery of this Agreement, hereby certifies receipt by it or a Custodian on its behalf, subject to the provisions of Section 2.01 and the further review provided for in this
Section 2.02, and further subject to any exceptions noted on any exception report prepared by the Trustee or such Custodian and attached hereto as Schedule II, of the documents specified in clauses (1), (2), (9), (13) and (18) (other than the related transfer documents) of the definition of "Mortgage File" with respect to each Mortgage Loan, of a fully executed original counterpart of each Mortgage Loan Purchase Agreement and of all other assets included in REMIC I and delivered to it, in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and the other documents delivered or caused to be delivered by the Mortgage Loan Sellers constituting the Mortgage Files, and that it holds and will hold such other assets included in REMIC I, in trust for the exclusive use and benefit of all present and future Certificateholders. In connection with the foregoing, the Trustee hereby certifies, subject to any exceptions noted on any exception report prepared by the Trustee or the Custodian and attached hereto as Schedule II, as to each Mortgage Note, that it (A) appears regular on its face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor), (B) appears to have been executed (where appropriate) and (C) purports to relate to such Mortgage Loan.

                    Further, the Trustee hereby certifies to each of the Depositor, the Master Servicer, the Special Servicer and each Mortgage Loan Seller that except as identified in the exception report, which is attached hereto as Schedule II, without regard to the proviso in the definition of "Mortgage File", each of the original executed Mortgage Notes and endorsements as described in clause (1) of the definition of Mortgage File and the documents or instruments referred to in clauses (2), (9), (13) and (18) (solely with respect to letters of credit and not the related transfer documents) of the definition of Mortgage File are in its possession; provided that with respect to clause (13) of the definition of Mortgage File, the Trustee certification shall relate only to copies of Ground Leases if any, and, with respect to clause (18) of the definition of Mortgage File, the Trustee's certification shall relate only to copies of any letter of credit and transfer documents, if any. With respect to the schedule of exceptions described in the preceding sentence, within fifteen (15) Business Days of the Closing Date, with respect to the documents specified in clauses (2), (9), (13) and (18) (solely with respect to letters of credit and not the related transfer documents) of the definition of Mortgage File, the related Mortgage Loan Seller shall cure any exception listed therein (for the avoidance of doubt, any deficiencies with respect to the documents specified in clause (2) resulting solely from a delay in the return of the related documents from the applicable recording office or loss of such documents, shall be cured in the time and manner described in
Section 2.01(b)). If such exception is not so cured, the related Mortgage Loan Seller shall either (x) repurchase the related Mortgage Loan, (y) with respect to exceptions relating to clause (18) of the definition of "Mortgage File", deposit with the Master Servicer an amount, to be held in a Special Reserve Account, equal to the amount of the undelivered letter of credit (in the alternative, the related Mortgage Loan Seller may deliver to the Master Servicer, with a copy to the Trustee, a letter of credit for the benefit of the Master Servicer on behalf of the Trustee and upon the same terms and conditions as the undelivered letter of credit) which the Master Servicer on behalf of the Trustee may use (or draw upon, as the case may be) under the same circumstances and conditions as the Master Servicer would have been entitled to draw on the undelivered letter of credit, or (z) with respect to any exceptions relating to clauses (2) and (9), deposit with the Trustee an amount, to be held in trust in a Special Reserve Account, equal to 25% of the Stated Principal Balance of the related Mortgage Loan. Any funds or letter of credit deposited pursuant to clauses (y) and (z) shall be held pursuant to the related Mortgage Loan Purchase Agreement by the Trustee or the Master Servicer, as applicable, until the earlier of (i) the date on which the Master Servicer certifies to the Trustee and the Majority Certificateholder of the Controlling Class that such exception has been cured (or the Trustee certifies the same to the Majority Certificateholder of the Controlling Class), at which time such funds or letter of credit, as applicable, shall be returned to the related Mortgage Loan Seller and (ii) thirty (30) Business Days after the Closing Date; provided, however, that if such exception is not cured within such thirty (30) Business Days, (A) in the case of clause (y), the Master Servicer shall retain the funds or the letter of credit on deposit in the related Special Reserve Account until such exception is cured or the Mortgage Loan is repurchased, or (B) in the case of clause (z), the related Mortgage Loan Seller shall repurchase the related Mortgage Loan in accordance with the terms and conditions of Section 2.03 or the related Mortgage Loan Purchase Agreement, at which time such funds shall be applied to the Purchase Price of the related Mortgage Loan. Any funds or letter of credit deposited pursuant to clauses (y) or (z) shall be treated as an "outside reserve fund" for purposes of the REMIC Provisions, and the related Mortgage Loan Seller shall be treated as the beneficial owner thereof (and any amounts reimbursed by REMIC I or REMIC II) and shall be taxed on any reinvestment income with respect to such funds.

                    (b) Within 60 days of the Closing Date, the Trustee or a Custodian on its behalf shall review each of the Mortgage Loan documents delivered or caused to be delivered by the Mortgage Loan Sellers constituting the Mortgage Files; and, promptly following such review, the Trustee shall certify in writing in the form attached hereto as Schedule III to each of the Depositor, the Master Servicer, the Special Servicer, each Certificateholder in the Controlling Class, each Mortgage Loan Seller and, upon request, any Certificateholder that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in any exception report annexed thereto as not being covered by such certification), (i) all documents specified in clauses (1) through (5), (9), (11), (12), (13) and (18) (in the case of clause (11), without regard to whether such UCC financing statements were in the possession of the Mortgage Loan Seller (or its agent)) of the definition of "Mortgage File" are in its possession or the related Mortgage Loan Seller has otherwise satisfied the delivery requirements in accordance with Section 2.01(b) and (ii) all documents delivered or caused to be delivered by the related Mortgage Loan Seller constituting the related Mortgage File have been reviewed by it or by a Custodian on its behalf and (A) appear regular on their face and relate to such Mortgage Loan, (B) appear to have been executed (where appropriate) and (C) purport to relate to such Mortgage Loan. If the Trustee's certification pursuant to the preceding sentence includes an exception report, or if such certification indicates that any recording or filing required by Section 2.01(c) has not been completed with respect to a Mortgage Loan, the Trustee or a Custodian on its behalf shall continuously update such exception report to reflect receipt of any additional documents or instruments or evidence of recording or filing of such additional documents or instruments with respect to such Mortgage Loan, until the earliest of (i) the date on which such exceptions are eliminated and any such recording or filing has been completed, (ii) the date on which the affected Mortgage Loan has been removed from the Trust Fund, and (iii) the date which is two years after the Closing Date, and shall provide such updated exception report (beginning 150 days after the Closing Date and continuing every 90 days thereafter until the date such exceptions are cured, and following the date which is two years after the Closing Date, annually) to each of the Depositor, the Master Servicer, the Special Servicer, the Majority Certificateholder of the Controlling Class and, upon request, any Certificateholder. At any time after the date which is two years after the Closing Date, the Depositor, the Master Servicer, the Special Servicer and any Certificateholder may receive, upon request, an updated exception report (which may be in electronic format).

                    (c) The Trustee or a Custodian on its behalf shall review each of the Mortgage Loan documents received thereby subsequent to the Closing Date; and, on or about the first anniversary of the Closing Date, the Trustee shall certify in writing in the form attached hereto as Schedule III to each of the Depositor, the Master Servicer, the Special Servicer, the Majority Certificateholder of the Controlling Class and each Mortgage Loan Seller that, as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan as to which a Liquidation Event has occurred) and except as specifically identified in any exception report annexed to such certification,
(i) all documents specified in clauses (1) through (5), (9), (11), (12), (13) and (18) (in the case of clause (11), without regard to whether such UCC financing statements were in the possession of the Mortgage Loan Seller (or its agent)) of the definition of "Mortgage File" are in its possession or the related Mortgage Loan Seller has otherwise satisfied the delivery requirements in accordance with Section 2.01(b), (ii) it or a Custodian on its behalf has received either a recorded original of each of the assignments specified in clause (3) and, insofar as an unrecorded original thereof had been delivered or caused to be delivered by the related Mortgage Loan Seller, clause (5) of the definition of "Mortgage File" or a copy of such recorded original certified by the applicable public recording office or, if such public recording office does not provide a certified original, the Mortgage Loan Seller to be true and complete and (iii) all Mortgage Loan documents received by it or any Custodian have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face and relate to such Mortgage Loan, (B) appear to have been executed (where appropriate) and (C) purport to relate to such Mortgage Loan.

It is acknowledged that neither the Trustee nor any Custodian is under any duty or obligation (i) to determine whether any of the documents specified in clauses
(6), (7), (8), (10), (14), (15), (16), (17) and (19) of the definition of
"Mortgage File" exist or are required to be delivered by the Depositor, any Mortgage Loan Seller or any other Person or (ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are genuine, enforceable, in recordable form or appropriate for the represented purpose or that they are other than what they purport to be on their face. Further, with respect to the documents described in clause (11) of the definition of "Mortgage File", absent actual knowledge to the contrary or copies of UCC Financing Statements delivered to the Trustee as part of the Mortgage File indicating otherwise, the Trustee may assume, for the purposes of certification and recordation delivered in Section 2.02(b), that the related Mortgage File should include one UCC Financing Statement filed in the office designated for the filing in the state of incorporation for the Mortgagor of the Mortgage on the related Mortgaged Property. The UCC Financing Statements will be delivered on the new national filing forms, in recordable form and will be filed in the relevant central office of such state as referred to herein or on the face of such documents.

                    (d) If, in the process of reviewing the Mortgage Files or at any time thereafter, the Trustee or any Custodian finds (or, if at any time, any other party hereto finds) any document or documents constituting a part of a Mortgage File to have not been properly executed or, subject to Section 2.01(b), to have not been delivered, to contain information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule, or to be defective on its face (each, a "Document Defect" in the related Mortgage File) the Trustee (or such other party) shall promptly so notify each of the other parties hereto and the related Mortgage Loan Seller. If and when notified of any error in the Mortgage Loan Schedule, the Depositor shall promptly correct such error and distribute a new, corrected Mortgage Loan Schedule to each of the other parties hereto, and upon receipt by the Trustee of such a corrected Mortgage Loan Schedule so identified, such new, corrected Mortgage Loan Schedule shall be deemed to amend and replace the existing Mortgage Loan Schedule for all purposes.

                    (e) The Master Servicer may establish one or more Special Reserve Accounts, each of which shall be an Eligible Account, and the Master Servicer or its designee shall deposit any amount required to be deposited in a Special Reserve Account within two Business Days of receipt. The Trustee may also establish one or more Special Reserve Accounts, each of which shall be an Eligible Account, and the Trustee or its designee shall deposit any amount required to be deposited in a Special Reserve Account within two Business Days of receipt. The related Mortgage Loan Seller may direct the Master Servicer or Trustee, as applicable, to invest or cause the investment of the funds deposited in the Special Reserve Account in one or more Permitted Investments that bear interest or are sold at a discount and that mature, unless payable on demand, no later than the Business Day prior to the next Delinquency Advance Date. The Master Servicer or the Trustee, as applicable, shall act upon the written instructions of the Mortgage Loan Seller with respect to the investment of the funds in the Special Reserve Account in such Permitted Investments, provided that in the absence of appropriate and timely written instructions from the related Mortgage Loan Seller, neither the Master Servicer nor the Trustee shall invest or direct the investment of funds in such Special Reserve Account. All income and gain realized from the investment of funds deposited in such Special Reserve Account shall be for the benefit of the related Mortgage Loan Seller (which shall be taxable with respect thereto) and shall be withdrawn by the Master Servicer, the Trustee or their designees and remitted to the related Mortgage Loan Seller on each Delinquency Advance Date (net of any losses incurred), and the related Mortgage Loan Seller shall remit to the Master Servicer or the Trustee from the related Mortgage Loan Seller's own funds for deposit into such Special Reserve Account the amount of any Net Investment Loss (net of Net Investment Earnings) in respect of such Permitted Investments immediately upon realization of such Net Investment Losses and receipt of written notice thereof from the Master Servicer or the Trustee, as applicable.

                    SECTION 2.03 Mortgage Loan Sellers' Repurchase or Substitution of Mortgage Loans for Document Defects in Mortgage Files and Breaches of Representations and Warranties.

                    (a) If the Trustee discovers or receives notice of a Document Defect in any Mortgage File or a breach of any representation or warranty set forth in or made pursuant to Section 4(a) of each Mortgage Loan Purchase Agreement or Section 2(a) of each Supplemental Agreement (a "Breach"), and if such Document Defect or Breach is a Material Document Defect or Material Breach, as the case may be, the Trustee shall give prompt written notice of such Material Document Defect, or Material Breach, as the case may be, to the Depositor, the Master Servicer, the Special Servicer, the Majority Certificateholder of the Controlling Class, the Rating Agencies and the related Mortgage Loan Seller (and GMACCM, in the case of such a Material Document Defect or Material Breach under a Supplemental Agreement). The Special Servicer shall, and the Trustee and Master Servicer may (provided that if the applicable Mortgage Loan Seller is an Affiliate of the Special Servicer, the Trustee shall pursue such action in consultation with the Majority Certificateholder of the Controlling Class), request in writing (with a copy to the other parties hereto, the Rating Agencies and the Majority Certificateholder of the Controlling Class) that the applicable Mortgage Loan Seller, not later than ninety (90) days from receipt of such written request, and the applicable Mortgage Loan Seller shall,
(i) cure such Material Document Defect or Material Breach, as the case may be, in all material respects, (ii) repurchase the affected Mortgage Loan at the Purchase Price, (iii) within two years of the Closing Date, substitute a Qualified Substitute Mortgage Loan for such affected Mortgage Loan and pay the Master Servicer for deposit into the Certificate Account any Substitution Shortfall Amount in connection therewith, or (iv) at the sole discretion of the Majority Certificateholder of the Controlling Class (so long as the Majority Certificateholder of the Controlling Class is not the related Mortgage Loan Seller or an Affiliate thereof), provide to the Master Servicer a letter of credit or deposit in a Special Reserve Account an amount equal to 25% of the Stated Principal Balance of any Mortgage Loan for which certain types of Material Document Defects relating to delay in the return of documents from local filing or recording offices remaining uncorrected for 18 months following the Closing Date as provided in Section 2.02(a); provided, however, that if such Material Document Defect or Material Breach is capable of being cured but not cured within such ninety (90) day period (the "Initial Resolution Period"), such Material Document Defect or Material Breach does not relate to the Mortgage Loan not being treated as a "qualified mortgage" within the meaning of the REMIC Provisions and the applicable Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach within such ninety (90) day period, the applicable Mortgage Loan Seller shall have (x) with respect to any such Material Breach, an additional period equal to the applicable Resolution Extension Period (and shall give notice to the Trustee that it is using such additional period) to complete such cure (or, failing such cure, to repurchase the related Mortgage Loan (or related REO Loan) or substitute a Qualified Substitute Mortgage Loan) and (y) with respect to any such Material Document Defect, the applicable Resolution Extension Period to complete such cure (or, failing such cure, to repurchase the related Mortgage Loan (or related REO Loan) or substitute a Qualified Substitute Mortgage Loan) or as described in clause (iv) above, provide a letter of credit or deposit the requisite amount in the Special Reserve Account; and provided, further, with respect to such Resolution Extension Period, the applicable Mortgage Loan Seller shall have delivered an officer's certificate to the Trustee setting forth the reasons such Material Document Defect or Material Breach is not capable of being cured within the initial ninety (90) day period and what actions the applicable Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that the applicable Mortgage Loan Seller anticipates such Material Document Defect or Material Breach will be cured within the Resolution Extension Period. If the affected Mortgage Loan is to be repurchased or substituted, the Master Servicer shall designate the Certificate Account as the account to which funds in the amount of the Purchase Price or the Substitution Shortfall Amount, as applicable, are to be wired. Any such repurchase or substitution of a Mortgage Loan shall be on a whole loan, servicing released basis.

         Notwithstanding the foregoing, if (x) there exists a Breach of any representation or warranty on the part of a Mortgage Loan Seller as set forth in, or made pursuant to, Exhibit B, clauses 23, 28, 29 and 32 of the related Mortgage Loan Purchase Agreement relating to fees and expenses payable by the Mortgagor associated with the exercise of a defeasance option, a waiver of a "due on sale" provision or a "due on encumbrance" provision or the release of any Mortgaged Property, and (y) the related Mortgage Loan documents specifically prohibit the Master Servicer or Special Servicer from requiring the related Mortgagor to pay such fees and expenses, then, upon notice by the Master Servicer or Special Servicer, the related Mortgage Loan Seller shall transfer to the Collection Account, within 90 days of such Mortgage Loan Seller's receipt of such notice, the amount of any such fees and expenses borne by the Trust Fund that are the basis of such Breach. Upon its making such deposit, the related Mortgage Loan Seller shall be deemed to have cured such Breach in all respects. Provided such payment is made, this paragraph describes the sole remedy available to the Certificateholders and the Trustee on their behalf regarding any such Breach, regardless of whether it constitutes a Material Breach, and the related Mortgage Loan Seller shall not be obligated to repurchase or otherwise cure such Breach.

         If a repurchase obligation arises for any Mortgage Loan such obligation shall extend to, and the related Mortgage Loan Seller shall repurchase, any related Cross-Collateralized Mortgage Loan; provided, that with respect to any Mortgage Loan the Mortgage Loan Seller shall not be required to repurchase or substitute for the affected Mortgage Loan for which the repurchase obligation has arisen, or all of the related Cross-Collateralized Mortgage Loans, if the Breach or Document Defect relates solely to one Mortgaged Property and if the affected Mortgaged Property may be released pursuant to the specific terms of any partial release provisions in the related Mortgage Loan documents and the remaining Mortgaged Property(ies) satisfies the requirements, if any, set forth in the Mortgage(s) for the Mortgaged Property(ies) remaining after application of the partial release provisions or, in the alternative, at the sole discretion of the Majority Certificateholder of the Controlling Class (so long as the Majority Certificateholder of the Controlling Class is not the related Mortgage Loan Seller or an Affiliate thereof), if the credit of the remaining Mortgage Loans comprising the related pool of Cross-Collateralized Mortgage Loans shall be reasonably acceptable; provided, however, that in connection with a partial release, the related Mortgage Loan Seller shall obtain an Opinion of Counsel (at such Mortgage Loan Seller's expense) to the effect that the contemplated action will not, with respect to REMIC I, REMIC II or REMIC III, adversely affect REMIC status and, unless such party determines in its sole discretion to indemnify the Trust Fund on an after-tax basis with respect to any prohibited transaction; and provided further, that if (i) the Debt Service Coverage Ratio of the remaining Mortgaged Properties is less than the Debt Service Coverage Ratio of all such Mortgaged Properties prior to the release, or (ii) the Loan-to-Value Ratio of the remaining Mortgaged Properties is greater than the Loan-to-Value Ratio of all such Mortgaged Properties prior to the release, Rating Agency Confirmation shall be required.

         As to any Qualifying Substitute Mortgage Loan or Loans, the Trustee shall direct the related Mortgage Loan Seller (or GMACCM, in the case of such a Document Defect, Breach or event under the related Supplemental Agreement) to deliver to the Trustee for such Qualifying Substitute Mortgage Loan or Loans (with a copy to the Master Servicer), the related Mortgage File(s) with the related Mortgage Note(s) endorsed as required by clause (1) of the definition of "Mortgage File". No substitution may be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to Qualifying Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by Master Servicer and remitted by the Master Servicer to the related Mortgage Loan Seller (or GMACCM, in the case of such a Document Defect, Breach or event under the related Supplemental Agreement) on the next succeeding Distribution Date. For the month of substitution, distributions to Certificateholders will include the Monthly Payment due on the related Deleted Mortgage Loan for such month and thereafter the related Mortgage Loan Seller (or GMACCM, in the case of such a Document Defect, Breach or event under the related Supplemental Agreement) shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan.

                  In any month in which the related Mortgage Loan Seller (or GMACCM under the related Supplemental Agreement) substitutes one or more Qualifying Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the applicable Substitution Shortfall Amount. The Trustee shall direct the related Mortgage Loan Seller (or GMACCM, as applicable) to deposit cash equal to such amount into the Certificate Account concurrently with the delivery of the Mortgage File(s) for the Qualifying Substitute Mortgage Loan(s), without any reimbursement thereof. The Trustee shall also direct the related Mortgage Loan Seller (or GMACCM, as applicable) to give written notice to the Trustee and the Master Servicer of such deposit, accompanied by an Officer's Certificate as to the calculation of the applicable Substitution Shortfall Amount. The Trustee shall direct the related Mortgage Loan Seller (or GMACCM, as applicable) to amend the Mortgage Loan Schedule to reflect the removal of each Deleted Mortgage Loan and, if applicable, the substitution of the Qualifying Substitute Mortgage Loan(s); and, upon such amendment, the Trustee shall deliver or cause the delivery of such amended Mortgage Loan Schedule to the other parties hereto. Upon any such substitution, the Qualifying Substitute Mortgage Loan(s) shall be subject to the terms of this Agreement in all respects.

                  (b) In connection with any repurchase or substitution of one or more Mortgage Loans contemplated by this Section 2.03, upon receipt of a Request for Release (in the form of Exhibit D attached hereto) of a Servicing Officer of the Master Servicer certifying as to the receipt of the applicable Purchase Price(s) in the Certificate Account (in the case of any such repurchase) or the receipt of the applicable Substitution Shortfall Amount(s) in the Certificate

Account and upon the delivery of the Mortgage File(s) and the Servicing File(s) for the related Qualified Substitute Mortgage Loan(s) to the Master Servicer (in the case of any such substitution), (i) the Trustee shall promptly execute and deliver such endorsements and assignments as are provided to it, in each case without recourse, representation or warranty, as shall be necessary to vest in the applicable Mortgage Loan Seller the legal and beneficial ownership of each repurchased Mortgage Loan or Deleted Mortgage Loan, as applicable, being released pursuant to this Section 2.03, and (ii) the Trustee, the Master Servicer and the Special Servicer shall each tender promptly to the applicable Mortgage Loan Seller, upon delivery to each of them of a receipt executed by the applicable Mortgage Loan Seller, all portions of the Mortgage File and other documents pertaining to each such Mortgage Loan possessed by it and the Master Servicer and the Special Servicer shall release or cause to be released to the applicable Mortgage Loan Seller any Escrow Payments and Reserve Funds held by it in respect of such repurchased or Deleted Mortgage Loan; provided that any such tender by the Trustee shall be conditioned upon its receipt from the Master Servicer or the Special Servicer of a Request for Release.

                  Thereafter, the Trustee, the Master Servicer and the Special Servicer shall have no further responsibility with regard to the related repurchased Mortgage Loan(s) or Deleted Mortgage Loan(s), as applicable, and the related Mortgage File(s) and Servicing File(s). The Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.03, and the Trustee shall execute any powers of attorney that are prepared and delivered to the Trustee by the Master Servicer and are necessary to permit the Master Servicer to do so. At the time a substitution is made, the related Mortgage Loan Purchase Agreement or Supplemental Agreement, as applicable, will provide that the Mortgage Loan Seller shall deliver the related Mortgage File to the Trustee and certify that the substitute Mortgage Loan is a Qualified Substitute Mortgage Loan.

                  (c) The provisions of this Article II provides the sole remedy available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Material Document Defect in a Mortgage File or any Material Breach of any representation or warranty set forth in or required to be made pursuant to Section 4(a) of the applicable Mortgage Loan Purchase Agreement or Section 2(a) of the applicable Supplemental Agreement.

                  (d) The Trustee with the cooperation of the Special Servicer (in the case of Specially Serviced Mortgage Loans) shall, for the benefit of the Certificateholders, enforce the obligations of each Mortgage Loan Seller under
Section 6 of the related Mortgage Loan Purchase Agreement and the obligations of GMACCM under Section 4 of the related Supplemental Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, shall be carried out in such form, to such extent and at such time as the Trustee would require were it, in its individual capacity, the owner of the affected Mortgage Loan(s). The Trustee shall be reimbursed for the reasonable costs of such enforcement, together with interest thereon at the Reimbursement Rate: first, from a specific recovery of costs, expenses or attorneys' fees against the related Mortgage Loan Seller (or GMACCM, in the case of enforcement under the related Supplemental Agreement); second, pursuant to Section 3.05(a)(x) out of the related Purchase Price, to the extent that such expenses are a specific component thereof; and third, if at the conclusion of such enforcement action it is determined that the amounts described in clauses first and second are insufficient, then pursuant to Section 3.05(a)(xi) out of general collections on the Mortgage Loans on deposit in the Certificate Account.

                  (e) Subject to the applicable time periods for cure, substitution, repurchase or other remedy provided in this Agreement, if the applicable Mortgage Loan Seller contests a repurchase claim for a Material Breach or Material Document Defect and the Special Servicer determines that it is in the best interest of the Certificateholders to proceed with a liquidation or workout (any modification pursuant to which shall not constitute a defense against a repurchase) of a Mortgage Loan that is in default while pursuing a repurchase claim, provided that any such action is consistent with the Servicing Standard, the Mortgage Loan Seller will be liable for the difference between the aggregate of all Liquidation Proceeds, Insurance Proceeds, net REO Revenues and all other amounts previously received from the liquidation of, or otherwise in respect of, such Mortgage Loan and the Purchase Price to the extent the repurchase claim is successful.

                  SECTION 2.04 Issuance of Class R-I Certificates; Creation of REMIC I Regular Interests.

                  Concurrently with the assignment to the Trustee of the assets included in REMIC I, and in exchange therefor, at the direction of the Depositor, the REMIC I Regular Interests have been issued hereunder and the Trustee has executed, and caused the Certificate Registrar to authenticate and deliver, to or upon the order of the Depositor, the Class R-I Certificates in authorized denominations. The interests evidenced by the Class R-I Certificates, together with the REMIC I Regular Interests, constitute the entire beneficial ownership of REMIC I. The rights of the Class R-I Certificateholders and REMIC II to receive distributions from the proceeds of REMIC I in respect of the Class R-I Certificates and the REMIC I Regular Interests, respectively, and all ownership interests of the Class R-I Certificateholders and REMIC II in and to such distributions, shall be as set forth in this Agreement.

                  SECTION 2.05 Conveyance of REMIC I Regular Interests; Acceptance of REMIC II by the Trustee.

                  The Depositor, as of the Closing Date, and concurrently with the execution and delivery hereof, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests to the Trustee for the benefit of the Class R-II Certificateholders and REMIC III as holder of the REMIC II Regular Interests. The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Class R-II Certificateholders and REMIC III as the holder of the REMIC II Regular Interests.

                  SECTION 2.06 Issuance of Class R-II Certificates; Creation of REMIC II Regular Interest.

                  Concurrently with the assignment to the Trustee of the REMIC I Regular Interests, and in exchange therefor, at the direction of the Depositor, the REMIC II Regular Interests have been issued hereunder and the Trustee has executed, and caused the Certificate

Registrar to authenticate and deliver, to or upon the order of the Depositor, the Class R-II Certificates in authorized denominations. The interests evidenced by the Class R-II Certificates, together with the REMIC II Regular Interests, constitute the entire beneficial ownership of REMIC II. The rights of the Class R-II Certificateholders and REMIC III to receive distributions from the proceeds of REMIC II in respect of the Class R-II Certificates and the REMIC II Regular Interests, respectively, and all ownership interests of the Class R-II Certificateholders and REMIC III in and to such distributions, shall be as set forth in this Agreement.

                  SECTION 2.07 Conveyance of REMIC II Regular Interests; Acceptance of REMIC III by Trustee.

                  The Depositor, as of the Closing Date, and concurrently with the execution and delivery hereof, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC II Regular Interests to the Trustee for the benefit of the REMIC III Certificateholders. The Trustee acknowledges the assignment to it of the REMIC II Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future REMIC III Certificateholders.

                  SECTION 2.08 Issuance of REMIC III Certificates.

                  Concurrently with the assignment to the Trustee of the REMIC II Regular Interests, and in exchange therefor, at the direction of the Depositor, the Trustee has executed, and caused the Certificate Registrar to authenticate and deliver, to or upon the order of the Depositor, the REMIC III Certificates in authorized denominations evidencing the entire beneficial ownership of REMIC III. The rights of the respective Classes of REMIC III Certificateholders to receive distributions from the proceeds of REMIC III in respect of their REMIC III Certificates, and all ownership interests of the respective Classes of REMIC III Certificateholders in and to such distributions, shall be as set forth in this Agreement.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                               OF THE TRUST FUND

                  SECTION 3.01 Servicing and Administration of the Mortgage
Loans.

                  (a) Each of the Master Servicer and the Special Servicer shall service and administer the Mortgage Loans that it is obligated to service and administer pursuant to this Agreement on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders (as determined by the Master Servicer or the Special Servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of this Agreement and the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, further as follows: (i) with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible hereunder; (ii) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage

Loans or, if a Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Mortgage Loan to the Certificateholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate); and (iii) without regard to (A) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof may have with the related Mortgagor, (B) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or by any Affiliate thereof, (C) the Master Servicer's obligation to make Advances, (D) the Special Servicer's obligation to direct the Master Servicer to make Servicing Advances, (E) the right of the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction and (F) the obligation of GMACCM to repurchase Mortgage Loans pursuant to Section 4(b) of the related Supplemental Agreement (the conditions set forth in the immediately foregoing clauses (i), (ii) and (iii), the "Servicing Standard"). Without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, in its own name, in connection with its servicing and administrative duties hereunder is hereby authorized and empowered by the Trustee, to exercise efforts consistent with the foregoing standard and to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; subject to Section 3.21, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; and any and all instruments of satisfaction or cancellation, or of full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties. Each of the Master Servicer and the Special Servicer is also authorized to approve a request by a Mortgagor under a Mortgage Loan that it is obligated to service and administer pursuant to this Agreement, for an easement, consent to alteration or demolition, and for other similar matters, provided that the Master Servicer or the Special Servicer, as the case may be, determines, exercising its good faith business judgment and in accordance with the Servicing Standard, that such approval will not affect the security for, or the timely and full collectability of, the related Mortgage Loan. Subject to
Section 3.10, the Trustee shall furnish, or cause to be furnished, to the Master Servicer and the Special Servicer any powers of attorney and other documents necessary or appropriate to enable the Master Servicer or the Special Servicer, as the case may be, to carry out its servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable, and shall be indemnified by the Master Servicer or the Special Servicer, as applicable, for any negligence with respect to, or willful misuse of, any such power of attorney by the Master Servicer or the Special Servicer, as the case may be; and further provided that neither the Master Servicer nor the Special Servicer, without the written consent of the Trustee, shall initiate any action in the name of the Trustee, without indicating its representative capacity or cause the Trustee to be registered to do business in any state.

                  (b) Subject to Section 3.01(a) and Section 3.24(f) (taking account of Section 3.24(g)), the Master Servicer and the Special Servicer each shall have full power and authority, acting alone or, subject to Section 3.23, through Sub-Servicers, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable.

                (c) The relationship of the Master Servicer and the Special Servicer to the Trustee and, unless the same Person acts in both capacities, to each other under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent. Unless the same Person acts in both capacities, the Master Servicer shall have no responsibility for the performance by the Special Servicer of its duties under this Agreement, and the Special Servicer shall have no responsibility for the performance of the Master Servicer under this Agreement.

                (d) Subject to Section 3.01(a), each of the Master Servicer and Special Servicer shall service and administer each Mortgage Loan that is a Cross-Collateralized Mortgage Loan as a single Mortgage Loan in each case as and when it deems such treatment necessary and appropriate.

                SECTION 3.02 Collection of Mortgage Loan Payments.

                The Master Servicer (or the Special Servicer with respect to the Specially Serviced Mortgage Loans) shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and conditions of the Mortgage Loans, follow such collection procedures as are consistent with the Servicing Standard; provided, however, that nothing herein contained shall be construed as an express or implied guarantee by the Master Servicer or the Special Servicer of the collectability of the Mortgage Loans. Consistent with the foregoing, the Master Servicer may in its discretion waive any Penalty Charge in connection with any delinquent payment on a Mortgage Loan (other than a Specially Serviced Mortgage Loan) and the Special Servicer may in its discretion waive any Penalty Charge in connection with any delinquent payment on a Specially Serviced Mortgage Loan.

                SECTION 3.03 Collection of Taxes, Assessments and Similar Items; Servicing Accounts and Reserve Accounts.

                (a) Each of the Master Servicer (or the Special Servicer with respect to the Specially Serviced Mortgage Loans) shall establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow Payments shall be deposited and retained. Servicing Accounts shall be Eligible Accounts. Withdrawals of amounts so collected in respect of any Mortgage Loan (and interest earned thereon) from a Servicing Account may be made only to: (i) effect payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and comparable items in respect of the related Mortgaged Property; (ii) reimburse the Fiscal Agent, the Trustee and the Master Servicer, in that order, as applicable, for any unreimbursed Servicing Advances made thereby to cover any of the items described in the immediately preceding clause
(i); (iii) refund to the related Mortgagor any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to the related Mortgagor on balances in the Servicing Account (or, if and to the extent not payable to the related Mortgagor, to pay such interest to the Master Servicer or Special Servicer, as applicable); (v) disburse Insurance Proceeds if required to be applied to the repair or restoration of the related

Mortgaged Property; or (vi) clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01. As part of its servicing duties, the Master Servicer and the Special Servicer shall pay or cause to be paid to the Mortgagors interest on funds in Servicing Accounts maintained thereby, to the extent required by law or the terms of the related Mortgage Loan. The Servicing Accounts shall not be considered part of the segregated pool of assets constituting REMIC I, REMIC II, REMIC III or the Grantor Trust.

                (b) Each of the Master Servicer (with respect to Mortgage Loans other than Specially Serviced Mortgage Loans) and the Special Servicer (with respect to the Specially Serviced Mortgage Loans) shall (i) maintain accurate records with respect to each related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof, and (ii) use reasonable efforts to obtain, from time to time, all bills for the payment of such items (including renewal premiums) for Mortgage Loans which require the related Mortgagor to escrow for the payment of such items, and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose Escrow Payments as allowed under the terms of the related Mortgage Loan. To the extent that a Mortgage Loan does not require a Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Master Servicer (or the Special Servicer with respect to the Specially Serviced Mortgaged Loans) shall use reasonable efforts consistent with the Servicing Standard to cause the related Mortgagor to comply with the requirements of the related Mortgage for payments in respect of such items at the time they first become due.

                (c) In accordance with the Servicing Standard, the Master Servicer (at the direction of the Special Servicer in the case of Specially Serviced Mortgage Loans) shall advance with respect to each related Mortgaged Property all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments and other similar items that are or may become a lien thereon, (ii) ground rents (if applicable), and (iii) premiums on Insurance Policies, in each instance if and to the extent Escrow Payments collected from the related Mortgagor are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis, and provided that the particular advance would not, if made, constitute a Nonrecoverable Servicing Advance. All such Servicing Advances shall be reimbursable in the first instance from related collections from the Mortgagors, and further as provided in Section 3.05. No costs incurred by the Master Servicer or the Special Servicer in effecting the payment of real estate taxes, assessments, ground rents (if applicable) and other similar items on or in respect of the Mortgaged Properties shall, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

                (d) The Master Servicer (or the Special Servicer with respect to Specially Serviced Mortgage Loans) shall, establish and maintain, as applicable, one or more accounts (the "Reserve Accounts"), into which all Reserve Funds, if any, shall be deposited and retained. Withdrawals of amounts so deposited may be made to pay for, or to reimburse the related Mortgagor in connection with, the related repairs, environmental remediation, replacements and/or capital improvements at the related Mortgaged Property if such repairs, environmental remediation, replacements and/or capital improvements have been completed, and such withdrawals are made, in accordance with the Servicing Standard and the terms of the related Mortgage Note, Mortgage and any agreement with the related Mortgagor governing such Reserve Funds. Subject to the terms of the related Mortgage Note and Mortgage, all Reserve Accounts shall be Eligible Accounts. As part of its servicing duties, the Master Servicer and the Special Servicer shall pay or cause to be paid to the Mortgagors interest on funds in the Reserve Accounts maintained thereby, to the extent required by applicable law or the terms of the related Mortgage Loan. The Reserve Accounts shall not be considered part of the segregated pool of assets comprising REMIC I, REMIC II, REMIC III or the Grantor Trust.

                SECTION 3.04 Certificate Account, Distribution Account and Interest Reserve Account.

                (a) The Master Servicer shall establish and maintain a Certificate Account that shall be held in the name of the Master Servicer on behalf of the Certificateholders. The Master Servicer shall deposit or cause to be deposited into the Certificate Account on a daily basis, except as otherwise specifically provided herein, the following payments and collections received or made by or on behalf of it subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due and payable on or before the Cut-off Date), and payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

                        (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

                        (ii) all payments on account of interest (including, without limitation, Default Interest and Excess Interest) on the Mortgage Loans, late payment charges and Prepayment Premiums;

                        (iii) any amounts received from the Special Servicer which are required to be transferred from the REO Account pursuant to Section 3.16(c) and amounts of interest and investment income earned in respect of amounts relating to the Trust Fund held in any Lock-Box Account or Cash Collateral Account, if any, and only to the extent not required to be paid to the applicable Mortgagor under the terms of the related Mortgage Loan documents or applicable law;

                        (iv) all Insurance Proceeds and Liquidation Proceeds received in respect of any Mortgage Loan or any REO Property (other than Excess Liquidation Proceeds and Liquidation Proceeds that are received in connection with the Master Servicer's or the Depositor's purchase of all the Mortgage Loans and any REO Properties in the Trust Fund and that are to be deposited in the Distribution Account pursuant to Section 9.01) and any Borrower Recoveries;

                        (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds relating to the Trust Fund held in the Certificate Account;

                        (vi) that portion of each Delinquency Advance that represents (without duplication) the Servicing Fee; and

                        (vii) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy.

                The foregoing requirements for deposit in the Certificate Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, Reserve Funds, charges for beneficiary statements or demands, assumption fees, amounts collected for mortgagor checks returned for insufficient funds, ancillary fees and any other amounts that the Master Servicer and the Special Servicer are entitled to as additional servicing compensation pursuant to Section 3.11 need not be deposited by the Master Servicer in the Certificate Account. If the Master Servicer shall deposit in the Certificate Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. The Master Servicer shall promptly deliver to the Special Servicer, as additional servicing compensation in accordance with
Section 3.11(d), all assumption fees, modification fees, ancillary fees and other transaction fees due to and received by the Master Servicer with respect to Specially Serviced Mortgage Loans. The Certificate Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage pass-through certificates of other series serviced and the other accounts of the Master Servicer.

                Upon receipt of any of the amounts described in clauses (i),
(ii) and (iv) above with respect to any Mortgage Loan which is not an REO Loan, the Special Servicer shall promptly, but in no event later than two Business Days after receipt, remit such amounts to the Master Servicer for deposit into the Certificate Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to an REO Property shall be deposited by the Special Servicer into the REO Account and remitted to the Master Servicer for deposit into the Certificate Account pursuant to Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer and shall deliver promptly, but in no event later than two Business Days after receipt, any such check to the Master Servicer by overnight courier, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason.

                Funds in the Certificate Account may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. The Master Servicer shall give notice to the Trustee, the Special Servicer and the Depositor of the location of the Certificate Account as of the Closing Date and of the new location of the Certificate Account prior to any change thereof.

                (b) The Trustee shall establish and maintain the Distribution Account in trust for the benefit of the Certificateholders. The Distribution Account shall be maintained as a segregated account, separate and apart from trust funds for mortgage pass-through certificates of other series administered by the Trustee and other accounts of the Trustee.

                The Master Servicer shall deliver to the Trustee each month on or before the Master Servicer Remittance Date therein, for deposit in the Distribution Account, that portion of the Available Distribution Amount (calculated without regard to clauses (b)(iii) or (b)(iv) of the definition thereof) for the related Distribution Date then on deposit in the Certificate Account and the Trustee Fee collected with respect to each Mortgage Loan.

                In addition, the Master Servicer shall, as and when required hereunder, deliver to the Trustee for deposit in the Distribution Account:

                        (i) any Delinquency Advances required to be made by the Master Servicer in accordance with Section 4.03 (in each case, net of the portion thereof that represents Servicing Fees and/or Special Servicing Fees, which is to be deposited in the Certificate Account);

                        (ii) any Compensating Interest Payments required to be made by the Master Servicer pursuant to Section 3.20;

                        (iii) any Liquidation Proceeds paid by the Master Servicer, the Majority Certificateholder of the Controlling Class or the Depositor in connection with the purchase of all of the Mortgage Loans and any REO Properties in the Trust Fund pursuant to Section 9.01 (exclusive of that portion thereof required to be deposited in the Certificate Account pursuant to
Section 9.01); and

                        (iv) any other amounts required to be so delivered for deposit in the Distribution Account pursuant to any provision of this Agreement.

                (c) The Trustee shall, upon receipt, deposit in the Distribution Account any and all amounts received by the Trustee that are required by the terms of this Agreement to be deposited therein. If, as of 3:00 p.m., New York City time, on any Master Servicer Remittance Date or on such other date as any amount is required to be delivered for deposit in the Distribution Account, the Master Servicer shall not have delivered to the Trustee for deposit in the Distribution Account the relevant portion of the Available Distribution Amount, or any of the other amounts required to be deposited therein, then the Trustee shall provide notice of such failure to a Servicing Officer of the Master Servicer by facsimile transmission sent to telecopy no. (215) 328-3478 (or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone at telephone no. (215) 328-1258 (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 5:00 p.m., New York City time, on such day. To the extent the Master Servicer has not delivered to the Trustee for deposit in the Distribution Account such amounts as are required to be delivered on the Master Servicer Remittance Date, the Master Servicer shall pay interest thereon to the Trustee at an interest rate equal to the Reimbursement Rate then in effect for the period from and including the Master Servicer Remittance Date to and excluding the date such amounts are deposited.

                Funds in the Distribution Account may be invested by the Trustee in Permitted Investments and the Trustee shall be required to deposit an amount equal to the Net Investment Loss, if any, in such account, all as provided in accordance with the provisions of Section 3.06. The Trustee shall give notice to the Master Servicer, the Special Servicer and the Depositor of the location of the Distribution Account as of the Closing Date and of the new location of the Distribution Account prior to any change thereof.

                (d) The Trustee shall establish (upon an event occurring that generates Excess Liquidation Proceeds) and maintain the Excess Liquidation Proceeds Reserve Account in trust for the benefit of the Certificateholders. The Excess Liquidation Proceeds Reserve Account shall be maintained as a segregated account, separate and apart from trust funds for mortgage pass-through certificates of other series administered by the Trustee and other accounts of the Trustee. Funds in the Excess Liquidation Proceeds Reserve Account may be invested by the Trustee in Permitted Investments in accordance with the provisions of Section 3.06 and the Trustee shall be required to deposit an amount equal to the Net Investment Loss, if any, in such account, all as provided in accordance with the provisions of Section 3.06.

                Upon the disposition of any REO Property in accordance with
Section 3.19, the Special Servicer will calculate the Excess Liquidation Proceeds, if any, realized in connection with such sale and deposit such amount in the Excess Liquidation Proceeds Reserve Account.

                (e) The Trustee shall establish and maintain the Interest Reserve Account in trust for the benefit of the Certificateholders. The Interest Reserve Account shall be maintained as a segregated account, separate and apart from trust funds for mortgage pass-through certificates of other series administered by the Trustee and other accounts of the Trustee. Funds in the Interest Reserve Account may be invested in Permitted Investments in accordance with the provisions of Section 3.06 and the Trustee shall be required to deposit an amount equal to the Net Investment Loss, if any, in such account, all as provided in accordance with the provisions of Section 3.06.

                On each Master Servicer Remittance Date occurring in (i) January of each calendar year that is not a leap year and (ii) February of each calendar year, the Trustee shall calculate the Withheld Amount with respect to each Interest Reserve Loan. On each such Master Servicer Remittance Date, the Trustee shall withdraw from the Distribution Account and deposit in the Interest Reserve Account an amount equal to the aggregate of the Withheld Amounts calculated in accordance with the previous sentence. If the Trustee shall deposit in the Interest Reserve Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Interest Reserve Account, any provision herein to the contrary notwithstanding. On or prior to the Master Servicer Remittance Date in March of each calendar year, the Trustee shall transfer to the Distribution Account the aggregate of all Withheld Amounts on deposit in the Interest Reserve Account.

                SECTION 3.05 Permitted Withdrawals From the Certificate Account, the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Reserve Account.

                (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for any of the following purposes:

                        (i) to remit to the Trustee for deposit in the Distribution Account the amounts required to be remitted pursuant to the second paragraph of Section 3.04(b) or that may be applied to make Delinquency Advances pursuant to Section 4.03(a);

                        (ii) to pay itself unpaid Servicing Fees payable to itself earned thereby in respect of each Mortgage Loan and related REO Loan, the Master Servicer's rights to payment pursuant to this clause (ii) being limited to amounts received or advanced on or in respect of such Mortgage Loan or such REO Loan that are allocable as a recovery or advance of interest thereon;

                        (iii) to pay to the Special Servicer, out of general collections on the Mortgage Loans and any related REO Properties, earned and unpaid Special Servicing Fees in respect of any Mortgage Loan that is a Specially Serviced Mortgage Loan or REO Loan;

                        (iv) to pay to the Special Servicer earned and unpaid Workout Fees and Liquidation Fees with respect to the Mortgage Loans to which it is entitled pursuant to, and from the sources contemplated by, Section 3.11(c);

                        (v) to reimburse the Fiscal Agent, the Trustee and itself, in that order, as applicable, for unreimbursed Delinquency Advances made thereby, the Master Servicer's, the Fiscal Agent's or the Trustee's respective rights to be reimbursed pursuant to this clause (v) being limited to amounts received that represent Late Collections of interest on and principal of the particular Mortgage Loans and REO Loans with respect to which such Delinquency Advances were made (in each case, net of related Workout Fees);

                        (vi) to reimburse the Fiscal Agent, the Trustee and itself, in that order, as applicable, for unreimbursed Servicing Advances made thereby, the Master Servicer's, the Trustee's or the Fiscal Agent's respective rights to be reimbursed pursuant to this clause (vi) with respect to any Mortgage Loan or REO Property being limited to, as applicable, related payments, Liquidation Proceeds, Insurance Proceeds and REO Revenues attributable to such Mortgage Loan;

                        (vii) to reimburse the Fiscal Agent, the Trustee, itself and the Special Servicer, in that order, as applicable, out of general collections on the Mortgage Loans and related REO Properties, for Nonrecoverable Advances made thereby;

                        (viii) to pay the Fiscal Agent, the Trustee, itself or the Special Servicer, in that order as the case may be, any related Advance Interest accrued and payable on any unreimbursed Advance in accordance with
Section 3.11(f) and 4.03(d), first out of Penalty Charges received on the Mortgage Loan or REO Loan as to which such Advance was made and then, at or following such time as it reimburses the Fiscal Agent, the Trustee, itself and the Special Servicer, in that order, as applicable, for such Advance pursuant to clause (v), (vi) or (vii) above or Section 3.03, out of general collections on the Mortgage Loans and related REO Properties;

                        (ix) to reimburse itself (if it is not the affected Mortgage Loan Seller) or the Trustee, as the case may be, for any unreimbursed expenses reasonably incurred by such Person in respect of any Breach or Document Defect giving rise to a repurchase obligation of a Mortgage Loan Seller under
Section 6 of the related Mortgage Loan Purchase Agreement (or Section 4 of the related Supplemental Agreement), including, without limitation, any expenses arising out of the enforcement of the repurchase obligation, together with interest thereon at the Reimbursement Rate, each such Person's right to reimbursement pursuant to this clause (ix) with respect to any Mortgage Loan being limited to that portion of the Purchase Price paid for such Mortgage Loan that represents such expense in accordance with clause (d) of the definition of Purchase Price;

                        (x) in accordance with Section 2.03(d), to reimburse the Trustee, out of general collections on the Mortgage Loans and related REO Properties for any unreimbursed expense reasonably incurred by the Trustee in connection with the enforcement of a Mortgage Loan Seller's obligations under
Section 6(a) of the related Mortgage Loan Purchase Agreement (or Section 4 of the related Supplemental Agreement), together with interest thereon at the Reimbursement Rate, but only to the extent that such expenses are not reimbursable pursuant to clause (ix) above or otherwise;

                        (xi) to pay out of general collections on the Mortgage Loans and related REO Properties, for costs and expenses incurred by the Trust Fund with respect to the Mortgage Loans and related REO Properties pursuant to
Section 3.09(c) and to pay Liquidation Expenses out of related Liquidation Proceeds pursuant to Section 3.09;

                        (xii) to pay itself, as additional servicing compensation in accordance with Section 3.11(b), (A) interest and investment income earned in respect of amounts relating to the Trust Fund held in the Certificate Account, any Lock Box Account and Cash Collateral Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the Certificate Account, any Lock Box Account and Cash Collateral Account for any Collection Period), (B) Prepayment Interest Excesses and Balloon Payment Interest Excess received on the Mortgage Loans and (C) Penalty Charges received on Mortgage Loans that are not Specially Serviced Mortgage Loans (but only to the extent not otherwise allocable to cover Advance Interest in respect of the related Mortgage Loan);

                        (xiii) to pay to the Special Servicer, as additional servicing compensation, all Penalty Charges received on any Specially Serviced Mortgage Loan (but only to the extent not otherwise allocable to pay Advance Interest in respect of the related Specially Serviced Mortgage Loan);

                        (xiv) to pay itself, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, out of general collections on the Mortgage Loans and REO Properties, any amounts payable to any such Person pursuant to Section 6.03;

                        (xv) to pay, out of general collections on the Mortgage Loans and REO Properties, for (A) the cost of the Opinions of Counsel contemplated by Sections 3.09(b)(ii) and 3.16(a), (B) the cost of the advice of counsel contemplated by Section 3.17(a), (C) the cost of any Opinion of Counsel contemplated by Section 11.01(a) in connection with an amendment to this Agreement, which amendment is in furtherance of the rights and interests of Certificateholders, (D) the cost of obtaining the REO Extension contemplated by
Section 3.16(a), (E) the cost of recording this Agreement in accordance with
Section 11.02(a) and (F) the cost of a new Appraisal obtained pursuant to
Section 3.11(h) or Section 4.03(c);

                        (xvi) to pay itself, the Special Servicer, any Mortgage Loan Seller, GMACCM or the Majority Certificateholder of the Controlling Class, as the case may be, with respect to each Mortgage Loan, if any, previously purchased by such Person pursuant to or as contemplated by this Agreement, all amounts received on such Mortgage Loan subsequent to the date of purchase;

                        (xvii) to withdraw funds deposited into the Certificate Account in error; and

                        (xviii) to clear and terminate the Certificate Account at the termination of this Agreement pursuant to Section 9.01.

                For each Mortgage Loan, the Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan basis (and for each REO Loan, on a property-by-property basis) when appropriate, for the purpose of justifying any withdrawal from the Certificate Account.

                The Master Servicer shall pay to the Special Servicer (or to third party contractors at the direction of the Special Servicer) from the Certificate Account amounts permitted to be paid to it (or to such third party contractors) therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special Servicer describing the item and amount to which the Special Servicer (or such third party contractors) is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Certificate Account.

                (b) The Trustee may, from time to time, make withdrawals from the Distribution Account for any of the following purposes (but not necessarily in the following order of priority):

                        (i) to make distributions to Certificateholders on each Distribution Date pursuant to Section 4.01 and to deposit the Withheld Amounts in the Interest Reserve Account pursuant to Section 3.04(d);

                        (ii) to pay itself interest and investment income earned in respect of amounts relating to the Trust Fund held in the Distribution Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the Distribution Account for any Collection Period);

                        (iii) to pay itself unpaid Trustee Fees pursuant to
Section 8.05(a);

                        (iv) to pay itself or the Fiscal Agent or any of their respective directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05(b);

                        (v) to pay for (A) the cost of the Opinion of Counsel contemplated by Section 11.01(a) or (c) in connection with any amendment to this Agreement requested by the Trustee, which amendment is in furtherance of the rights and interests of Certificateholders, (B) the cost of the Opinion of Counsel contemplated by Section 11.02(a) in connection with any recordation of this Agreement and (C) to the extent payable out of the Trust Fund, the cost of the Opinion of Counsel contemplated by Section 10.01(f);

                        (vi) to (A) pay any and all federal, state and local taxes imposed on REMIC I, REMIC II or REMIC III or on the assets or transactions of any such REMIC, together with all incidental costs and expenses, and any and all reasonable expenses relating to tax audits, if and to the extent that either
(1) none of the Trustee, the Master Servicer or the Special Servicer is liable therefor pursuant to Section 10.01(g) or (2) any such Person that may be so liable has failed to make the required payment, and (B) reimburse the Trustee for reasonable expenses incurred by and reimbursable to it by the Trust Fund pursuant to Section 10.01(c);

                        (vii) to withdraw funds deposited into the Distribution Account in error; and

                        (viii) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to Section 9.01.

                (c) The Trustee may, from time to time, make withdrawals from the Interest Reserve Account to pay itself interest and investment income earned in respect of amounts relating to the Trust Fund held in the Interest Reserve Account (but only to the extent of Net Investment Earnings with respect to the Interest Reserve Account for any Collection Period).

                (d) The Trustee shall, on any Distribution Date, make withdrawals from the Excess Liquidation Proceeds Reserve Account to the extent required to make the distributions from the Excess Liquidation Proceeds Reserve Account required by Section 4.01(c).

                SECTION 3.06 Investment of Funds in the Certificate Account, the Distribution Account, the Excess Liquidation Proceeds Reserve Account, the Interest Reserve Account and the REO Account.

                (a) (i) The Master Servicer may direct any depository institution maintaining the Certificate Account, any Lock-Box Account or any Cash Collateral Account to invest, (ii) the Special Servicer may direct any depository institution maintaining the REO Account to invest, or if it is a depository institution, may itself invest, and (iii) the Trustee may direct the depository institution maintaining the Distribution Account, the Excess Liquidation Proceeds Reserve Account or the Interest Reserve Account to invest, or if it is such depository institution, may itself invest, the funds held therein in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the depository institution maintaining such account is the obligor thereon, and (ii) no later than the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the depository institution maintaining such account is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such). The Master Servicer (with respect to Permitted Investments of amounts in the Certificate Account, any Lock-Box Account and any Cash Collateral Account) and the Special Servicer (with respect to Permitted Investments of amounts in the REO Account) on behalf of the Trustee, and the Trustee (with respect to Permitted Investments of amounts in the Distribution Account, the Excess Liquidation Proceeds Reserve Account and the Interest Reserve Account), shall (and Trustee hereby designates the Master Servicer and the Special Servicer, as applicable, as the Person that shall) (i) be the "entitlement holder" of any Permitted Investment that is a "security entitlement" and (ii) maintain "control" of any Permitted Investment that is either a "certificated security" or an "uncertificated security". For purposes of this Section 3.06(a), the terms "entitlement holder", "security entitlement", "control", "certificated security" and "uncertificated security" shall have the meanings given such terms in Revised Article 8 (1994 Revision) of the UCC, and "control" of any Permitted Investment by the Master Servicer or the Special Servicer shall constitute "control" by a Person designated by, and acting on behalf of the Trustee for purposes of Revised Article 8 (1994 Revision) of the UCC. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of the Certificate Account, any Lock-Box Account or any Cash Collateral Account), the Special Servicer (in the case of the REO Account) and the Trustee (in the case of the Distribution Account, the Excess Liquidation Proceeds Reserve Account and the Interest Reserve Account) shall:

                (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                (y) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer, the Special Servicer or the Trustee, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

                (b) Whether or not the Master Servicer directs the investment of funds in the Certificate Account, and to the extent the Master Servicer directs the investment of funds in any Lock-Box Account or any Cash Collateral Account, interest and investment income realized on funds deposited in each such Investment Account, to the extent of the Net Investment Earnings, if any, with respect to such account for each Collection Period, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal, or withdrawal at its direction, in accordance with Section 3.05(a). Interest and investment income realized on funds deposited in the Distribution Account, the Excess Liquidation Proceeds Reserve Account and the Interest Reserve Account, to the extent of Net Investment Earnings, if any, with respect to such account for each Collection Period, shall be for the sole and exclusive benefit of the Trustee and shall be subject to its withdrawal in accordance with Section 3.05(b) or (c), as the case may be. Whether or not the Special Servicer directs the investment of funds in the REO Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(b). If any loss shall be incurred in respect of any Permitted Investment on deposit in the Certificate Account, and to the extent the Master Servicer has discretion to direct the investment of funds in any Lock-Box Account or any Cash Collateral Account for its sole and exclusive benefit, the Master Servicer shall deposit therein, no later than the end of the Collection Period during which such loss was incurred, without right of reimbursement, the amount of the Net Investment Loss, if any, with respect to such account for such Collection Period. If any loss shall be incurred in respect of any Permitted Investment on deposit in the Distribution Account, the Excess Liquidation Proceeds Reserve Account or the Interest Reserve Account, the Trustee shall immediately deposit therein, without right of reimbursement, the amount of the Net Investment Loss, if any, with respect to such account. If any loss shall be incurred in respect of any Permitted Investment on deposit in the REO Account, the Special Servicer shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the Collection Period during which such loss was incurred, the amount of the Net Investment Loss, if any, for such Collection Period

                (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 8.02, upon the request of Holders of Certificates entitled to a majority of the Voting Rights allocated to any Class shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

                SECTION 3.07 Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage.

                (a) Each of the Master Servicer (in the case of Mortgage Loans other than Specially Serviced Mortgage Loans) and the Special Servicer (in the case of Specially Serviced Mortgage Loans) shall use reasonable efforts to cause each Mortgagor to maintain in respect of the related Mortgaged Property all insurance coverage as is required under the related Mortgage (to the extent such insurance coverage is available at commercially reasonable terms as determined by the Master Servicer or Special Servicer, as applicable, provided that any such determination that such insurance is not available at commercially reasonable terms shall be consented to by the Majority Certificateholder of the Controlling Class); provided that if any Mortgage permits the holder thereof to dictate to the Mortgagor the insurance coverage to be maintained on such Mortgaged Property, the Master Servicer or the Special Servicer, as appropriate, shall impose such insurance requirements as are consistent with the Servicing Standard. If a Mortgagor fails to maintain such insurance, the Master Servicer (at the direction of the Special Servicer in the case of a Specially Serviced Mortgage Loan) shall (to the extent available at commercially reasonable terms as determined by the Master Servicer, which shall be entitled to rely on an opinion of counsel or insurance consultants in making such determination, provided that, subject to the Servicing Standard, such final determination shall be consented to by the Majority Certificateholder of the Controlling Class) obtain such insurance (which may be through a master or single interest policy) and the cost (including any deductible relating to such insurance and any out of pocket cost incurred by the Master Servicer in obtaining advice of counsel or insurance consultants) of such insurance (or in the case of a master or single interest policy, the incremental cost (including any deductible relating to such insurance) of such insurance relating to the specific Mortgaged Property), shall be a Servicing Advance and shall be recoverable by the Master Servicer pursuant to Section 3.05(a). If at any time a Mortgaged Property is located in an area identified in the Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards or it becomes located in such area by virtue of remapping conducted by such agency (and flood insurance has been made available), the Master Servicer (or in the case of a Specially Serviced Mortgage Loan, the Special Servicer) shall, if and to the extent that the Mortgage Loan requires the Mortgagor or permits the mortgagee to require the Mortgagor to do so, use reasonable efforts to cause the related Mortgagor to maintain a flood insurance policy meeting the requirements of the current guideline of the Federal Insurance Administration in the maximum amount of insurance coverage available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as amended, unless otherwise specified by the related Mortgage Loan. If (i) the Mortgagor is required by the terms of the Mortgage Loan to maintain such insurance (or becomes obligated by virtue of the related Mortgaged Property becoming located in such area by virtue of such remapping) or (ii) the terms of the Mortgage Loan permit the mortgagee to require the Mortgagor to obtain such insurance, the Master Servicer (or in the case of a Specially Serviced Loan, the Special Servicer), shall promptly notify the Mortgagor of its obligation to obtain such insurance. If the Mortgagor fails to obtain such flood insurance within 120 days of such notification, the Master Servicer (or in the case of a Specially Serviced Mortgage Loan, the Special Servicer) shall obtain such insurance, the cost of which shall be a Servicing Advance and shall be recoverable by the Master Servicer pursuant to Section 3.05(a); provided that the Master Servicer or Special Servicer shall not be required to incur any such cost if such Advance would constitute a Nonrecoverable Servicing Advance; provided further, if the Master Servicer or Special Servicer, as applicable, shall determine that the payment of such amount is (i) necessary to preserve the related Mortgaged Property and (ii) would be in the best interest of the Certificateholders, then the Master Servicer shall make such payment from amounts in the Certificate Account. Subject to Section 3.17(a), the Special Servicer shall also use reasonable efforts to cause to be maintained for each REO Property (to the extent available at commercially reasonable terms) no less insurance coverage than was previously required of the Mortgagor under the related Mortgage or as is consistent with the Servicing Standard. All such insurance policies shall contain a "standard" mortgagee clause, with loss payable to the Master Servicer (in the case of Mortgaged Properties) or the Special Servicer (in the case of REO Properties) on behalf of the Trustee, and shall be issued by an insurer authorized under applicable law to issue such insurance. Any amounts collected by the Master Servicer or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case in accordance with applicable law, the terms of the related Mortgage Loan documents and the Servicing Standard) shall be deposited in the Certificate Account, subject to withdrawal pursuant to Section 3.05(a), in the case of amounts received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.16(c), in the case of amounts received in respect of an REO Property. Any cost incurred by the Master Servicer or the Special Servicer in maintaining any such insurance shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the outstanding principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit, but shall be recoverable by the Master Servicer as a Servicing Advance pursuant to Section 3.05(a).

                (b) (i) If the Master Servicer or the Special Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Mortgaged Properties and/or REO Properties for which it is responsible to cause the maintenance of insurance hereunder, then, to the extent such policy provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on such Mortgaged Properties and/or REO Properties. Such policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on a Mortgaged Property or an REO Property a hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses which would have been covered by such policy, promptly deposit into the Certificate Account (or into the Servicing Account if insurance proceeds are to be applied to the repair or restoration of the applicable Mortgaged Property or disbursed to the related Mortgagor) from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard. The Master Servicer and the Special Servicer each agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims under any such blanket policy maintained by it in a timely fashion in accordance with the terms of such policy.

                        (ii) If the Master Servicer or the Special Servicer, as applicable, causes any Mortgaged Property or REO Property to be covered by a master force placed insurance policy, which provides protection equivalent to the individual policies otherwise required, the Master Servicer or Special Servicer shall conclusively be deemed to have satisfied its respective obligations to cause hazard insurance to be maintained on such Mortgaged Properties and/or REO Properties. Such policy may contain a deductible clause, in which case the Master Servicer or the Special Servicer, as applicable, shall in the event that (x) there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of Section 3.07(a), and (y) there shall have been one or more losses which would have been covered by such a policy had it been maintained, immediately deposit into the Certificate Account (or into the Servicing Account if insurance proceeds are to be applied to the repair or restoration of the applicable Mortgaged Property or disbursed to the related Mortgagor) from its own funds the amount not otherwise payable under such policy because of such deductible to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard. The Master Servicer and the Special Servicer each agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims under any such master force placed insurance policy maintained by it in a timely fashion in accordance with the terms of such policy.

                (c) Each of the Master Servicer and the Special Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this

Agreement a blanket fidelity bond and an errors and omissions insurance policy covering its officers and employees and other persons acting on behalf of it in connection with its activities under this Agreement and naming the Trustee as an additional insured. The amount of coverage shall be at least equal to the coverage that would be required by FNMA or FHLMC, whichever is greater, with respect to the Master Servicer or Special Servicer, as the case may be, if the Master Servicer or Special Servicer, as the case may be, were servicing and administering the Mortgage Loans and/or the REO Properties for which it is responsible hereunder for FNMA or FHLMC. Coverage of the Master Servicer or the Special Servicer under a policy or bond obtained by an Affiliate of such Person and providing the coverage required by this Section 3.07(c) shall satisfy the requirements of this Section 3.07(c).

                (d) All insurance coverage required to be maintained by the Master Servicer or Special Servicer, as applicable, under this Section 3.07 shall be obtained from Qualified Insurers having a claims paying ability rating (or the obligations of which are guaranteed or backed by a company having such claims paying ability rating or insurance financial strength rating, as applicable) of not less than (x) "A" by Standard & Poor's and (y) "A2" by Moody's; provided, however, that the requirements of clauses (x) and (y) shall not be applicable with respect to Standard & Poor's or Moody's, as applicable, if the related Rating Agency shall have confirmed in writing that an insurance company with a lower claims paying ability rating shall not result, in and of itself, in a downgrade, qualification or withdrawal of the then current ratings by such Rating Agency of any Class of Certificates.

                SECTION 3.08 Enforcement of Due-On-Sale Clauses; Assumption Agreements; Subordinate Financing; Defeasance.

                (a) As to each Mortgage Loan which contains a provision in the nature of a "due-on-sale" clause, which by its terms:

                        (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property; or

                        (ii) provides that such Mortgage Loan may not be assumed without the consent of the mortgagee in connection with any such sale or other transfer,

then, for so long as such Mortgage Loan is included in the Trust Fund, the Special Servicer, on behalf of the Trustee as the mortgagee of record, shall exercise (or, subject to Section 3.21(a)(iv), waive its right to exercise) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon, or (y) to withhold its consent to any such sale or other transfer, in a manner consistent with the Servicing Standard. In the event that the Special Servicer intends or is required, in accordance with the preceding sentence, the Mortgage Loan documents or applicable law, to permit the transfer of any Mortgaged Property, the Special Servicer, if consistent with the Servicing Standard, may enter into an assumption and modification agreement with the Person to whom the related Mortgaged Property has been or is intended to be conveyed or may enter into a substitution of liability agreement, pursuant to which the original Mortgagor and any original guarantors are released from liability, and the transferee and any new guarantors are substituted therefor and become liable under the Mortgage Note and any related guaranties and, in connection therewith, may require from the related Mortgagor a reasonable and customary fee for the additional services performed by it, together with reimbursement for any related costs and expenses incurred by it (but only to the extent that charging such fee and entering into such assumption and modification agreement will not be a significant modification of the Mortgage Loan for purposes of the REMIC Provisions). The Special Servicer shall promptly notify the Trustee of any such agreement and forward the original thereof to the Trustee for inclusion in the related Mortgage File. Subject to
Section 3.21(a), if the Special Servicer intends or is required to permit the transfer of any Mortgaged Property and enter into an assumption agreement or a substitution of liability agreement, as the case may be, in accordance with the foregoing, the Special Servicer shall submit to (A) Moody's, in the case of any Mortgage Loan (x) that has an outstanding principal balance in excess of the lesser of (1) $20,000,000 or (2) 5% of the then outstanding principal balance of the Mortgage Pool or (y) represents one of the 10 largest Mortgage Loans based on Stated Principal Balance; and (B) Standard & Poor's, in the case of any Mortgage Loan or any group of Cross-Collateralized Mortgage Loans that has, or any Mortgage Loan that is part of a Related Borrower Group that has, an outstanding principal balance in excess of 5% of the then outstanding principal balance of the Mortgage Pool a copy of such documentation and any information with respect to such action as the Special Servicer deems appropriate or as such Rating Agency may reasonably request, and shall obtain Rating Agency Confirmation from Moody's (in the case of any Mortgage Loan described in clause
(A) above) and Standard & Poor's (in the case of any Mortgage Loan described in clause (B) above) prior to executing such assumption agreement or substitution of liability agreement.

                (b) As to each Mortgage Loan which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

                        (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property; or

                        (ii) requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property,

then, for so long as such Mortgage Loan is included in the Trust Fund, the Special Servicer on behalf of the Trustee as the mortgagee of record, shall exercise (or, subject to Section 3.21(a)(iv), waive its right to exercise) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon, or (y) to withhold its consent to the creation of any such additional lien or other encumbrance, in a manner consistent with the Servicing Standard; provided, however that the Special Servicer shall not waive its right to exercise any such right when such right arises as a result of the imposition of a lien against a Mortgaged Property which lien secures additional indebtedness or a mechanic's or similar lien not permitted under the related Mortgage Loan documents unless the Special Servicer shall submit to (A) Moody's (in the case of any Mortgage Loan (x) that has an outstanding principal balance in excess of the lesser of (1) $20,000,000 or (2) 5% of the then outstanding principal balance of the Mortgage Pool or (y) represents one of the 10 largest Mortgage Loans based on Stated Principal Balance) and (B) Standard & Poor's (in all cases) a copy of the documentation under which any such lien would arise together with such other information with respect to such proposed waiver as the

Special Servicer deems appropriate or as such Rating Agency may reasonably request, and shall obtain Rating Agency Confirmation from Moody's (in the case of any Mortgage Loan described in clause (A) above) and Standard & Poor's prior to waiving any such right.

                (c) Notwithstanding the foregoing, the Master Servicer shall not waive any rights under a "due-on-sale" or "due-on-encumbrance" clause with respect to any Mortgage Loan unless (i) the Master Servicer shall have notified the Special Servicer of such waiver, (ii) the Master Servicer shall have submitted the Master Servicer's written recommendation and analysis to the Special Servicer, (iii) the Master Servicer shall have submitted to the Special Servicer the documents within the possession of the Master Servicer that are reasonably requested by the Special Servicer, (iv) the Special Servicer shall have approved such waiver, notified the Majority Certificateholder of the Controlling Class of the request for the waiver and of the Master Servicer's and its own approval and submitted to the Majority Certificateholder of the Controlling Class each of the documents submitted to the Special Servicer by the Master Servicer and (v) the Majority Certificateholder of the Controlling Class shall have informed the Special Servicer that it has approved such waiver; provided, however, that the Special Servicer shall advise the Majority Certificateholder of the Controlling Class of its approval (if any) of such waiver promptly upon (but in no case to exceed 10 Business Days) its receipt of such notice, recommendations, analysis, and reasonably requested documents from the Master Servicer; and, provided, further, that if the Majority Certificateholder of the Controlling Class does not reject such recommendation within 5 Business Days of its receipt of the Special Servicer's recommendation and any additional documents and information that the Majority Certificateholder of the Controlling Class may reasonably request, then the waiver shall be deemed approved. Neither the Master Servicer nor the Special Servicer shall approve such waiver unless the Mortgagor shall agree to pay all fees and costs associated with such waiver (unless such condition shall have been waived by the Majority Certificateholder of the Controlling Class or the related Mortgage Loan Documents specifically preclude this requirement).

         With respect to any Mortgage Loan which permits release of Mortgaged Properties through a Defeasance Option, the Master Servicer shall, to the extent consistent with and permitted by the applicable Mortgage Loan documents, permit (or, if the terms of such Mortgage Loan permit the lender to require defeasance, the Master Servicer shall require) the exercise of such Defeasance Option on any Due Date occurring more than two years after the Startup Day or, in the case of a Mortgage Loan owned by the Ames REMIC, the Barbour REMIC, the Central REMIC, the Gateway REMIC or the Summit REMIC, more than two years after the "startup day" for such REMIC (in each case, the "Release Date"), subject to the following conditions:

                        (i) No event of default exists under the related Mortgage Note;

                        (ii) The Mortgagor pays on such Release Date (A) all interest accrued and unpaid on the Principal Balance of the Mortgage Note to and including the Release Date; (B) all other sums, excluding scheduled interest or principal payments due under the Mortgage Note and (C) any costs and expenses incurred in connection with such release;

                        (iii) The Mortgagor has delivered Defeasance Collateral providing payments on or prior to all successive scheduled payment dates from the Release Date to the related Maturity Date, and in an amount equal to or greater than the scheduled payments due on such dates under the applicable Mortgage Loan;

                        (iv) The Mortgagor shall have delivered a security agreement granting the Trustee (on behalf of the Trust Fund) a first priority security interest in the Defeasance Collateral;

                        (v) The Master Servicer shall have received an Opinion of Counsel from the related Mortgagor (which shall be an expense of the related Mortgagor) to the effect that the Trustee (on behalf of the Trust Fund) has a first priority security interest in the Defeasance Collateral and that the assignment thereof is valid and enforceable;

                        (vi) The Master Servicer shall have obtained at the related Mortgagor's expense a certificate from an Independent certified public accountant certifying that the Defeasance Collateral complies with the requirements of the related Mortgage Note;

                        (vii) The Master Servicer shall have obtained an Opinion of Counsel from the related Mortgagor to the effect that such release will not cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding or cause a tax to be imposed on the Trust Fund under the REMIC Provisions;

                        (viii) The related borrower shall have provided evidence to the Master Servicer demonstrating that the lien of the related Mortgage is being released to facilitate the disposition of the Mortgaged Property or another customary commercial transaction, and not as part of an arrangement to collateralize the Certificates issued by the related REMIC with obligations that are not real estate mortgages;

                        (ix) If required by the terms of such Mortgage Loan, (A) the Master Servicer shall have received Rating Agency Confirmation from each of Moody's and Standard & Poor's with respect to the exercise of such Defeasance Option, provided that if the Master Servicer provides Standard & Poor's with the written certification substantially in the form of Exhibit J attached hereto, the Master Servicer shall be required to have received such Rating Agency Confirmation from Standard & Poor's only as to any Mortgage Loan that has an outstanding principal balance in excess of the lesser of (1) $5,000,000 or (2) 1% of the then outstanding principal balance of the Mortgage Pool, and (B) the Master Servicer shall have received Rating Agency Confirmation from Moody's with respect to the exercise of such Defeasance Option only as to any Mortgage Loan
(x) that has an outstanding principal balance in excess of the lesser of (1) $20,000,000 or (2) 5% of the then outstanding principal balance of the Mortgage Pool or (y) represents one of the 10 largest Mortgage Loans based on Stated Principal Balance; and

                        (x) if the Defeasance Option is being exercised to release less than all of the Mortgaged Properties securing either a Cross-Collateralized Mortgage Loan or a Mortgage Loan secured by multiple Mortgaged Properties, the related borrower shall have provided evidence satisfactory to both the Master Servicer and the Special Servicer that demonstrates compliance with any debt service coverage ratio, loan-to-value ratio or other financial tests or conditions specified in the applicable Mortgage Loan in connection with the exercise of such Defeasance Option.

                (d) Nothing in this Section 3.08 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any additional lien or other encumbrance with respect to such Mortgaged Property.

                (e) Except as otherwise permitted by Section 3.21, neither the Master Servicer nor the Special Servicer shall agree to modify, waive or amend any term of any Mortgage Loan in connection with the taking of, or the failure to take, any action pursuant to this Section 3.08.

                (f) In the event that the Master Servicer receives a request from any Mortgagor for consent to (i) the transfer of a Mortgaged Property or assumption of a Mortgage Loan pursuant to Section 3.08(a) or (ii) the creation of an additional lien or encumbrance on a Mortgaged Property pursuant to Section 3.08(b), the Master Servicer shall notify the Special Servicer of such request and furnish to the Special Servicer any applicable transfer, assumption, encumbrance or related documentation which the Master Servicer has received in connection with such request.

                SECTION 3.09 Realization Upon Defaulted Mortgage Loans.

                (a) The Master Servicer shall notify the Special Servicer of the occurrence of a Servicing Transfer Event in respect of any Mortgage Loan. The Special Servicer shall monitor such Specially Serviced Mortgage Loan, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the Mortgagor if, in the Special Servicer's judgment, cure is likely, and take such other actions (including without limitation, negotiating and accepting a discounted payoff of a Mortgage
Loan) as are consistent with the Servicing Standard. If, in the Special Servicer's judgment, such corrective action has been unsuccessful, no satisfactory arrangement can be made for collection of delinquent payments, and the Defaulted Mortgage Loan has not been released from the Trust Fund pursuant to any provision hereof, then the Special Servicer shall, subject to subsections
(b) through (d) of this Section 3.09, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of property securing such Mortgage Loan. The foregoing is subject to the provision that, in any case in which a Mortgaged Property shall have suffered damage from an Uninsured Cause, the Master Servicer and the Special Servicer shall have the right but not the obligation to expend its own funds toward the restoration of such property if it shall determine in its reasonable discretion (i) that such restoration will increase the net proceeds of liquidation of such Mortgaged Property to Certificateholders after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Master Servicer or Special Servicer, as the case may be, out of the proceeds of liquidation of such Mortgaged Property, as contemplated in Section 3.05(a). The Master Servicer shall advance all other costs and expenses incurred by the Special Servicer in any such proceedings, subject to its being entitled to reimbursement therefor as a Servicing Advance as provided in Section 3.05(a) and further subject to the Special Servicer being required to pay out of the related Liquidation Proceeds any Liquidation Expenses incurred in respect of any Mortgage Loan, which Liquidation Expenses were outstanding at the time such proceeds are received. When applicable state law permits the Special Servicer to select between judicial and non-judicial foreclosure in respect of any Mortgaged Property, the Special Servicer shall make such selection in a manner consistent with the Servicing Standard. Nothing contained in this Section 3.09 shall be construed so as to require the Special Servicer, on behalf of the Trust Fund, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer in its sole judgment taking into account the factors described in Section 3.19 and the results of any Appraisal obtained pursuant to this Agreement, all such bids to be made in a manner consistent with the Servicing Standard. If and when the Master Servicer or the Special Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a Defaulted Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, the Master Servicer or the Special Servicer, as the case may be, is authorized to have an Appraisal performed with respect to such property (the cost of which Appraisal shall be covered by, and reimbursable as, an Additional Trust Fund Expense.

                (b) The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 (with the exception of cash or cash equivalents pledged as collateral for a Mortgage Loan) unless either:

                        (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

                        (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which may be withdrawn from the Certificate Account pursuant to Section 3.05(a)) to the effect that the holding of such personal property by the Trust Fund will not (subject to Section 10.01(f)) cause the imposition of a tax on the Trust Fund under the REMIC Provisions or cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificate is outstanding.

                (c) Notwithstanding the foregoing provisions of this Section 3.09, the Special Servicer shall not, on behalf of the Trustee, initiate foreclosure proceedings, obtain title to a Mortgaged Property in lieu of foreclosure or otherwise, have a receiver of rents appointed with respect to any Mortgaged Property, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless (as evidenced by an Officer's Certificate to such effect delivered to the Trustee) the Special Servicer has previously received an Environmental Assessment in respect of such Mortgaged Property prepared within the twelve months preceding such determination by a Person who regularly conducts Environmental Assessments and the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in such Environmental Assessment, determines that:

                        (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that acquiring such Mortgaged Property and taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery to Certificateholders on a present value basis than not acquiring such Mortgaged Property and not taking such actions; and

                        (ii) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigations, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, that acquiring such Mortgaged Property and taking such actions with respect to such Mortgaged Property is reasonably likely to produce a greater recovery to Certificateholders on a present value basis than not acquiring such Mortgaged Property and not taking such actions.

                The cost of any such Environmental Assessment, as well as the cost of any remedial, corrective or other further action contemplated by clause
(i) and/or clause (ii) of the preceding sentence, may be withdrawn from the Certificate Account by the Master Servicer at the direction of the Special Servicer pursuant to Section 3.05(a); and if any such Environmental Assessment so warrants, the Special Servicer shall, at the expense of the Trust Fund, perform such additional environmental testing as are consistent with the Servicing Standard to determine whether the conditions described in clauses (i) and (ii) of the preceding sentence have been satisfied.

                (d) If the environmental testing contemplated by subsection (c) above establishes that either of the conditions set forth in clauses (i) and
(ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a Defaulted Mortgage Loan, then the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund (other than proceeding to acquire title to the Mortgaged Property) and is hereby authorized at such time as it deems appropriate to release all or a portion of such Mortgaged Property from the lien of the related Mortgage.

                (e) The Special Servicer shall provide written reports monthly to the Master Servicer (who shall forward such reports to the Trustee, who shall, upon request, forward such reports to the Certificateholders) regarding any actions taken by the Special Servicer with respect to any Mortgaged Property securing a Defaulted Mortgage Loan as to which the environmental testing contemplated in subsection (c) above has revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied, in each case until the earliest to occur of satisfaction of both such conditions, removal of the related Mortgage Loan from the Trust Fund and release of the lien of the related Mortgage on such Mortgaged Property.

                (f) The Special Servicer shall report to the Internal Revenue Service and the related Mortgagor, in the manner required by applicable law, the information required to be reported regarding any Mortgaged Property which is abandoned or foreclosed, information returns with respect to the receipt of mortgage interests received in a trade or business and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050J, 6050H and 6050P, respectively, of the Code. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050J, 6050H and 6050P of the Code. The Special Servicer shall deliver a copy of any such report upon request to the Trustee.

                (g) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of the maintenance of an action to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Mortgage Loan permit such an action.

                (h) The Special Servicer shall maintain accurate records of each Final Recovery Determination in respect of a Defaulted Mortgage Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate delivered to the Trustee no later than the 10th Business Day following such Final Recovery Determination.

                SECTION 3.10 Trustee to Cooperate; Release of Mortgage Files.

                (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer or the Special Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer or the Special Servicer, as the case may be, will immediately notify the Trustee and request delivery of the related Mortgage File. Any such notice and request shall be in the form of a Request for Release signed by a Servicing Officer and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.04(a) have been or will be so deposited. Within seven Business Days (or within such shorter period as release can reasonably be accomplished if the Master Servicer or the Special Servicer notifies the Trustee of an exigency) of receipt of such notice and request, the Trustee shall release, or cause any related Custodian to release, the related Mortgage File to the Master Servicer or the Special Servicer, whichever requested it. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

                (b) From time to time as is appropriate for servicing or foreclosure of any Mortgage Loan, the Master Servicer or the Special Servicer may deliver to the Trustee a Request for Release signed by a Servicing Officer thereof. Upon receipt of the foregoing, the Trustee shall deliver or cause the related Custodian to deliver the Mortgage File or any document therein to the Master Servicer or the Special Servicer, as the case may be. Upon return of such Mortgage File or such document to the Trustee or the related Custodian, or the delivery to the Trustee of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account pursuant to Section 3.04(a) have been or will be so deposited, or that such Mortgage Loan has become an REO Property, the Request for Release shall be released by the Trustee to the Master Servicer or the Special Servicer, as applicable.

                (c) Within three Business Days (or within such shorter period as delivery can reasonably be accomplished if the Special Servicer notifies the Trustee of an exigency) of receipt thereof, the Trustee shall execute and deliver to the Special Servicer any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. The Special Servicer shall be responsible for the preparation of all such documents and pleadings. When submitted to the Trustee for signature, such documents or pleadings shall be accompanied by a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

                SECTION 3.11 Servicing Compensation; Nonrecoverable Servicing Advances.

                (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Servicing Fee with respect to each Mortgage Loan and each REO Loan. As to each Mortgage Loan and each REO Loan, the Servicing Fee shall accrue from time to time at the Servicing Fee Rate and shall be computed on the same basis and the same principal amount respecting which any related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed. The Servicing Fee with respect to any Mortgage Loan or any REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. The Servicing Fee shall be payable monthly, on a loan-by-loan basis, from payments of interest on each Mortgage Loan, REO Revenues allocable as interest on each REO Loan and the interest portion of Delinquency Advances on such Mortgage Loan and REO Loan. The Master Servicer shall be entitled to recover unpaid Servicing Fees in respect of any Mortgage Loan or REO Loan out of that portion of related Insurance Proceeds or Liquidation Proceeds allocable as recoveries of interest, to the extent permitted by Section 3.05(a). The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement.

                (b) Additional servicing compensation in the form of assumption fees, modification fees, earnout fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and any similar or ancillary fees (excluding any other amounts relating to Prepayment Premiums), in each case to the extent actually paid by a Mortgagor with respect to a Mortgage Loan that is not a Specially Serviced Mortgage Loan, is not required to be deposited in the Certificate Account and, to the extent not required to be paid to the Special Servicer pursuant to Section 3.11(d), may be retained by the Master Servicer. The Master Servicer shall also be entitled to additional servicing compensation in the form of (i) any Prepayment Interest Excesses, Balloon Payment Interest Excesses, and further to the extent received on Mortgage Loans other than Specially Serviced Mortgage Loans, any Penalty Charges not allocable to pay Advance Interest collected on the Mortgage Loans;
(ii) interest or other income earned on deposits in the Investment Accounts (other than the REO Account), in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to each such Investment Account for each Collection Period), and (iii) to the extent not required to be paid to any Mortgagor under applicable law or under the related Mortgage, any interest or other income earned on deposits in the Servicing Accounts and Reserve Accounts maintained thereby. The Master Servicer shall be required to pay out of its own funds all overhead and general and administrative expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any of Sub-Servicers retained by it and the premiums for any blanket policy insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of the Certificate Account, and the Master Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

                (c) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and each REO Loan. As to each Specially Serviced Mortgage Loan and each REO Loan, the Special Servicing Fee shall accrue from time to time at the Special Servicing Fee Rate on the same basis and the same principal amount respecting which any related interest payment due on such Specially Serviced Mortgage Loan or deemed to be due on such REO Loan is computed. The Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and each REO Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof. As to each Specially Serviced Mortgage Loan and each REO Loan, earned but unpaid Special Servicing Fees shall be payable monthly out of general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account pursuant to Section 3.05(a).

                As further compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Workout Fee with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee shall be payable from, and shall be calculated by application of the Workout Fee Rate to, each collection of interest and principal received on such Corrected Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if a Servicing Transfer Event occurs with respect thereto or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated or resigns in accordance with
Section 6.04, it shall retain the right to receive any and all Workout Fees payable in respect of (i) any Mortgage Loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and were still such at the time of such termination or resignation and (ii) any Specially Serviced Mortgage Loan for which the Special Servicer has resolved the circumstances and/or conditions causing any such Mortgage Loan to be a Specially Serviced Mortgage Loan such that the related Mortgagor has made at least one timely Monthly Payment as of the date of such termination or resignation and such Mortgage Loan otherwise meets the requirements of a Corrected Mortgage Loan, with the Workout Fee with respect to such Mortgage Loan payable only after such requirements have been met (including the requirement that three payments be made) (and any successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence.

                As further compensation for its activities hereunder, the Special Servicer shall also be entitled to receive a Liquidation Fee with respect to each Specially Serviced Mortgage Loan or REO Property as to which it receives any full or discounted payoff or any Liquidation Proceeds (other than in connection with the purchase of any such Specially Serviced Mortgage Loan or REO Property by the Majority Certificateholder of the Controlling Class, the Majority Certificateholder of the Controlling Class, the Special Servicer or a Mortgage Loan Seller pursuant to Section 3.18 or by the Master Servicer, the Majority Certificateholder of the Controlling Class or the Depositor pursuant to
Section 9.01). As to each such Specially Serviced Mortgage Loan or REO Property, the Liquidation Fee shall be payable from, and shall be calculated by application of the Liquidation Fee Rate to, such full or discounted payoff and/or such Liquidation Proceeds. No Liquidation Fee will be payable with respect to any Specially Serviced Mortgage Loan solely by virtue of such Mortgage Loan becoming a Corrected Mortgage Loan. Notwithstanding anything herein to the contrary, no Liquidation Fee will be payable from, or based upon the receipt of, Liquidation Proceeds collected as a result of any purchase of a Specially Serviced Mortgage Loan or REO Property described in the parenthetical to the first sentence of this paragraph; provided, however, that if any such Liquidation Proceeds are received with respect to any Corrected Mortgage Loan, and the Special Servicer is properly entitled to a Workout Fee therefrom, such Workout Fee will be payable based on and from the portion of such Liquidation Proceeds that constitute principal and/or interest.

                Notwithstanding anything to the contrary herein, a Liquidation Fee and a Workout Fee relating to the same Mortgage Loan shall not be paid from the same proceeds on or with respect to such Mortgage Loan.

                Subject to the Special Servicer's right to receive the Special Servicing Fee, the Workout Fee and/or the Liquidation Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement.

                (d) Additional servicing compensation in the form of (i) all assumption fees, modification fees and earnout fees received on or with respect to Specially Serviced Mortgage Loans and (ii) fifty percent (50%) of all assumption fees, modification fees and earnout fees received on or with respect to any Mortgage Loan that is not a Specially Serviced Mortgage Loan shall be promptly paid by the Master Servicer to the Special Servicer and shall not be required to be deposited in the Certificate Account pursuant to Section 3.04(a). Additional servicing compensation in the form of assumption fees, earnout fees and modification fees that the Master Servicer is entitled to and that are collected by the Special Servicer, shall be paid promptly to the Master Servicer by the Special Servicer. The Special Servicer shall also be entitled to additional servicing compensation in the form of: (i) to the extent not required to be paid to any Mortgagor under applicable law, any interest or other income earned on deposits in the REO Account, any Servicing Accounts and any Reserve Accounts maintained thereby; and (ii) to the extent not required to be paid to the Master Servicer as additional servicing compensation pursuant to Section 3.11(b), any Penalty Charges (to the extent not allocable to pay Advance Interest) collected on the Specially Serviced Mortgage Loans and REO Loans. The Special Servicer shall be required to pay out of its own funds all overhead and general and administrative expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, the premiums for any blanket policy obtained by it insuring against hazard losses pursuant to
Section 3.07(b)), if and to the extent such expenses are not payable directly out of the Certificate Account or the REO Account, and the Special Servicer shall not be entitled to reimbursement except as expressly provided in this Agreement.

                (e) If the Master Servicer is required under this Agreement to make a Servicing Advance, but does not make such Servicing Advance within 15 days after such Advance is required to be made, the Trustee shall, to the extent a Responsible Officer of the Trustee has actual knowledge of such failure by the Master Servicer or the Special Servicer to make such Advance (subject to Section 3.11(h) below), make such Advance. If the Trustee fails to make a Servicing Advance required to be made by it, the Fiscal Agent shall make such advance (subject to Section 3.11(h) below) within one (1) Business Day of such failure by the Trustee. The making of such Advance by the Fiscal Agent shall cure the failure by the Trustee to make such Advance.

                (f) The Master Servicer, the Trustee and the Fiscal Agent shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each Servicing Advance made thereby for so long as such Servicing Advance is outstanding, payable, first, out of Penalty Charges received on the Mortgage Loan or REO Loan as to which such Servicing Advance was made and, then, once such Servicing Advance has been reimbursed pursuant to Section 3.05, out of general collections on the Mortgage Loans and REO Properties.

                (g) On each Master Servicer Remittance Date, the Master Servicer shall pay from the related Servicing Fee each Broker Strip Amount by wire transfer in immediately available funds to an account designated by the Strip Holder.

                (h) Notwithstanding anything to the contrary set forth herein, none of the Master Servicer, the Trustee or the Fiscal Agent shall be required to make any Servicing Advance that it determines in its reasonable, good faith judgment would constitute a Nonrecoverable Servicing Advance; provided, however, that the Master Servicer may make an Emergency Advance notwithstanding that, at the time such Advance is made, the Master Servicer or Special Servicer may not have adequate information available in order to make a determination whether or not such advance would, if made, be a Nonrecoverable Servicing Advance. Notwithstanding the previous sentence, if the Master Servicer or Special Servicer, as applicable, shall determine that the payment of any such amount is
(i) necessary to preserve the related Mortgaged Property and (ii) would be in the best interest of the Certificateholders, then the Master Servicer shall make such payment from amounts in the Certificate Account. In addition, Nonrecoverable Servicing Advances (including any Emergency Advances made pursuant to the proviso of the preceding sentence which are ultimately determined to be Nonrecoverable Servicing Advances) shall be reimbursable pursuant to Section 3.05 out of general collections on the Mortgage Loans and REO Properties on deposit in the Certificate Account. The determination by the Master Servicer, the Special Servicer (only in the case of clause (ii) of this sentence) or, if applicable, the Trustee or the Fiscal Agent, (i) that it has made a Nonrecoverable Servicing Advance or (ii) that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be evidenced by an Officer's Certificate delivered promptly to the Trustee (or, if applicable, retained thereby) and the Depositor, setting forth the basis for such determination, together with (if such determination is prior to the liquidation of the related Mortgage Loan or REO Property) a copy of an Appraisal of the related Mortgaged Property or REO Property, as the case may be, if an Appraisal shall have been performed within the twelve months preceding such determination, and further accompanied by any other information, including, without limitation, engineering reports, environmental surveys, inspection reports, rent rolls, income and expense statements or similar reports, that the Master Servicer or the Special Servicer may have obtained and that supports such determination. If such an Appraisal shall not have been required and performed pursuant to the terms of this Agreement, the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, may, subject to its reasonable and good faith determination that such Appraisal will demonstrate the nonrecoverability of the related Advance, obtain an Appraisal for such purpose at the expense of the Trust Fund. The Trustee or the Fiscal Agent shall be entitled to rely on any determination of nonrecoverability that may have been made by the Master Servicer or the Special Servicer with respect to a particular Servicing Advance, and the Master Servicer shall be entitled to rely on any determination of nonrecoverability that may have been made by the Special Servicer with respect to a particular Servicing Advance.

                (i) In determining the compensation of the Master Servicer or Special Servicer, as applicable, with respect to Penalty Charges, on any Distribution Date, the aggregate Penalty Charges collected on any Mortgage Loan since the prior Distribution Date shall be applied to reimburse (i) the Master Servicer, the Trustee or the Fiscal Agent for interest on Advances with respect to such related Mortgage Loan due with respect to such Distribution Date and
(ii) the Trust Fund for any Advance Interest or Additional Trust Fund Expenses (excluding any Special Servicing Fees, Workout Fees and Liquidation Fees) with respect to the related Mortgage Loan incurred since the Closing Date and not previously reimbursed out of Penalty Charges, and any Penalty Charges remaining thereafter shall be distributed pro rata to the Master Servicer and the Special Servicer based upon the amount of Penalty Charges the Master Servicer or the Special Servicer would otherwise have been entitled to receive during such period with respect to such Mortgage Loan without any such application.

                SECTION 3.12 Inspections; Collection of Financial Statements.

                (a) The Master Servicer shall perform (or cause to be performed) a physical inspection of each Mortgaged Property (other than Mortgaged Properties constituting collateral for Specially Serviced Mortgaged Loans) at such times and in such manner as are consistent with the Servicing Standard, but in any event at least once every two years or, if the related Mortgage Loan has a current balance of greater than $2,000,000, at least once every year. The Master Servicer shall prepare (or cause to be prepared) a written report of each such inspection detailing the condition of the Mortgaged Property and specifying the existence of (i) any vacancy in the Mortgaged Property evident from such inspection that the Master Servicer deems material, (ii) any sale, transfer or abandonment of the Mortgaged Property evident from such inspection, (iii) any adverse change in the condition or value of the Mortgaged Property evident from such inspection that the Master Servicer deems material, or (iv) any waste committed on the Mortgaged Property evident from such inspection. The Master Servicer, upon request, shall deliver to the Trustee a copy of each such written report.

                (b) The Special Servicer shall perform (or cause to be performed) a physical inspection of each Mortgaged Property constituting collateral for a Specially Serviced Mortgage Loan at such times and in such manner as are consistent with the Servicing Standard. If any Mortgage Loan becomes a Specially Serviced Mortgage Loan, then as soon as practicable (and in any event within 90 days thereafter) the Special Servicer shall perform (or cause to be performed) a physical inspection of each Mortgaged Property constituting collateral for such Mortgage Loan. The Special Servicer shall prepare (or cause to be prepared) a written report of each such inspection detailing the condition of the Mortgaged Property and specifying the existence of (i) any vacancy in the Mortgaged Property evident from such inspection that the Special Servicer deems material, (ii) any sale, transfer or abandonment of the Mortgaged Property evident from such inspection, (iii) any adverse change in the condition or value of the

Mortgaged Property evident from such inspection that the Special Servicer deems material, or (iv) any waste committed on the Mortgaged Property evident from such inspection. The Special Servicer, upon request, shall deliver to the Trustee and the Master Servicer a copy of each such written report.

                (c) The Master Servicer (or, in the case of Specially Serviced Mortgage Loans, the Special Servicer) shall make reasonable efforts to collect promptly from each Mortgagor (other than a Mortgagor on any Credit Lease Loan) quarterly and annual operating statements and rent rolls of the related Mortgaged Property. In addition, the Special Servicer shall make reasonable efforts to obtain quarterly and annual operating statements and rent rolls with respect to each REO Property. The Master Servicer and Special Servicer, upon request, shall each deliver copies of the collected items to the other such party and the Trustee in each case within 10 days of its receipt of such request.

                SECTION 3.13 Annual Statement as to Compliance.

                Each of the Master Servicer and the Special Servicer will deliver to the Trustee, with a copy to the Depositor, on or before April 30th of each year, beginning in 2003, an Officer's Certificate stating, as to the signer thereof, that (i) a review of the activities of the Master Servicer or the Special Servicer, as the case may be, during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer or the Special Servicer, as the case may be, has fulfilled in all material respects its obligations under this Agreement throughout such year, or, if there has been a material default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and (iii) the Master Servicer or the Special Servicer, as the case may be, has received no notice regarding qualification, or challenging the status, of the Trust Fund as a REMIC or of the Grantor Trust as a "grantor trust" under the Grantor Trust Provisions from the Internal Revenue Service or any other governmental agency or body or, if it has received any such notice, specifying the details thereof. A copy of such Officer's Certificate may be obtained by Certificateholders upon written request to the Trustee pursuant to
Section 8.12 hereof.

                SECTION 3.14 Reports by Independent Public Accountants.

                On or before April 30th of each year, beginning in 2003, the Master Servicer at its expense shall cause a firm of independent public accountants (which may also render other services to the Master Servicer) that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee and to the Depositor to the effect that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer, which includes an assertion that the Master Servicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub-Servicers.

                The Special Servicer will deliver an annual accountants' report only if, and in such form as may be, requested by the Rating Agencies or if the Special Servicer and the Master Servicer are not the same Person.

                The Master Servicer and the Special Servicer, to the extent applicable, will use reasonable efforts to cause the accountants referred to above to cooperate with the Depositor in conforming any reports delivered pursuant to this Section 3.14 to requirements imposed by the Commission on the Depositor in connection with the Commission's issuance of a no-action letter relating to the Depositor's reporting requirements in respect of the Trust Fund pursuant to the Exchange Act.

                SECTION 3.15 Access to Certain Information.

                Each of the Master Servicer and the Special Servicer shall provide or cause to be provided to the Trustee, and to the OTS, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any documentation regarding the Mortgage Loans and the Trust Fund within its control which may be required by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it; provided, however, that applicable Certificateholders shall be required to pay any photocopying costs. The Master Servicer and the Special Servicer shall each be entitled to affix a reasonable disclaimer to any information provided by it for which it is not the original source (without suggesting liability on the part of any other party hereto). The Master Servicer and the Special Servicer may each deny any of the foregoing persons access to confidential information or any intellectual property which the Master Servicer or the Special Servicer is restricted by license, contract or otherwise from disclosing. Neither the Master Servicer nor the Special Servicer shall be liable for providing or disseminating information in accordance with the terms of this Agreement.

                SECTION 3.16 Title to REO Property; REO Account.

                (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee on behalf of the Certificateholders. The Special Servicer, on behalf of the Trust Fund, shall attempt to sell any REO Property prior to the close of the third taxable year of the Trust Fund following the taxable year in which ownership of such REO Property is acquired for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) is granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such REO Property is acquired or (ii) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee and the Special Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to the close of such period will not (subject to Section

10.01(f)) result in the imposition of taxes on "prohibited transactions" of REMIC I, REMIC II or REMIC III as defined in Section 860F of the Code or cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC (for federal (or any applicable state or local) income tax purposes) at any time that any Certificates are outstanding. If the Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell such REO Property within such longer liquidation period as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its being granted the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, shall be an expense of the Trust Fund payable out of the Certificate Account pursuant to
Section 3.05(a).

                (b) The Special Servicer shall cause all funds collected and received in connection with any REO Property to be held separate and apart from its own funds and general assets. If any REO Acquisition shall occur, the Special Servicer shall establish and maintain (or cause to be established and maintained) one or more accounts (collectively, the "REO Account"), to be held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each REO Property. The REO Account shall be an Eligible Account and may consist of one account for some or all of the REO Properties. The Special Servicer shall deposit, or cause to be deposited, in the REO Account, within two Business Days of receipt, all REO Revenues, Liquidation Proceeds (net of all Liquidation Expenses paid therefrom) and Insurance Proceeds received in respect of an REO Property. The Special Servicer is authorized to pay out of related Liquidation Proceeds any Liquidation Expenses incurred in respect of an REO Property and outstanding at the time such proceeds are received. Funds in the REO Account may be invested in Permitted Investments in accordance with Section 3.06. The Special Servicer shall be entitled to make withdrawals from the REO Account to pay itself, as additional servicing compensation in accordance with Section 3.11(d), interest and investment income earned in respect of amounts held in the REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the REO Account for any Collection Period). The Special Servicer shall give notice to the Trustee and the Master Servicer of the location of any REO Account when first established and of the new location of such REO Account prior to any change thereof.

                (c) The Special Servicer shall cause all funds necessary for the proper operation, management, maintenance, disposition and liquidation of any REO Property to be withdrawn from the REO Account, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. Within one Business Day following the end of each Collection Period, the Special Servicer shall withdraw from the REO Account and deposit into the Certificate Account or deliver to the Master Servicer (which shall deposit such amounts into the Certificate Account) the aggregate of all amounts received in respect of each REO Property during such Collection Period, net of any withdrawals made out of such amounts pursuant to Section 3.16 (b) or this Section 3.16(c); provided that the Special Servicer may retain in the REO Account such portion of proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, maintenance and disposition of the related REO Property (including without limitation the creation of a reasonable reserve for repairs, replacements and necessary capital improvements and other related expenses), such reserve not to exceed an amount sufficient to cover such items to be incurred during the following twelve-month period.

                (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or (c).

                SECTION 3.17 Management of REO Property; Independent
Contractors.

                (a) Prior to the acquisition of title to any Mortgaged Property securing a Defaulted Mortgage Loan, the Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust Fund. If the Special Servicer determines from such review, in its good faith and reasonable judgment, that:

                        (i) None of the income from Directly Operating such Mortgaged Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions or would be subject to the tax imposed on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"), such Mortgaged Property may be Directly Operated by the Special Servicer as REO Property;

                        (ii) Directly Operating such Mortgaged Property as an REO Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Special Servicer may (provided, that in the good faith and reasonable judgment of the Special Servicer, it is commercially feasible) acquire such Mortgaged Property as REO Property and so lease or operate such REO Property; or

                        (iii) Directly Operating such property as REO Property could result in income subject to an REO Tax and, in the good faith and reasonable judgment of the Special Servicer, that no commercially feasible means exists to operate such property as REO Property without the Trust Fund incurring or possibly incurring an REO Tax on income from such property, the Special Servicer shall deliver to the Trustee, in writing, a proposed plan (the "Proposed Plan") to manage such property as REO Property (such plan to be approved by the Majority Certificateholder of the Controlling Class pursuant to
Section 3.24(f)). Such plan shall include potential sources of income, and to the extent commercially feasible, estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such plan, the Trustee shall consult with the Special Servicer and shall advise the Special Servicer of the Trust Fund's federal income tax reporting position with respect to the various sources of income that the Trust Fund would derive under the Proposed Plan. In addition, the Trustee shall (to the maximum extent possible) advise the Special Servicer of the estimated amount of taxes that the Trust Fund would be required to pay with respect to each such source of income. After receiving the information described in the two preceding sentences from the Trustee, the Special Servicer shall either (A) implement the Proposed Plan (after acquiring the respective Mortgaged Property as REO Property) or (B) manage and operate such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property.

                The Special Servicer's decision as to how each REO Property shall be managed and operated shall in any event be based on the good faith and reasonable judgment of the Special Servicer as to which means would (to the extent commercially feasible) maximize the net after-tax REO Revenues received by the Trust Fund with respect to such property without materially and adversely affecting the Special Servicer's ability to sell such REO Property in accordance with this Agreement and, to the extent consistent with the foregoing, in accordance with the Servicing Standard. Both the Special Servicer and the Trustee may consult with counsel knowledgeable in such matters at the expense of the Trust Fund in connection with determinations required under this Section 3.17(a). Neither the Special Servicer nor the Trustee shall be liable to the Certificateholders, the Trust Fund, the other parties hereto or each other for errors in judgment made in good faith in the reasonable exercise of their discretion while performing their respective responsibilities under this Section 3.17(a) or, to the extent it relates to federal income tax consequences for the Trust Fund, Section 3.17(b) below. Nothing in this Section 3.17(a) is intended to prevent the sale of a Defaulted Mortgage Loan or REO Property pursuant to the terms and subject to the conditions of Section 3.18 or 3.19.

                (b) If title to any REO Property is acquired, the Special Servicer shall manage, conserve, protect and operate such REO Property for the benefit of the Certificateholders solely for the purpose of its prompt disposition and sale in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or, except as permitted by Section 3.17(a), result in the receipt of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are in the best interests of and for the benefit of the Certificateholders (as determined by the Special Servicer in its good faith and reasonable judgment) and, consistent therewith, shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to each REO Property, funds necessary for the proper operation, management, maintenance and disposition of such REO Property, including, without limitation:

                        (i) all insurance premiums due and payable in respect of such REO Property;

                        (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

                        (iii) any ground rents in respect of such REO Property; and

                        (iv) all costs and expenses necessary to maintain, lease and dispose of such REO Property.

To the extent that amounts on deposit in the REO Account in respect of any REO Property are insufficient for the purposes set forth in the prior sentence with respect to such REO Property, the Master Servicer (at the direction of the Special Servicer) shall advance such amount as is necessary for such purposes (which advances shall be Servicing Advances) unless (as evidenced by an Officer's Certificate delivered to the Trustee) such advances would, if made, constitute Nonrecoverable Servicing Advances; provided, however, that the Master Servicer (at the direction of the Special Servicer) shall make any such Servicing Advance if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings and such advance will be deemed to constitute a recoverable Servicing Advance.

                (c) The Special Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

                        (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

                        (ii) the fees of such Independent Contractor (which shall be an expense of the Trust Fund) shall be reasonable and customary in light of the nature and locality of the REO Property;

                        (iii) any such contract shall require, or shall be administered to require, that the Independent Contractor (A) pay, out of related REO Revenues, all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in subsection (b) hereof, and (B) remit all related REO Revenues (net of its fees and such costs and expenses) to the Special Servicer;

                        (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

                        (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Special Servicer shall be entitled to enter into an agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

                SECTION 3.18 Sale of Defaulted Mortgage Loans.

                (a) The parties hereto may sell or purchase, or permit the sale or purchase of, a Mortgage Loan only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by Sections 2.03(a) and 9.01.

                (b) In the event that any Mortgage Loan becomes 60 days delinquent as to any Monthly Payment (or if such Mortgage Loan is a Balloon Mortgage Loan and is delinquent as to its Balloon Payment, only if such Mortgage Loan is also a Specially Serviced Mortgage Loan), the Special Servicer shall promptly so notify (an "Option Notice"), in writing, the Master

Servicer and the Trustee, and the Trustee shall promptly notify, in writing, the Holders of the Controlling Class. Each of the Majority Certificateholder of the Controlling Class and the applicable Mortgage Loan Seller with respect to such Mortgage Loan (in such capacity, together with any assignee, the "Option Holder") shall, in that order, have the right, at its option (the "Option"), to purchase such Mortgage Loan from the Trust Fund at a price equal to the Option Purchase Price (as defined in clause (c) below) upon receipt of such Option Notice. The Option is exercisable from that date until terminated pursuant to clause (f) below, and during that period the Option shall be exercisable in any month only during the period from the 10th calendar day of such month through the 25th calendar day, inclusive, of such month. The Trustee on behalf of the Trust Fund shall be obligated to sell the Mortgage Loan upon the exercise of the Option (whether exercised by the original Holder thereof or by an assignee of such Holder), but shall have no authority to sell the Mortgage Loan other than in connection with the exercise of an Option (or as otherwise expressly provided in or contemplated by Section 2.03(a) or Section 9.01). Any Option Holder that exercises the Option shall be required to purchase the Mortgage Loan within four Business Days of such exercise. If any Option Holder assigns the Option to a third party pursuant to clause (d) below, then it shall so notify the Trustee in writing, and the Trustee shall promptly notify the next party eligible to hold the Option set forth above of its rights hereunder. Any of the other parties eligible to hold the Option set forth above may at any time notify the Trustee in writing and the Trustee will notify the current Option Holder and the other parties eligible to hold the Option of such party's desire to exercise the Option. If the Option Holder neither (i) exercises the Option nor (ii) surrenders its right to exercise the Option within thirty (30) days of its receipt of that notice, then the Option Holder's right to exercise the Option shall lapse, and the Trustee shall promptly notify the next party eligible to hold the Option (and the other parties eligible to hold the Option) of its rights thereunder.

                Notwithstanding the foregoing paragraph, the Majority Certificateholder of the Controlling Class or its assignee shall have the right to exercise its Option prior to any exercise of the Option by the applicable Mortgage Loan Seller or its assignee; provided, however, if the Option is not exercised by the Majority Certificateholder of the Controlling Class or any assignee thereof within thirty (30) days of the Option Notice, then the applicable Mortgage Loan Seller or its assignee shall have the right to exercise its Purchase Option prior to any exercise by the Majority Certificateholder of the Controlling Class and the applicable Mortgage Loan Seller or its assignee may exercise such Option at any time during the thirty (30) day period immediately following the expiration of such initial 30-day period. Following the expiration of such thirty (30) day period, the Majority Certificateholder of the Controlling Class shall again have the exclusive right to exercise the Purchase Option.

                (c) The "Option Purchase Price" shall be an amount equal to the fair market value of the Mortgage Loan, as determined by the Special Servicer. Prior to the Special Servicer's determination of fair market value referred to above, the fair market value of the Mortgage Loan shall be deemed to be an amount equal to the Purchase Price, including any Prepayment Premium or Yield Maintenance Charge then payable upon the prepayment of the Mortgage Loan. The Special Servicer shall determine the fair market value of the Mortgage Loan as soon as reasonably practical upon the Mortgage Loan becoming 60 days delinquent or delinquent in respect of its Balloon Payment (but in any event, not earlier than 75 days after the receipt by the Special Servicer of the Mortgage Loan File and Servicing File relating to such Mortgage Loan), and the Special Servicer shall promptly notify the Option Holder (and the

Trustee and each of the other parties set forth above that could become the Option Holder) of the Option Purchase Price. The Special Servicer is required to recalculate the fair market value of the Mortgage Loan based upon a material change in circumstances or the receipt of new information, provided that the Special Servicer shall be required to recalculate the fair market value of the Mortgage Loan if the time between the date of last determination of the fair market value of the Mortgage Loan and the date of the exercise of the Option has exceeded 60 days. Upon any recalculation, the Special Servicer shall be required to promptly notify in writing each Option Holder (and the Trustee and each of the other parties set forth above that could become the Option Holder) of the revised Option Purchase Price. Any such recalculation of the fair market value of the Mortgage Loan shall be deemed to renew the Option in its original priority at the recalculated price with respect to any party as to which the Option had previously expired or been waived, unless the Option has previously been exercised by an Option Holder at a higher Option Purchase Price. In determining fair market value, the Special Servicer shall take into account, among other factors, the results of any Appraisal or updated Appraisal that it, or the Master Servicer, may have obtained in accordance with this Agreement within the prior twelve months; any views on fair market value expressed by investors in mortgage loans comparable to the Mortgage Loan (provided that the Special Servicer shall not be required to solicit such views); the period and amount of any delinquency on the Mortgage Loan; whether the Mortgage Loan, in the Special Servicer's actual knowledge and reasonable and good faith judgment, is in default to avoid a prepayment restriction; the physical condition of the related Mortgaged Property; the state of the local economy; the expected recoveries from the Mortgage Loan if the Special Servicer were to pursue a workout or foreclosure strategy instead of the Option being exercised; and the Trust Fund's obligation to dispose of any foreclosed Mortgaged Property as soon as practicable consistent with the objective of maximizing proceeds for all Certificateholders.

                (d) Any Option relating to a Mortgage Loan shall be assignable to a third party by the Option Holder at its discretion at any time after its receipt of the Option Notice, and upon such assignment such third party shall have all of the rights granted to the Option Holder hereunder in respect of the Option. Such assignment shall only be effective upon notice (together with a copy of the executed assignment and assumption agreement) being delivered to the Trustee, the Master Servicer and the Special Servicer, and none of such parties shall be obligated to recognize any entity as an Option Holder absent such notice.

                (e) If the Majority Certificateholder of the Controlling Class, the applicable Mortgage Loan Seller or an Affiliate of any of them elects to exercise the Option, the Trustee shall be required to determine whether the Option Purchase Price constitutes a fair price for the Mortgage Loan. Upon request of the Special Servicer to make such a determination, the Trustee will do so within a reasonable period of time (but in no event more than 15 Business
Days). In doing so, the Trustee may rely on the most recent Appraisal or the opinion of another expert in real estate matters retained by the Trustee at the expense of the party exercising the Option. The Trustee may also rely on the most recent Appraisal of the related Mortgaged Property that was prepared in accordance with the requirements of this Agreement. If the Trustee were to conclude that the Option Purchase Price does not constitute a fair price, then the Special Servicer shall determine the fair market value taking into account the objections of the Trustee hereunder.

                (f) The Option shall terminate, and shall not be exercisable as set forth in clause (b) above (or if exercised, but the purchase of the Mortgage Loan has not yet occurred, shall terminate and be of no further force or effect) if the Mortgage Loan is no longer delinquent as set forth above because (i) the Mortgage Loan ceases to be a Specially Serviced Mortgage Loan, (ii) the Mortgage Loan has been subject to a workout arrangement, (iii) the Mortgage Loan has been foreclosed upon, or otherwise resolved (including by a full or discounted pay-off) or (iv) the Mortgage Loan has been purchased by the applicable Mortgage Loan Seller pursuant to Section 2.03 or by the Depositor or the Master Servicer or otherwise pursuant to Section 9.01.

                (g) Unless and until an Option Holder exercises an Option, the Special Servicer shall continue to service and administer the Mortgage Loan in accordance with the Servicing Standard and this Agreement and shall pursue such other resolutions or recovery strategies including Workout or foreclosure, as is consistent with this Agreement and the Servicing Standard.

                (h) Subject to subsections (a) through (g) above, the Special Servicer shall act on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any Mortgage Loan pursuant to this Section 3.18, and the collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge prospective offerors, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or exchanging offers without obligation to deposit such amounts into the Certificate Account. Any sale of a Mortgage Loan shall be final and without recourse to the Trustee or the Trust Fund (except such recourse to the Trust Fund imposed by those representations and warranties typically given in such transactions, any prorations applied thereto and any customary closing matters), and if such sale is consummated in accordance with the terms of this Agreement, none of the Special Servicer, the Master Servicer, the Depositor or the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

                (i) Any sale of a Mortgage Loan pursuant to this Section 3.18 shall be for cash only (unless, as evidenced by an Opinion of Counsel, a sale for other consideration will not cause an Adverse REMIC Event). The Option Purchase Price for any Mortgage Loan purchased under this Section 3.18 shall be deposited into the Certificate Account, and the Trustee, upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the purchaser of the Mortgage Loan the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in such purchaser ownership of such Mortgage Loan (subject, in the case of an Additional Servicing Fee Mortgage Loan, to the rights of the applicable Designated Sub-Servicer to sub-service such Mortgage Loan and the rights of the applicable Designated Sub-Servicer, Archon, GSMC and the Master Servicer, as applicable, to receive or retain their applicable portion of the Additional Servicing Fee, in each case, pursuant to the related Designated Sub-Servicer Agreement). In connection with any such purchase, the Special Servicer and the Master Servicer shall deliver the related Servicing File (to the extent either has possession of such file) to such purchaser.

                SECTION 3.19 Sale of REO Property.

                (a) The parties hereto may sell or purchase, or permit the sale or purchase of, an REO Property only on the terms and subject to the conditions set forth in this Section 3.19.

                (b) The Special Servicer shall use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders in such manner as will be reasonably likely to realize a fair price within the time period specified by Section 3.16(a). The Special Servicer shall accept the first (and, if multiple bids are contemporaneously received, highest) cash bid received from any Person that constitutes a fair price for such REO Property. If the Special Servicer determines, in its good faith and reasonable judgment, that it will be unable to realize a fair price for any REO Property within the time constraints imposed by Section 3.16(a), then the Special Servicer shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash bid, regardless from whom received. The Liquidation Proceeds (net of related Liquidation Expenses) for any REO Property purchased hereunder shall be deposited in the Certificate Account, except that portion of any proceeds constituting Excess Liquidation Proceeds shall be deposited in the Excess Liquidation Proceeds Reserve Account.

                (c) The Special Servicer shall give the Trustee and the Master Servicer not less than three Business Days' prior written notice of its intention to sell any REO Property. No Interested Person shall be obligated to submit a bid to purchase any REO Property, and notwithstanding anything to the contrary contained herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any REO Property pursuant hereto.

                (d) Whether any cash bid constitutes a fair price for any REO Property for purposes of Section 3.19(b) shall be determined by the Special Servicer, if the highest bidder is a Person other than an Interested Person, and by the Trustee, if the highest bidder is an Interested Person; provided, however, that no bid from an Interested Person shall constitute a fair price unless (i) it is the highest bid received and (ii) at least two other bids are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such REO Property, the Trustee shall be supplied with and shall rely on the most recent Appraisal or updated Appraisal conducted in accordance with this Agreement within the preceding 12 month period or, in the absence of any such Appraisal, on a narrative appraisal prepared by a Qualified Appraiser retained by the Special Servicer. Such appraiser shall be selected by the Special Servicer if the Special Servicer is not making an offer with respect to an REO Property and shall be selected by the Master Servicer if the Special Servicer is making such an offer. The cost of any such narrative appraisal shall be covered by, and shall be reimbursable as, a Servicing Advance. In determining whether any such offer from a Person other than an Interested Person constitutes a fair price for any such REO Property, the Special Servicer shall take into account (in addition to the results of any Appraisal, updated Appraisal or narrative appraisal that it may have obtained pursuant to this Agreement within the prior 12 months), and in determining whether any offer from an Interested Person constitutes a fair price for any such REO Property, any appraiser shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in Section 3.16(a). The Purchase Price for any REO Property shall in all cases be deemed a fair price.

                (e) Subject to subsections (a) through (d) above, the Special Servicer shall act on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property, and the collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge prospective offerors, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or exchanging offers without obligation to deposit such amounts into the Certificate Account. Any sale of any REO Property shall be final and without recourse to the Trustee or the Trust Fund (except such recourse to the Trust Fund imposed by those representations and warranties typically given in such transactions, any prorations applied thereto and any customary closing matters), and if such sale is consummated in accordance with the terms of this Agreement, none of the Special Servicer, the Master Servicer, the Depositor or the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

                (f) Any sale of any REO Property shall be for cash only (unless, as evidenced by an Opinion of Counsel, a sale for other consideration will not cause an Adverse REMIC Event).

                (g) Notwithstanding any of the foregoing paragraphs of this
Section 3.19, the Special Servicer shall not be obligated to accept the highest cash offer if the Special Servicer determines, in its reasonable and good faith judgment, that rejection of such offer would be in the best interests of the Certificateholders, and the Special Servicer may accept a lower cash offer (from any Person other than itself or an Affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders (for example, if the prospective buyer making the lower offer is more likely to perform its obligations or the terms offered by the prospective buyer making the lower offer are more favorable).

                SECTION 3.20 Additional Obligations of the Master Servicer and the Special Servicer.

                (a) In connection with any Adjustable Rate Mortgage Loan (and, if and to the extent applicable, any successor REO Loan), the Master Servicer shall calculate adjustments in the Mortgage Rate and the Monthly Payment and shall notify the Mortgagor of such adjustments, all in accordance with the Mortgage Note and applicable law. In the event the Index for any Adjustable Rate Mortgage Loan (or successor REO Loan) is not published or is otherwise unavailable, the Master Servicer shall select a comparable alternative index with respect to such Adjustable Rate Mortgage Loan (or successor REO Loan) over which it has no direct control, which is readily verifiable and which is acceptable under the terms of the related Mortgage Note.

                (b) The Master Servicer and the Special Servicer, as applicable, shall each deliver to the other and to the Trustee (for inclusion in the Mortgage File) copies of all

Appraisals, environmental reports and engineering reports (or, in each case, updates thereof) obtained with respect to any Mortgaged Property or REO Property.

                (c) Subject to the following paragraph, the Master Servicer shall have the obligation to make any Servicing Advance that it is requested by the Special Servicer to make within ten days of the Master Servicer's receipt of such request. The Special Servicer shall be relieved of any obligations with respect to an Advance that it requests the Master Servicer to make (regardless of whether or not the Master Servicer shall make such Advance). The Master Servicer shall be entitled to reimbursement for any Servicing Advance made by it at the direction of the Special Servicer, together with Advance Interest thereon, at the same time, in the same manner and to the same extent as the Master Servicer is entitled with respect to any other Servicing Advance made thereby.

                Notwithstanding the foregoing provisions of this Section 3.20(c), the Master Servicer shall not be required to make at the Special Servicer's direction any Servicing Advance, if the Master Servicer determines in its reasonable, good faith judgment that the Servicing Advance which the Special Servicer is directing the Master Servicer to make either (y) although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, is or would be, if made, a Nonrecoverable Servicing Advance, or (z) the making of such advance was or would be in violation of the Servicing Standard or the terms and conditions of this Agreement. The Master Servicer shall notify the Special Servicer in writing of such determination. Such notice shall not obligate the Special Servicer to make any such proposed Servicing Advance.

                (d) Upon the earliest of (i) the date on which any Mortgage Loan becomes a Modified Mortgage Loan, (ii) the 90th day following the occurrence of any uncured delinquency in Monthly Payments with respect to any Mortgage Loan (or the 150th day with respect to a Balloon Payment for which the Mortgagor has produced a written refinancing commitment pursuant to clause (1) of the definition of "Specially Serviced Mortgage Loan"), (iii) the date on which a receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing any Mortgage Loan, (iv) the 60th day following any bankruptcy or similar proceedings involving a Mortgagor and (v) the date on which the Mortgaged Property securing any Mortgage Loan becomes an REO Property (each such Mortgage Loan and any related REO Loan, a "Required Appraisal Loan"), the Special Servicer, shall request and, within 30 days of the occurrence of such event (or such longer period as the Special Servicer is (as certified thereby to the Trustee in writing) diligently and in good faith proceeding to obtain such) obtain an Appraisal of the related Mortgaged Property; provided, however, that such Appraisal shall not be required if an Appraisal of such Mortgaged Property had previously been obtained within the prior twelve months, unless the Special Servicer determines that such previously obtained Appraisal is materially inaccurate. The cost of any such Appraisal shall be covered by, and reimbursable as, a Servicing Advance.

                With respect to each Required Appraisal Loan (unless such loan has become a Corrected Mortgage Loan and no other Servicing Transfer Event, or other event that would cause the loan to be a Required Appraisal Loan, has occurred), the Special Servicer shall, within 30 days of each anniversary of such loan's becoming a Required Appraisal Loan, order an update of the prior Appraisal (the cost of which will be covered by, and reimbursable as, a Servicing Advance by the Master Servicer). Based upon such Appraisal, the Special Servicer shall determine and report to the Trustee the Appraisal Reduction Amount, if any, with respect to such loan. The Special Servicer shall deliver a copy of any such Appraisal to the Master Servicer.

                Notwithstanding the foregoing, if a Required Appraisal Loan has a principal balance of less than $2,000,000, a desktop estimation of value may be substituted for any Appraisal otherwise required pursuant to this Section 3.20(d); provided that the Special Servicer may, with the consent of the Majority Certificateholder of the Controlling Class, order an Appraisal at the expense of the Trust Fund.

                (e) The Master Servicer shall deliver to the Trustee for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement therefor, an amount equal to the aggregate of all Balloon Payment Interest Shortfalls incurred in connection with Balloon Payments received in respect of the Mortgage Loans during the most recently ended Collection Period.

                (f) The Master Servicer shall deliver to the Trustee for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement therefor, an amount equal to the lesser of (i) the aggregate of all Prepayment Interest Shortfalls incurred in connection with Principal Prepayments received in respect of the Mortgage Loans during the most recently ended Collection Period, the aggregate Master Servicing Fees received by the Master Servicer during such Collection Period.

                (g) With respect to all ARD Loans, if any, the Master Servicer shall apply all Monthly Payments and any other sums due, in accordance with the terms of the related ARD Loan.

                (h) Subject to Section 3.21(a)(iv), with respect to all ARD Loans, if any, the Master Servicer and the Special Servicer shall not take any enforcement action with respect to the payment of Excess Interest or principal in excess of the principal component of the constant Monthly Payment, other than request for collection, until the maturity date of the related Mortgage Loan. The foregoing shall not limit the Master Servicer's and Special Servicer's obligation to establish or direct the related Mortgagor to establish a Lock-Box Account pursuant to Section 3.25.

                (i) The Master Servicer shall be entitled to waive the application of any provision in any ARD Loan that requires that the property manager of the related Mortgaged Property be discharged if such ARD Loan is not paid in full on its Anticipated Repayment Date.

                (j) With respect to each Mortgage Loan that upon the occurrence of certain events permits the Master Servicer to apply the proceeds of the release of any earnout reserve to the exercise of a Defeasance Option, the Master Servicer shall only exercise such Defeasance Option in accordance with
Section 3.08 of this Agreement.

                (k) To the extent consistent with the terms of the applicable Mortgage Loan, the Master Servicer shall exercise its option to apply any proceeds of the release of the related earnout reserve to prepayment or defeasance, as applicable, of such Mortgage Loan.

                (l) Upon the application of the proceeds of the release of any earnout reserve to the prepayment of the related Mortgage Loan, the Master Servicer shall calculate, based upon the Maturity Date, Mortgage Rate and remaining outstanding principal balance of such Mortgage Loan, a revised schedule upon which the remaining amount of principal and interest due upon such Mortgage Loan shall be amortized until its Maturity Date. The Master Servicer shall deliver a copy of such revised amortization schedule to the related Mortgagor with an instruction to thereafter make Monthly Payments in accordance with the revised schedule.

                (m) The Master Servicer shall provide written direction to each lessor under a Ground Lease requesting that upon any default by the lessee, notice thereof be provided to the Master Servicer to the extent required by the Ground Lease.

                (n) The Master Servicer and the Special Servicer shall take all such action as may be required to comply with the terms and conditions precedent to payment of claims under the Environmental Policy and in order to maintain, in full force and effect, such policy. Neither the Master Servicer nor the Special Servicer shall agree to amend the Environmental Policy unless it shall have obtained Rating Agency Confirmation with respect to such amendment. In addition, the Master Servicer shall notify each Rating Agency of any claim under the Environmental Policy.

                (o) With respect to any fees payable to a Rating Agency in connection with an assumption the Master Servicer or Special Servicer, as applicable, shall not approve any assumption without requiring the Mortgagor to pay any fees associated with any Rating Agency Confirmation, to the extent permitted or required under the applicable Mortgage Loan documents and otherwise consistent with the Servicing Standard.

                SECTION 3.21 Modifications, Waivers, Amendments and Consents.

                (a) The Master Servicer and the Special Servicer each may agree to any modification, waiver or amendment of any term of, forgive interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing, and/or permit the release of the Mortgagor on or any guarantor of any Mortgage Loan it is required to service and administer hereunder, without the consent of the Trustee or any Certificateholder, subject, however, to each of the following limitations, conditions and restrictions:

                        (i) subject to Section 3.21(i), other than as provided in Sections 3.02 and 3.08, the Master Servicer (in such capacity) shall not agree to any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.21(a) with respect to, any Mortgage Loan that would (A) affect the amount or timing of any related payment of principal, interest or other amount payable thereunder, (B) affect the obligation of the related Mortgagor to pay any Prepayment Premium or permit a Principal Prepayment during any period when the terms of the Mortgage Loan prohibit the making of Principal Prepayments or, (C) in the Master Servicer's good faith and reasonable judgment, materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon; the Special Servicer (in such capacity) may, however, agree to any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.21(a) with respect to, a Specially Serviced Mortgage Loan that would have any such effect, but only if, in the Special Servicer's reasonable and good faith judgment, a material default on such Mortgage Loan has occurred or a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders on a present value basis, than would liquidation;

                        (ii) any such action taken by the Special Servicer shall be accompanied by an Officer's Certificate to such effect and to which is attached the present value calculation which establishes the basis for such determination, a copy of which shall be delivered to the Trustee for delivery to the Rating Agencies;

                        (iii) neither the Master Servicer nor the Special Servicer may extend the Stated Maturity Date of any Mortgage Loan beyond the date that is two years prior to the Rated Final Distribution Date and, in the case of any Mortgage Loan that is secured solely by a Ground Lease, the Master Servicer or the Special Servicer, as the case may be, shall give due consideration to the remaining term of such Ground Lease prior to extending the Stated Maturity Date of the Mortgage Loan;

                        (iv) neither the Master Servicer nor the Special Servicer shall make or permit any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.21(a) or clause
(h) of Section 3.20 with respect to, any Mortgage Loan that would (A) cause REMIC I, REMIC II or REMIC III (or any of the Ames REMIC, the Barbour REMIC, the Central REMIC, the Gateway REMIC and the Summit REMIC) to fail to qualify as a REMIC under the Code or (subject to Section 10.01(f)) result in the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day of any such REMIC under the REMIC Provisions or (B) cause any Mortgage Loan to cease to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (neither the Master Servicer nor the Special Servicer shall be liable for judgments as regards decisions made under this subsection which were made in good faith and, unless it would constitute bad faith or negligence to do so, each of the Master Servicer and the Special Servicer may rely on opinions of counsel in making such decisions);

                        (v) neither the Master Servicer nor the Special Servicer shall permit any Mortgagor to add or substitute any collateral for an outstanding Mortgage Loan, which collateral constitutes real property, unless the Master Servicer or the Special Servicer, as the case may be, shall have first determined, in its reasonable and good faith judgment, based upon an Environmental Assessment performed within the twelve months prior to such determination (and such additional environmental testing as the Master Servicer or Special Servicer, as the case may be, deems necessary and appropriate) prepared by an Independent Person who regularly conducts Environmental Assessments (and such additional environmental testing), at the expense of the Mortgagor, that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations;

                        (vi) neither the Master Servicer nor the Special Servicer shall, with respect to a Mortgage Loan, other than a Specially Serviced Mortgage Loan release or substitute any collateral securing an outstanding Mortgage Loan except as provided in Sections 3.08 and 3.09(d) and except in the case of a release where (A) the use of the collateral to be released will not, in the Master Servicer's or Special Servicer's, as the case may be, good faith and reasonable judgment, materially and adversely affect the Net Operating Income being generated by or the use of the related Mortgaged Property, (B) there is a corresponding principal paydown of such Mortgage Loan in an amount at least equal to, or a delivery of substitute collateral with an Appraised Value at least equal to, the Appraised Value of the collateral to be released, (C) the remaining Mortgaged Property and any substitute collateral is, in the Master Servicer's or Special Servicer's, as the case may be, good faith and reasonable judgment, adequate security for the remaining Mortgage Loan and (D) the Master Servicer or Special Servicer, as applicable, has received Rating Agency Confirmation with respect to such release or substitution; provided that (x) the limitations, conditions and restrictions set forth in clauses (i) through (vi) above shall not apply to any modification of any term of any Mortgage Loan or any other acts referenced in this Section 3.21(a) that is required under the terms of such Mortgage Loan in effect on the Closing Date and that is solely within the control of the related Mortgagor, and
(y) notwithstanding clauses (i) through (vi) above, neither the Master Servicer nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Mortgagor if in their reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar. Neither the Master Servicer nor the Special Servicer may extend the Maturity Date on any Mortgage Loan except pursuant to this Section 3.21(a) or as otherwise required under the related loan documents; and

                        (vii) the Master Servicer shall not consent to (A) any waivers relating to the establishment of reserves, (B) waivers of any requirements regarding additional collateral or (C) waivers of any lock-box requirements, unless the Special Servicer has approved such waiver in writing.

                (b) Neither the Master Servicer nor the Special Servicer shall have any liability to the Trust Fund, the Certificateholders or any other Person if its analysis and determination that the modification, waiver, amendment or other action contemplated by Section 3.21(a) is reasonably likely to produce a greater recovery to Certificateholders on a present value basis than would liquidation, should prove to be wrong or incorrect, so long as the analysis and determination were made on a reasonable basis in good faith by the Master Servicer or Special Servicer and the Master Servicer or Special Servicer was not negligent in ascertaining the pertinent facts. The Master Servicer shall not have any liability to the Trust Fund, the Certificateholders or any other Person with respect to the Special Servicer's approval, disapproval or delay in processing any assumption or earnout release as provided in Section 3.21(a)(vii).

                (c) Any payment of interest, which is deferred pursuant to any modification, waiver or amendment permitted hereunder, shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan or such modification, waiver or amendment so permit.

                (d) The Master Servicer and, with respect to a Specially Serviced Mortgage Loan, the Special Servicer each may, as a condition to its granting any request by a Mortgagor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within the Master Servicer's or the Special Servicer's discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to it, as additional servicing compensation, a reasonable or customary fee (not to exceed 1.0% of the unpaid principal balance of the related Mortgage Loan) for the additional services performed in connection with such request, together with any related costs and expenses incurred by it.

                (e) Except for waivers of Penalty Charges and notice periods, all material modifications, waivers and amendments of the Mortgage Loans entered into pursuant to this Section 3.21 shall be in writing.

                (f) Each of the Master Servicer and the Special Servicer shall notify the Trustee and such other party, in writing, of any modification, waiver (other than a waiver of Penalty Charges) or amendment of any term of any Mortgage Loan and the date thereof, and shall deliver to the Trustee or the related Custodian for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within 10 Business Days) following the execution thereof.

                (g) The Master Servicer or Special Servicer, as applicable, shall not waive the payment of any fees by a Mortgagor that may be due or partially due to the other party without such other party's consent.

                (h) The failure of the Special Servicer to respond to the Master Servicer within ten (10) Business Days of the Master Servicer's written request (such request to include sufficient information regarding the applicable Mortgage Loan and a written recommendation and rationale therefore with respect to such request) for any approval or consent required hereunder, shall be deemed to constitute a grant of such request for approval or consent.

                (i) Notwithstanding the foregoing provisions of this Section 3.21, the Master Servicer shall not agree to any material modification, material waiver or material amendment of any term of any Mortgage Loan unless (a) the Master Servicer shall have notified the Special Servicer of the request for the material modification and provided its written recommendation, analysis and any other related documents in the possession or control of the Master Servicer reasonably requested by the Special Servicer to the Special Servicer, (b) the Special Servicer shall have approved such material modification, notified the Majority Certificateholder of the Controlling Class of the request for such approval and of the Master Servicer's and its own approval of such material modification and shall have submitted to the Majority Certificateholder of the Controlling Class each of the documents submitted to the Special Servicer by the Master Servicer and (c) the Majority Certificateholder of the Controlling Class shall have also approved such material modification; provided, however, that the Special Servicer shall advise the Majority Certificateholder of the Controlling Class of its approval (if any) of such material modification promptly upon (but in no case to exceed 10 Business Days) its receipt of such notice, recommendation, analysis and any reasonably requested documents from the Master Servicer; and, provided, further, that if the Majority Certificateholder of the Controlling Class does not reject such recommendation within 5 Business Days of its receipt of the Special Servicer's recommendation and any additional documents or information that the Majority

Certificateholder of the Controlling Class may reasonably request, then the material modification shall be deemed approved. Unless required by the related Mortgage Loan documents or the Servicing Standard, neither the Master Servicer nor Special Servicer shall approve such material modification unless the Mortgagor shall agree to pay all fees and costs associated with such material modification (unless such condition shall have been waived by the Majority Certificateholder of the Controlling Class).

                (j) Permitted modifications and other similar actions with respect to the Mortgage Loans of the Ames REMIC, Barbour REMIC, Central REMIC, Gateway REMIC, and Summit REMIC as described in this Section 3.21 shall refer to the Mortgage Loans held by such REMIC and not the Regular Interests issued by such REMICs.

                SECTION 3.22 Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping.

                (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan and if the Master Servicer is not also the Special Servicer, the Master Servicer shall promptly give notice thereof, and deliver the related Servicing File, to the Special Servicer and shall use reasonable efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. The Master Servicer shall use reasonable efforts to comply with the preceding sentence within five Business Days of the occurrence of each related Servicing Transfer Event. The Special Servicer may, as to any delinquent Mortgage Loan, prior to the occurrence of a Servicing Transfer Event with respect thereto, request and obtain the foregoing documents and information.

                Upon determining that a Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan and if the Master Servicer is not also the Special Servicer, the Special Servicer shall promptly give notice thereof, and return the related Servicing File, to the Master Servicer and upon giving such notice, and returning such Servicing File, to the Master Servicer, the Special Servicer's obligation to service such Mortgage Loan, and the Special Servicer's right to receive the Special Servicing Fee with respect to such Mortgage Loan, shall terminate, and the obligations of the Master Servicer to service and administer such Mortgage Loan in accordance with this Agreement shall resume.

                Notwithstanding other provisions in this Agreement to the contrary, the Master Servicer shall remain responsible for the billing and collection, accounting, data collection, reporting and other basic Master Servicer administrative functions with respect to Specially Serviced Mortgage Loans, provided that the Special Servicer shall establish procedures for the Master Servicer as to the application of receipts and tendered payments and shall have the exclusive responsibility for and authority over all contacts with and notices to Mortgagors and similar matters relating to each Specially Serviced Mortgage Loan and the related Mortgaged Property.

                (b) In servicing any Specially Serviced Mortgage Loans, the Special Servicer shall provide to the Trustee originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer), and copies of any additional related Mortgage Loan information, including correspondence with the related Mortgagor.

                (c) Notwithstanding anything in this Agreement to the contrary, in the event that the Master Servicer and the Special Servicer are the same Person, all notices, certificates, information and consents required to be given by the Master Servicer to the Special Servicer or vice versa shall be deemed to be given without the necessity of any action on such Person's part.

                SECTION 3.23 Sub-Servicing Agreements.

                (a) The Master Servicer may enter into Sub-Servicing Agreements for the servicing and administration of all or a part of the Mortgage Loans for which it is responsible hereunder, provided that, in each case, the Sub-Servicing Agreement: (i) is not inconsistent with this Agreement and shall provide that the Sub-Servicer will maintain errors and omissions insurance and fidelity bond coverage as required of the Master Servicer under Section 3.07 hereof; (ii) provides that if the Master Servicer, shall for any reason no longer be the Master Servicer hereunder (including, without limitation, by reason of an Event of Default or their termination hereunder), the Trustee, its designee or any successor Master Servicer may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer, under such agreement; (iii) in the case of a Sub-Servicing Agreement entered into by the Master Servicer, expressly or effectively provides that (if the Master Servicer and the Special Servicer are not the same Person) such agreement shall terminate with respect to any Mortgage Loan serviced thereunder at the time such Mortgage Loan becomes a Specially Serviced Mortgage Loan (provided that, if any Additional Servicing Fee Mortgage Loan becomes a Specially Serviced Mortgage Loan, the applicable Designated Sub-Servicer, Archon, GSMC and the Master Servicer, as the case may be, shall be entitled to continue to receive or retain their applicable portion of the Additional Servicing Fee with respect to such Mortgage Loan pursuant to the related Designated Sub-Servicer Agreement); (iv) requires that the Master Servicer consent to any modification to the terms of a Mortgage Loan pursuant to
Section 3.21; and (v) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund. Termination penalties or fees incurred under any such Sub-Servicing Agreement shall not be an obligation of, or expense chargeable to, the Certificateholders or the Trust Fund. References in this Agreement to actions taken or to be taken by the Master Servicer include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer hereunder to make Servicing Advances and Delinquency Advances shall be deemed to have been advanced by the Master Servicer, out of its own funds and, accordingly, such Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer, and, for so long as they are outstanding, such Advances shall accrue interest in accordance with Section 3.11(f) or Section 4.03(d), as applicable, such interest to be allocable between the Master Servicer and such Sub-Servicer as they may agree. For purposes of this Agreement, the Master Servicer shall be deemed to have received any payment when the Sub-Servicer receives such payment.

                (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law.

                (c) As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Trustee and the Certificateholders, shall (at no expense to the Trustee, the Certificateholders or the Trust Fund) monitor the performance and enforce the obligations of each Sub-Servicer retained by it under the related Sub-Servicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time by the Master Servicer in accordance with the Servicing Standard.

                (d) In the event the Trustee, its designee or any successor Master Servicer assumes the rights and obligations of the Master Servicer under any Sub-Servicing Agreement, the Master Servicer at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

                (e) Notwithstanding any Sub-Servicing Agreement, the Master Servicer shall remain obligated and liable to the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans in accordance with the provisions of this Agreement to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans for which it is responsible.

                SECTION 3.24 Designation of Special Servicer by the Majority Certificateholder of the Controlling Class; the Majority Certificateholder of the Controlling Class .

                (a) The Majority Certificateholder of the Controlling Class, may at any time and from time to time replace any existing Special Servicer or any Special Servicer that has resigned or otherwise ceased to serve as Special Servicer, including pursuant to Section 7.01. Such Holders shall so designate a Person to so serve by the delivery to the Trustee of a written notice stating such designation, subject to Rating Agency Confirmation. The Trustee shall, promptly after receiving any such notice, so notify the Rating Agencies, the Master Servicer and the Special Servicer. The designated Person shall become the Special Servicer as of the date the Trustee shall have received: (i) written confirmation from the Rating Agencies stating that if the designated Person were to serve as Special Servicer hereunder, none of the then-current ratings of the outstanding Classes of the Certificates would be qualified (including by placement on "negative credit watch"), downgraded or withdrawn; (ii) a written acceptance of all obligations of the Special Servicer under this Agreement, executed by the designated Person; and (iii) an Opinion of Counsel (at the expense of the Person designated to become the Special Servicer or the Holders that made the designation) to the effect that the designation of such Person to serve as Special Servicer is in compliance with this Section 3.24 and all other applicable provisions of this Agreement, that upon the execution and delivery of the written acceptance referred to in the immediately preceding clause (ii), the designated Person shall be bound by the terms of this Agreement and that this Agreement shall be enforceable against the designated Person in accordance with its terms. The existing Special Servicer shall be deemed to have resigned simultaneously with such designated Person's becoming the Special Servicer hereunder; provided, however, that (i) the resigning Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation, and (ii) it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03, notwithstanding any such resignation. Such resigning Special Servicer shall cooperate with the Trustee, the Master Servicer and the replacement Special Servicer in effecting the termination of the resigning Special Servicer's responsibilities and rights hereunder, including, without limitation, the transfer within two Business Days to the replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been deposited in the REO Account or delivered by the Special Servicer to the Master Servicer or that are thereafter received with respect to Specially Serviced Mortgage Loans and REO Properties. The Majority Certificateholder of the Controlling Class shall be responsible for paying any costs associated with such replacement, including the reasonable costs of any servicing transfer other than in the case of a replacement due to the Special Servicer being terminated for cause or as a result of an assignment pursuant to Section 6.02(c).

                (b) The Majority Certificateholder of the Controlling Class will have no liability to the Trust or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment. Each Holder and Certificate Owner acknowledges and agrees, by its acceptance of its Certificates or an interest therein, that the Majority Certificateholder of the Controlling Class may have special relationships and interests that conflict with those of Holders and Certificate Owners of one or more Classes of Certificates, that the Majority Certificateholder of the Controlling Class may act solely in the interests of the Holders and Certificate Owners of the Controlling Class, that the Majority Certificateholder of the Controlling Class does not have any duties to the Holders and Certificate Owners of any Class of Certificates other than the Controlling Class, that the Majority Certificateholder of the Controlling Class may take actions that favor interests of the Holders and Certificate Owners of the Controlling Class over the interests of the Holders and Certificate Owners of one or more other Classes of Certificates, and that the Majority Certificateholder of the Controlling Class shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Majority Certificateholder of the Controlling Class or any director, officer, employee, agent or principal thereof for having so acted.

                (c) Notwithstanding the foregoing, if the Controlling Class consists of Book-Entry Certificates, then the rights of the Holders of the Controlling Class set forth above in this Section 3.24 may be exercised directly by the relevant Certificate Owners, provided that the identity of such Certificate Owners has been confirmed to the Trustee to its reasonable satisfaction.

                (d) The Majority Certificateholder of the Controlling Class shall be provided access on the website of the Master Servicer or Trustee, as applicable, to all reports and notices required to be submitted to the Rating Agencies by the terms hereof by any of the Trustee or the Master Servicer (or in lieu of providing such access the Master Servicer or Trustee, as applicable, may provide copies (including electronic copies) of such reports and notices directly to the Majority Certificateholder of the Controlling Class). The Special Servicer shall provide copies of any reports and notices it is required to send to the Majority Certificateholder of the Controlling Class directly to the Majority Certificateholder of the Controlling Class.

                (e) Each of the Master Servicer and Special Servicer, as appropriate, shall, without charge, make a knowledgeable Servicing Officer available to answer questions from the Majority Certificateholder of the Controlling Class regarding, on no more often than a monthly basis, during regular business hours at such time and for such duration as the Master Servicer, the Special Servicer and the Majority Certificateholder of the Controlling Class shall reasonably agree, the performance of any Mortgage Loan that is delinquent, Specially Serviced Mortgage Loans, Mortgage Loans on the CMSA Servicer Watch List, or Mortgage Loans otherwise reasonably identified as exhibiting deteriorating performance. The Majority Certificateholder of the Controlling Class agrees to identify for the Master Servicer and the Special Servicer in advance (but at least two (2) Business Days prior to the related monthly conference) the Mortgage Loans it intends to discuss. As a condition to such disclosure, the Majority Certificateholder of the Controlling Class shall execute a confidentiality agreement substantially in the form attached hereto as Exhibit H-2 and an Investor Certification.

                (f) The Majority Certificateholder of the Controlling Class shall be entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and notwithstanding anything herein to the contrary except as necessary or advisable to avoid an Adverse REMIC Event and except as set forth in, and in any event subject to, Section 3.24(g), the Special Servicer will not be permitted to take any of the following actions as to which the Majority Certificateholder of the Controlling Class has objected in writing within five Business Days of being notified thereof and/or receipt of all reasonably requested documents in the Special Servicer's possession (provided that if such written objection has not been received by the Special Servicer within such five Business Day period, then the Majority Certificateholder of the Controlling Class's approval will be deemed to have been given):

                        (i) any actual or proposed foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

                        (ii) any modification or waiver of any term of the related Mortgage Loan documents of a Mortgage Loan that relates to the Maturity Date, the Mortgage Rate, the Stated Principal Balance, amortization term or payment frequency thereof or any provision requiring the payment of a Prepayment Premium, other than a modification consisting of the extension of the maturity date of a Mortgage Loan for one year or less;

                        (iii) any proposed or actual sale of an REO Property (other than in connection with the termination of the Trust Fund or pursuant to Section 3.18);

                        (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at an REO Property;

                        (v) any acceptance of substitute or additional collateral for a Mortgage Loan unless required by the underlying Mortgage Loan documents;

                        (vi) any waiver of a "due-on-sale" clause or "due-on-encumbrance" clause;

                        (vii) any release of any performance or "earn-out" reserves, escrows or letters of credit; and

                        (viii) any acceptance of an assumption agreement releasing a Mortgagor from liability under a Mortgage Loan.

                (g) Notwithstanding anything contained in this Agreement to the contrary, no advice, direction or objection from or by the Majority Certificateholder of the Controlling Class, as contemplated by this Agreement may (and the Special Servicer and the Master Servicer shall ignore and act without regard to any such advice, direction or objection that the Special Servicer or the Master Servicer, as applicable, has determined, in its reasonable, good faith judgment, would) (A) require or cause the Master Servicer or the Special Servicer, as applicable, to violate the terms of any Mortgage Loan then serviced by it, applicable law or any provision of this Agreement, including the Master Servicer's obligation or the Special Servicer's obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of REMIC I, REMIC II or REMIC III or (B) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions, or (C) expose the Master Servicer, the Special Servicer, the Depositor, a Mortgage Loan Seller, the Trust Fund, the Trustee, the Fiscal Agent or their officers, directors, employees or agents to any claim, suit or liability, or (D) materially expand the scope of the Special Servicer's or the Master Servicer's responsibilities under this Agreement.

                SECTION 3.25 Lock-Box Accounts and Servicing Accounts.

                (a) The Master Servicer shall administer each Lock-Box Account, Cash Collateral Account and Servicing Account in accordance with the related Mortgage Loan, Cash Collateral Account Agreement or Lock-Box Agreement, if any.

                (b) For any Mortgage Loan that provides that a Lock-Box Account or Cash Collateral Account will be established upon the occurrence of certain events specified in such Mortgage Loan, the Master Servicer (or, with respect to any Specially Serviced Mortgage Loan, the Special Servicer) shall use reasonable efforts to establish or cause to be established such Lock-Box Account upon the occurrence of such events unless the Master Servicer (or the Special Servicer, as applicable) determines, in accordance with the Servicing Standards, that such Lock-Box Account should not be established. Notwithstanding the foregoing, the Master Servicer (or the Special Servicer, as applicable) shall use reasonable efforts to establish or cause to be established a Lock-Box Account for any ARD Loan no later than its Anticipated Repayment Date.

                SECTION 3.26 Representations and Warranties of the Master Servicer and the Special Servicer.

                GMACCM, in its capacity as both Master Servicer and Special Servicer hereunder hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor, as of the Closing Date, that:

                        (i) GMACCM is a corporation, duly organized, validly existing and in good standing under the laws of the State of California, and GMACCM is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

                        (ii) The execution and delivery of this Agreement by GMACCM, and the performance and compliance with the terms of this Agreement by GMACCM, will not violate GMACCM's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

                        (iii) GMACCM has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                        (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of GMACCM, enforceable against GMACCM in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                        (v) GMACCM is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in GMACCM's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of GMACCM to perform its obligations under this Agreement or the financial condition of GMACCM.

                        (vi) No litigation is pending or, to the best of GMACCM's knowledge, threatened against GMACCM the outcome of which, in GMACCM's good faith and reasonable judgment, could reasonably be expected to prohibit GMACCM from entering into this Agreement or materially and adversely affect the ability of GMACCM to perform its obligations under this Agreement.

                        (vii) GMACCM has errors and omissions insurance coverage which is in full force and effect and complies with the requirements of Section
3.07 hereof.

                        (viii) No consent, approval, authorization or order, registration or filing with or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by GMACCM with this Agreement, or the consummation by GMACCM of any transaction contemplated hereby, other than
(1) such consents, approvals, authorizations, qualifications, registrations, filings, or notices as have been obtained or made and (2) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by GMACCM under this Agreement.

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS
                               AND RELATED MATTERS

                SECTION 4.01 Distributions.

                (a) On each Distribution Date, the Trustee shall be deemed to apply the Available Distribution Amount (after apportionment of any expenses under this Agreement properly allocable to the Ames REMIC, the Barbour REMIC, the Central REMIC, the Gateway REMIC, and the Summit REMIC so as to result in the deemed payment of the amounts payable with respect to the Regular Interests of such REMICs to be in accordance with their REMIC Declarations) for such date for the following purposes and in the following order of priority:

                        (i) to pay interest to REMIC II in respect of the various REMIC I Regular Interests, up to an amount equal to, and pro rata in accordance with, all Uncertificated Distributable Interest for each such REMIC I Regular Interest for such Distribution Date and, to the extent not previously deemed paid, for all prior Distribution Dates;

                        (ii) to pay principal to REMIC II in respect of the various REMIC I Regular Interests, up to an amount equal to, and pro rata in accordance with, in the case of each such REMIC I Regular Interest for such Distribution Date, the excess, if any, of the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to such Distribution Date, over the Stated Principal Balance of the related Mortgage Loan, REO Loan or, if applicable, Replacement Mortgage Loan(s), as the case may be, that will be outstanding immediately following such Distribution Date; and

                        (iii) to reimburse REMIC II for any Realized Losses and Additional Trust Fund Expenses previously deemed allocated to the various REMIC I Regular Interests, up to an amount equal to, and pro rata in accordance with, the Loss Reimbursement Amount for each such REMIC I Regular Interest immediately prior to such Distribution Date.

                On each Distribution Date, the Trustee shall be deemed to apply any amounts withdrawn from the Excess Liquidation Proceeds Reserve Account for such Distribution Date to reimburse REMIC II for any Realized Losses and Additional Trust Fund Expenses previously deemed allocated to the various REMIC I Regular Interests and unreimbursed pursuant to Section 4.01(a)(iii), up to an amount equal to, and pro rata in accordance with, the Loss Reimbursement Amount for each such REMIC I Regular Interest immediately prior to such Distribution Date.

                On each Distribution Date, the Trustee shall pay to the Holders of the Class R-I Certificates, in accordance with Section 4.01(c), that portion, if any, of the Available Distribution

Amount for such date that has not otherwise been deemed paid to REMIC II in respect of the REMIC I Regular Interests pursuant to the foregoing provisions of this Section 4.01(a) (such portion, the "Class R-I Distribution Amount" for such Distribution Date).

                On each Distribution Date, the Trustee shall be deemed to apply amounts relating to each Prepayment Premium then on deposit in the Distribution Account and received during or prior to the related Collection Period, to pay additional interest to REMIC II in respect of the REMIC I Regular Interest that relates to the Mortgage Loan or REO Loan, as the case may be, as to which such Prepayment Premium was received.

                All amounts (other than additional interest in the form of amounts relating to Prepayment Premiums) deemed paid to REMIC II in respect of the REMIC I Regular Interests pursuant to this Section 4.01(a) on any Distribution Date is hereinafter referred to as the "REMIC II Distribution Amount" for such date.

                (b) On each Distribution Date, the Trustee shall be deemed to apply the REMIC II Distribution Amount (other than any amounts withdrawn from the Excess Liquidation Proceeds Reserve Account) for such date for the following purposes and in the following order of priority:

                        (i) to pay interest to REMIC III in respect of all REMIC II Regular Interests up to an amount equal to all Uncertificated Distributable Interest in respect of such REMIC II Regular Interests for such Distribution Date and, to the extent not previously deemed paid, for all prior Distribution Dates with such payments allocated among the REMIC II Regular Interests such that remaining amounts, if any, of unpaid interest on each such REMIC II Regular Interest will equate to the remaining unpaid accrued interest on the corresponding Class of Principal Balance Certificates or Class X Component outstanding after all subsequent adjustments made on such Distribution Date under Section 4.01(c) below;

                        (ii) to pay principal to REMIC III in respect of all REMIC II Regular Interests apportioned as payment of Uncertificated Principal Balance among REMIC II Regular Interests such that the remaining Uncertificated Principal Balance of each such class will equal the then outstanding Class Principal Balance of the corresponding Principal Balance Certificate after all subsequent adjustments made on such Distribution Date under Section 4.01(c) below (other than payments thereunder in reimbursement of any Realized Losses and Additional Trust Fund Expenses); provided, that, (A) with respect to distributions of principal in respect of REMIC II Regular Interests LA-2-1 and LA-2-2, the aggregate Uncertificated Principal Balance of the REMIC II Regular Interests LA-2-1 and LA-2-2 shall correspond with the outstanding Class Principal Balance of the Class A-2 Certificates and the Uncertificated Principal Balance of the REMIC II Regular Interest LA-2-2 will only be reduced after the Uncertificated Principal Balance of the REMIC II Regular Interest LA-2-1 has been reduced to zero, (B) with respect to distributions of principal in respect of REMIC II Regular Interests LA-3-1 and LA-3-2, the aggregate Uncertificated Principal Balance of the REMIC II Regular Interests LA-3-1 and LA-3-2 shall correspond with the outstanding Class Principal Balance of the Class A-3 Certificates and the Uncertificated Principal Balance of the REMIC II Regular Interest LA-3-2 will only be reduced after the Uncertificated Principal Balance of the REMIC II Regular Interest LA-3-1 has been reduced to zero, and (C) with respect to distributions of principal in respect of REMIC II Regular Interests LG-1 and LG-2, the aggregate Uncertificated Principal Balance of the REMIC II

Regular Interests LG-1 and LG-2 shall correspond with the outstanding Class Principal Balance of the Class G Certificates and the Uncertificated Principal Balance of the REMIC II Regular Interest LG-2 will only be reduced after the Uncertificated Principal Balance of the REMIC II Regular Interest LG-1 has been reduced to zero; and

                        (iii) to reimburse REMIC III for any Realized Losses and Additional Trust Fund Expenses previously deemed allocated to REMIC II Regular Interests, apportioned among the REMIC II Regular Interests consistent with the reimbursement payments made on the corresponding Classes of Principal Balance Certificates on such Distribution Date under Section 4.01(c) below; provided, that, (A) with respect to REMIC II Regular Interests LA-2-1 and LA-2-2, any Realized Losses and Additional Trust Fund Expenses shall be allocated and reimbursed to the REMIC II Regular Interests LA-2-1 and LA-2-2 on a pro rata basis, (B) with respect to REMIC II Regular Interests LA-3-1 and LA-3-2, any Realized Losses and Additional Trust Fund Expenses shall be allocated and reimbursed to the REMIC II Regular Interests LA-3-1 and LA-3-2 on a pro rata basis, and (C) with respect to REMIC II Regular Interests LG-1 and LG-2, any Realized Losses and Additional Trust Fund Expenses shall be allocated and reimbursed first to the REMIC II Regular Interest LG-1 and then to the REMIC II Regular Interest LG-2.

                On each Distribution Date, the Trustee shall be deemed to apply any amounts withdrawn from the Excess Liquidation Proceeds Reserve Account for such Distribution Date to reimburse REMIC III for any Realized Losses and Additional Trust Fund Expenses previously deemed allocated to REMIC II Regular Interests and unreimbursed pursuant to Section 4.01(b)(iii), consistent with the reimbursement payments made on the corresponding Classes of Principal Balance Certificates on such Distribution Date under Section 4.01(c) below.

                On each Distribution Date, the Trustee shall pay to the Holders of the Class R-II Certificates, in accordance with Section 4.01(c), that portion, if any, of the REMIC II Distribution Amount for such date that has not otherwise been deemed paid to REMIC III in respect of the REMIC II Regular Interests pursuant to the foregoing provisions of this Section 4.01(b) (such portion, the "Class R-II Distribution Amount" for such Distribution Date).

                On each Distribution Date, the Trustee shall be deemed to apply all amounts relating to Prepayment Premiums then on deposit in the Distribution Account and received during or prior to the related Collection Period, to pay additional interest to REMIC III in respect of REMIC II Regular Interests allocable among the REMIC II Regular Interests in an amount with respect to each REMIC II Regular Interest equal to the amount allocable to the corresponding Class of Principal Balance Certificates and Class X Component outstanding after all subsequent adjustments made on such Distribution Date under Section 4.01(c) below.

                (c) On each Distribution Date, following the deemed payments to REMIC III in respect of the REMIC II Regular Interests on such date pursuant to
Section 4.01(b), the Trustee shall withdraw from the Distribution Account the Available Distribution Amount for such Distribution Date and shall apply such amount for the following purposes and in the following order of priority:

                        (i) to pay interest to the Holders of the respective Classes of Senior Certificates, in an amount equal to, and pro rata in accordance with, all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                        (ii) to pay principal first to the Holders of the Class A-1 Certificates, second to the Holders of the Class A-2 Certificates and third to the Holders of the Class A-3 Certificates in each case, up to an amount equal to the lesser of (1) the then outstanding Class Principal Balance of such Class of Certificates and (2) the remaining portion, if any, of such Principal Distribution Amount;

                        (iii) to reimburse the Holders of the respective Classes of Class A Certificates, up to an amount equal to and pro rata as among such Classes in accordance with, the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Classes of Certificates and for which no reimbursement has previously been paid; and

                        (iv) to make payments on the Subordinated Certificates pursuant to the following paragraph;

provided that, on each Distribution Date after the aggregate of the Class Principal Balances of the Subordinated Certificates has been reduced to zero, and in any event on the Final Distribution Date, the payments of principal to be made pursuant to clause (ii) above, will be so made to the Holders of the respective Classes of Class A Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then outstanding Class Principal Balances of such Classes of Certificates. References to "remaining Principal Distribution Amount" shall be to the Principal Distribution Amount net of any distributions of principal made in respect thereof to the Holders of each Class of Class A Certificates that, pursuant to clause (ii) above, have a prior right to payment with respect thereto.

                On each Distribution Date, following the foregoing series of payments on the Senior Certificates, the Trustee shall apply the remaining portion, if any, of the Available Distribution Amount for such date for the following purposes and in the following order of priority:

                        (i) to pay interest to the Holders of the Class B Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                        (ii) if the Class Principal Balances of the Class A Certificates have been reduced to zero, to pay principal to the Holders of the Class B Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

                        (iii) to reimburse the Holders of the Class B Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been paid;

                        (iv) to pay interest to the Holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                        (v) if the Class Principal Balances of the Class A and Class B Certificates have been reduced to zero, to pay principal to the Holders of the Class C Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

                        (vi) to reimburse the Holders of the Class C
         Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been received;

                        (vii) to pay interest to the Holders of the Class D Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                        (viii) if the Class Principal Balances of the Class A, Class B and Class C Certificates have been reduced to zero, to pay principal to the Holders of the Class D Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

                        (ix) to reimburse the Holders of the Class D
         Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been received;

                        (x) to pay interest to the Holders of the Class E Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                        (xi) if the Class Principal Balances of the Class A, Class B, Class C and Class D Certificates have been reduced to zero, to pay principal to the Holders of the Class E Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

                        (xii) to reimburse the Holders of the Class E Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been received;

                        (xiii) to pay interest to the Holders of the Class F Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                        (xiv) if the Class Principal Balances of the Class A, Class B, Class C, Class D and Class E Certificates have been reduced to zero, to pay principal to the Holders of the Class F Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

                        (xv) to reimburse the Holders of the Class F
         Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been received;

                        (xvi) to pay interest to the Holders of the Class G Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                        (xvii) if the Class Principal Balances of the Class A, Class B, Class C, Class D, Class E and Class F Certificates have been reduced to zero, to pay principal to the Holders of the Class G Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class of Certificates and
         (B) the remaining Principal Distribution Amount for such Distribution Date;

                        (xviii) to reimburse the Holders of the Class G Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been received;

                        (xix) to pay interest to the Holders of the Class H Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                        (xx) if the Class Principal Balances of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been reduced to zero, to pay principal to the Holders of the Class H Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class of Certificates and
         (B) the remaining Principal Distribution Amount for such Distribution Date;

                        (xxi) to reimburse the Holders of the Class H Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been received;

                        (xxii) to pay interest to the Holders of the Class J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                        (xxiii) if the Class Principal Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero, to pay principal to the Holders of the Class J Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

                        (xxiv) to reimburse the Holders of the Class J Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been received;

                        (xxv) to pay interest to the Holders of the Class K Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class K Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                        (xxvi) if the Class Principal Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates have been reduced to zero, to pay principal to the Holders of the Class K Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class K Certificates and (B) the remaining Principal Distribution Amount for such Distribution Dates;

                        (xxvii) to reimburse the Holders of the Class K Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class K Certificates and for which no reimbursement has previously been received;

                        (xxviii) to pay interest to the Holders of the Class L Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class L Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                        (xxix) if the Class Principal Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates have been reduced to zero, to pay principal to the Holders of the Class L Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class L Certificates and (B) the remaining Principal Distribution Amount for such Distribution Dates;

                        (xxx) to reimburse the Holders of the Class L Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class L Certificates and for which no reimbursement has previously been received;

                        (xxxi) to pay interest to the Holders of the Class M Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class M Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                        (xxxii) if the Class Principal Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates have been reduced to zero, to pay principal to the Holders of the Class M Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class M Certificates and (B) the remaining Principal Distribution Amount for such Distribution Dates;

                        (xxxiii) to reimburse the Holders of the Class M Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class M Certificates and for which no reimbursement has previously been received;

                        (xxxiv) to pay interest to the Holders of the Class N Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class N Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                        (xxxv) if the Class Principal Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates have been reduced to zero, to pay principal to the Holders of the Class N Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class N Certificates and (B) the remaining Principal Distribution Amount for such Distribution Dates;

                        (xxxvi) to reimburse the Holders of the Class N Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class N Certificates and for which no reimbursement has previously been received;

                        (xxxvii) to pay interest to the Holders of the Class O Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class O Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                        (xxxviii)if the Class Principal Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates have been reduced to zero, to pay principal to the Holders of the Class O Certificates, up to an amount equal to the lesser of (A) the then outstanding Class

         Principal Balance of such Class O Certificates and (B) the remaining Principal Distribution Amount for such Distribution Dates;

                        (xxxix) to reimburse the Holders of the Class O Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class O Certificates and for which no reimbursement has previously been received;

                        (xl) to pay interest to the Holders of the Class P Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class P Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                        (xli) if the Class Principal Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M , Class N and Class O Certificates have been reduced to zero, to pay principal to the Holders of the Class P Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class P Certificates and
         (B) the remaining Principal Distribution Amount for such Distribution Dates;

                        (xlii) to reimburse the Holders of the Class P Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class P Certificates and for which no reimbursement has previously been received;

                        (xliii) to make payments to the Holders of the Class R-I Certificates up to the amount of the Class R-I Distribution Amount for such Distribution Date;

                        (xliv) to make payments to the Holders of the Class R-II Certificates up to the amount of the Class R-II Distribution Amount for such Distribution Date; and

                        (xlv) to pay to the Holders of the Class R-III Certificates the balance, if any, of the Available Distribution Amount for such Distribution Date;

provided that, on the Final Distribution Date, the payments of principal to be made pursuant to any of clauses (ii), (v), (viii), (xi), (xiv), (xvii), (xx), (xxiii), (xxvi), (xxix), (xxxii), (xxxv), (xxxviii) and (xli) above with respect to any Class of Principal Balance Certificates, will be so made to the Holders thereof, up to an amount equal to the entire then outstanding Class Principal Balance of such Class of Certificates. References to "remaining Principal Distribution Amount" in any of clauses (ii), (v), (viii), (xi), (xiv), (xvii),
(xx), (xxiii), (xxvi), (xxix), (xxxii), (xxxv), (xxxviii) and (xli) above, in connection with the payments of principal to be made to the Holders of any Class of Principal Balance Certificates, shall be to the Principal Distribution Amount for such Distribution Date, net of any payments of principal made in respect thereof to the Holders of each Class of Principal Balance Certificates that have a higher Payment Priority.

                On each Distribution Date, the Trustee shall withdraw any amounts then on deposit in the Distribution Account that represent Prepayment Premiums collected during or prior to the related Collection Period and shall distribute such amounts, in each case, subject to available funds, as additional interest, as follows:

                        (i) to the Holders of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates up to an amount equal to, in the case of each such Class, the product of (a) such Prepayment Premiums, (b) the applicable Discount Rate Fraction and (c) the Principal Allocation Fraction of such Class; and

                        (ii) then, to the Holders of the Class X-1 Certificates.

                All of the foregoing distributions to be made from the Distribution Account on any Distribution Date with respect to the REMIC III Certificates shall be deemed made from the payments deemed made to REMIC II in respect of the REMIC II Regular Interests on such Distribution Date pursuant to
Section 4.01(b).

                On each Distribution Date, the Trustee shall withdraw from the Distribution Account, as Grantor Trust Assets, any amounts that represent Excess Interest actually collected on any ARD Loans and any related REO Loans during the related Collection Period and shall distribute with respect to their interests in the Grantor Trust, such amounts to the holders of the Class P Certificates, without regard to whether any such Class is entitled to distributions of interest or principal on such Distribution Date (whether by reason of its Class Principal Balance having been reduced to zero, by reason of it not yet being entitled to distributions of principal, or for any other reason).

                On each Distribution Date, the Trustee shall withdraw amounts from the Excess Liquidation Proceeds Reserve Account and shall distribute such amounts in the following priority:

                        (i) first, to reimburse the Holders of the Principal Balance Certificates (in order of alphabetical Class designation) up to an amount equal to all Realized Losses or Additional Trust Fund Expenses, if any, previously deemed allocated to them and unreimbursed after application of the Available Distribution Amount for such Distribution Date;

                        (ii) second, for distribution to the Special Servicer as additional servicing compensation, the excess, if any, of (x) the balance of the Excess Liquidation Proceeds Reserve Account on such Distribution Date over (y) the aggregate Certificate Principal Balance of the Principal Balance Certificates as of such Distribution Date;

                        (iii) third, upon the reduction of the aggregate Class Principal Balance of the Principal Balance Certificates to zero, to pay any amounts remaining on deposit in such account to the Special Servicer as additional compensation.

                (d) All distributions made with respect to each Class on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise provided in the last paragraph of Section 4.01(c) or as provided below, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates) or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Certificateholder that surrendered such Certificate as such address last appeared in the Certificate Registrar or to any other address of which the Trustee was subsequently notified in writing.

            (e) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Depositor, the Master Servicer or the Special Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

            (f) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of their Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates. Distributions in reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated to a Class of Certificates shall not constitute distributions of principal and shall not result in a reduction of the related Class Principal Balance.

            (g) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Trustee shall, as soon as practicable in the month in which such Distribution Date occurs, mail to each Holder of such Class of Certificates as of the date of mailing a notice to the effect that:

                  (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the offices of the Certificate Registrar or such other location therein specified, and

                  (ii) no interest shall accrue on such Certificates from and after the applicable Interest Accrual Period for such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates, shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(g). If all of the Certificates shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, the Trustee shall distribute all unclaimed funds and other assets which remain subject hereto in accordance with applicable laws.

            (h) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders. All amounts withheld shall be deemed to have been paid to such Certificateholders.

            SECTION 4.02 Statements to Certificateholders; Certain Reports by the Master Servicer and the Special Servicer.

            (a) Subject to Section 8.02(v), based on information received from the Master Servicer, on each Distribution Date, the Trustee shall provide or make available as provided herein to all of the Holders of each Class of Certificates (and, in the case of a Class of Book-Entry Certificates, to each Person that provides the Trustee with an Investor Certification), to the parties hereto and to the Rating Agencies written reports, including reports in substantially the form attached hereto as Exhibit G (the "Distribution Date Statement"), setting forth, among other things, the following information:

                  (A) the amount of distributions, if any, made on such
            Distribution Date to the holders of each Class of Principal Balance Certificates and applied to reduce the respective Class Principal Balances thereof;

                  (B) the amount of distributions, if any, made on such
            Distribution Date to the Holders of each Class of REMIC III Regular Certificates allocable to (A) Distributable Certificate Interest,
            (B) Prepayment Premiums and (C) Excess Interest;

                  (C) the amount of any distributions made on such Distribution
            Date to the Holders of each Class of Residual Certificates;

                  (D) the aggregate amount of outstanding Delinquency Advances as of the related Determination Date;

                  (E) the aggregate amount of Servicing Fees retained by or paid to the Master Servicer and the Special Servicer in respect of the related Collection Period;

                  (F) the aggregate Stated Principal Balance of the Mortgage
            Pool immediately before and after such Distribution Date and the percentage of the Cut-off Date Principal Balance of the Mortgage Pool which remains outstanding immediately after such Distribution Date;

                  (G) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the outstanding Mortgage Loans in the Mortgage Pool at the close of business on the related Determination Date;

                  (H) as of the Determination Date, the number and aggregate unpaid principal balance of Mortgage Loans in the Mortgage Pool (A) delinquent one month, (B) delinquent two months, (C) delinquent three or more months, (D) that are Specially Serviced Mortgage Loans but are not delinquent or (E) as to which foreclosure proceedings have been commenced;

                  (I) with respect to the Mortgage Pool, the aggregate Stated
            Principal Balance of Mortgage Loans as to which the related borrower is subject or is expected to be subject to a bankruptcy proceeding;

                  (J) with respect to any Mortgage Loan as to which the related
            Mortgaged Property became an REO Property during the related Collection Period, the Stated Principal Balance and unpaid principal balance of such Mortgage Loan as of the date such Mortgaged Property became an REO Property and the most recently determined Appraised Value and date upon which the Appraisal was performed;

                  (K) as to any Mortgage Loan repurchased or otherwise
            liquidated or disposed of during the related Collection Period, the loan number thereof and the amount of any Liquidation Proceeds and/or other amounts, if any, received thereon during the related Collection Period and the portion thereof included in the Available Distribution Amount for such Distribution Date;

                  (L) with respect to any REO Property included in the Trust
            Fund as of the close of business on the last day of the related Collection Period, the loan number of the related Mortgage Loan, the book value of such REO Property and the amount of any income collected with respect to such REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the related Collection Period and the portion thereof included in the Available Distribution Amount for such Distribution Date and the most recently determined Appraised Value and date upon which the Appraisal was performed;

                  (M) with respect to any REO Property sold or otherwise
            disposed of during the related Collection Period, the loan number of the related Mortgage Loan, and the amount of Liquidation Proceeds and other amounts, if any, received in respect of such REO Property during the related Collection Period, the portion thereof included in the Available Distribution Amount for such Distribution Date and the balance of the Excess Liquidation Proceeds Reserve Account for such Distribution Date;

                  (N) the Distributable Certificate Interest in respect of each
            Class of REMIC III Regular Certificates for such Distribution Date;

                  (O) any unpaid Distributable Certificate Interest in respect of each Class of REMIC III Regular Certificates after giving effect to the distributions made on such Distribution Date;

                  (P) the Pass-Through Rate for each Class of REMIC III Regular
            Certificates for such Distribution Date;

                  (Q) the original Class Principal Balance or Class Notional
            Amount as of the Closing Date and the Class Principal Balance or Class Notional Amount, as the case may be, of each Class of REMIC III Regular Certificates immediately before and immediately after such Distribution Date, separately identifying any reduction in the Class Principal Balance or Class Notional Amount, as the case may be, of each such Class due to Realized Losses and Additional Trust Fund Expenses;

                  (R) the Certificate Factor for each Class of REMIC III Regular
            Certificates immediately following such Distribution Date;

                  (S) the Principal Distribution Amount for such Distribution
            Date;

                  (T) the aggregate amount of Principal Prepayments made during the related Collection Period, and the aggregate amount of any Prepayment Interest Excesses received and Prepayment Interest Shortfalls incurred in connection therewith;

                  (U) the aggregate amount of Realized Losses and Additional
            Trust Fund Expenses, if any, incurred with respect to the Trust Fund during the related Collection Period;

                  (V) any Appraisal Reduction Amounts on a loan-by-loan basis, and the total Appraisal Reduction Amounts, as of the related Determination Date; and

                  (W) such additional information as contemplated by Exhibit G hereto.

In the case of information furnished pursuant to subclauses (A), (B), (C) and
(Q) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per single Certificate of a specified minimum denomination. The form of any Distribution Date Statement may change over time.

         The Trustee shall make available each month to any interested person the related Distribution Date Statement, the CMSA Bond Level File, the CMSA Collateral Summary File and the CMSA Loan Setup File via its internet website initially located at "www.etrustee.net". In addition, the Trustee shall make available each month, on a restricted basis, solely to each Privileged Person,
(i) the CMSA Loan Periodic Update File delivered for each Distribution Date, the CMSA Property File, the CMSA Comparative Financial Status Report and the CMSA Financial File, (ii) the Servicer Reports, and (iii) as a convenience to such Privileged Persons (and not in furtherance of the distribution thereof under the securities laws), the Prospectus and this Agreement. At the direction of the Depositor, the Trustee shall remove any or all of such restrictions and make any or all of such information available to any person. The Trustee makes no representations or warranties as to the accuracy or completeness of such information and assumes no responsibility therefor. In addition, the Trustee may disclaim responsibility for any information distributed by the Trustee for which it is not the original source. In connection with providing access to the Trustee's internet website, the Trustee may require registration and acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with this Agreement.

         The Trustee may provide such information through means other than (and in lieu of) its website provided that (i) GMACCM shall have consented to such alternative means and (ii) Certificateholders shall have received notice of such alternative means.

         The provisions in this Section shall not limit the Master Servicer's ability to make accessible certain information regarding the Mortgage Loans at a website maintained by the Master Servicer.

         Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a

Certificate a statement containing the information as to the applicable Class set forth in clauses (A), (B) and (C) of the description of Distribution Date Statements above aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder, together with such other information as the Trustee determines to be necessary to enable Certificateholders to prepare their tax returns for such calendar year. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

         Upon filing with the Internal Revenue Service, the Trustee shall furnish to the Holders of the Residual Certificates the Form 1066 and shall furnish their respective Schedules Q thereto at the times required by the Code or the Internal Revenue Service, and shall provide from time to time such information and computations with respect to the entries on such forms as any Holder of the Residual Certificates may reasonably request.

         The specification of information to be furnished by the Trustee to the Certificateholders in this Section 4.02 (and any other terms of this Agreement requiring or calling for delivery or reporting of information by the Trustee to Certificateholders and Certificate Owners) shall not limit the Trustee in furnishing, and the Trustee is hereby authorized to furnish, to Certificateholders, Certificate Owners and/or to the public any other information (such other information, collectively, "Additional Information") with respect to the Mortgage Loans, the Mortgaged Properties or the Trust Fund as may be provided to it by the Depositor, the Master Servicer or the Special Servicer or gathered by it in any investigation or other manner from time to time, provided that (A) while there exists any Event of Default, any such Additional Information shall only be furnished with the consent or at the request of the Depositor (except pursuant to clause (E) below), (B) the Trustee shall be entitled to indicate the source of all information furnished by it, and the Trustee may affix thereto any disclaimer it deems appropriate in its sole discretion (together with any warnings as to the confidential nature and/or the uses of such information as it may, in its sole discretion, determine appropriate), (C) the Trustee may notify Certificateholders and Certificate Owners of the availability of any such information in any manner as it, in its sole discretion, may determine, (D) the Trustee shall be entitled (but not obligated) to require payment from each recipient of a reasonable fee for, and its out-of-pocket expenses incurred in connection with, the collection, assembly, reproduction or delivery of any such Additional Information, (E) without the consent of the Depositor, the Trustee may, in its sole discretion, furnish Additional Information to a Rating Agency in any instance, and to the Certificateholders, Certificate Owners and/or the public-at-large if it determines that the furnishing of such information would assist in the evaluation of the investment characteristics or valuation of the Certificates or would be in the best interests of the Certificateholders or is required by applicable law and, in the case of any Additional Information requested by a Certificate Owner or Certificateholder, such Certificate Owner or Certificateholder has delivered an executed certificate in the form of Exhibit H hereto and (F) the Trustee shall be entitled to distribute or make available such Additional Information in accordance with such reasonable rules and procedures as it may deem necessary or appropriate (which may include the requirement that an agreement that provides such information shall be used solely for purposes of evaluating the investment characteristics or valuation of the Certificates be executed by the recipient, if and to the extent the Trustee deems the same to be necessary or appropriate). Nothing herein shall be construed to impose upon the Trustee any obligation or duty to furnish or distribute any Additional Information to any Person in any instance, and the Trustee shall neither have any liability for furnishing nor for refraining from furnishing Additional Information in any instance. The Trustee shall be entitled (but not required) to request and receive direction from the Depositor as to the manner of delivery of any such Additional Information, if and to the extent the Trustee deems necessary or advisable, and to require that any consent, direction or request given to it pursuant to this Section be made in writing.

         Upon the authorization of the Depositor, the Trustee shall make available to Bloomberg Financial Markets, L.P. ("Bloomberg") or such other vendor chosen by the Depositor, all the electronic reports delivered or made available pursuant to this Section 4.02(a)(i) to the Certificateholders and Certificate Owners using a format and media mutually acceptable to the Trustee and Bloomberg.

         (b) No later than the Business Day prior to each Distribution Date, subject to the last paragraph of this subsection (b), the Master Servicer shall deliver or cause to be delivered to the Trustee (and, if the Master Servicer is not the Special Servicer, the Trustee shall deliver to the Special Servicer) in electronic form mutually acceptable to the Trustee and the Master Servicer the following reports or information: (1) a CMSA Delinquent Loan Status Report, (2) a CMSA REO Status Report, (3) a CMSA Historical Loan Modification Report, (4) a CMSA Historical Liquidation Report, (5) the CMSA Servicer Watch List, (6) the CMSA Financial File, (7) the CMSA Property File and (8) the CMSA Comparative Financial Status Report.

         No later than the Business Day prior to each Distribution Date, the Master Servicer will deliver to the Trustee (by electronic means) the CMSA Comparative Financial Status Report for each Mortgage Loan (other than any Credit Lease Loans) or related Mortgaged Property as of the Determination Date immediately preceding the preparation of such report for each of the following three periods (but only to the extent the related borrower is required by the Mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, such information): (a) the most current available year-to-date; (b) each of the previous two full fiscal years stated separately (to the extent such information is in the Master Servicer's possession); and (c) the "base year" (representing the original analysis of information used as of the Cut-Off Date).

         No later than 12:00 noon, New York City time, on the second Business Day prior to each Distribution Date, the Master Servicer will deliver to the Trustee a CMSA Loan Periodic Update File setting forth certain information with respect to the Mortgage Loans and Mortgaged Properties and a single report (the "Collection Report") setting forth, among other things, the information specified in clauses (i) through (vi) below (the amounts and allocations of payments, collections, fees and expenses with respect to Specially Serviced Mortgage Loans and REO Properties to be based upon the report to be delivered by the Special Servicer to the Master Servicer on the second Business Day after the related Determination Date, in the form required by Section 4.02(c) below):

                  (i) the aggregate amount that is to be transferred from the Certificate Account to the Distribution Account in respect of such Distribution Date that is allocable to principal on or in respect of the Mortgage Loans and any REO Loans, separately identifying the aggregate amount of any Principal Prepayments included therein, and (if different) the Principal Distribution Amount for the immediately succeeding Distribution Date;

                  (ii) the aggregate amount that is to be transferred from the Certificate Account to the Distribution Account in respect of such Distribution Date that is allocable to (A) interest on or in respect of the Mortgage Loans and any REO Loans, (B) Prepayment Premiums and (C) Excess Interest;

                  (iii) the aggregate amount of any Delinquency Advances made pursuant to Section 4.03 of this Agreement as of the end of the prior calendar month that were included in amounts deposited in the Distribution Account;

                  (iv) the information required to be included in the Distribution Date Statement for the next succeeding Distribution Date and described in clauses (E) - (M) and (S) - (W) of the description of the Distribution Date Statement in Section 4.02(a);

                  (v) the loan number and the unpaid principal balance as of the close of business on such Determination Date of each Specially Serviced Mortgage Loan and each other Defaulted Mortgage Loan; and

                  (vi) such other information on a Mortgage Loan-by-Mortgage Loan or REO Property-by-REO Property basis as the Trustee or the Depositor shall reasonably request in writing (including, without limitation, information with respect to any modifications of any Mortgage Loan, any Mortgage Loans in default or foreclosure, the operation and disposition of REO Property and the assumption of any Mortgage Loan).

         On the date on which the report described above is delivered to the Trustee, the Master Servicer shall also deliver or cause to be delivered to the Trustee (i) a report, in form reasonably acceptable to the Trustee, containing the information with respect to the Mortgage Pool necessary for the Trustee to prepare with respect to the Mortgage Pool any additional schedules and tables required to be made available by the Trustee pursuant to Section 4.02(a)(i), and
(ii) an updated Mortgage Loan Schedule, in each case reflecting the changes in the Mortgage Pool during the related Collection Period.

         In addition, the Master Servicer is also required to perform with respect to each Mortgaged Property and REO Property (except any Mortgaged Property securing any Credit Lease Loan):

         (1) Within 30 days after receipt of a quarterly operating statement, if any, commencing with the calendar quarter ended June 30, 2002, a CMSA Operating Statement Analysis Report presenting the computation made in accordance with the methodology set forth in Exhibit F (but only to the extent the related borrower is required by the Mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, such information) for such Mortgaged Property or REO Property as of the end of such calendar quarter. The Master Servicer will deliver to the Trustee by electronic means the CMSA Operating Statement Analysis Report upon request; and

         (2) Within 30 days after receipt by the Master Servicer of an annual operating statement, a CMSA NOI Adjustment Worksheet (but only to the extent the related borrower is required by the Mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, such information), presenting the computation made in accordance with the methodology described in Exhibit F to "normalize" the full year net operating income and debt service coverage numbers used by the Master Servicer in preparing the CMSA Comparative Financial Status Report above. The Master Servicer will deliver to the Trustee by electronic means the CMSA NOI Adjustment Worksheet upon request.

Upon request, the Trustee shall deliver or shall cause to be delivered to each Certificateholder, to each party hereto, to any Underwriter, to the Rating Agencies, and to each Person that provides the Trustee with an Investor Certification a copy of the CMSA Operating Statement Analysis Report and CMSA NOI Adjustment Worksheet most recently performed by the Master Servicer with respect to any Mortgage Loan and delivered to the Trustee.

         Upon request (and in any event, not more frequently than once per month), the Master Servicer shall forward to the Trustee a statement, setting forth the status of the Certificate Account as of the close of business on such Master Servicer Remittance Date, stating that all remittances to the Trustee required by this Agreement to be made by the Master Servicer have been made (or, in the case of any such required remittance that has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period from the preceding Master Servicer Remittance Date (or, in the case of the first Master Servicer Remittance Date, from the Cut-off Date) to such Master Servicer Remittance Date, the aggregate of deposits into and withdrawals from the Certificate Account for each category of deposit specified in Section 3.04(a) and each category of withdrawal specified in Section 3.05(a). The Master Servicer shall also deliver to the Trustee, upon reasonable request of the Trustee, any and all additional information relating to the Mortgage Pool in the possession of the Master Servicer (which information shall be based upon reports delivered to the Master Servicer by the Special Servicer with respect to Specially Serviced Mortgage Loans and REO Properties).

         The Master Servicer, on the first Business Day following each Determination Date, shall forward to the Special Servicer all information collected by the Master Servicer which the Special Servicer is required to include in the reports delivered by the Special Servicer pursuant to Section 4.02(c) below. Further, the Master Servicer shall cooperate with the Special Servicer and provide the Special Servicer with the information in the possession of the Master Servicer reasonably requested by the Special Servicer, in writing, to the extent required to allow the Special Servicer to perform its obligations under this Agreement with respect to those Mortgage Loans serviced by the Master Servicer.

         The obligation of the Master Servicer to deliver the reports required to be delivered by it pursuant to this subsection is subject to the Master Servicer having received from the Special Servicer in a timely manner the related reports and information necessary or required to enable the Master Servicer to prepare and deliver such reports. The Master Servicer shall not be responsible for the accuracy or content of any report, document or information furnished by the Special Servicer to the Master Servicer pursuant to this Agreement and accepted by the Master Servicer in good faith pursuant to this Agreement.

         (c) On the second Business Day after each Determination Date, the Special Servicer shall forward to the Master Servicer, for each Specially Serviced Mortgage Loan and REO Property, reports containing all information the Master Servicer will be required to include in the other reports that the Master Servicer is obligated to deliver to the Trustee pursuant to Section 4.02(b), to the extent such information relates to any Specially Serviced Mortgage Loan or any REO Property. The Special Servicer shall also deliver to the Trustee, upon the reasonable written request of the Trustee, any and all additional information in the possession of the Special Servicer relating to the Specially Serviced Mortgage Loans and the REO Properties.

         The Special Servicer shall cooperate with the Master Servicer and provide the Master Servicer with the information in the possession of the Special Servicer reasonably requested by the Master Servicer, in writing, to the extent required to allow the Master Servicer to perform its obligations under this Agreement with respect to the Specially Serviced Mortgage Loans and REO Properties. Additional information regarding the Specially Serviced Mortgage Loans and REO Properties, including, without limitation, any financial or occupancy information (including lease summaries) provided to the Special Servicer by the Mortgagors or otherwise obtained, shall be delivered to the Master Servicer, within ten days of receipt.

         (d) The Master Servicer and the Special Servicer may make available to Certificate Owners who have certified to the Master Servicer their beneficial ownership of any Certificate, or prospective Certificate Owners who provide appropriate confirmation that they are prospective Certificate Owners who intend to keep any information confidential, copies of any reports or files prepared by the Servicer pursuant to this Agreement.

         (e) Each of the Master Servicer and Special Servicer may make information concerning the Mortgage Loans available on any website that it has established.

         (f) The Master Servicer or the Special Servicer, as applicable, may, from time to time in its sole discretion, answer questions from a Certificate Owner which pertain to the performance and servicing of the Mortgage Loans and/or REO Properties for which the Master Servicer or Special Servicer, as the case may be, is responsible. The Master Servicer or the Special Servicer, as applicable, as a condition to answering such questions, shall require, among other things, that the Certificate Owner enter into a confidentiality agreement with the Master Servicer or the Special Servicer, as the case may be, in the form attached hereto as Exhibit H-2 and sign an Investor Certification in the form attached hereto as Exhibit H-1. Neither the Master Servicer nor the Special Servicer shall provide any information or disclosures in violation of any applicable law, rule or regulation.

         SECTION 4.03 Delinquency Advances.

         (a) On each Delinquency Advance Date, the Master Servicer shall either
(i) deposit into the Certificate Account from its own funds an amount equal to the aggregate amount of Delinquency Advances, if any, to be made in respect of the related Distribution Date, (ii) apply amounts held in the Certificate Account for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make Delinquency Advances, or (iii) make Delinquency Advances in the form of any combination of (i) and (ii) aggregating the total amount of Delinquency Advances to be made; provided that, if Late Collections (net of related

Workout Fees) of the delinquent Monthly Payments for which Delinquency Advances are to be made for the related Distribution Date, are on deposit in the Certificate Account and available to make such Advances, the Master Servicer shall utilize such Late Collections to make such Advances pursuant to clause
(ii) above. Any amounts held in the Certificate Account for future distribution and so used to make Delinquency Advances shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Certificate Account on or before the next succeeding Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such Delinquency Advances were made). If, as of 3:00 p.m., New York City time, on any Master Servicer Remittance Date, the Trustee shall not have received any Delinquency Advance required to be made by the Master Servicer pursuant to this Section 4.03(a) (and the Master Servicer shall not have delivered to the Trustee the requisite Officer's Certificate and documentation related to a determination of nonrecoverability of a Delinquency Advance), then the Trustee shall provide notice of such failure to a Servicing Officer of the Master Servicer by facsimile transmission sent to telecopy no. (215) 328-3478 (or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone at telephone no. (215) 328-1258 (Attention: Master Servicing Manager) (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 5:00 p.m., New York City time, on such day. If after such notice the Trustee does not receive the full amount of such Delinquency Advances by 11:00 a.m., New York City time, on the Business Day immediately following such Master Servicer Remittance Date, then the Trustee shall make the portion of such Delinquency Advances that was required to be, but was not, made by the Master Servicer pursuant to this
Section 4.03(a). If the Trustee fails to make a Delinquency Advance required to be made by it hereunder, the Fiscal Agent shall make such advance no later than 1:00 p.m. New York City time on the Business Day immediately following such Master Servicer Remittance Date. The making of such Advance by the Fiscal Agent shall cure the failure by the Trustee to make such Advance.

         (b) The aggregate amount of Delinquency Advances to be made by the Master Servicer in respect of the Mortgage Loans (including, without limitation, Assumed Monthly Payments for Balloon Mortgage Loans delinquent as to their respective Balloon Payments) and any REO Loans for any Distribution Date shall equal, subject to subsection (c) below, the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of related Workout Fees payable hereunder, that were due or deemed due, as the case may be, in respect thereof on their respective Due Dates during the same month as such Distribution Date and that were not paid by or on behalf of the related Mortgagors or otherwise collected as of the close of business on the later of the related Due Date or the last day of the related Collection Period. Notwithstanding the foregoing, if an Appraisal Reduction Amount exists with respect to any Mortgage Loan that is a Required Appraisal Loan, then, in the event of subsequent delinquencies thereon, the interest portion of the Delinquency Advance in respect of such Required Appraisal Loan for the related Distribution Date shall be reduced (it being herein acknowledged that there shall be no reduction in the principal portion of such Delinquency Advance) by the product of (i) the amount of the interest portion of such Delinquency Advance for such Required Appraisal Loan for such Distribution Date without regard to this proviso, multiplied by (ii) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Distribution Date, net of the related Appraisal Reduction Amount, if any, and the denominator of which is equal to the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Distribution Date.

         (c) Notwithstanding anything herein to the contrary, no Delinquency Advance shall be required to be made hereunder if such Delinquency Advance would, if made, constitute a Nonrecoverable Delinquency Advance. In addition, Nonrecoverable Delinquency Advances shall be reimbursable pursuant to Section 3.05(a) out of general collections on the Mortgage Loans and REO Properties on deposit in the Certificate Account. The determination by the Master Servicer or, if applicable, the Trustee or Fiscal Agent, that it has made a Nonrecoverable Delinquency Advance or that any proposed Delinquency Advance, if made, would constitute a Nonrecoverable Delinquency Advance, shall be evidenced by an Officer's Certificate delivered promptly (and, in any event, in the case of a proposed Delinquency Advance to be made by the Master Servicer, no less than two Business Days prior to the related Delinquency Advance Date) by the Master Servicer to the Trustee (or, if applicable, retained thereby) and the Depositor, setting forth the basis for such determination, together with (if such determination is prior to the liquidation of the related Mortgage Loan or REO Property) a copy of an Appraisal of the related Mortgaged Property or REO Property, as the case may be, which shall have been performed within the twelve months preceding such determination, and further accompanied by any other information that the Master Servicer or the Special Servicer may have obtained and that supports such determination. If such an Appraisal shall not have been required and performed pursuant to the terms of this Agreement, the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, may, subject to its reasonable and good faith determination that such Appraisal will demonstrate the nonrecoverability of the related Advance, obtain an Appraisal for such purpose at the expense of the Trust Fund. The Trustee and the Fiscal Agent shall be entitled to rely on any determination of nonrecoverability that may have been made by the Master Servicer or the Special Servicer with respect to a particular Delinquency Advance, and the Master Servicer shall be entitled to rely on any determination of nonrecoverability that may have been made by the Special Servicer with respect to a particular Delinquency Advance.

         (d) The Master Servicer, the Trustee and the Fiscal Agent shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each Delinquency Advance made thereby (out of its own funds) for so long as such Delinquency Advance is outstanding (or, if any Delinquency Advance is required to be made in respect of a Monthly Payment on any Mortgage Loan prior to its Due Date or the end of the grace period for such Monthly Payment, for so long as such Delinquency Advance is outstanding following the later of (i) such Due Date and (ii) the end of such grace period), payable first, out of Penalty Charges received on the Mortgage Loan or REO Loan as to which such Delinquency Advance was made and, then, once such Delinquency Advance has been reimbursed, out of general collections on the Mortgage Loans and REO Properties pursuant to Section 3.05(a).

         SECTION 4.04 Allocation of Realized Losses and Additional Trust Fund Expenses.

         (a) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC I Regular Interests pursuant to Section 4.01(a), the Uncertificated Principal Balance of each REMIC I Regular Interest (after taking account of such deemed distributions) shall be reduced to equal the Stated Principal Balance of the related Mortgage

Loan or REO Loan or, if applicable, Replacement Mortgage Loan(s) that will be outstanding immediately following such Distribution Date. Such reductions shall be deemed to be an allocation of Realized Losses and Additional Trust Fund Expenses.

         (b) On each Distribution Date, following the payments deemed to be made to REMIC III in respect of the REMIC II Regular Interests on such date pursuant to Section 4.01(b), the Trustee shall determine the amount, if any, by which (i) the then aggregate Uncertificated Principal Balance of REMIC II Regular Interests LA-1, LA-2-1, LA-2-2, , LA-3-1, LA-3-2, LB, LC, LD, LE, LF, LG-1,
LG-2, LH, LJ, LK, LL, LM, LN, LO and LP exceeds (ii) an amount equal to the aggregate Stated Principal Balance that will be outstanding immediately following such Distribution Date. If such excess does exist, then the respective Uncertificated Principal Balances of such REMIC II Regular Interests shall be reduced such that the Uncertificated Principal Balance of each REMIC II Regular Interest corresponds with the Certificate Principal Balance of the corresponding Class of Principal Balance Certificates outstanding after the subsequent adjustments made on such Distribution Date under Section 4.04(c) below; provided that (A) the aggregate Uncertificated Principal Balance of the REMIC II Regular Interests LA-2-1 and LA-2-2 shall correspond with the Certificate Principal Balance of the Class A-2 Certificates and the Uncertificated Principal Balances of the REMIC II Regular Interests LA-2-1 and LA-2-2 shall be reduced on a pro rata basis, (B) the aggregate Uncertificated Principal Balance of the REMIC II Regular Interests LA-3-1 and LA-3-2 shall correspond with the Certificate Principal Balance of the Class A-3 Certificates and the Uncertificated Principal Balances of the REMIC II Regular Interests LA-3-1 and LA-3-2 shall be reduced on a pro rata basis, and (C) the aggregate Uncertificated Principal Balance of the REMIC II Regular Interests LG-1 and LG-2 shall correspond with the Certificate Principal Balance of the Class G Certificates and the Uncertificated Principal Balances of the REMIC II Regular Interests LG-1 and LG-2 shall be reduced on a pro rata basis.

         (c) On each Distribution Date, following the distributions to be made to the Certificateholders on such date pursuant to Section 4.01(c), the Trustee shall determine the amount, if any, by which (i) the then aggregate Certificate Principal Balance of the Principal Balance Certificates, exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Loans that will be outstanding immediately following such Distribution Date. If such excess does exist, then the Class Principal Balances of the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates shall be reduced sequentially, in that order, in each case, until the first to occur of such excess being reduced to zero or the related Class Principal Balance being reduced to zero. If, after the foregoing reductions, the amount described in clause (i) of the second preceding sentence still exceeds the amount described in clause (ii) of the second preceding sentence, then the respective Class Principal Balances of the Class A-1 and Class A-2 Certificates shall be reduced, pro rata in accordance with the relative sizes of the then outstanding Class Principal Balances of such Classes of Certificates, until the first to occur of such excess being reduced to zero or each such Class Principal Balance being reduced to zero. Such reductions in the Class Principal Balances of the respective Classes of Principal Balance Certificates shall be deemed to be allocations of Realized Losses and Additional Trust Fund Expenses.

                                   ARTICLE V

                                THE CERTIFICATES

         SECTION 5.01 The Certificates.

         (a) The Certificates will be substantially in the respective forms annexed hereto as Exhibits A-1 through A-22. The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03 beneficial ownership interests in the Certificates, other than the Residual Certificates, shall initially be held and transferred through the book-entry facilities of the Depository. The Residual Certificates will be issued as Definitive Certificates. The REMIC III Regular Certificates will be issuable in denominations corresponding to initial Certificate Principal Balances or Certificate Notional Amounts, as the case may be, as of the Closing Date of not less than $25,000 in the case of the Class A-1, Class A-2, Class A-3, Class B, Class C and Class D Certificates, $100,000 in the case of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates, and $1,000,000 in the case of the Class X Certificates, and in each such case in any whole dollar denomination in excess thereof; provided, however, that a single Certificate of each Class thereof may be issued in a different denomination. The Residual Certificates will be issuable only in denominations representing Percentage Interests of not less than 20% in the related Class.

         (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee in its capacity as trustee hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized signatories of the Trustee shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such positions prior to the authentication and delivery of such Certificates or did not hold such positions at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

         SECTION 5.02 Registration of Transfer and Exchange of Certificates.

         (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar may appoint, by a written instrument delivered to the Depositor, the Master Servicer and the Special Servicer, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its predecessor's duties as Certificate Registrar. The Depositor, the Master Servicer and the Special Servicer, shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

         (b) No transfer of any Non-Registered Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made to a Qualified Institutional Buyer in accordance with Rule 144A promulgated under the Securities Act in a transaction that does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act, other than a transfer by the Depositor or an Affiliate thereof, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 hereto and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 hereto.

         Notwithstanding the foregoing, transfers of a beneficial interest in any Class (or portion thereof) of Non-Registered Certificates (other than the Residual Certificates) in accordance with the rules and procedures of the Depository applicable to transfers by its respective participants will be permitted if such transfer is made to a Qualified Institutional Buyer in accordance with Rule 144A promulgated under the Securities Act.

         None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Registered Certificate without registration or qualification. Any Holder of a Non-Registered Certificate desiring to effect such a transfer shall, and does hereby agree to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         (c) (i) No transfer of a Senior Certificate or a Class B, Class C, Class D, Class E, Class F, Class G or Class H Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless (1) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, and at the time of such transfer, such Certificates continue to be rated in one of the top four rating categories by at least one Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTCE 95-60 (as defined below)) and the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of acquisition of such Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

                  (ii) No transfer of a Residual Certificate or any interest therein shall be made (A) to any Plan or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan. No transfer of a Class J, Class K, Class L, Class M, Class N, Class O or Class P Certificate or any interest therein shall be made (A) to any Plan or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan unless the prospective transferee of any such Certificate or any interest therein provides a certification of facts to the Depositor, the Master Servicer and the Trustee substantially to the effect that (or, if such Certificate is not in certificated form, will be deemed to represent that) the purchase of such Certificate by or on behalf of, or with "plan assets" of, such Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken herein, and the following conditions are met:
(1) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (2) the source of funds used to purchase such Certificate is an "insurance company general account" (as such term is defined in United States Department of Labor Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and (3) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificates. Any purchaser of a Class J, Class K, Class L, Class M, Class N, Class O or Class P Certificate or any interest therein will be deemed to have represented by such purchase that either (a) such purchaser is not a Plan and is not purchasing such Certificates by or on behalf of, or with "plan assets" of, any Plan or (b) the purchase of any such Certificate by or on behalf of, or with "plan assets" of, such Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken herein, and the following conditions are met: (i) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (ii) the source of funds used to purchase such Certificate is an "insurance company general account" (as such term is defined in PTCE 95-60) and (iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificates. The Trustee may require that any prospective transferee of a Certificate that is held as a Definitive Certificate provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not a Plan or a Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan or that the conditions of an acceptable alternative have been satisfied. The Trustee shall not have any responsibility to monitor or restrict the transfer of Ownership Interests in any Certificates that are in the form of a Book-Entry Certificate.

         (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the

Trustee under clause (ii)(A) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) below to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (A) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and a United States Person and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                  (B) In connection with any proposed Transfer of any Ownership
            Interest in a Residual Certificate, the Trustee shall require delivery to it, and no Transfer of any Residual Certificate shall be registered until the Trustee receives, an affidavit and agreement substantially in the form attached hereto as Exhibit C-1 (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Trustee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, that it is a United States Person, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

                  (C) Notwithstanding the delivery of a Transfer Affidavit and
            Agreement by a proposed Transferee under clause (B) above, if the Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee or is not a United States Person, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

                  (D) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (2) not to transfer its Ownership Interest in such Residual Certificate unless it provides to the Trustee a certificate substantially in the form attached hereto as Exhibit C-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee or is not a United States Person.

                  (E) Each Person holding or acquiring an Ownership Interest in a Residual Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Certificate, if it is, or is holding an Ownership Interest in a Residual Certificate on behalf of, a "pass-through interest holder".

            (ii) (A) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(d) or if any Holder of a Residual Certificate shall lose its status as a Permitted Transferee or a United States Person, then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Trustee, the Master Servicer, the Special Servicer or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

                  (B) If any purported Transferee shall become a Holder of a
            Residual Certificate in violation of the restrictions in this
            Section 5.02(d), or if any Holder of a Residual Certificate shall lose its status as a Permitted Transferee or a United States Person, and to the extent that the retroactive restoration of the rights of the prior Holder of such Residual Certificate as described in clause
            (ii)(A) above shall be invalid, illegal or unenforceable, then the Trustee shall have the right, without notice to the Holder or any prior Holder of such Residual Certificate, to sell such Residual Certificate to a purchaser selected by the Trustee on such terms as the Trustee may choose. Such non-complying Holder shall promptly endorse and deliver such Residual Certificate in accordance with the instructions of the Trustee. Such purchaser may be the Trustee itself or any Affiliate of the Trustee. The proceeds of such sale, net of the commissions (which may include commissions payable to the Trustee or its Affiliates), expenses and taxes due, if any, will be remitted by the Trustee to such non-complying Holder. The terms and conditions of any sale under this clause (ii)(B) shall be determined in the sole discretion of the Trustee, and the Trustee shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

            (iii) The Trustee shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions, all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is not a Permitted Transferee, including the information described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5)with respect to the "excess inclusions" of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person which is not a Permitted Transferee. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the Trustee for providing such information.

            (iv) The provisions of this Section 5.02(d) set forth prior to this subsection (iv) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the Depositor the following:

                  (A) written notification from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to qualify, downgrade or withdraw its then-current rating of any Class of Certificates; and

                  (B) an Opinion of Counsel, in form and substance satisfactory to the Trustee and the Depositor, to the effect that such modification of, addition to or elimination of such provisions will not cause any of REMIC I, REMIC II or REMIC III to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Certificate to a Person which is not a Permitted Transferee.

         (e) Subject to the preceding subsections, upon surrender for registration of transfer of any Certificate at the offices of the Certificate Registrar maintained for such purpose, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

         (f) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class of a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

         (g) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

         (h) No service charge shall be imposed for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         (i) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall hold such canceled Certificates in accordance with its standard procedures.

         (j) Upon request, the Certificate Registrar shall provide the Master Servicer, the Special Servicer and the Depositor with an updated copy of the Certificate Register on or about January 1 and July 1 of each year, commencing January 1, 2003.

         SECTION 5.03 Book-Entry Certificates.

         (a) Each Class of Certificates other than the Residual Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in subsection (c) below, transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in subsection (c) below shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership Interests. The Trustee shall not have any responsibility to monitor or restrict the transfer of Ownership Interests in any Book-Entry Certificate. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

         (b) The Trustee, the Master Servicer, the Special Servicer, the Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

         (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer and any other documents necessary to satisfy the requirements of any applicable transfer restrictions, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, the applicable Definitive Certificates to the Certificate Owners identified in such instructions. None of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent or the Certificate Registrar shall be liable for any delay in delivery of such instructions, and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of the Registered Certificates held in book-entry form, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

         SECTION 5.04 Mutilated, Destroyed, Lost or Stolen Certificates.

         If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         SECTION 5.05 Persons Deemed Owners.

         Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the person in whose name such Certificate is registered as of the related Record Date as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder", and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary except as provided in Section 5.02(d).

                                   ARTICLE VI

           THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL SERVICER

         SECTION 6.01 Liability of the Depositor, the Master Servicer and the Special Servicer.

         The Depositor, the Master Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer and the Special Servicer herein.

         SECTION 6.02 Merger, Consolidation or Conversion of the Depositor, the Master Servicer and the Special Servicer; Assignment of Rights and Delegation of Duties by the Master Servicer and the Special Servicer.

         (a) Subject to subsection (b) below, the Depositor, the Master Servicer and the Special Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

         (b) The Depositor, the Master Servicer and the Special Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer or the Special Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Master Servicer and the Special Servicer, shall be the successor of the Depositor, the Master Servicer and the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that (i) with respect to the Master Servicer or the Special Servicer, such Person is qualified to service multifamily mortgage loans on behalf of FNMA or FHLMC and (ii) such merger, consolidation or succession will not result in the downgrade, qualification or withdrawal of the then-current ratings of the Classes of Certificates that have been so rated (as evidenced by a letter to such effect from each Rating Agency).

         (c) Notwithstanding anything else in this Section 6.02 and Section 6.04 to the contrary, the Master Servicer and the Special Servicer may assign all of its rights and delegate all of its duties and obligations under this Agreement; provided that the Person accepting such assignment or delegation shall be a Person that is qualified to service multifamily mortgage loans on behalf of FNMA or FHLMC, is reasonably satisfactory to the Trustee and the Depositor, is willing to service the Mortgage Loans and executes and delivers to the Depositor and the Trustee an agreement, in form and substance reasonably satisfactory to the Depositor and the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer or the Special Servicer, as the case may be, under this Agreement; provided further that such assignment or delegation will not result in the downgrade, qualification or withdrawal of the then-current ratings of the Classes of Certificates that have been rated (as evidenced by a Rating Agency Confirmation). In the case of any such assignment and delegation, the Master Servicer or the Special Servicer, as the case may be, shall be released from its obligations under this Agreement, except that the Master Servicer or the Special Servicer, as the case may be, shall remain liable for all liabilities and obligations incurred by it, or arising from its conduct, hereunder prior to the satisfaction of the conditions to such assignment and delegation set forth in the preceding sentence. Notwithstanding anything above to the contrary, the Master Servicer may, in its sole discretion, appoint Sub-Servicers in accordance with Section 3.23 hereof and independent contractors or agents to perform select duties thereof, provided that the Master Servicer shall not be relieved from such duties solely by virtue of such appointment.

         SECTION 6.03 Limitation on Liability of the Depositor, the Master Servicer, the Special Servicer and Others.

         None of the Depositor, the Master Servicer, the Special Servicer or any of the directors, officers, employees or agents of the Depositor, the Master Servicer or the Special Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer, the Special Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties hereunder. The Depositor, the Master Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer and the Special Servicer and any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement, the Certificates or any asset of the Trust Fund, other than any loss, liability or expense specifically required to be borne by such Person pursuant to the terms hereof, or which constitutes a Servicing Advance (and is otherwise specifically reimbursable hereunder), or which is incurred by such Person by reason of such Person's willful misfeasance, bad faith or negligence in the performance of such Person's duties hereunder or by reason of such Person's negligent disregard of obligations and duties hereunder.

         None of the Depositor, the Master Servicer or the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any ultimate expense or liability; provided, however, that the Depositor, the Master Servicer or the Special Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer and the Special Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Certificate Account as provided by Section 3.05(a).

         SECTION 6.04 Depositor, Master Servicer and Special Servicer Not to Resign.

         Subject to the provisions of Section 6.02, none of the Depositor, the Master Servicer or the Special Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Depositor, the Master Servicer or the Special Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation by the Master Servicer or the Special Servicer shall become effective until the Trustee or a successor servicer shall have assumed the responsibilities and obligations of the Master Servicer or the Special Servicer, as the case may be, in accordance with Section 7.02.

         SECTION 6.05 Rights of the Depositor in Respect of the Master Servicer and the Special Servicer.

         The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer or the Special Servicer hereunder or exercise the rights of the Master Servicer or the Special Servicer hereunder; provided, however, that neither the Master Servicer nor the Special Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and is not obligated to supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise.

                                  ARTICLE VII

                                     DEFAULT

         SECTION 7.01 Events of Default.

         (a) "Event of Default", wherever used herein, means any one of the following events:

                  (i) (A) any failure by the Master Servicer to make a required deposit to the Certificate Account which continues unremedied for one Business Day following the date on which such deposit was first required to be made, or
(B) any failure by the Master Servicer to deposit into, or to remit to the Trustee for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date; or

                  (ii) any failure by the Special Servicer to deposit into, or to remit to the Master Servicer for deposit into, the Certificate Account any amount required to be so deposited or remitted under this Agreement which failure continues unremedied for one Business Day following the date on which such deposit or remittance was first required to be made; or

                  (iii) any failure by the Master Servicer to timely make any Servicing Advance required to be made by it pursuant to this Agreement which continues unremedied for a period ending on the earlier of (A) 15 days following the date such Servicing Advance was first required to be made, and (B) either, if applicable, (1) in the case of a Servicing Advance relating to the payment of insurance premiums, the day on which such insurance coverage terminates if such premiums are not paid or (2) in the case of a Servicing Advance relating to the payment of real estate taxes, the date of the commencement of a foreclosure action with respect to the failure to make such payment; or

                  (iv) any failure on the part of the Master Servicer or the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by the Trustee or the Depositor, or to the Master Servicer or the Special Servicer, as the case may be by the Holders of Certificates entitled to not less than 25% of the Voting Rights; provided, however, that if such covenant or agreement is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such 30 day period shall be extended for an additional 30 days; or

                  (v) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty contained in this Agreement which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer by the Trustee or the Depositor, or to the Master Servicer or the Special Servicer, as the case may be by the Holders of Certificates entitled to not less than 25% of the Voting Rights; provided, however, if such breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such 30 day period shall be extended for an additional 30 days; or

                  (vi) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                  (vii) the Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

                  (viii) the Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

                  (ix) a Servicing Officer obtains actual knowledge that Moody's has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (B) has placed one or more Classes of Certificates on "watch status" in contemplation of a ratings downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date the Servicing Officer obtained such actual knowledge), and, in the case of either of clauses (A) or (B), cited servicing concerns with the Master Servicer or the Special Servicer, as the case may be, as the sole or material factor in such rating action; or (x) the Master Servicer or the Special Servicer is removed from Standard & Poor's approved master servicer list or special servicer list, as the case may be, and the ratings of any of the Certificates by Standard & Poor's are downgraded, qualified or withdrawn (including, without limitation, placed on "negative credit watch") in connection with such removal.

         (b) If any Event of Default with respect to the Master Servicer or the Special Servicer (in either case for purposes of this Section 7.01(b), the "Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 51% of the Voting Rights, the Trustee shall, terminate, by notice in writing to the Defaulting Party, with a copy of such notice to the Depositor (if the termination is effected by the Trustee) or to the Trustee (if the termination is effected by the Depositor), all of the rights and obligations of the Defaulting Party under this Agreement and in and to the Mortgage Loans and the proceeds thereof (other than any rights of the Defaulting Party as Certificateholder). From and after the receipt by the Defaulting Party of such written notice, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer and the Special Servicer each agrees that if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than ten Business Days subsequent to its receipt of the notice of termination) provide the Trustee or any other successor Master Servicer or Special Servicer with all documents and records requested by it to enable it to assume the Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee or any other successor Master Servicer or Special Servicer in effecting the termination of the Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, the transfer within two Business Days to the Trustee or any other successor Master Servicer or Special Servicer for administration by it of all cash amounts which shall at the time be or should have been credited by the Master Servicer or the Special Servicer to the Certificate Account, the Distribution

Account, any REO Account or any Servicing Account or thereafter be received with respect to the Mortgage Loans or any REO Property (provided, however, that the Master Servicer and the Special Servicer each shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances made by it or otherwise, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination).

         SECTION 7.02 Trustee to Act; Appointment of Successor.

         On and after the time the Master Servicer or the Special Servicer resigns pursuant to Section 6.04 or receives a notice of termination pursuant to
Section 7.01, the Trustee shall be the successor in all respects to the Master Servicer or the Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer or the Special Servicer, as the case may be, by the terms and provisions hereof, including, without limitation, the Master Servicer's obligation to make Delinquency Advances; provided that any failure to perform such duties or responsibilities caused by the Master Servicer's or the Special Servicer's failure to provide information or monies required by Section 7.01 shall not be considered a default by the Trustee hereunder. The Trustee shall not be liable for any of the representations and warranties of the Master Servicer or the Special Servicer or for any losses incurred by the Master Servicer or the Special Servicer pursuant to Section 3.06 hereunder nor shall the Trustee be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to the applicable Servicing Fee and Special Servicing Fee and all funds relating to the Mortgage Loans which the Master Servicer or the Special Servicer (other than any Workout Fees owed pursuant to Section 3.11(c)) would have been entitled to charge to the Certificate Account or the Distribution Account if the Master Servicer or the Special Servicer had continued to act hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee or if the Trustee is not approved as a master servicer or special servicer, as the case may be, by each Rating Agency, promptly appoint any FNMA or FHLMC-approved mortgage loan servicing institution that has a net worth of not less than $10,000,000 and is otherwise acceptable to each Rating Agency (as evidenced by Rating Agency Confirmation), as the successor to the Master Servicer hereunder or the Special Servicer, as the case may be, in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer or the Special Servicer, as the case may be, hereunder. No appointment of a successor to the Master Servicer or the Special Servicer, as the case may be, hereunder shall be effective until the assumption of the successor to the Master Servicer or the Special Servicer, as the case may be, of all the responsibilities, duties and liabilities of the Master Servicer or the Special Servicer, as the case may be, hereunder. Pending appointment of a successor to the Master Servicer or the Special Servicer, as the case may be, hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with any such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans or otherwise as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. The Depositor, the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Trustee shall be reimbursed for all of its out-of-pocket expenses incurred in connection with obtaining such successor servicer by the Trust within 60 days of the Trustee's submission of an invoice with respect thereto and after making reasonable efforts to collect such amounts from the successor servicer, to the extent such expenses have not been reimbursed by the successor servicer; such expenses paid by the Trust Fund shall be deemed to be an Additional Trust Fund Expense.

         SECTION 7.03 Notification to Certificateholders.

         (a) Upon any resignation of the Master Servicer or the Special Servicer pursuant to Section 6.04, any termination of the Master Servicer or the Special Servicer pursuant to Section 7.01 or any appointment of a successor to the Master Servicer or the Special Servicer pursuant to Section 7.02, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

         (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after the Trustee would be deemed to have notice of the occurrence of such an event in accordance with
Section 8.02(vii), the Trustee shall transmit by mail to the Depositor and all Certificateholders notice of such occurrence, unless such default shall have been cured.

         SECTION 7.04 Waiver of Events of Default.

         The Holders of Certificates representing at least 66-2/3% of the Voting Rights allocated to the Classes of Certificates affected by any Event of Default hereunder may waive such Event of Default; provided, however, that an Event of Default under clause (i) or (ii) of Section 7.01 may be waived only by all of the Certificateholders of the affected Classes. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this
Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if any other Person held such Certificates.

                                  ARTICLE VIII

                   CONCERNING THE TRUSTEE AND THE FISCAL AGENT

         SECTION 8.01 Duties of the Trustee and the Fiscal Agent.

         (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee (other than as successor Master Servicer or Special Servicer) shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

         (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected.

         (c) No provision of this Agreement shall be construed to relieve the Trustee or the Fiscal Agent from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

            (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee and the Fiscal Agent shall be determined solely by the express provisions of this Agreement, the Trustee and the Fiscal Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Fiscal Agent and, in the absence of bad faith on the part of the Trustee or the Fiscal Agent, the Trustee and the Fiscal Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Fiscal Agent and conforming to the requirements of this Agreement;

            (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

         SECTION 8.02 Certain Matters Affecting the Trustee and the Fiscal
Agent.

         Except as otherwise provided in Section 8.01:

            (i) The Trustee and the Fiscal Agent may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) The Trustee and the Fiscal Agent may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith and the expense of such consultation with counsel shall be reimbursable under Section 8.05(b) hereof;

            (iii) Neither the Trustee nor the Fiscal Agent (in their respective capacities as such) shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Fiscal Agent, as applicable, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; neither the Trustee nor the Fiscal Agent shall be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

            (iv) Neither the Trustee nor the Fiscal Agent shall be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (v) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 50% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

            (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, provided that the

      Trustee shall not be relieved from such duties, and the Trustee shall remain responsible for all acts and omissions of any such agent;

            (vii) For all purposes under this Agreement, the Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Certificates or this Agreement; and

            (viii) Neither the Trustee nor the Fiscal Agent shall be responsible for any act or omission of the Master Servicer or the Special Servicer (unless the Trustee is acting as Master Servicer or the Special Servicer, as the case may be) or of the Depositor or any other person.

         SECTION 8.03 Trustee and Fiscal Agent not Liable for Validity or Sufficiency of Certificates or Mortgage Loans.

         The recitals contained herein and in the Certificates, other than the representations and warranties of, and the other statements attributed to the Trustee in Sections 2.02, 2.05, 2.07 and 8.13 and the signature of the Trustee set forth on each outstanding Certificate, shall be taken as the statements of the Depositor, the Master Servicer or the Special Servicer, as the case may be, and neither the Trustee nor the Fiscal Agent shall assume responsibility for their correctness. Neither the Trustee nor the Fiscal Agent shall make any representations as to the validity or sufficiency of this Agreement (except to the extent set forth in Section 8.13) or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Mortgage Loan or any related document. Neither the Trustee nor the Fiscal Agent shall be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Certificate Account or any other account by or on behalf of the Depositor, the Master Servicer or the Special Servicer. Neither the Trustee nor the Fiscal Agent shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the Special Servicer, and accepted by the Trustee or the Fiscal Agent in good faith, pursuant to this Agreement.

         SECTION 8.04 Trustee and Fiscal Agent May Own Certificates.

         Each of the Trustee and the Fiscal Agent, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not the Trustee or the Fiscal Agent.

         SECTION 8.05 Fees and Expenses of Trustee; Indemnification of Trustee and Fiscal Agent.

         (a) Monthly, the Trustee shall be entitled to withdraw the Trustee Fee from the Distribution Account pursuant to Section 3.05(b) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee. On or prior to the Distribution Date in each month, the

Trustee shall be entitled to withdraw and pay itself from amounts then on deposit in the Distribution Account an amount equal to the then unpaid Trustee Fees.

         (b) The Trustee, Fiscal Agent and any director, officer, employee or agent of the Trustee or the Fiscal Agent, as applicable, shall be indemnified and held harmless by the Trust Fund (to the extent of amounts on deposit in the Distribution Account from time to time) against any loss, liability or expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with, any act or omission of the Trustee and the Fiscal Agent relating to the exercise and performance of any of the powers and duties of the Trustee and the Fiscal Agent hereunder; provided that neither the Trustee, the Fiscal Agent nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (i) allocable overhead, (ii) expenses or disbursements incurred or made by or on behalf of the Trustee or the Fiscal Agent in the normal course of the Trustee's and the Fiscal Agent's performing their routine duties in accordance with any of the provisions hereof, (iii) any expense or liability specifically required to be borne thereby pursuant to the terms hereof, or (iv) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's or Fiscal Agent's obligations and duties hereunder, or by reason of negligent disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee or Fiscal Agent made herein. The provisions of this
Section 8.05(b) shall survive any resignation or removal of the Trustee and appointment of a successor trustee or fiscal agent.

         SECTION 8.06 Eligibility Requirements for Trustee and Fiscal Agent.

         (a) The Trustee hereunder shall at all times be an association or a corporation organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority. If such association or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such association or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The long-term unsecured debt obligations of the Trustee shall at all times be rated not less than "AA" by Standard & Poor's and "Aa3" by Moody's or if and for so long as a Fiscal Agent is appointed and acting hereunder, at least investment grade by each Rating Agency, or such other rating as shall not result in the qualification, downgrade or withdrawal of any of the ratings then assigned to the respective Classes of Certificates, as confirmed in writing by each Rating Agency. In case at any time the Trustee or the Fiscal Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee or the Fiscal Agent shall resign immediately in the manner and with the effect specified in Section 8.07; provided that if the Trustee shall cease to be so eligible because its combined capital and surplus is no longer at least $100,000,000 or its long-term unsecured debt rating no longer conforms to the requirements of the immediately preceding sentence, and if the Trustee proposes to the other parties hereto to enter into an agreement with (and reasonably acceptable to) each of them or the Trustee appoints a fiscal agent, and if in light of such agreement or such appointment, the Trustee's continuing to act in such capacity would not (as evidenced in writing by each Rating Agency) cause any Rating Agency to qualify, downgrade or withdraw any rating assigned thereby to any Class of Certificates, then upon the execution and delivery of such agreement or the effectiveness of such appointment, the Trustee shall not be required to resign, and may continue in such capacity, for so long as none of the ratings assigned by the Rating Agencies to the Certificates is adversely affected thereby. The corporation or association serving as Trustee may have normal banking and trust relationships with the Depositor, the Master Servicer, the Special Servicer and their respective Affiliates.

         (b) The Trustee and the Fiscal Agent shall not assign any of their rights or delegate any of their duties under this Agreement to any other Person without the prior written consent of the Depositor and the Majority Certificateholder of the Controlling Class (such consent not to be unreasonably withheld, conditioned or delayed).

         SECTION 8.07 Resignation and Removal of the Trustee and the Fiscal
Agent.

         (a) The Trustee or the Fiscal Agent, as applicable, may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Special Servicer and to all Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee or fiscal agent, as applicable, acceptable to the Master Servicer by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee or the Fiscal Agent and to the successor trustee or fiscal agent. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer and the Certificateholders by the Depositor. If no successor trustee or fiscal agent shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or the Fiscal Agent may petition any court of competent jurisdiction for the appointment of a successor trustee.

         (b) If at any time the Trustee or Fiscal Agent shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Master Servicer, or if at any time the Trustee or Fiscal Agent shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or Fiscal Agent or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or Fiscal Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee or Fiscal Agent and appoint a successor trustee or fiscal agent acceptable to the Master Servicer by written instrument, in duplicate, which instrument shall be delivered to the Trustee or Fiscal Agent so removed and to the successor trustee or fiscal agent. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer and the Certificateholders by the Depositor.

         (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee or the Fiscal Agent and appoint a successor trustee or fiscal agent by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer and the remaining Certificateholders by the Master Servicer.

         (d) Any resignation or removal of the Trustee or the Fiscal Agent and appointment of a successor trustee or fiscal agent pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee or fiscal agent as provided in Section
8.08. Upon any succession of the Trustee or Fiscal Agent under this Agreement, the predecessor Trustee or Fiscal Agent shall be entitled to the payment of compensation and reimbursement for services rendered and expenses incurred (including without limitation unreimbursed Advances and interest thereon made thereby) accrued or payable up to and including the effective date of such termination, at such times and from such sources as if the predecessor Trustee or Fiscal Agent had not resigned or been removed. Any resignation or removal of the Trustee shall be a simultaneous removal of the Fiscal Agent hereunder.

         SECTION 8.08 Successor Trustee and Fiscal Agent.

         (a) Any successor trustee or fiscal agent appointed as provided in
Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Special Servicer and to its predecessor trustee or fiscal agent an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or fiscal agent shall become effective and such successor trustee or fiscal agent, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee or fiscal agent herein. The predecessor trustee or fiscal agent shall deliver to the successor trustee or fiscal agent all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a Custodian, which Custodian shall become the agent of the successor trustee or fiscal agent), and the Depositor, the Master Servicer, the Special Servicer and the predecessor trustee or fiscal agent shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee or fiscal agent all such rights, powers, duties and obligations, and to enable the successor trustee or fiscal agent to perform its obligations hereunder.

         (b) No successor trustee or fiscal agent shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee or fiscal agent shall be eligible under the provisions of
Section 8.06.

         (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the successor trustee or fiscal agent shall mail notice of such appointment to the Depositor and the Certificateholders.

         SECTION 8.09 Merger or Consolidation of Trustee and Fiscal Agent.

         Any entity into which the Trustee or the Fiscal Agent may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee or the Fiscal Agent shall be a party, or any entity succeeding to the corporate trust business of the Trustee or the Fiscal Agent, shall be the successor of the Trustee or the Fiscal Agent hereunder, provided such entity shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         SECTION 8.10 Appointment of Co-Trustee or Separate Trustee.

         (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within fifteen days after the receipt by it of a request to do so, or in case an Event of Default in respect of the Master Servicer shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under
Section 8.08 hereof.

         (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer or the Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

         (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

         (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

         SECTION 8.11 Appointment of Custodians.

         (a) The Trustee may, with the consent of the Master Servicer and the Majority Certificateholder of the Controlling Class, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall itself (or together with an affiliate guaranteeing its financial performance) have a combined capital and surplus of at least $15,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File, shall maintain and keep in full force and effect throughout the term of this Agreement a fidelity bond and an errors and omissions insurance policy covering its officers and employees and other persons acting on its behalf in connection with its activities under this Agreement in the amount of coverage customary for custodians acting in such capacity, and shall not be the Depositor, a Mortgage Loan Seller or any Affiliate of the Depositor or a Mortgage Loan Seller. Each Custodian shall be subject to the same obligations and standard of care as would be imposed on the Trustee hereunder in connection with the retention of Mortgage Files directly by the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian.

         (b) Any Custodian appointed by the Trustee under this Agreement shall not assign any of its rights or delegate any of its duties under this Agreement to any other Person without the prior written consent of the Depositor and the Majority Certificateholder of the Controlling Class (such consent not to be unreasonably withheld, conditioned or delayed).

         SECTION 8.12 Access to Certain Information.

         (a) On or prior to the date of the first sale of any Non-Registered Certificate to an Independent third party, the Depositor shall provide to the Trustee ten copies of any private placement memorandum or other disclosure document used by the Depositor or its Affiliate in connection with the offer and sale of the Class of Certificates to which such Non-Registered Certificate belongs. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trustee, the Depositor promptly shall inform the Trustee of such event and shall deliver to the Trustee ten copies of the private placement memorandum or disclosure document, as revised, amended or supplemented. The Trustee shall maintain at its offices primarily responsible for administering the Trust Fund (or at the Primary Servicing Office of the Master Servicer) and shall, upon reasonable advance notice, make available during normal business hours for review by any Holder, Certificate Owner or prospective transferee of a Certificate or interest therein, originals or copies of the following items: (i) in the case of a Holder, Certificate Owner or prospective transferee of a Non-Registered Certificate or interest therein, any private placement memorandum or other disclosure document relating to the Class of Certificates to which such Non-Registered Certificate belongs, in the form most recently provided to the Trustee; and (ii) in all cases, (A) this Agreement and any amendments hereto entered into pursuant to Section 11.01, (B) all reports required to be delivered to Certificateholders of the relevant Class pursuant to

Section 4.02 since the Closing Date, (C) all Officer's Certificates delivered to the Trustee since the Closing Date pursuant to Section 3.13, (D) all accountants' reports delivered to the Trustee since the Closing Date pursuant to
Section 3.14, (E) the most recent inspection report prepared by the Master Servicer or Special Servicer and delivered to the Trustee in respect of each Mortgaged Property pursuant to Section 3.12, (F) as to each Mortgage Loan pursuant to which the related Mortgagor is required to deliver such items or the Master Servicer or Special Servicer has otherwise acquired such items, the most recent annual operating statement and rent roll of the related Mortgaged Property and financial statements of the related Mortgagor collected by the Master Servicer or the Special Servicer and delivered to the Trustee pursuant to
Section 3.12, (G) any and all notices and reports delivered to the Trustee with respect to any Mortgaged Property securing a Defaulted Mortgage Loan as to which the environmental testing contemplated by Section 3.09(c) revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was not satisfied (but only for so long as such Mortgaged Property or the related Mortgage Loan are part of the Trust Fund), (H) the respective Mortgage Files, including, without limitation, any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee pursuant to
Section 3.21 (but only for so long as the affected Mortgage Loan is part of the Trust Fund), (I) copies of any Appraisals required or permitted to be performed pursuant to the terms of this Agreement, and (J) any and all Officer's Certificates and other evidence delivered to or retained by the Trustee to support the Master Servicer's, Special Servicer's, Trustee's or Fiscal Agent's determination that any Advance was or, if made, would be a Nonrecoverable Advance. Copies of any and all of the foregoing items will be available from the Trustee upon written request; however, the Trustee shall be permitted to require from the requesting Certificateholder payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

         In connection with providing access to or copies of the items described in the preceding paragraph, the Trustee may require (a) in the case of Certificate Owners, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Trustee, generally to the effect that such Person is a beneficial holder of Certificates, is requesting the information solely for use in evaluating such Person's investment in the Certificates and will otherwise keep such information confidential and (b) in the case of a prospective purchaser, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Trustee, generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information solely for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. All Certificateholders, by the acceptance of their Certificates, shall be deemed to have agreed to keep such information confidential. Notwithstanding the foregoing provisions of this Section 8.12(a), the Trustee shall have no responsibility for the accuracy, completeness or sufficiency for any purpose of any information so made available or furnished by it pursuant to this Section 8.12(a).

         (b) The Trustee shall provide or cause to be provided to the Depositor, the Master Servicer, and the Special Servicer, and to the Office of Thrift Supervision, the Federal Deposit Insurance Corporation, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to the Mortgage Files and any other documentation regarding the Mortgage Loans and the Trust Fund within its control which may be required by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it.

         SECTION 8.13 Representations and Warranties of the Trustee and the Fiscal Agent.

         (a) The Trustee hereby represents and warrants to the Master Servicer, for its own benefit and the benefit of the Certificateholders, and to the Special Servicer and the Depositor, as of the Closing Date, that:

            (i) The Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America.

            (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

            (iii) This Agreement, assuming due authorization, execution and delivery by the Special Servicer, the Master Servicer, the Fiscal Agent and the Depositor, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (iv) The Trustee is not in default with respect to any order or decree of any court, or any order, regulation or demand of any federal, state, municipal or governmental agency having jurisdiction, which default, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Trustee to perform its obligations or the financial condition or operations of the Trustee or its properties.

            (v) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee which would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Trustee to perform its obligations under this Agreement.

            (vi) No consent, approval, authorization or order of, registration or filing with or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Trustee with this Agreement, or the consummation by the Trustee of any transaction contemplated hereby, other than (1) such consents, approvals, authorization, qualifications, registrations, filings or notices as have been obtained or made and (2) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on performance by the Trustee under this Agreement.

         (b) The Fiscal Agent hereby represents and warrants to the Master Servicer, for its own benefit and the benefit of the Certificateholders, and to the Special Servicer and the Depositor, as of the Closing Date, that:

            (i) The Fiscal Agent is an organization organized under the laws of the Netherlands, duly organized, validly existing and in good standing under the laws governing its creation and existence.

            (ii) The execution and delivery of this Agreement by the Fiscal Agent, and the performance and compliance with the terms of this Agreement by the Fiscal Agent, will not violate the Fiscal Agent's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

            (iii) This Agreement, assuming due authorization, execution and delivery by the Special Servicer, the Master Servicer, the Trustee and the Depositor, constitutes a valid, legal and binding obligation of the Fiscal Agent, enforceable against the Fiscal Agent in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (iv) The Fiscal Agent is not in default with respect to any order or decree of any court, or any order, regulation or demand of any federal, state, municipal or governmental agency, which default, in the Fiscal Agent's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Fiscal Agent to perform its obligations or the financial conditions or operations of the Fiscal Agent or its properties.

            (v) No litigation is pending or, to the best of the Fiscal Agent's knowledge, threatened against the Fiscal Agent which would prohibit the Fiscal Agent from entering into this Agreement or, in the Fiscal Agent's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Fiscal Agent to perform its obligations under this Agreement.

            (vi) No consent, approval, authorization or order of, registration or filing with or notice to, any governmental authority or court is required, under federal or state law for the execution, delivery and performance of or compliance by the Fiscal Agent with this Agreement, or the consummation by the Fiscal Agent of any transaction contemplated hereby, other than (1) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained or made and (2) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Fiscal Agent under this Agreement.

         SECTION 8.14 Filings with the Securities and Exchange Commission.

         Based on information furnished to it by the Master Servicer and the Depositor (in an 80 column unformatted electronic format acceptable to the Trustee), the Trustee will prepare and file with the Securities and Exchange Commission on Form 8-K (including EDGAR filings), on behalf of the Trust Fund, each Distribution Date Statement. The Trustee shall have no responsibility to file any items other than those specified in this Section 8.14. Prior to January 2, 2003 (and each anniversary thereafter until directed by the Depositor to file a Form 15, delisting the transaction) the Trustee shall hire counsel selected by the Depositor to file Form 10-K's on behalf of the Trust Fund for the preceding fiscal year. Any fees and expenses accrued and incurred by the Trustee in connection with this Section 8.14 (including reasonable attorneys' fees) shall be reimbursed to it by the Depositor. Prior to filing any such reports, the Trustee shall submit reports to the Depositor for review and approval.

         SECTION 8.15 Fiscal Agent Termination Event.

         "Fiscal Agent Termination Event," wherever used herein, means any one of the following events:

            (i) Any failure by the Fiscal Agent to remit to the Trustee when due any required Advances; or

            (ii) A decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the Fiscal Agent and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

            (iii) The Fiscal Agent shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings or relating to the Fiscal Agent or of or relating to all or substantially all of its property; or

            (iv) The Fiscal Agent shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

            (v) Moody's shall indicate its intent to reduce, qualify or withdraw the outstanding rating of any Class of Certificates because the prospective financial condition or capacity to make Advances of the Fiscal Agent is insufficient to maintain such rating; or

            (vi) The long-term unsecured debt of the Fiscal Agent is rated below "AA" or "Aa3", as the case may be, by Standard & Poor's or Moody's, respectively, or such other rating as shall not result in the qualification, downgrade or withdrawal of any of the ratings then assigned to the respective Classes of Certificates, as confirmed in writing by each Rating Agency.

         SECTION 8.16 Procedure Upon Termination Event.

         On the date specified in a written notice of termination given to the Fiscal Agent pursuant to Section 8.07, all authority, power and rights of the Fiscal Agent under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall terminate and a successor Fiscal Agent shall be appointed by the Trustee, with the consent of the Depositor; provided that in no event shall the termination of the Fiscal Agent be effective until Rating Agency Confirmation shall have been obtained with respect to a successor fiscal agent from each of Standard & Poor's and Moody's; provided that no such Rating Agency Confirmation shall be required from Standard & Poor's if the successor Fiscal Agent is rated at least AA by Standard & Poor's. The Fiscal Agent agrees to cooperate with the Trustee in effecting the termination of the Fiscal Agent's responsibilities and rights hereunder as Fiscal Agent.

                                   ARTICLE IX

                                   TERMINATION

         SECTION 9.01 Termination Upon Repurchase or Liquidation of All Mortgage Loans.

         (a) Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer, the Fiscal Agent and the Trustee (other than the obligations of the Trustee to provide for and make payments to Certificateholders as set forth herein) shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of (i) the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class or the Depositor pursuant to subsection (b), of all Mortgage Loans and each REO Property remaining in REMIC I at a price (to be determined as of the end of the Collection Period for the anticipated Final Distribution Date) equal to (A) the aggregate Purchase Price of all the Mortgage Loans included in REMIC I, plus (B) the appraised value of each REO Property, if any, included in REMIC I (such appraisal to be conducted by an Independent MAI-designated appraiser selected by the Master Servicer and approved by the Trustee), minus (C) solely in the case where the Master Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, together with any Advance Interest accrued and payable to the Master Servicer in respect of such Advances and any unpaid Servicing Fees, remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Master Servicer in connection with such purchase); provided, however, that any such purchase with respect to the Additional Servicing Fee Mortgage Loans shall be subject to the rights of the applicable Designated Sub-Servicer to continue to sub-service such Additional Servicing Fee Mortgage Loans and the rights of Archon, GSMC, the applicable Designated Sub-Servicer and the Master

Servicer, as applicable, to receive or retain their applicable portion, if any, of the Additional Servicing Fee pursuant to the applicable Designated Sub-Servicer Agreement, (ii) the exchange by the Remaining Certificateholder pursuant to subsection (f), and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

         (b) The Master Servicer, the Majority Certificateholder of the Controlling Class or the Depositor each may, at its option, elect to purchase all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i) of the preceding paragraph by giving written notice to the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that the Master Servicer, the Majority Certificateholder of the Controlling Class or the Depositor may so elect to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I only if the aggregate Stated Principal Balance of the Mortgage Loans and any REO Loans remaining in the Trust Fund at the time of such election is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans set forth in the Preliminary Statement. Such option shall be exercisable by each such Person in the priority in which such Person is listed in the immediately foregoing sentence. In the event that the Master Servicer, the Majority Certificateholder of the Controlling Class or the Depositor purchases all of the Mortgage Loans and each REO Property remaining in REMIC I in accordance with the preceding sentence, the Master Servicer, the Majority Certificateholder of the Controlling Class or the Depositor, as applicable, shall deposit in the Distribution Account not later than the Master Servicer Remittance Date relating to the Final Distribution Date an amount in immediately available funds equal to the above-described purchase price (exclusive of any portion thereof that would be payable to any Person other than the Certificateholders pursuant to Section 3.05(a) if on deposit in the Certificate Account, which portion shall be deposited in the Certificate Account). In addition, the Master Servicer shall
(i) transfer to the Distribution Account all amounts required to be transferred thereto on such Master Servicer Remittance Date from the Certificate Account pursuant to the second paragraph of Section 3.04(b), together with any other amounts on deposit in the Certificate Account that would otherwise be held for future distribution. Upon confirmation that such final transfers have been made, the Trustee shall release or cause to be released to the Master Servicer, the Majority Certificateholder of the Controlling Class or the Depositor, as applicable, the Mortgage Files for the remaining Mortgage Loans and any Reserve Funds and Escrow Payments in any Reserve Accounts or Servicing Account, as applicable, and shall execute all assignments, endorsements and other instruments furnished to it by the Master Servicer, the Majority Certificateholder of the Controlling Class or the Depositor, as applicable, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in REMIC I. All Servicing Files for the remaining Mortgage Loans and REO Properties shall be delivered to the purchasing entity.

         (c) Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders and, if not previously notified pursuant to the preceding paragraph, to the other parties hereto mailed (a) in the event such notice is given in connection with the Master Servicer's, the Majority Certificateholder of the Controlling Class's or the Depositor's purchase of all of the Mortgage Loans and each REO Property remaining in REMIC I, not earlier than the

15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated.

         (d) Upon presentation and surrender of the Certificates by the Certificateholders on the Final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Distribution Account that are allocable to payments on the Class to which the Certificates so presented and surrendered belong. Amounts on deposit in the Distribution Account as of the Final Distribution Date (exclusive of any portion of such amounts payable or reimbursable to any Person pursuant to clauses (ii)-(viii) of Section 3.05(b)) shall be allocated for the purposes, in the amounts and in accordance with the priority set forth in Section 4.01. Any funds in the Distribution Account not distributed on such Distribution Date shall be set aside and held uninvested in trust for the benefit of Certificateholders not presenting and surrendering their Certificates in the aforesaid manner, and shall be disposed of in accordance with the last paragraph of Section 4.01(g).

         (e) For purposes of this Section 9.01, the Remaining Certificateholder shall have the first option to terminate the Trust Fund, pursuant to subsection
(f), and then the Master Servicer, and then the Depositor, in each of the last two cases, pursuant to subsection (b).

         (f) Following the date on which the aggregate Certificate Balance of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates is reduced to zero, the Remaining Certificateholder shall have the right to exchange all of its Certificates, including the Class X Certificates, (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of
Section 9.01(a) by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange. In the event that the Remaining Certificateholder elects to exchange all of its Certificates, including the Class X Certificates, (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund in accordance with the preceding sentence, such Remaining Certificateholder, not later than the Final Distribution Date, shall deposit in the Certificate Account an amount in immediately available funds equal to all amounts due and owing to the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent hereunder through the date of the liquidation of the Trust Fund that may be withdrawn from the Certificate Account, but only to the extent that such amounts are not already on deposit in the Certificate Account. Upon confirmation that such final deposits have been made and following the surrender of all remaining Certificates by the Remaining Certificateholder on the Final Distribution Date, the Trustee shall, upon receipt of a Request for Release from the Master Servicer, release or cause to be released to the Remaining Certificateholder or any designee thereof, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Remaining Certificateholder as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the Trust Fund, and the Trust Fund shall be liquidated in accordance with Section 9.02. Thereafter, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer, the Trustee (other than annual tax returns and maintenance of books and records and the preparation and filing of final tax returns), and the Fiscal Agent shall terminate. Such transfers shall be subject to any rights of any Sub-Servicers to service (or to perform select servicing functions with respect to) the Mortgage Loans. For federal income tax purposes, the Remaining Certificateholder shall be deemed to have purchased the assets of REMIC I for an amount equal to the remaining Certificate Balance of its remaining Certificates (other than the Residual Certificates), plus accrued and unpaid interest with respect thereto, and the Trustee shall credit such amounts against amounts distributed in respect of such Certificates. The remaining Mortgage Loans and REO Properties are deemed distributed to the Remaining Certificateholder in liquidation of the Trust Fund pursuant to Section 9.02.

         SECTION 9.02 Additional Termination Requirements.

         (a) In the event the Master Servicer, the Majority Certificateholder of the Controlling Class, or the Depositor purchases all of the Mortgage Loans and each REO Property remaining in REMIC I, or the Remaining Certificateholder exchanges all of its Certificates, as provided in Section 9.01, the Trust Fund (and, accordingly, REMIC I, REMIC II and REMIC III) shall be terminated in accordance with the following additional requirements, unless the Master Servicer, the Majority Certificateholder of the Controlling Class or the Depositor, or the Remaining Certificateholder, as the case may be, obtains at its own expense and delivers to the Trustee an Opinion of Counsel, addressed to the Depositor, the Master Servicer and the Trustee, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.02 will not (subject to Section 10.01(f)) result in the imposition of taxes on "prohibited transactions" of REMIC I, REMIC II or REMIC III as defined in
Section 860F of the Code or cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding:

            (i) the Trustee shall specify the first day in the 90-day liquidation period in a statement attached to the final Tax Return for each of REMIC I, REMIC II and REMIC III pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder;

            (ii) during such 90-day liquidation period and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Master Servicer, the Majority
Certificateholder of the Controlling Class or the Depositor, as applicable, for cash; and

            (iii) immediately following the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the related Class of Residual Certificates all cash on hand in the related REMIC (other than cash retained to meet claims), and REMIC I, REMIC II and REMIC III shall terminate at that time.

         (b) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trustee to adopt a plan of complete liquidation of REMIC I, REMIC II and REMIC III, which authorization shall be binding upon all successor Certificateholders.

                                   ARTICLE X

                           ADDITIONAL REMIC PROVISIONS

         SECTION 10.01 REMIC Administration.

         (a) The Trustee shall make an election to treat each of REMIC I, REMIC II and REMIC III as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The REMIC I Regular Interests are hereby designated as the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the Class R-I Certificates are hereby designated as the sole class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code), in REMIC I. The REMIC II Regular Interests are hereby designated as the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the Class R-II Certificates are hereby designated as the sole class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code), in REMIC II. The REMIC III Regular Certificates are hereby designated as the "regular interests" (within the meaning of Section 860G(a)(1) of the Code) and the Class R-III Certificates will be the sole class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code), in REMIC III. The Master Servicer, the Special Servicer and the Trustee shall not (to the extent within the control of each) permit the creation of any "interests" (within the meaning of Section 860G of the Code) in REMIC I, REMIC II or REMIC III other than the Certificates.

         (b) The Closing Date is hereby designated as the "startup day" of each of REMIC I, REMIC II and REMIC III within the meaning of Section 860G(a)(9) of the Code.

         (c) The Trustee, as agent for the tax matters person of each of REMIC I, REMIC II and REMIC III, shall (i) act on behalf of the REMIC in relation to any tax matter or controversy involving the Trust Fund and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and the Trustee shall be entitled to reimbursement therefor out of amounts attributable to the Mortgage Loans and any REO Properties on deposit in the Certificate Account as provided by Section 3.05(a) unless such legal expenses and costs are incurred by reason of the Trustee's willful misfeasance, bad faith or negligence or otherwise payable by the Trustee pursuant to Section 10.01(g)(i). In the case of each of REMIC I, REMIC II and REMIC III, the Holder of Residual Certificates representing the largest Percentage Interest in the related Class thereof shall be designated, in the manner provided under Treasury Regulations Section 1.860F-4(d) and temporary Treasury Regulations Section 301.6231(a)(7)-1, as the tax matters person of such REMIC. By its acceptance thereof, the Holder of Residual Certificates representing the largest Percentage Interest in each Class thereof hereby agrees to irrevocably appoint the Trustee as its agent to perform all of the duties of the tax matters person for the related REMIC created hereunder.

         (d) The Trustee shall prepare or cause to be prepared, sign and file, in a timely manner, all of the Tax Returns that it determines are required with respect to the Grantor Trust and each REMIC created hereunder. The expenses of preparing such returns shall be borne by the Trustee without any right of reimbursement therefor.

         (e) The Trustee shall provide (i) to any Transferor of a Residual Certificate such information as is necessary for the application of any tax relating to the transfer of such Residual Certificate to any Person who is not a Permitted Transferee as provided in Section 5.02(d)(iii), (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and
(iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each of REMIC I, REMIC II and REMIC III.

         (f) The Trustee shall take such actions and shall cause each REMIC created hereunder to take such actions as are reasonably within the Trustee's control and the scope of its duties more specifically set forth herein as shall be necessary to maintain the status thereof as a REMIC under the REMIC Provisions. The Trustee shall not knowingly or intentionally take any action, cause REMIC I, REMIC II or REMIC III to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) adversely affect the status of REMIC I, REMIC II or REMIC III as a REMIC or (ii) result (subject to the following sentence) in the imposition of a tax upon REMIC I, REMIC II or REMIC III (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Trustee receives an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Trustee determines that taking such action is in the best interest of REMIC I, REMIC II or REMIC III and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Trustee) to the effect that the contemplated action will not, with respect to any REMIC created hereunder adversely affect such status or, unless the Master Servicer, the Trustee, or the Special Servicer, as applicable (or other Person acceptable to the Trustee), determines that the monetary exposure to REMIC I, REMIC II and REMIC III is not material and in its sole discretion agrees to indemnify, to the extent reasonably acceptable to the Trustee, the Trust Fund against the imposition of such tax. Wherever in this Agreement a contemplated action may not be taken because the timing of such action might result in the imposition of a tax on the Trust Fund, or may only be taken pursuant to an Opinion of Counsel that such action would not impose a tax on the Trust Fund, such action may nonetheless be taken provided that the indemnity given in the preceding sentence with respect to any taxes that might be imposed on the Trust Fund has been given and that all other preconditions to the taking of such action have been satisfied. The Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which the Master Servicer has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the Trust Fund or its assets, or causing the Trust Fund to take any action, which is not expressly permitted under the terms of this Agreement, each of the parties hereto will consult with the Trustee or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to REMIC I, REMIC II or REMIC III, and such party shall not take any such action, or cause REMIC I, REMIC II or REMIC III to take any such action, as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement. At all times as may be required by the Code, the Trustee will to the extent within its control and the scope of its duties as specifically set forth herein, maintain substantially all of the assets of REMIC I as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

         (g) In the event that any tax is imposed on "prohibited transactions" of REMIC I, REMIC II or REMIC III as defined in Section 860F(a)(2) of the Code, on "net income from foreclosure property" of REMIC I, REMIC II or REMIC III as defined in Section 860G(c) of the Code, or on any contributions to REMIC I, REMIC II or REMIC III after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local laws, such tax shall be charged (i) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement, (ii) to any other party hereto, if such tax arises out of or results from a breach by such party of any of its obligations under this Agreement, or (iii) otherwise (including, without limitation, in the case of any tax permitted to be incurred pursuant to Section 3.17(a)) against amounts on deposit in the Distribution Account as provided by Section 3.05(b).

         (h) The Trustee shall, for federal income tax purposes, maintain books and records with respect to each of REMIC I, REMIC II and REMIC III on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

         (i) Following the Startup Day, the Trustee shall not accept any contributions of assets to the Trust Fund unless the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in the Trust Fund will not cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject such REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

         (j) None of the Master Servicer, the Special Servicer or the Trustee shall enter into any arrangement by which REMIC I, REMIC II or REMIC III will receive a fee or other compensation for services nor (to the extent within its control) permit REMIC I, REMIC II or REMIC III to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

         (k) Within 30 days after the Closing Date, the Trustee shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage

Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for each of REMIC I, REMIC II and REMIC III.

         (l) None of the Trustee, the Master Servicer, or the Special Servicer shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of REMIC I, REMIC II or REMIC III, (iii) the termination of the Trust Fund pursuant to
Article IX of this Agreement or (iv) a purchase of Mortgage Loans pursuant to or as contemplated by Section 2.03 or 3.18 of this Agreement) or acquire any assets for the Trust Fund or sell or dispose of any investments in the Certificate Account, the Distribution Account, or the REO Account for gain, or accept any contributions to the Trust Fund after the Closing Date, unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not (a) affect adversely the status of REMIC I, REMIC II or REMIC III as a REMIC or, (b) subject to Section 10.01(f), cause REMIC I, REMIC II or REMIC III to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

         (m) The Trustee hereby agrees to administer the Ames REMIC, the Barbour REMIC, the Central REMIC, the Gateway REMIC and the Summit REMIC, each in accordance with the terms of its underlying REMIC Declaration, without any right to additional compensation under this Agreement. Unless otherwise provided in, or in conflict with the intent of, the applicable underlying REMIC Declaration, the Trustee shall administer the Ames REMIC, the Barbour REMIC, the Central REMIC, the Gateway REMIC and the Summit REMIC in accordance with the provisions of Sections 3.16(a), 3.17, 3.19, 3.21 and this Section 10.01. The Trustee is permitted to be reimbursed for any expenses attributable to its administration of any of such REMICs to the same extent that the Trustee is permitted to be reimbursed in this Section 10.01 for any expenses attributable to its administration of REMIC I, REMIC II or REMIC III. Such reimbursement amounts shall be deemed to be a reduction of either interest or principal, as the case may be, that was paid and received with respect to the Ames REMIC Regular Interest, the Barbour REMIC Regular Interest, the Central REMIC Regular Interest, the Gateway REMIC Regular Interest and the Summit REMIC Regular Interest, as applicable.

         SECTION 10.02 Depositor, Master Servicer, Special Servicer, Fiscal Agent, Trustee to Cooperate.

         (a) The Depositor shall provide or cause to be provided to the Trustee, within ten days after the Closing Date, all information or data that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.

         (b) The Master Servicer, the Special Servicer, the Fiscal Agent and the Depositor shall each furnish such reports, certifications and information, and access to such books and records maintained thereby, as may relate to the Certificates or the Trust Fund and as shall be reasonably requested by the Trustee in order to enable it to perform its duties hereunder.

         SECTION 10.03 Grantor Trust Administration.

         (a) The Trustee shall treat the Grantor Trust, for tax return preparation purposes, as a grantor trust under the Code and, if necessary, under applicable state law and will file appropriate federal or state Tax Returns for each taxable year ending on or after the last day of the calendar year in which the Certificates are issued.

         (b) The Trustee shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to the Grantor Trust (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the Internal Revenue Service or state tax authorities which extraordinary expenses shall be payable or reimbursable to the Trustee from the Trust Fund unless otherwise provided in Section 10.01(e) or 10.01(f)).

         (c) The Trustee shall prepare, sign and file when due all of the Tax Returns in respect of the Grantor Trust. The expenses of preparing and filing such returns shall be borne by the Trustee without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the Trustee or its designee such information with respect to the Grantor Trust as is in its possession and reasonably requested by the Trustee to enable it to perform its obligations under this Section 10.03. Without limiting the generality of the foregoing, the Depositor, within ten days following the Trustee's request therefor, shall provide in writing to the Trustee such information as is reasonably requested by the Trustee for tax purposes, and the Trustee's duty to perform its reporting and other tax compliance obligations under this Section 10.03 shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the Trustee to perform such obligations.

         (d) The Trustee shall perform on behalf of the Grantor Trust all reporting and other tax compliance duties that are required in respect thereof under the Code, the Grantor Trust Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority.

         (e) The Trustee shall perform its duties hereunder so as to maintain the status of the Grantor Trust as a grantor trust under the Grantor Trust Provisions (and the Master Servicer and the Special Servicer shall assist the Trustee to the extent reasonably requested by the Trustee and to the extent of information within the Trustee's, the Master Servicer's or the Special Servicer's possession or control). None of the Trustee, Master Servicer, the Special Servicer shall knowingly take (or cause the Grantor Trust to take) any action or fail to take (or fail to cause to be taken) any action that, under the Grantor Trust Provisions, if taken or not taken, as the case may be, could adversely affect the status of the Grantor Trust as a grantor trust under the Grantor Trust Provisions (any such adverse effect on grantor trust status, an "Adverse Grantor Trust Event"), unless the Trustee has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the Trustee seeks to take such action or to refrain from taking any action for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse Grantor Trust Event. None of the other parties hereto shall take any action or fail to take any action (whether or not authorized hereunder) as to which the Trustee has advised it in writing that the Trustee has received or obtained an Opinion of Counsel to the effect that an Adverse

Grantor Trust Event could result from such action or failure to act. In addition, prior to taking any action with respect to the Grantor Trust, or causing the Trust Fund to take any action, that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the Trustee or its designee, in writing, with respect to whether such action could cause an Adverse Grantor Trust Event to occur. Neither the Master Servicer nor the Special Servicer shall have any liability hereunder for any action taken by it in accordance with the written instructions of the Trustee. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event at the cost or expense of the Trust Fund or the Trustee. Notwithstanding any provision of this Agreement to the contrary, the Grantor Trust Assets shall not be subject to any expenses, costs or other charges that are attributable to the assets or activities of REMIC I, REMIC II or REMIC III.

         (f) If any tax is imposed on the Grantor Trust, such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees) shall be charged to and paid by: (i) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Section 10.03; (ii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Section 10.03; (iii) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under Article IV, Article VIII or this
Section 10.03; or (iv) the portion of the Trust Fund constituting the Grantor Trust in all other instances.

         (g) The Trustee shall, for federal income tax purposes, maintain books and records with respect to the Grantor Trust on a calendar year and on an accrual basis.

         (h) The Trustee shall respond to reasonable written requests for information in relation to income tax reporting by Certificateholders.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

         SECTION 11.01 Amendment.

         (a) This Agreement may be amended from time to time by the parties hereto, without the consent of any of the Certificateholders:

            (i) to cure any ambiguity,

            (ii) to correct, modify or supplement any provisions herein which may be inconsistent with any other provisions herein or to correct any error,

            (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary or desirable to maintain the qualification of REMIC I, REMIC II or REMIC III as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on REMIC I, REMIC II or REMIC III pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee has received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect in any material respect the interests of any Certificateholder,

            (iv) to change the timing and/or nature of deposits into the Certificate Account or the Distribution Account or to change the name in which the Certificate Account is maintained, provided that (A) the Delinquency Advance Date or the Master Servicer Remittance Date shall in no event be later than the related Distribution Date, (B) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (C) such change shall not result in the downgrade, qualification or withdrawal of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect,

            (v) to modify, eliminate or add to the provisions of Section 5.02(d) or any other provision hereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that such change shall not, as evidenced by an Opinion of Counsel, cause either the Trust Fund or any of the Certificateholders (other than the transferor) to be subject to a federal tax caused by a transfer to a Person that is not a United States Person and a Permitted Transferee,

            (vi) to modify, eliminate or add any provision to this Agreement to provide for a book-entry registration system for the Certificates,

            (vii) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that any such amendment shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

         (b) This Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

            (iii) modify the definition of "Servicing Standard" without the consent of the Holders of all Certificates then outstanding.

         (c) Notwithstanding the foregoing, the Trustee will not be entitled to consent to any amendment hereto without having first received an Opinion of Counsel to the effect that

(i) such amendment is permitted pursuant to the terms of this Agreement and (ii) such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on REMIC I, REMIC II or REMIC III pursuant to the REMIC Provisions or cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC.

         (d) Promptly after the execution of any such amendment, the Trustee shall furnish a statement describing the amendment to each Certificateholder.

         (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         (f) The Trustee may but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

         (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 11.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Master Servicer or the Trustee requests any amendment of this Agreement in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a) or (c) shall be payable out of the Certificate Account.

         SECTION 11.02 Recordation of Agreement; Counterparts.

         (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust Fund on direction by the Trustee, such direction to be given by the Trustee only upon the Trustee's receipt of an Opinion of Counsel to be obtained by the party requesting such recordation (the cost of which may be paid out of the Certificate Account) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

         (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         SECTION 11.03 Limitation on Rights of Certificateholders.

         (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates of any Class evidencing not less than 25% of the related Percentage Interests in such Class shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it under this
Section 11.03(c) or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Holders of Certificates unless such Holders have offered to the Trustee reasonable security against the costs, expenses and liabilities which may be incurred therein or hereby. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03(c), each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         SECTION 11.04 GOVERNING LAW.

         THIS AGREEMENT AND THE CERTIFICATES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         SECTION 11.05 Notices.

         Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to: (i) in the case of the Depositor, 200 Witmer Road, Horsham, Pennsylvania 19044, Attention: Structured Finance Manager, telecopy number: (215) 328-1775; (ii) in the case of the Master Servicer, 200 Witmer Road, Horsham, Pennsylvania 19044, Attention: Managing Director, Commercial Servicing Operations, telecopy number: (215) 328-3478 (with copies to General Counsel (telecopy number: (215) 328-3620)); (iii) in the case of the Trustee and the Fiscal Agent, the Corporate Trust Office; (iv) in the case of the Special Servicer, 550 California Street, San Francisco, California 94104, telecopy number (415) 391-2949, Attention: CMBS Portfolio Manager (with a copy to General Counsel); (v) in the case of the Rating Agencies, (A) Standard & Poor's Ratings Services, 55 Water Street, New York, New York 10041, Attention:
Commercial Mortgage Surveillance Manager, telecopy number: (212) 438-2662, (B) Moody's Investors Service, Inc., 100 Mulberry Street, Gateway Building Center, 4th-9th Floor, Newark, New Jersey 07102, Attention: CMBS Rating and Monitoring, telecopy number: (212) 553-1350; (vi) in the case of the Underwriters, (A) Deutsche Bank Securities Inc., 31 West 52nd Street, New York, New York 10019,
Attention: Lainie Kaye, telecopy number: (212) 469-4579 and (B) Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Rolf Edwards, telecopy number: (212) 346-3594; (vii) in the case of the initial Majority Certificateholder of the Controlling Class, Allied Capital Corporation, 1919 Pennsylvania Avenue, NW, 3rd Floor, Washington, DC 20006, Attention: John Scheurer, telecopy number: (202) 659-2053, or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

         SECTION 11.06 Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         SECTION 11.07 Grant of a Security Interest.

         The Depositor intends that the conveyance of the Depositor's right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, (i) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets comprising the Trust Fund, including without limitation, the Mortgage Loans (including all Replacement Mortgage Loans), all principal and interest received or receivable with respect to the Mortgage Loans (other than principal and interest payments due and payable prior to the Cut-off Date and Principal Prepayments received prior to the Cut-off Date), all amounts held from time to time in the Certificate Account and the Distribution Account and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest in and to the proceeds of any title, hazard or other Insurance Policies related to the Mortgage Loans, and (ii) this Agreement shall constitute a security agreement under applicable law. The Depositor shall file or cause to be filed, as a precautionary filing, a Form UCC-1 substantially in the form attached as Exhibit E hereto in all appropriate locations in the Commonwealth of Pennsylvania promptly following the initial issuance of the Certificates, and the Master Servicer shall prepare and file at each such office, and the Trustee shall execute, continuation statements thereto, in each case within six months prior to the fifth anniversary of the immediately preceding filing. The Depositor shall cooperate in a reasonable manner with the Trustee and the Master Servicer in preparing and filing such continuation statements. This Section 11.07 shall constitute notice to the Trustee pursuant to any of the requirements of the applicable Uniform Commercial Code.

         SECTION 11.08 No Partnership.

         Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the Master Servicer and the Special Servicer shall be rendered as independent contractors and not as agents for the Trust Fund or the Certificateholders.

         SECTION 11.09 Successors and Assigns; Beneficiaries.

         The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and permitted assigns and all such provisions shall inure to the benefit of the Certificateholders. No other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

         SECTION 11.10 Article and Section Headings.

         The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

         SECTION 11.11 Notices to the Rating Agencies.

         (a) The Trustee shall use reasonable efforts promptly to provide notice or a copy of the listed item to each Rating Agency with respect to each of the following of which it has actual knowledge:

            (i) any material change or amendment to this Agreement;

            (ii) the occurrence of any Event of Default that has not been cured;

            (iii) the resignation, termination or merger (with an entity other than an Affiliate) of the Master Servicer, the Special Servicer or the Trustee;

            (iv) any change in the location of the Distribution Account;

            (v) a copy of the notice given pursuant to Section 2.03(a) and the repurchase of a Mortgage Loan by the related Mortgage Loan Seller pursuant to
Section 6 of the related Mortgage Loan Purchase Agreement or by GMACCM pursuant to Section 4 of the related Supplemental Agreement; and

            (vi) the final payment to any Class of Certificateholders.

         (b) Each of the Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of the following:

            (i) each of its annual statements as to compliance described in
Section 3.13; and

            (ii) each of its annual independent public accountants' servicing reports described in Section 3.14.

         (c) To the extent it is not already required to do so under Section
4.02 hereof, the Trustee shall promptly furnish to each Rating Agency copies of each report prepared and/or delivered by it pursuant to Section 4.02 hereof.

         (d) Each of the Master Servicer, the Special Servicer and the Trustee shall provide or make available such additional information to each Rating Agency upon request is in its possession or reasonably available to it.

                  IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.


                                GMAC COMMERCIAL MORTGAGE SECURITIES, INC.,
                                  Depositor




                                By: /s/ David Lazarus
                                   -----------------------------------------
                                   Name: David Lazarus
                                   Title: Vice President




                                GMAC COMMERCIAL MORTGAGE CORPORATION,
                                  Master Servicer and Special Servicer




                                By: /s/ David Lazarus
                                   -----------------------------------------
                                   Name: David Lazarus
                                   Title: Vice President




                                LASALLE BANK, NATIONAL ASSOCIATION, Trustee




                                By: /s/ Ann M. Kelly
                                   -----------------------------------------
                                   Name: Ann M. Kelly
                                   Title: Assistant Vice President




                                ABN AMRO BANK N.V.,
                                  Fiscal Agent




                                By: /s/ Brian D. Ames
                                   -----------------------------------------
                                   Name: Brian D. Ames
                                   Title: Vice President




                                By: /s/ Barbara A. Wolf
                                   -----------------------------------------
                                   Name: Barbara A. Wolf
                                   Title: Vice President

                                                                     EXHIBIT A-1

                               CLASS X-1 MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate:                                           Certificate Notional Amount of this Class X-1
Variable                                                     Certificate as of the Issue Date: $___,___,___

Date of Pooling and Servicing Agreement:                     Class Notional Amount of all the Class X-1
June 1, 2002                                                 Certificates as of the Issue Date: $737,674,251

Cut-off Date:  With respect to any Mortgage                  Aggregate unpaid principal balance of the Mortgage
Loan, the Due Date for such Mortgage Loan in                 Loans as of their respective Cut-off Dates, after
June 2002                                                    deducting payments of principal due on or before such
                                                             date, whether or not received: $737,674,252
Issue Date:  June 27, 2002

First Distribution Date: July 15, 2002                       Trustee: LaSalle Bank National Association

Master Servicer and Special Servicer:                        CUSIP No. 361849 UW0
GMAC Commercial Mortgage Corporation

Certificate No. X-1-_                                        ISIN No. US361849UW09

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL

                                     A-1-1

MORTGAGE CORPORATION, LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND DOES NOT ENTITLE THE HOLDER HEREOF TO ANY DISTRIBUTIONS OF PRINCIPAL. THE HOLDER HEREOF WILL BE ENTITLED TO DISTRIBUTIONS OF INTEREST ACCRUED AS PROVIDED IN THE AGREEMENT ON THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE, WHICH AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class X-1 Certificate (obtained by dividing the notional principal amount of this Class X-1 Certificate (its "Certificate Notional Amount") as of the Issue Date by the aggregate notional principal balance of all the Class X-1 Certificates (their "Class Notional Amount") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class X-1 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective

                                     A-1-2
meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class X-1 Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class X-1 Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well) and such Certificateholder is the registered owner of all the Class X-1 Certificates, or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

         The Depositor's Mortgage Pass-Through Certificates, Series 2002-C2 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

         The Class X-1 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class X-1 Certificates are exchangeable for new Class X-1 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class X-1 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.


                                     A-1-3

         No transfer of any Class X-1 Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class X-1 Certificate (other than a transfer thereof by the Depositor or any Affiliate of the Depositor) is to be made without registration under the Securities Act, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class X-1 Certificate shall be deemed to have represented by such purchase that it is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being made in reliance on Rule 144A and that it is acquiring the Class X-1 Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such Class X-1 Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class X-1 Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class X-1 Certificate without registration or qualification. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class X-1 Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class X-1 Certificate without registration or qualification. Any Class X-1 Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class X-1 Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of any Class X-1 Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless: such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act and either (1) at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTE 95-60) and the conditions set forth in Sections I and III of PTE 95-60 have been satisfied as of the date of acquisition of such Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.


                                     A-1-4

         No service charge will be imposed for any registration of transfer or exchange of Class X-1 Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class X-1 Certificates.

         Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

         Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

         The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C, Class D, Class E, Class F Certificates, Class G Certificates and Class H Certificates is reduced to zero.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.


                                     A-1-5

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

         This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.











                                     A-1-6

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                               LaSalle Bank National Association, as Trustee


                               By:
                                   -----------------------------------------
                                                Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

         This is one of the Class X-1 Certificates referred to in the within-mentioned Agreement.

Dated:  June 27, 2002

                               LaSalle Bank National Association, as Certificate Registrar


                               By:
                                   ---------------------------------------------
                                               Authorized Officer





                                     A-1-7

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

                  the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate register of the Trust Fund.

                  I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________
Dated:


                                ______________________________________________
                                 Signature by or on behalf of Assignor

                                ______________________________________________
                                 Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to__________________________________

_______________________________________________________________________________

for the account of_____________________________________________________________

         Distributions made by check (such check to be made payable to

_____________________________________) and all applicable statements and notices should be mailed to ________________________________________________.

         This information is provided by _____________________________________

____________________________________, the assignee named above, or___________

___________________________________________________________________________,

as its agent.



                                     A-1-8

                                                                     EXHIBIT A-2

                               CLASS X-2 MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate:                                           Certificate Notional Amount of this Class X-2
Variable                                                     Certificate as of the Issue Date: $___,___,___

Date of Pooling and Servicing Agreement:                     Class Notional Amount of all the Class X-2 Certificates
June 1, 2002                                                 as of the Issue Date: $608,899,000

Cut-off Date:  With respect to any Mortgage                  Aggregate unpaid principal balance of the Mortgage
Loan, the Due ate for such Mortgage Loan in                  Loans as of their respective Cut-off Dates, after
June 2002                                                    deducting payments of principal due on or before such
                                                             date, whether or not received: $737,674,252
Issue Date:  June 27, 2002

First Distribution Date: July 15, 2002                       Trustee: LaSalle Bank National Association

Master Servicer and Special Servicer:                        CUSIP No. 361849 UX8 GMAC
Commercial Mortgage Corporation

Certificate No. X-2-_                                        ISIN No. US361849UX81


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL


                                     A-2-1

MORTGAGE CORPORATION, LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND DOES NOT ENTITLE THE HOLDER HEREOF TO ANY DISTRIBUTIONS OF PRINCIPAL. THE HOLDER HEREOF WILL BE ENTITLED TO DISTRIBUTIONS OF INTEREST ACCRUED AS PROVIDED IN THE AGREEMENT ON THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE, WHICH AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class X-2 Certificate (obtained by dividing the notional principal amount of this Class X-2 Certificate (its "Certificate Notional Amount") as of the Issue Date by the aggregate notional principal balance of all the Class X-2 Certificates (their "Class Notional Amount") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class X-2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective


                                     A-2-2
meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class X-2 Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class X-2 Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well) and such Certificateholder is the registered owner of all the Class X-2 Certificates, or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

         The Depositor's Mortgage Pass-Through Certificates, Series 2002-C2 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

         The Class X-2 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class X-2 Certificates are exchangeable for new Class X-2 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class X-2 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.


                                     A-2-3

         No transfer of any Class X-2 Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class X-2 Certificate (other than a transfer thereof by the Depositor or any Affiliate of the Depositor) is to be made without registration under the Securities Act, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class X-2 Certificate shall be deemed to have represented by such purchase that it is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being made in reliance on Rule 144A and that it is acquiring the Class X-2 Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such Class X-2 Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class X-2 Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class X-2 Certificate without registration or qualification. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class X-2 Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class X-2 Certificate without registration or qualification. Any Class X-2 Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class X-2 Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of any Class X-2 Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless: such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act and either (1) at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTE 95-60) and the conditions set forth in Sections I and III of PTE 95-60 have been satisfied as of the date of acquisition of such Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.


                                     A-2-4

         No service charge will be imposed for any registration of transfer or exchange of Class X-2 Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class X-2 Certificates.

         Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

         Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

         The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C, Class D, Class E, Class F Certificates, Class G Certificates and Class H Certificates is reduced to zero.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.


                                     A-2-5

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

         This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.






                                     A-2-6

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                             LaSalle Bank National Association, as Trustee


                             By:______________________________________________
                                                Authorized Officer





                          CERTIFICATE OF AUTHENTICATION

         This is one of the Class X-2 Certificates referred to in the within-mentioned Agreement.

Dated:  June 27, 2002

                             LaSalle Bank National Association, as Certificate Registrar


                             By:_______________________________________________
                                                Authorized Officer



                                     A-2-7

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

         the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate register of the Trust Fund.

         I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

_______________________________________________________________________________
Dated:


                                ______________________________________________
                                 Signature by or on behalf of Assignor

                                ______________________________________________
                                 Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to__________________________________

_______________________________________________________________________________

for the account of_____________________________________________________________

         Distributions made by check (such check to be made payable to

_____________________________________) and all applicable statements and notices should be mailed to ________________________________________________.

         This information is provided by _____________________________________

____________________________________, the assignee named above, or___________

___________________________________________________________________________,

as its agent.



                                     A-2-8

                                                                     EXHIBIT A-3

                               CLASS A-1 MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate:                                           Certificate Principal Balance of this Class A-1
4.321% per annum                                             Certificate as of the Issue Date: $56,917,000

Date of Pooling and Servicing Agreement:                     Class Principal Balance of all the Class A-1
June 1, 2002                                                 Certificates as of the Issue Date: $56,917,000

Cut-off Date:  With respect to any Mortgage                  Aggregate unpaid principal balance of the Mortgage Pool
Loan, the Due Date for such Mortgage Loan in                 as of the respective Cut-off Dates of the Mortgage
June 2002                                                    Loans, after deducting payments of principal due on or
                                                             before such date, whether or not received: $737,674,252
Issue Date:  June 27, 2002

First Distribution Date:  July 15, 2002                      Trustee:  LaSalle Bank National Association

Master Servicer and Special Servicer:                        CUSIP No. 361849 VN9
GMAC Commercial Mortgage Corporation

Certificate No. A-1                                          ISIN No. US361849VN90


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                                     A-3-1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A-1 Certificate (obtained by dividing the principal balance of this Class A-1 Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class A-1 Certificates (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest evidenced by all the Class A-1 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms,


                                     A-3-2
provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-1 Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class A-1 Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

         Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

         The Depositor's Mortgage Pass-Through Certificates, Series 2002-C2 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

         The Class A-1 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement


                                     A-3-3
and subject to certain limitations therein set forth, Class A-1 Certificates are exchangeable for new Class A-1 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-1 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         No transfer of any Class A-1 Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act and either (1) at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTCE 95-60) and the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of acquisition of such Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

         No service charge will be imposed for any registration of transfer or exchange of Class A-1 Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-1 Certificates.

         Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

         Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

         The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement


                                     A-3-4
following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C, Class D, Class E, Class F Certificates, Class G Certificates and Class H Certificates is reduced to zero.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

         This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-3-5

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                             LaSalle Bank National Association, as Trustee


                             By:_______________________________________________
                                               Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

         This is one of the Class A-1 Certificates referred to in the within-mentioned Agreement.


Dated:  June 27, 2002

                            LaSalle Bank National Association, as Certificate Registrar


                            By:________________________________________________
                                             Authorized Officer



                                     A-3-6

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

         the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
Dated:


                          ______________________________________________
                           Signature by or on behalf of Assignor

                          ______________________________________________
                           Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________________________________

for the account of_____________________________________________________________


         Distributions made by check (such check to be made payable to ___________________________________________) and all applicable statements and notices should be mailed to __________________________________________________.



         This information is provided by ____________________________________,

the assignee named above, or___________________________________________________

___________________________________, as its agent.


                                     A-3-7

                                                                     EXHIBIT A-4

                               CLASS A-2 MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate:                                           Certificate Principal Balance of this Class A-2
5.389% per annum                                             Certificate as of the Issue Date: $122,788,000

Date of Pooling and Servicing Agreement:                     Class Principal Balance of all the Class A-2
June 1, 2002                                                 Certificates as of the Issue Date: $122,788,000

Cut-off Date:  With respect to any Mortgage                  Aggregate unpaid principal balance of the Mortgage Pool
Loan, the Due Date for such Mortgage Loan in                 as of the respective Cut-off Dates of the Mortgage
June 2002                                                    Loans, after deducting payments of principal due on or
                                                             before such date, whether or not received: $737,674,252
Issue Date:  June 27, 2002

First Distribution Date:  July 15, 2002                      Trustee:  LaSalle Bank National Association

Master Servicer and Special Servicer:                        CUSIP No. 361849 VP4
GMAC Commercial Mortgage Corporation

Certificate No. A-2                                          ISIN No. US361849VP49


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                                     A-4-1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A-2 Certificate (obtained by dividing the principal balance of this Class A-2 Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class A-2 Certificates (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest evidenced by all the Class A-2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms,


                                     A-4-2
provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-2 Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class A-2 Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

         Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

         The Depositor's Mortgage Pass-Through Certificates, Series 2002-C2 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

         The Class A-2 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement

                                     A-4-3
and subject to certain limitations therein set forth, Class A-2 Certificates are exchangeable for new Class A-2 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-2 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         No transfer of any Class A-2 Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act and either (1) at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTCE 95-60) and the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of acquisition of such Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

         No service charge will be imposed for any registration of transfer or exchange of Class A-2 Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-2 Certificates.

         Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

         Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

         The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement


                                     A-4-4
following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C, Class D, Class E, Class F Certificates, Class G Certificates and Class H Certificates is reduced to zero.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

         This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-4-5

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                 LaSalle Bank National Association, as Trustee


                                 By:___________________________________________
                                               Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

         This is one of the Class A-2 Certificates referred to in the within-mentioned Agreement.

Dated: June 27, 2002

                              LaSalle Bank National Association, as Certificate Registrar


                              By:_____________________________________________
                                              Authorized Officer


                                     A-4-6

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

         the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
Dated:


                           ___________________________________________
                            Signature by or on behalf of Assignor

                           ___________________________________________
                            Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to__________________________________

_______________________________________________________________________________

for the account of_____________________________________________________________

         Distributions made by check (such check to be made payable to

_____________________________________) and all applicable statements and notices should be mailed to ________________________________________________.

         This information is provided by _____________________________________

____________________________________, the assignee named above, or___________

___________________________________________________________________________,

as its agent.


                                     A-4-7

                                                                     EXHIBIT A-5

                               CLASS A-3 MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate:                                           Certificate Principal Balance of this Class A-3
5.713% per annum                                             Certificate as of the Issue Date: $396,603,000

Date of Pooling and Servicing Agreement:                     Class Principal Balance of all the Class A-3
June 1, 2002                                                 Certificates as of the Issue Date: $396,603,000

Cut-off Date:  With respect to any Mortgage                  Aggregate unpaid principal balance of the Mortgage Pool
Date for such Mortgage Loan in June 2002                     as of the respective Cut-off Dates of the Mortgage
                                                             Loans, after deducting payments of principal due on or
                                                             before such date, whether or not received: $737,674,252
Issue Date:  June 27, 2002

First Distribution Date:  July 15, 2002                      Trustee:  LaSalle Bank National Association

Master Servicer and Special Servicer:                        USIP No. 361849 VM1
GMAC Commercial Mortgage Corporation

Certificate No. A-3                                          ISIN No. US361849VM18


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                                     A-5-1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A-3 Certificate (obtained by dividing the principal balance of this Class A-3 Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class A-3 Certificates (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest evidenced by all the Class A-3 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms,


                                     A-5-2
provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-3 Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class A-3 Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

         Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

         The Depositor's Mortgage Pass-Through Certificates, Series 2002-C2 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

         The Class A-3 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement


                                     A-5-3
and subject to certain limitations therein set forth, Class A-3 Certificates are exchangeable for new Class A-3 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-3 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         No transfer of any Class A-3 Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act and either (1) at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTCE 95-60) and the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of acquisition of such Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

         No service charge will be imposed for any registration of transfer or exchange of Class A-3 Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-3 Certificates.

         Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

         Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

         The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement


                                     A-5-4
following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C, Class D, Class E, Class F Certificates, Class G Certificates and Class H Certificates is reduced to zero.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

         This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-5-5

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                               LaSalle Bank National Association, as Trustee


                               By:____________________________________________
                                               Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

         This is one of the Class A-3 Certificates referred to in the within-mentioned Agreement.

Dated: June 27, 2002

                           LaSalle Bank National Association, as Certificate
                            Registrar


                           By:________________________________________________
                                              Authorized Officer



                                     A-5-6

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

         the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
Dated:


                               __________________________________________
                                Signature by or on behalf of Assignor

                               __________________________________________
                                Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to__________________________________

_______________________________________________________________________________

for the account of_____________________________________________________________

         Distributions made by check (such check to be made payable to

_____________________________________) and all applicable statements and notices should be mailed to ________________________________________________.

         This information is provided by _____________________________________

____________________________________, the assignee named above, or___________

___________________________________________________________________________,

as its agent.


                                     A-5-7

                                                                     EXHIBIT A-6

                                CLASS B MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate:                                           Certificate Principal Balance of this Class B
5.841% per annum                                             Certificate as of the Issue Date: $28,584,000

Date of Pooling and Servicing Agreement:                     Class Principal Balance of all the Class B Certificates
June 1, 2002                                                 as of the Issue Date: $28,584,000

Cut-off Date:  With respect to any Mortgage Loan, the Due    Aggregate unpaid principal balance of the Mortgage Pool
Date for such Mortgage Loan in June 2002                     as of the respective Cut-off Dates of the Mortgage
                                                             Loans, after deducting payments of principal due on or
                                                             before such date, whether or not received: $737,674,252

Issue Date:  June 27, 2002

First Distribution Date:  July 15, 2002                      Trustee:  LaSalle Bank National Association

Master Servicer and Special Servicer:                        CUSIP No. 361849 VQ2
GMAC Commercial Mortgage Corporation

Certificate No. B-1                                          ISIN No. US361849VQ22


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                                     A-6-1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS X-1 AND CLASS X-2 CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-2 AND CLASS A-3 CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class B Certificate (obtained by dividing the principal balance of this Class B Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class B Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class B Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the



                                     A-6-2

"Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class B Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class B Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

         Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

         The Depositor's Mortgage Pass-Through Certificates, Series 2002-C2 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain


                                     A-6-3
expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

         The Class B Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class B Certificates are exchangeable for new Class B Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class B Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         No transfer of any Class B Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act and either (1) at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTCE 95-60) and the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of acquisition of such Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

         No service charge will be imposed for any registration of transfer or exchange of Class B Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class B Certificates.

         Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

         Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer,


                                     A-6-4
the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

         The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C, Class D, Class E, Class F Certificates, Class G Certificates and Class H Certificates is reduced to zero.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

         This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.




                                      A-6-5

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                  LaSalle Bank National Association, as Trustee


                                  By:
                                     ------------------------------------------
                                                 Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class B Certificates referred to in the within-mentioned Agreement.

Dated:  June 27, 2002

                                  LaSalle Bank National Association, as
                                  Certificate Registrar


                                  By:
                                     -------------------------------------------
                                                  Authorized Officer





                                     A-6-6

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(please print or typewrite name and address including postal zip code of assignee)

         the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:


                                          -------------------------------------
                                          Signature by or on behalf of Assignor


                                          -------------------------------------
                                          Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to__________________________________

_______________________________________________________________________________

for the account of_____________________________________________________________

         Distributions made by check (such check to be made payable to

_____________________________________) and all applicable statements and notices should be mailed to ________________________________________________.

         This information is provided by _____________________________________

____________________________________, the assignee named above, or___________

___________________________________________________________________________,

as its agent.






                                     A-6-7

                                                                     EXHIBIT A-7

                                CLASS C MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate:                                           Certificate Principal Balance of this Class C
5.890% per annum                                             Certificate as of the Issue Date: $8,299,000

Date of Pooling and Servicing Agreement:                     Class Principal Balance of all the Class C Certificates
June 1, 2002                                                 as of the Issue Date: $8,299,000

Cut-off Date: With respect to any Mortgage Loan, the Due     Aggregate unpaid principal balance of the Mortgage Pool
Date for such Mortgage Loan in June 2002                     as of the respective Cut-off Dates of the Mortgage
                                                             Loans, after deducting payments of principal due on or
                                                             before such date, whether or not received: $737,674,252

Issue Date:  June 27, 2002

First Distribution Date:  July 15, 2002                      Trustee:  LaSalle Bank National Association

Master Servicer and Special Servicer:                        CUSIP No. 361849 VR0
GMAC Commercial Mortgage Corporation

Certificate No. C-1                                          ISIN No. US361849VR05


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.



                                     A-7-1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS X-1, CLASS X-2 AND CLASS B CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-2, CLASS A-3 AND CLASS B CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class C Certificate (obtained by dividing the principal balance of this Class C Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class C Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class C Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the


                                     A-7-2

"Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class C Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class C Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

         Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

         The Depositor's Mortgage Pass-Through Certificates, Series 2002-C2 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain


                                     A-7-3
expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

         The Class C Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class C Certificates are exchangeable for new Class C Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class B Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         No transfer of any Class C Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act and either (1) at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTCE 95-60) and the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of acquisition of such Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

         No service charge will be imposed for any registration of transfer or exchange of Class C Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class C Certificates.

         Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

         Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer,


                                     A-7-4
the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

         The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C, Class D, Class E, Class F Certificates, Class G Certificates and Class H Certificates is reduced to zero.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

         This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.




                                     A-7-5

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                   LaSalle Bank National Association, as Trustee


                                   By:
                                      ------------------------------------------
                                                  Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class C Certificates referred to in the within-mentioned Agreement.

Dated:  June 27, 2002

                                   LaSalle Bank National Association, as
                                   Certificate Registrar


                                   By:
                                      ------------------------------------------
                                                  Authorized Officer





                                     A-7-6

                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(please print or typewrite name and address including postal zip code of assignee)

         the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:


                                     ------------------------------------------
                                     Signature by or on behalf of Assignor


                                     ------------------------------------------
                                     Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to__________________________________

_______________________________________________________________________________

for the account of_____________________________________________________________

         Distributions made by check (such check to be made payable to

_____________________________________) and all applicable statements and notices should be mailed to ________________________________________________.

         This information is provided by _____________________________________

____________________________________, the assignee named above, or___________

___________________________________________________________________________,

as its agent.


                                     A-7-7

                                                                     EXHIBIT A-8

                                CLASS D MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate:                                           Certificate Principal Balance of this Class D
5.919% per annum                                             Certificate as of the Issue Date: $23,053,000

Date of Pooling and Servicing Agreement:                     Class Principal Balance of all the Class D Certificates
June 1, 2002                                                 as of the Issue Date: $23,053,000

Cut-off Date:  With respect to any Mortgage Loan, the Due    Aggregate unpaid principal balance of the Mortgage Pool
Date for such Mortgage Loan in June 2002                     as of the respective Cut-off Dates of the Mortgage
                                                             Loans, after deducting payments of principal due on or
                                                             before such date, whether or not received: $737,674,252
Issue Date:  June 27, 2002

First Distribution Date: July 15, 2002                       Trustee:  LaSalle Bank National Association

Master Servicer and Special Servicer:                        CUSIP No. 361849 VS8
GMAC Commercial Mortgage Corporation

Certificate No. D-1                                          ISIN No. US361849VS87


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                     A-8-1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS X-1, CLASS X-2, CLASS B AND CLASS C CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS B AND CLASS C CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class D Certificate (obtained by dividing the principal balance of this Class D Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class D Certificates (their "Class Principal Balance") as of the Issue Date) in


                                     A-8-2
that certain beneficial ownership interest evidenced by all the Class D Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class D Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class D Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Depositor's Mortgage Pass-Through Certificates, Series 2002-C2 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and the Distribution Account may


                                     A-8-3
be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Class D Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class D Certificates are exchangeable for new Class D Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class D Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class D Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act and either (1) at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTCE 95-60) and the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of acquisition of such Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

                  No service charge will be imposed for any registration of transfer or exchange of Class D Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class D Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is


                                     A-8-4
registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C, Class D, Class E, Class F Certificates, Class G Certificates and Class H Certificates is reduced to zero.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.



                                     A-8-5

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                              LaSalle Bank National Association, as Trustee


                              By:__________________________________________
                                               Authorized Officer






                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class D Certificates referred to in the within-mentioned Agreement.

Dated:  June 27, 2002

                              LaSalle Bank National Association, as Certificate Registrar


                              By:__________________________________________
                                              Authorized Officer















                                     A-8-6

                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(please print or typewrite name and address including postal zip code of assignee)

         the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:


                                     ------------------------------------------
                                     Signature by or on behalf of Assignor


                                     ------------------------------------------
                                     Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to__________________________________

_______________________________________________________________________________

for the account of_____________________________________________________________

         Distributions made by check (such check to be made payable to

_____________________________________) and all applicable statements and notices should be mailed to ________________________________________________.

         This information is provided by _____________________________________

____________________________________, the assignee named above, or___________

___________________________________________________________________________,

as its agent.




                                     A-8-7

                                                                     EXHIBIT A-9

                                CLASS E MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate:                                           Certificate Principal Balance of this Class E
5.979% per annum                                             Certificate as of the Issue Date: $7,376,000

Date of Pooling and Servicing Agreement:                     Class Principal Balance of all the Class E Certificates
June 1, 2002                                                 as of the Issue Date: $7,376,000

Cut-off Date:  With respect to any Mortgage Loan, the Due    Aggregate unpaid principal balance of the Mortgage Pool
Date for such Mortgage Loan in June 2002                     as of the respective Cut-off Dates of the Mortgage
                                                             Loans, after deducting payments of principal due on or
                                                             before such date, whether or not received: $737,674,252

Issue Date:  June 27, 2002

First Distribution Date:  July 15, 2002                      Trustee:  LaSalle Bank National Association

Master Servicer and Special Servicer:                        CUSIP No. 361849 VT6
GMAC Commercial Mortgage Corporation

Certificate No. E-1                                          ISIN No. US361849VT60


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                     A-9-1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS X-1, CLASS X-2, CLASS B, CLASS C AND CLASS D CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS B, CLASS C AND CLASS D CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class E Certificate (obtained by dividing the principal balance of this Class E Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class E Certificates (their "Class Principal Balance") as of the Issue Date) in


                                     A-9-2
that certain beneficial ownership interest evidenced by all the Class E Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class E Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class E Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Depositor's Mortgage Pass-Through Certificates, Series 2002-C2 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and the Distribution Account may


                                     A-9-3
be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Class E Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class E Certificates are exchangeable for new Class E Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class E Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class E Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act and either (1) at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTCE 95-60) and the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of acquisition of such Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

                  No service charge will be imposed for any registration of transfer or exchange of Class E Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class E Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is


                                     A-9-4
registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C, Class D, Class E, Class F Certificates, Class G Certificates and Class H Certificates is reduced to zero.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.



                                     A-9-5

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                            LaSalle Bank National Association, as Trustee


                            By:
                               ------------------------------------------------
                                                  Authorized Officer






                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class E Certificates referred to in the within-mentioned Agreement.

Dated:  June 27, 2002

                            LaSalle Bank National Association, as Certificate Registrar


                            By:
                               ------------------------------------------------
                                                  Authorized Officer






                                     A-9-6

                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(please print or typewrite name and address including postal zip code of assignee)

         the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:


                                     ------------------------------------------
                                     Signature by or on behalf of Assignor


                                     ------------------------------------------
                                     Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to__________________________________

_______________________________________________________________________________

for the account of_____________________________________________________________

         Distributions made by check (such check to be made payable to

_____________________________________) and all applicable statements and notices should be mailed to ________________________________________________.

         This information is provided by _____________________________________

____________________________________, the assignee named above, or___________

___________________________________________________________________________,

as its agent.


                                     A-9-7

                                                                    EXHIBIT A-10

                                CLASS F MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: Lesser of 6.313% per annum or the         Certificate Principal Balance of this Class F
Weighted Average Net Mortgage Rate                           Certificate as of the Issue Date: $9,221,000

Date of Pooling and Servicing Agreement:                     Class Principal Balance of all the Class F Certificates
June 1, 2002                                                 as of the Issue Date: $9,221,000

Cut-off Date:  With respect to any Mortgage Loan, the Due    Aggregate unpaid principal balance of the Mortgage Pool
Date for such Mortgage Loan in June 2002                     as of the respective Cut-off Dates of the Mortgage
                                                             Loans, after deducting payments of principal due on or
                                                             before such date, whether or not received: $737,674,252

Issue Date:  June 27, 2002

First Distribution Date:  July 15, 2002                      Trustee:  LaSalle Bank National Association

Master Servicer and Special Servicer:                        CUSIP No. 361849 UY6
GMAC Commercial Mortgage Corporation

Certificate No. F-1                                          ISIN No. US361849UY64


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                     A-10-1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED


                                     A-10-2

EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class F Certificate (obtained by dividing the principal balance of this Class F Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class F Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class F Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class F Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class F Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                                     A-10-3

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Depositor's Mortgage Pass-Through Certificates, Series 2002-C2 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Class F Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class F Certificates are exchangeable for new Class F Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class F Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class F Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class F Certificate (other than a transfer thereof by the Depositor or any Affiliate of the Depositor) is to be made without registration under the Securities Act, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class F Certificate shall be deemed to have represented by such purchase that it is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being made in reliance on Rule 144A and that it is acquiring the Class F Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such Class F Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act. None of the Depositor, the Trustee or the Certificate


                                     A-10-4

Registrar is obligated to register or qualify the Class F Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class F Certificate without registration or qualification. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class F Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class F Certificate without registration or qualification. Any Class F Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class F Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of any Class F Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act and either (1) at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTCE 95-60) and the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of acquisition of such Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

                  No service charge will be imposed for any registration of transfer or exchange of Class F Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class F Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect


                                     A-10-5
thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund;
(ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C, Class D, Class E, Class F Certificates, Class G Certificates and Class H Certificates is reduced to zero.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.





                                     A-10-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                            LaSalle Bank National Association, as Trustee


                            By:
                               -------------------------------------------------
                                                Authorized Officer






                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class F Certificates referred to in the within-mentioned Agreement.

Dated:  June 27, 2002

                             LaSalle Bank National Association, as Certificate Registrar


                             By:
                                ------------------------------------------------
                                                 Authorized Officer




                                     A-10-7

                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(please print or typewrite name and address including postal zip code of assignee)

         the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:


                                     ------------------------------------------
                                     Signature by or on behalf of Assignor


                                     ------------------------------------------
                                     Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to__________________________________

_______________________________________________________________________________

for the account of_____________________________________________________________

         Distributions made by check (such check to be made payable to

_____________________________________) and all applicable statements and notices should be mailed to ________________________________________________.

         This information is provided by _____________________________________

____________________________________, the assignee named above, or___________

___________________________________________________________________________,

as its agent.


                                     A-10-8

                                                                    EXHIBIT A-11

                                CLASS G MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: Lesser of 6.412% per annum or the         Certificate Principal Balance of this Class G
Weighted Average Net Mortgage Rate                           Certificate as of the Issue Date: $12,910,000

Date of Pooling and Servicing Agreement:                     Class Principal Balance of all the Class G Certificates
June 1, 2002                                                 as of the Issue Date: $12,910,000

Cut-off Date:  With respect to any Mortgage Loan, the Due    Aggregate unpaid principal balance of the Mortgage Pool
Date for such Mortgage Loan in June 2001                     as of the respective Cut-off Dates of the Mortgage
                                                             Loans, after deducting payments of principal due on or
                                                             before such date, whether or not received: $737,674,252

Issue Date:  June 27, 2002

First Distribution Date:  July 15, 2002                      Trustee:  LaSalle Bank National Association

Master Servicer and Special Servicer:                        CUSIP No. 361849 UZ3
GMAC Commercial Mortgage Corporation

Certificate No. G-1                                          ISIN No. US361849UZ30


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                     A-11-1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D, CLASS E AND CLASS F CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS B, CLASS C, CLASS D, CLASS E AND CLASS F CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED


                                     A-11-2

EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class G Certificate (obtained by dividing the principal balance of this Class G Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class G Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class G Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class G Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class G Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                                     A-11-3

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Depositor's Mortgage Pass-Through Certificates, Series 2002-C2 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Class G Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class G Certificates are exchangeable for new Class G Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class G Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class G Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class G Certificate (other than a transfer thereof by the Depositor or any Affiliate of the Depositor) is to be made without registration under the Securities Act, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class G Certificate shall be deemed to have represented by such purchase that it is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being made in reliance on Rule 144A and that it is acquiring the Class G Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such Class G Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act. None of the Depositor, the Trustee or the Certificate


                                     A-11-4

Registrar is obligated to register or qualify the Class G Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class G Certificate without registration or qualification. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class G Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class G Certificate without registration or qualification. Any Class G Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class G Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of any Class G Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act and either (1) at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTCE 95-60) and the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of acquisition of such Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

                  No service charge will be imposed for any registration of transfer or exchange of Class G Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class G Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect


                                     A-11-5
thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund;
(ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C, Class D, Class E, Class F Certificates, Class G Certificates and Class H Certificates is reduced to zero.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.



                                     A-11-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                            LaSalle Bank National Association, as Trustee


                            By:
                               -------------------------------------------------
                                                Authorized Officer






                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class G Certificates referred to in the within-mentioned Agreement.

Dated:  June 27, 2002

                            LaSalle Bank National Association, as Certificate Registrar


                            By:
                               -------------------------------------------------
                                                Authorized Officer




                                     A-11-7

                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(please print or typewrite name and address including postal zip code of assignee)

         the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:


                                     ------------------------------------------
                                     Signature by or on behalf of Assignor


                                     ------------------------------------------
                                     Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to__________________________________

_______________________________________________________________________________

for the account of_____________________________________________________________

         Distributions made by check (such check to be made payable to

_____________________________________) and all applicable statements and notices should be mailed to ________________________________________________.

         This information is provided by _____________________________________

____________________________________, the assignee named above, or___________

___________________________________________________________________________,

as its agent.


                                     A-11-8

                                                                    EXHIBIT A-12

                                CLASS H MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: Lesser of 6.756% per annum or the         Certificate Principal Balance of this Class H
Weighted Average Net Mortgage Rate                           Certificate as of the Issue Date: $9,220,000

Date of Pooling and Servicing Agreement:                     Class Principal Balance of all the Class H Certificates
June  1, 2002                                                as of the Issue Date: $9,220,000

Cut-off Date:  With respect to any Mortgage Loan, the Due    Aggregate unpaid principal balance of the Mortgage Pool
Date for such Mortgage Loan in June 2002                     as of the respective Cut-off Dates of the Mortgage
                                                             Loans, after deducting payments of principal due on or
                                                             before such date, whether or not received: $737,674,252

Issue Date:  June 27, 2002

First Distribution Date:  July 15, 2002                      Trustee:  LaSalle Bank National Association

Master Servicer and Special Servicer:                        CUSIP No. 361849 VA7
GMAC Commercial Mortgage Corporation

Certificate No. H-1                                          ISIN No. US361849VA79


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                     A-12-1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F AND CLASS G CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F AND CLASS G CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED


                                     A-12-2

EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class H Certificate (obtained by dividing the principal balance of this Class H Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class H Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class H Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class H Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class H Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                                     A-12-3

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Depositor's Mortgage Pass-Through Certificates, Series 2002-C2 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Class H Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class H Certificates are exchangeable for new Class H Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class H Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class H Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class H Certificate (other than a transfer thereof by the Depositor or any Affiliate of the Depositor) is to be made without registration under the Securities Act, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class H Certificate shall be deemed to have represented by such purchase that it is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being made in reliance on Rule 144A and that it is acquiring the Class H Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such Class H Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act. None of the Depositor, the Trustee or the Certificate


                                     A-12-4

Registrar is obligated to register or qualify the Class H Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class H Certificate without registration or qualification. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class H Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class H Certificate without registration or qualification. Any Class H Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class H Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of any Class H Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act and either (1) at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTCE 95-60) and the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of acquisition of such Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

                  No service charge will be imposed for any registration of transfer or exchange of Class H Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class H Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect


                                     A-12-5
thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund;
(ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C, Class D, Class E, Class F Certificates, Class G Certificates and Class H Certificates is reduced to zero.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.



                                     A-12-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                            LaSalle Bank National Association, as Trustee


                            By:
                               -------------------------------------------------
                                                Authorized Officer






                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class H Certificates referred to in the within-mentioned Agreement.

Dated:  June 27, 2002

                            LaSalle Bank National Association, as Certificate Registrar


                            By:
                               -------------------------------------------------
                                                Authorized Officer





                                     A-12-7

                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(please print or typewrite name and address including postal zip code of assignee)

         the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:


                                     ------------------------------------------
                                     Signature by or on behalf of Assignor


                                     ------------------------------------------
                                     Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to__________________________________

_______________________________________________________________________________

for the account of_____________________________________________________________

         Distributions made by check (such check to be made payable to

_____________________________________) and all applicable statements and notices should be mailed to ________________________________________________.

         This information is provided by _____________________________________

____________________________________, the assignee named above, or___________

___________________________________________________________________________,

as its agent.


                                     A-12-8

                                                                    EXHIBIT A-13

                                CLASS J MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate:  Lesser of 5.780% per annum or the        Certificate Principal Balance of this Class J
Weighted Average Net Mortgage Rate                           Certificate as of the Issue Date: $11,066,000

Date of Pooling and Servicing Agreement:                     Class Principal Balance of all the Class J Certificates
June 1, 2002                                                 as of the Issue Date: $11,066,000

Cut-off Date:  With respect to any Mortgage Loan, the Due    Aggregate unpaid principal balance of the Mortgage Pool
Date for such Mortgage Loan in June 2002                     as of the respective Cut-off Dates of the Mortgage
                                                             Loans, after deducting payments of principal due on or
                                                             before such date, whether or not received: $737,674,252

Issue Date:  June 27, 2002

First Distribution Date:  July 15, 2002                      Trustee:  LaSalle Bank National Association

Master Servicer and Special Servicer:                        CUSIP No. 361849 VB5
GMAC Commercial Mortgage Corporation

Certificate No. J-1                                          ISIN No. US361849VB52


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                     A-13-1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G AND CLASS H CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G AND CLASS H CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES.


                                     A-13-2

ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class J Certificate (obtained by dividing the principal balance of this Class J Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class J Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class J Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class J Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class J Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and


                                     A-13-3
any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Depositor's Mortgage Pass-Through Certificates, Series 2002-C2 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Class J Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class J Certificates are exchangeable for new Class J Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class J Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class J Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class J Certificate (other than a transfer thereof by the Depositor or any Affiliate of the Depositor) is to be made without registration under the Securities Act, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class J Certificate shall be deemed to have represented by such purchase that it is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being made in reliance on Rule 144A and that it is acquiring the Class J Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such Class J Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class J Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class J Certificate without registration or qualification. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class J Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the


                                     A-13-4
transfer of any Class J Certificate without registration or qualification. Any Class J Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class J Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  Any purchaser of a Class J Certificate or any interest therein will be deemed to have represented by such purchase that either (a) such purchaser is not an employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each a "Plan") and is not purchasing such Certificate by or on behalf of, or with "plan assets" of, any Plan or (b) the purchase of any such Certificate by or on behalf of, or with "plan assets" of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement, and the following conditions are met: (i) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (ii) the source of funds used to purchase such Certificate is an "insurance company general account" (as such term is defined in PTCE 95-60) and
(iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificate. The Trustee may require that any prospective transferee of a Class J Certificate that is held as a Definitive Certificate provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not a Plan or a Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan or that the conditions of an acceptable alternative representation are satisfied.

                  No service charge will be imposed for any registration of transfer or exchange of Class J Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class J Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                                     A-13-5

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C, Class D, Class E, Class F Certificates, Class G Certificates and Class H Certificates is reduced to zero.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.



                                     A-13-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                            LaSalle Bank National Association, as Trustee


                            By:
                               -------------------------------------------------
                                                Authorized Officer






                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class J Certificates referred to in the within-mentioned Agreement.

Dated:  June 27, 2002

                            LaSalle Bank National Association, as Certificate Registrar


                            By:
                               -------------------------------------------------
                                                Authorized Officer




                                     A-13-7

                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(please print or typewrite name and address including postal zip code of assignee)

         the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:


                                     ------------------------------------------
                                     Signature by or on behalf of Assignor


                                     ------------------------------------------
                                     Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to__________________________________

_______________________________________________________________________________

for the account of_____________________________________________________________

         Distributions made by check (such check to be made payable to

_____________________________________) and all applicable statements and notices should be mailed to ________________________________________________.

         This information is provided by _____________________________________

____________________________________, the assignee named above, or___________

___________________________________________________________________________,

as its agent.



                                     A-13-8

                                                                    EXHIBIT A-14

                                CLASS K MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: Lesser of 5.780% per annum or the         Certificate Principal Balance of this Class K
Weighted Average Net Mortgage Rate                           Certificate as of the Issue Date: $12,909,000

Date of Pooling and Servicing Agreement:                     Class Principal Balance of all the Class K Certificates
June 1, 2002                                                 as of the Issue Date: $12,909,000

Cut-off Date:  With respect to any Mortgage Loan, the Due    Aggregate unpaid principal balance of the Mortgage Pool
Date for such Mortgage Loan in June 2002                     as of the respective Cut-off Dates of the Mortgage
                                                             Loans, after deducting payments of principal due on or
                                                             before such date, whether or not received: $737,674,252

Issue Date:  June 27, 2002

First Distribution Date:  July 15, 2002                      Trustee:  LaSalle Bank National Association

Master Servicer and Special Servicer:                        CUSIP No. 361849 VC3
GMAC Commercial Mortgage Corporation

Certificate No. K-1                                          ISIN No. US361849VC36


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                     A-14-1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H AND CLASS J CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H AND CLASS J CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED


                                     A-14-2

EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class K Certificate (obtained by dividing the principal balance of this Class K Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class K Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class K Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class K Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class K Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                                     A-14-3

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Depositor's Mortgage Pass-Through Certificates, Series 2002-C2 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Class K Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class K Certificates are exchangeable for new Class K Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class K Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class K Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class K Certificate (other than a transfer thereof by the Depositor or any Affiliate of the Depositor) is to be made without registration under the Securities Act, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class K Certificate shall be deemed to have represented by such purchase that it is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being made in reliance on Rule 144A and that it is acquiring the Class K Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such Class K Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act. None of the Depositor, the Trustee or the Certificate


                                     A-14-4

Registrar is obligated to register or qualify the Class K Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class K Certificate without registration or qualification. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class K Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class K Certificate without registration or qualification. Any Class K Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class K Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  Any purchaser of a Class K Certificate or any interest therein will be deemed to have represented by such purchase that either (a) such purchaser is not an employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each a "Plan") and is not purchasing such Certificate by or on behalf of, or with "plan assets" of, any Plan or (b) the purchase of any such Certificate by or on behalf of, or with "plan assets" of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement, and the following conditions are met: (i) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (ii) the source of funds used to purchase such Certificate is an "insurance company general account" (as such term is defined in PTCE 95-60) and
(iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificate. The Trustee may require that any prospective transferee of a Class K Certificate that is held as a Definitive Certificate provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not a Plan or a Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan or that the conditions of an acceptable alternative representation are satisfied.

                  No service charge will be imposed for any registration of transfer or exchange of Class K Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class K Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer,



                                     A-14-5
the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C, Class D, Class E, Class F Certificates, Class G Certificates and Class H Certificates is reduced to zero.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-14-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                            LaSalle Bank National Association, as Trustee


                            By:
                               -------------------------------------------------
                                               Authorized Officer






                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class K Certificates referred to in the within-mentioned Agreement.

Dated:  June 27, 2002

                            LaSalle Bank National Association, as Certificate Registrar


                            By:
                               -------------------------------------------------
                                               Authorized Officer




                                     A-14-7

                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(please print or typewrite name and address including postal zip code of assignee)

         the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:


                                     ------------------------------------------
                                     Signature by or on behalf of Assignor


                                     ------------------------------------------
                                     Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to__________________________________

_______________________________________________________________________________

for the account of_____________________________________________________________

         Distributions made by check (such check to be made payable to

_____________________________________) and all applicable statements and notices should be mailed to ________________________________________________.

         This information is provided by _____________________________________

____________________________________, the assignee named above, or___________

___________________________________________________________________________,

as its agent.



                                     A-14-8

                                                                    EXHIBIT A-15

                                CLASS L MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: Lesser of 5.780% per annum or the         Certificate Principal Balance of this Class L
Weighted Average Net Mortgage Rate                           Certificate as of the Issue Date: $5,532,000

Date of Pooling and Servicing Agreement:                     Class Principal Balance of all the Class L Certificates
July 1, 2001                                                 as of the Issue Date: $5,532,000

Cut-off Date:  With respect to any Mortgage Loan, the Due    Aggregate unpaid principal balance of the Mortgage Pool
Date for such Mortgage Loan in June 2002                     as of the respective Cut-off Dates of the Mortgage
                                                             Loans, after deducting payments of principal due on or
                                                             before such date, whether or not received: $737,674,252

Issue Date:  June 27, 2002

First Distribution Date:  July 15, 2002                      Trustee:  LaSalle Bank National Association

Master Servicer and Special Servicer:                        CUSIP No. 361849 VD1
GMAC Commercial Mortgage Corporation

Certificate No. L-1                                          ISIN No. US361849VD19


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                     A-15-1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J AND CLASS K CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J AND CLASS K CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE


                                     A-15-2

MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class L Certificate (obtained by dividing the principal balance of this Class L Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class L Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class L Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class L Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class L Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                                     A-15-3

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Depositor's Mortgage Pass-Through Certificates, Series 2002-C2 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Class L Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class L Certificates are exchangeable for new Class L Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class L Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class L Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class L Certificate (other than a transfer thereof by the Depositor or any Affiliate of the Depositor) is to be made without registration under the Securities Act, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class L Certificate shall be deemed to have represented by such purchase that it is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being made in reliance on Rule 144A and that it is acquiring the Class L Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such Class L Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act. None of the Depositor, the Trustee or the Certificate


                                     A-15-4

Registrar is obligated to register or qualify the Class L Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class L Certificate without registration or qualification. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class L Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class L Certificate without registration or qualification. Any Class L Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class L Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  Any purchaser of a Class L Certificate or any interest therein will be deemed to have represented by such purchase that either (a) such purchaser is not an employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each a "Plan") and is not purchasing such Certificate by or on behalf of, or with "plan assets" of, any Plan or (b) the purchase of any such Certificate by or on behalf of, or with "plan assets" of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement, and the following conditions are met: (i) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (ii) the source of funds used to purchase such Certificate is an "insurance company general account" (as such term is defined in PTCE 95-60) and
(iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificate. The Trustee may require that any prospective transferee of a Class L Certificate that is held as a Definitive Certificate provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not a Plan or a Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan or that the conditions of an acceptable alternative representation are satisfied.

                  No service charge will be imposed for any registration of transfer or exchange of Class L Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class L Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer,



                                     A-15-5
the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C, Class D, Class E, Class F Certificates, Class G Certificates and Class H Certificates is reduced to zero.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.



                                     A-15-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                            LaSalle Bank National Association, as Trustee


                            By:
                               -------------------------------------------------
                                               Authorized Officer






                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class L Certificates referred to in the within-mentioned Agreement.

Dated:  June 27, 2002

                            LaSalle Bank National Association, as Certificate Registrar


                            By:
                               -------------------------------------------------
                                               Authorized Officer




                                     A-15-7

                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(please print or typewrite name and address including postal zip code of assignee)

         the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:


                                     ------------------------------------------
                                     Signature by or on behalf of Assignor


                                     ------------------------------------------
                                     Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to__________________________________

_______________________________________________________________________________

for the account of_____________________________________________________________

         Distributions made by check (such check to be made payable to

_____________________________________) and all applicable statements and notices should be mailed to ________________________________________________.

         This information is provided by _____________________________________

____________________________________, the assignee named above, or___________

___________________________________________________________________________,

as its agent.




                                     A-15-8

                                                                    EXHIBIT A-16

                                CLASS M MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: Lesser of 5.780% per annum or the         Certificate Principal Balance of this Class M
Weighted Average Net Mortgage Rate                           Certificate as of the Issue Date: $5,533,000

Date of Pooling and Servicing Agreement:                     Class Principal Balance of all the Class M Certificates
June 1, 2002                                                 as of the Issue Date: $5,533,000

Cut-off Date:  With respect to any Mortgage Loan, the Due    Aggregate unpaid principal balance of the Mortgage Pool
Date for such Mortgage Loan in June 2002                     as of the respective Cut-off Dates of the Mortgage
                                                             Loans, after deducting payments of principal due on or
                                                             before such date, whether or not received: $737,674,252

Issue Date:  June 27, 2002

First Distribution Date:  July 15, 2002                      Trustee:  LaSalle Bank National Association

Master Servicer and Special Servicer:                        CUSIP No. 361849 VE9
GMAC Commercial Mortgage Corporation

Certificate No. M-1                                          ISIN No. US361849VE91


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.



                                     A-16-1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K AND CLASS L CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K AND CLASS L CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH


                                     A-16-2

LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M Certificate (obtained by dividing the principal balance of this Class M Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class M Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class M Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class M Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                                     A-16-3

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Depositor's Mortgage Pass-Through Certificates, Series 2002-C2 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Class M Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class M Certificates are exchangeable for new Class M Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class M Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class M Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class M Certificate (other than a transfer thereof by the Depositor or any Affiliate of the Depositor) is to be made without registration under the Securities Act, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class M Certificate shall be deemed to have represented by such purchase that it is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being made in reliance on Rule 144A and that it is acquiring the Class M Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such Class M Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act. None of the Depositor, the Trustee or the Certificate


                                     A-16-4

Registrar is obligated to register or qualify the Class M Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class M Certificate without registration or qualification. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class M Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class M Certificate without registration or qualification. Any Class M Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class M Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  Any purchaser of a Class M Certificate or any interest therein will be deemed to have represented by such purchase that either (a) such purchaser is not an employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each a "Plan") and is not purchasing such Certificate by or on behalf of, or with "plan assets" of, any Plan or (b) the purchase of any such Certificate by or on behalf of, or with "plan assets" of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement, and the following conditions are met: (i) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (ii) the source of funds used to purchase such Certificate is an "insurance company general account" (as such term is defined in PTCE 95-60) and
(iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificate. The Trustee may require that any prospective transferee of a Class M Certificate that is held as a Definitive Certificate provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not a Plan or a Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan or that the conditions of an acceptable alternative representation are satisfied.

                  No service charge will be imposed for any registration of transfer or exchange of Class M Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class M Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer,


                                     A-16-5
the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C, Class D, Class E, Class F Certificates, Class G Certificates and Class H Certificates is reduced to zero.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.



                                     A-16-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                            LaSalle Bank National Association, as Trustee


                            By:
                               -------------------------------------------------
                                               Authorized Officer






                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class M Certificates referred to in the within-mentioned Agreement.

Dated:  June 27, 2002

                            LaSalle Bank National Association, as Certificate Registrar


                            By:
                               -------------------------------------------------
                                               Authorized Officer




                                     A-16-7

                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(please print or typewrite name and address including postal zip code of assignee)

         the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:


                                     ------------------------------------------
                                     Signature by or on behalf of Assignor


                                     ------------------------------------------
                                     Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to__________________________________

_______________________________________________________________________________

for the account of_____________________________________________________________

         Distributions made by check (such check to be made payable to

_____________________________________) and all applicable statements and notices should be mailed to ________________________________________________.

         This information is provided by _____________________________________

____________________________________, the assignee named above, or___________

___________________________________________________________________________,

as its agent.


                                     A-16-8

                                                                    EXHIBIT A-17

                                CLASS N MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: Lesser of 5.780% per annum or the         Certificate Principal Balance of this Class N
Weighted Average Net Mortgage Rate                           Certificate as of the Issue Date: $9,221,000

Date of Pooling and Servicing Agreement:                     Class Principal Balance of all the Class N Certificates
June 1, 2002                                                 as of the Issue Date: $9,221,000

Cut-off Date:  With respect to any Mortgage Loan, the Due    Aggregate unpaid principal balance of the Mortgage Pool
Date for such Mortgage Loan in June 2002                     as of the respective Cut-off Dates of the Mortgage
                                                             Loans, after deducting payments of principal due on or
                                                             before such date, whether or not received: $737,674,252

Issue Date:  June 27, 2002

First Distribution Date:  July 15, 2002                      Trustee:  LaSalle Bank National Association

Master Servicer and Special Servicer:                        CUSIP No. 361849 VF6
GMAC Commercial Mortgage Corporation

Certificate No. N-1                                          ISIN No. US361849VF66


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                     A-17-1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L AND CLASS M CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L AND CLASS M CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH


                                     A-17-2

LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class N Certificate (obtained by dividing the principal balance of this Class N Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class N Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class N Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class N Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class N Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                                     A-17-3

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Depositor's Mortgage Pass-Through Certificates, Series 2002-C2 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Class N Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class N Certificates are exchangeable for new Class N Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class N Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class N Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class N Certificate (other than a transfer thereof by the Depositor or any Affiliate of the Depositor) is to be made without registration under the Securities Act, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class N Certificate shall be deemed to have represented by such purchase that it is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being made in reliance on Rule 144A and that it is acquiring the Class N Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such Class N Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act. None of the Depositor, the Trustee or the Certificate


                                     A-17-4

Registrar is obligated to register or qualify the Class N Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class N Certificate without registration or qualification. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class N Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class N Certificate without registration or qualification. Any Class N Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class N Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  Any purchaser of a Class N Certificate or any interest therein will be deemed to have represented by such purchase that either (a) such purchaser is not an employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each a "Plan") and is not purchasing such Certificate by or on behalf of, or with "plan assets" of, any Plan or (b) the purchase of any such Certificate by or on behalf of, or with "plan assets" of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement, and the following conditions are met: (i) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (ii) the source of funds used to purchase such Certificate is an "insurance company general account" (as such term is defined in PTCE 95-60) and
(iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificate. The Trustee may require that any prospective transferee of a Class N Certificate that is held as a Definitive Certificate provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not a Plan or a Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan or that the conditions of an acceptable alternative representation are satisfied.

                  No service charge will be imposed for any registration of transfer or exchange of Class N Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class N Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer,


                                     A-17-5
the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C, Class D, Class E, Class F Certificates, Class G Certificates and Class H Certificates is reduced to zero.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.




                                     A-17-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                            LaSalle Bank National Association, as Trustee


                            By:
                               -------------------------------------------------
                                               Authorized Officer






                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class N Certificates referred to in the within-mentioned Agreement.

Dated:  June 27, 2002

                            LaSalle Bank National Association, as Certificate Registrar


                            By:
                               -------------------------------------------------
                                               Authorized Officer





                                     A-17-7

                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(please print or typewrite name and address including postal zip code of assignee)

         the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:


                                     ------------------------------------------
                                     Signature by or on behalf of Assignor


                                     ------------------------------------------
                                     Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to__________________________________

_______________________________________________________________________________

for the account of_____________________________________________________________

         Distributions made by check (such check to be made payable to

_____________________________________) and all applicable statements and notices should be mailed to ________________________________________________.

         This information is provided by _____________________________________

____________________________________, the assignee named above, or___________

___________________________________________________________________________,

as its agent.




                                     A-17-8

                                                                    EXHIBIT A-18

                                CLASS O MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: Lesser of 5.780% per annum or the         Certificate Principal Balance of this Class O
Weighted Average Net Mortgage Rate                           Certificate as of the Issue Date: $3,688,000

Date of Pooling and Servicing Agreement:                     Class Principal Balance of all the Class O Certificates
June 1, 2002                                                 as of the Issue Date: $3,688,000

Cut-off Date:  With respect to any Mortgage Loan, the Due    Aggregate unpaid principal balance of the Mortgage Pool
Date for such Mortgage Loan in June 2002                     as of the respective Cut-off Dates of the Mortgage
                                                             Loans, after deducting payments of principal due on or
                                                             before such date, whether or not received: $737,674,252

Issue Date:  June 27, 2002

First Distribution Date:  July 15, 2002                      Trustee:  LaSalle Bank National Association

Master Servicer and Special Servicer:                        CUSIP No. 361849 VG4
GMAC Commercial Mortgage Corporation

Certificate No. O-1                                          ISIN No. US361849VG40


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                     A-18-1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M AND CLASS N CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M AND CLASS N CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS P CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH


                                     A-18-2

LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class O Certificate (obtained by dividing the principal balance of this Class O Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class O Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class O Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class O Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class O Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                                     A-18-3

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Depositor's Mortgage Pass-Through Certificates, Series 2002-C2 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Class O Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class O Certificates are exchangeable for new Class O Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class O Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class O Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class O Certificate (other than a transfer thereof by the Depositor or any Affiliate of the Depositor) is to be made without registration under the Securities Act, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class O Certificate shall be deemed to have represented by such purchase that it is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being made in reliance on Rule 144A and that it is acquiring the Class O Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such Class O Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act. None of the Depositor, the Trustee or the Certificate


                                     A-18-4

Registrar is obligated to register or qualify the Class O Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class O Certificate without registration or qualification. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class O Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class O Certificate without registration or qualification. Any Class O Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class O Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  Any purchaser of a Class O Certificate or any interest therein will be deemed to have represented by such purchase that either (a) such purchaser is not an employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each a "Plan") and is not purchasing such Certificate by or on behalf of, or with "plan assets" of, any Plan or (b) the purchase of any such Certificate by or on behalf of, or with "plan assets" of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement, and the following conditions are met: (i) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (ii) the source of funds used to purchase such Certificate is an "insurance company general account" (as such term is defined in PTCE 95-60) and
(iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificate. The Trustee may require that any prospective transferee of a Class O Certificate that is held as a Definitive Certificate provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not a Plan or a Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan or that the conditions of an acceptable alternative representation are satisfied.

                  No service charge will be imposed for any registration of transfer or exchange of Class O Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class O Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer,


                                     A-18-5
the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C, Class D, Class E, Class F Certificates, Class G Certificates and Class H Certificates is reduced to zero.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.



                                     A-18-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                            LaSalle Bank National Association, as Trustee


                            By:
                               -------------------------------------------------
                                               Authorized Officer






                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class O Certificates referred to in the within-mentioned Agreement.

Dated:  June 27, 2002

                            LaSalle Bank National Association, as Certificate Registrar


                            By:
                               -------------------------------------------------
                                               Authorized Officer





                                     A-18-7

                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(please print or typewrite name and address including postal zip code of assignee)

         the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:


                                     ------------------------------------------
                                     Signature by or on behalf of Assignor


                                     ------------------------------------------
                                     Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to__________________________________

_______________________________________________________________________________

for the account of_____________________________________________________________

         Distributions made by check (such check to be made payable to

_____________________________________) and all applicable statements and notices should be mailed to ________________________________________________.

         This information is provided by _____________________________________

____________________________________, the assignee named above, or___________

___________________________________________________________________________,

as its agent.




                                     A-18-8

                                                                    EXHIBIT A-19

                                CLASS P MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: Lesser of 5.780% per annum or the         Certificate Principal Balance of this Class P
Weighted Average Net Mortgage Rate                           Certificate as of the Issue Date: $14,754,251

Date of Pooling and Servicing Agreement:                     Class Principal Balance of all the Class P Certificates
 June 1, 2002                                                as of the Issue Date: $14,754,251

Cut-off Date:  With respect to any Mortgage Loan, the Due    Aggregate unpaid principal balance of the Mortgage Pool
Date for such Mortgage Loan in June 2002                     as of the respective Cut-off Dates of the Mortgage
                                                             Loans, after deducting payments of principal due on or
                                                             before such date, whether or not received: $737,674,252

Issue Date:  June 27, 2002

First Distribution Date:  July 15, 2002                      Trustee:  LaSalle Bank National Association

Master Servicer and Special Servicer:                        CUSIP No. 361849 VH2
GMAC Commercial Mortgage Corporation

Certificate No. P-1                                          ISIN No. US361849VH23


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.



                                     A-19-1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N AND CLASS O CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N AND CLASS O CERTIFICATES OF THE SAME SERIES. IN ADDITION, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES.


                                     A-19-2

ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class P Certificate (obtained by dividing the principal balance of this Class P Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class P Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class P Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class P Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class P Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and


                                     A-19-3
any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Depositor's Mortgage Pass-Through Certificates, Series 2002-C2 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Class P Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class P Certificates are exchangeable for new Class P Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class P Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class P Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class P Certificate (other than a transfer thereof by the Depositor or any Affiliate of the Depositor) is to be made without registration under the Securities Act, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class P Certificate shall be deemed to have represented by such purchase that it is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being made in reliance on Rule 144A and that it is acquiring the Class P Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such Class P Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class P Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to


                                     A-19-4
permit the transfer of any Class P Certificate without registration or qualification. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class P Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class P Certificate without registration or qualification. Any Class P Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class P Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  Any purchaser of a Class P Certificate or any interest therein will be deemed to have represented by such purchase that either (a) such purchaser is not an employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each a "Plan") and is not purchasing such Certificate by or on behalf of, or with "plan assets" of, any Plan or (b) the purchase of any such Certificate by or on behalf of, or with "plan assets" of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement, and the following conditions are met: (i) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (ii) the source of funds used to purchase such Certificate is an "insurance company general account" (as such term is defined in PTCE 95-60) and
(iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificate. The Trustee may require that any prospective transferee of a Class P Certificate that is held as a Definitive Certificate provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not a Plan or a Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan or that the conditions of an acceptable alternative representation are satisfied.

                  No service charge will be imposed for any registration of transfer or exchange of Class P Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class P Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                                     A-19-5

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C, Class D, Class E, Class F Certificates, Class G Certificates and Class H Certificates is reduced to zero.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.




                                     A-19-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                            LaSalle Bank National Association, as Trustee


                            By:
                               -------------------------------------------------
                                               Authorized Officer






                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class P Certificates referred to in the within-mentioned Agreement.

Dated:  June 27, 2002

                            LaSalle Bank National Association, as Certificate Registrar


                            By:
                               -------------------------------------------------
                                               Authorized Officer




                                     A-19-7

                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(please print or typewrite name and address including postal zip code of assignee)

         the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:


                                     ------------------------------------------
                                     Signature by or on behalf of Assignor


                                     ------------------------------------------
                                     Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to__________________________________

_______________________________________________________________________________

for the account of_____________________________________________________________

         Distributions made by check (such check to be made payable to

_____________________________________) and all applicable statements and notices should be mailed to ________________________________________________.

         This information is provided by _____________________________________

____________________________________, the assignee named above, or___________

___________________________________________________________________________,

as its agent.




                                     A-19-8

                                                                    EXHIBIT A-20

                               CLASS R-I MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Date of Pooling and Servicing Agreement:                     Percentage Interest evidenced by this Certificate in
June 1, 2002                                                 the related Class:  100%

Cut-off Date:  With respect to any Mortgage Loan, the Due    Aggregate unpaid principal balance of the Mortgage Pool
Date for such Mortgage Loan in June 2002                     as of the respective Cut-off Dates of the Mortgage
                                                             Loans, after deducting payments of principal due on or
                                                             before such date, whether or not received: $737,674,252

Issue Date:  June 27, 2002

First Distribution Date:  July 15, 2002                      Trustee:  LaSalle Bank National Association

Master Servicer and Special Servicer:                        CUSIP No. 361849 VJ8
GMAC Commercial Mortgage Corporation

Certificate No. R-I-1                                        ISIN No. US361849VJ88


         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

         THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

         THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER


                                     A-20-1

DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

         NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS SET FORTH IN THE AGREEMENT. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

         This certifies that Credit Suisse First Boston Corporation is the registered owner of the Percentage Interest evidenced by this Class R-I Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class R-I Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing upon the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this


                                     A-20-2

Certificate and the amount required to be distributed to the Holders of the Class R-I Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class R-I Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

                  The Depositor's Mortgage Pass-Through Certificates, Series 2002-C2 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Class R-I Certificates are issuable in fully registered form only without coupons in minimum denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class R-I Certificates are exchangeable for new Class R-I Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class R-I Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class R-I Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class R-I Certificate (other than a transfer thereof by the Depositor or any Affiliate of the Depositor) is to be made without registration under the Securities Act, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class R-I Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class R-I Certificate without registration or qualification. Any Class R-I Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class R-I


                                     A-20-3

Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of a Class R-I Certificate or any interest therein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each, a "Plan") or (B) any Person who is directly or indirectly purchasing the Class R-I Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

                  Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and a United States Person and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee or United States Person. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit C-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Trustee, representing and warranting, among other things, that such Transferee is a Permitted Transferee and a United States Person, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee or is not a United States Person, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee and a United States Person, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if the Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee or is not a United States Person, the Trustee shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee.

                  Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest unless it provides to the Trustee a certificate substantially in the form attached as Exhibit C-2 to the Agreement stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee or is not a United States Person. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section

                                     A-20-4

1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

                  The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following: (a) written notification from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to withdraw, qualify or downgrade its then-current rating of any Class of Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Trustee and the Depositor, to the effect that such modification of, addition to or elimination of such provisions will not cause either REMIC I, REMIC II or REMIC III to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Class R-I Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R-I Certificate to a Person which is not a Permitted Transferee.

                  A "Permitted Transferee" is any Transferee other than (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, and (v) any electing large partnership under Section 775 of the Code and/or any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R-I Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R-I Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                  A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in Treasury regulations), an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust.

                  No service charge will be imposed for any registration of transfer or exchange of Class R-I Certificates, but the Trustee or the Certificate Registrar may require payment of a sum


                                     A-20-5
sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class R-I Certificates.

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C, Class D, Class E, Class F Certificates, Class G Certificates and Class H Certificates is reduced to zero.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                                     A-20-6

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.



















                                     A-20-7

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                            LaSalle Bank National Association,
                            as Trustee


                            By:
                               -------------------------------------------------
                                               Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class R-I Certificates referred to in the within-mentioned Agreement.

Dated:  June 27, 2002

                            LaSalle Bank National Association,
                            as Certificate Registrar


                            By:
                               -------------------------------------------------
                                               Authorized Officer











                                     A-20-8

                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(please print or typewrite name and address including postal zip code of assignee)

         the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:


                                     ------------------------------------------
                                     Signature by or on behalf of Assignor


                                     ------------------------------------------
                                     Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to__________________________________

_______________________________________________________________________________

for the account of_____________________________________________________________

         Distributions made by check (such check to be made payable to

_____________________________________) and all applicable statements and notices should be mailed to ________________________________________________.

         This information is provided by _____________________________________

____________________________________, the assignee named above, or___________

___________________________________________________________________________,

as its agent.




                                     A-20-9

                                                                    EXHIBIT A-21

                               CLASS R-II MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Date of Pooling and Servicing Agreement:                     Percentage Interest evidenced by this Certificate in
June 1, 2002                                                 the related Class:  100%

Cut-off Date:  With respect to any Mortgage Loan, the Due    Aggregate unpaid principal balance of the Mortgage Pool
Date for such Mortgage Loan in June 2002                     as of the respective Cut-off Dates of the Mortgage
                                                             Loans, after deducting payments of principal due on or
                                                             before such date, whether or not received: $737,674,252

Issue Date:  June 27, 2002

First Distribution Date:  July 15, 2002                      Trustee:  LaSalle Bank National Association

Master Servicer and Special Servicer:                        CUSIP No. 361849 VK5
GMAC Commercial Mortgage Corporation

Certificate No. R-II-1                                       ISIN No. US361849VK51


THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER


                                     A-21-1

DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS SET FORTH IN THE AGREEMENT. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

                  This certifies that Credit Suisse First Boston Corporation is the registered owner of the Percentage Interest evidenced by this Class R-II Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class R-II Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing upon the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this


                                     A-21-2

Certificate and the amount required to be distributed to the Holders of the Class R-II Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class R-II Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

                  The Depositor's Mortgage Pass-Through Certificates, Series 2002-C2 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Class R-II Certificates are issuable in fully registered form only without coupons in minimum denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class R-II Certificates are exchangeable for new Class R-II Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class R-II Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class R-II Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class R-II Certificate (other than a transfer thereof by the Depositor or any Affiliate of the Depositor) is to be made without registration under the Securities Act, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class R-II Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class R-II Certificate without registration or qualification. Any Class R-II Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class R-II


                                     A-21-3

Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of a Class R-II Certificate or any interest therein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each, a "Plan") or (B) any Person who is directly or indirectly purchasing the Class R-II Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

                  Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and a United States Person and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee or United States Person. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit C-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Trustee, representing and warranting, among other things, that such Transferee is a Permitted Transferee and a United States Person, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee or is not a United States Person, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee and a United States Person, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if the Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee or is not a United States Person, the Trustee shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee.

                  Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest unless it provides to the Trustee a certificate substantially in the form attached as Exhibit C-2 to the Agreement stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee or is not a United States Person. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section


                                     A-21-4

1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

                  The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following: (a) written notification from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to withdraw, qualify or downgrade its then-current rating of any Class of Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Trustee and the Depositor, to the effect that such modification of, addition to or elimination of such provisions will not cause either REMIC I, REMIC II or REMIC III to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Class R-II Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R-II Certificate to a Person which is not a Permitted Transferee.

                  A "Permitted Transferee" is any Transferee other than (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, and (v) any electing large partnership under Section 775 of the Code and/or any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R-II Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R-II Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                  A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in Treasury regulations), an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust.

                  No service charge will be imposed for any registration of transfer or exchange of Class R-II Certificates, but the Trustee or the Certificate Registrar may require payment of a sum


                                     A-21-5
sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class R-II Certificates.

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C, Class D, Class E, Class F Certificates, Class G Certificates and Class H Certificates is reduced to zero.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.


                                     A-21-6

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.





























                                     A-21-7

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                            LaSalle Bank National Association,
                            as Trustee


                            By:
                               -------------------------------------------------
                                               Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class R-II Certificates referred to in the within-mentioned Agreement.

Dated:  June 27, 2002

                            LaSalle Bank National Association,
                            as Certificate Registrar


                            By:
                               -------------------------------------------------
                                               Authorized Officer




                                     A-21-8

                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(please print or typewrite name and address including postal zip code of assignee)

         the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:


                                     ------------------------------------------
                                     Signature by or on behalf of Assignor


                                     ------------------------------------------
                                     Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to__________________________________

_______________________________________________________________________________

for the account of_____________________________________________________________

         Distributions made by check (such check to be made payable to

_____________________________________) and all applicable statements and notices should be mailed to ________________________________________________.

         This information is provided by _____________________________________

____________________________________, the assignee named above, or___________

___________________________________________________________________________,

as its agent.


                                     A-21-9

                                                                    EXHIBIT A-22

                              CLASS R-III MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2002-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Date of Pooling and Servicing Agreement:                     Percentage Interest evidenced by this Certificate in
June 1, 2002                                                 the related Class:  100%

Cut-off Date:  With respect to any Mortgage Loan, the Due    Aggregate unpaid principal balance of the Mortgage Pool
Date for such Mortgage Loan in June 2002                     as of the respective Cut-off Dates of the Mortgage
                                                             Loans, after deducting payments of principal due on or
                                                             before such date, whether or not received: $737,674,252

Issue Date:  June 27, 2002

First Distribution Date:  July 15, 2002                      Trustee:  LaSalle Bank National Association

Master Servicer and Special Servicer:                        CUSIP No. 361849 VL3
GMAC Commercial Mortgage Corporation

Certificate No. R-III-1                                      ISIN No. US361849VL35


THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER


                                     A-22-1

DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS SET FORTH IN THE AGREEMENT. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

                  This certifies that Credit Suisse First Boston Corporation is the registered owner of the Percentage Interest evidenced by this Class R-III Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class R-III Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing upon the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this


                                     A-22-2

Certificate and the amount required to be distributed to the Holders of the Class R-III Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class R-III Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

                  The Depositor's Mortgage Pass-Through Certificates, Series 2002-C2 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Class R-III Certificates are issuable in fully registered form only without coupons in minimum denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class R-III Certificates are exchangeable for new Class R-III Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class R-III Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class R-III Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class R-III Certificate (other than a transfer thereof by the Depositor or any Affiliate of the Depositor) is to be made without registration under the Securities Act, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class R-III Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class R-III Certificate without registration or qualification. Any Class R-III Certificateholder desiring to effect such a transfer shall, and by


                                     A-22-3
the acceptance of its Class R-III Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of a Class R-III Certificate or any interest therein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each, a "Plan") or (B) any Person who is directly or indirectly purchasing the Class R-III Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

                  Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and a United States Person and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee or United States Person. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit C-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Trustee, representing and warranting, among other things, that such Transferee is a Permitted Transferee and a United States Person, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee or is not a United States Person, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee and a United States Person, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if the Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee or is not a United States Person, the Trustee shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee.

                  Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest unless it provides to the Trustee a certificate substantially in the form attached as Exhibit C-2 to the Agreement stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee or is not a United States Person. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section

                                     A-22-4

1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

                  The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following: (a) written notification from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to withdraw, qualify or downgrade its then-current rating of any Class of Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Trustee and the Depositor, to the effect that such modification of, addition to or elimination of such provisions will not cause either REMIC I, REMIC II or REMIC III to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Class R-III Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R-III Certificate to a Person which is not a Permitted Transferee.

                  A "Permitted Transferee" is any Transferee other than (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, and (v) any electing large partnership under Section 775 of the Code and/or any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R-III Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R-III Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                  A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in Treasury regulations), an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust.

                  No service charge will be imposed for any registration of transfer or exchange of Class R-III Certificates, but the Trustee or the Certificate Registrar may require payment of a


                                     A-22-5
sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class R-III Certificates.

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C, Class D, Class E, Class F Certificates, Class G Certificates and Class H Certificates is reduced to zero.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                                     A-22-6

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.





























                                     A-22-7

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                            LaSalle Bank National Association,
                            as Trustee


                            By:
                               -------------------------------------------------
                                               Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class R-III Certificates referred to in the within-mentioned Agreement.

Dated:  June 27, 2002

                            LaSalle Bank National Association,
                            as Certificate Registrar


                            By:
                               -------------------------------------------------
                                               Authorized Officer




                                     A-22-8

                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(please print or typewrite name and address including postal zip code of assignee)

         the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:


                                     ------------------------------------------
                                     Signature by or on behalf of Assignor


                                     ------------------------------------------
                                     Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to__________________________________

_______________________________________________________________________________

for the account of_____________________________________________________________

         Distributions made by check (such check to be made payable to

_____________________________________) and all applicable statements and notices should be mailed to ________________________________________________.

         This information is provided by _____________________________________

____________________________________, the assignee named above, or___________

___________________________________________________________________________,

as its agent.




                                     A-22-9

                                                                     EXHIBIT B-1

                         FORM OF TRANSFEROR CERTIFICATE

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street
Suite 1625
Chicago, Illinois  60603

Attention:        Asset Backed Securities Trust Services,
                  GMAC Mortgage Pass-Through Certificates Series 2002-C2

       Re: GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2002-C2, [Class X-1] [Class X-2] [Class F] [Class G] [Class H] [Class J] [Class K] [Class L] [Class M] [Class N] [Class O] [Class P] [Class R-I] [Class R-II] [Class R-III], [having an initial principal balance/initial notional amount as of June 27, 2002 of $_____] [evidencing a _____% Percentage Interest in such Class].


Dear Sirs:

         This letter is delivered to you in connection with the transfer by ____ _______________________ (the "Transferor") to __________________________________
(the "Transferee") of the captioned Certificates (the "Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of June 1, 2002, among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V. as Fiscal Agent. All terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

         1. The Transferor is the lawful owner of the Certificates with the full right to transfer the Certificates free from any and all claims and encumbrances whatsoever.

         2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with any person in any manner, (d) made any general solicitation with respect to the Certificates, any interest in the Certificates or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to the Certificates, any interest in the Certificates or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution under the Securities Act of 1933 (the "Securities Act"), or would render the disposition of the Certificates a violation of Section 5


                                     B-1-1
of the Securities Act or any state securities laws, or would require registration or qualification of the Certificates pursuant to the Securities Act or any state securities laws.

         3. The Transferor and any person acting on behalf of the Transferor in this matter reasonably believe that the Transferee is a "qualified institutional buyer" (as that term is defined in Rule 144A ("Rule 144A") under the Securities
Act) purchasing for its own account or for the account of other qualified institutional buyers, and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Certificates.

         4. The Transferor or a person acting on its behalf has taken reasonable steps to ensure that the Transferee is aware that the Transferor is relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.

         5. The Transferor or a person acting on its behalf has furnished, or caused to be furnished, to the Transferee all information regarding (a) the Certificates and distributions thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement, and
(d) any credit enhancement mechanism associated with the Certificates, that the Transferee has requested.

                                 Very truly yours,
                                 Print Name of Transferor

                                 By:  __________________________________________
                                      Name:
                                      Title:











                                     B-1-2

                                                                     EXHIBIT B-2

                         FORM OF TRANSFEREE CERTIFICATE

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street
Suite 1625
Chicago, Illinois  60603

Attention:        Asset Backed Securities Trust Services,
                  GMAC Mortgage Pass-Through Certificates Series 2002-C2

       Re: GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2002-C2, [Class X-1] [Class X-2] [Class F] [Class G] [Class H] [Class J] [Class K] [Class L] [Class M] [Class N] [Class O] [Class P] [Class R-I] [Class R-II] [Class R-III], [having an initial principal balance/ initial notional amount as of June 27, 2002 of $[________] [evidencing a _____% Percentage Interest in such Class].


Dear Sirs:

         This letter is delivered to you in connection with the transfer by ____ _________________________ (the "Transferor") to __________________________ (the
"Transferee") of the captioned Certificates (the "Certificates"), pursuant to
Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of June 1, 2002 among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent. All terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

         1. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933 (the "Securities Act") and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Certificates for its own account or for the account of a qualified institutional buyer, and understands that such Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act.

         2. The Transferee has been furnished with all information regarding (a) the Certificates and distributions thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement, and
(d) any credit enhancement mechanism associated with the Certificates, that it has requested.

                                     B-2-1

         3. If the Transferee proposes that the Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

         4. The Transferee hereby certifies to the Trustee, the Depositor and the Master Servicer that such transfer is permissible under applicable law, either (a) such Transferee is not an "employee benefit plan" (within the meaning of Section 3(3) of ERISA) that is subject to ERISA, a "plan" (within the meaning of Section 4975 of the Code) that is subject to Section 4975 of the Code, or any entity deemed to hold "plan assets" of any such plan (within the meaning of United States Department of Labor ("DOL") Regulations Section 2510.3-101, or (b) in the case of a Certificate that is not a Residual Certificate, such transfer will not constitute or result in any non-exempt prohibited transaction under
Section 406 of ERISA or Section 4975 of the Code, will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, and the following conditions are met: (i) with respect to the Class X-1, Class X-2, Class F, Class G and/or Class H Certificates, the prospective transferee qualifies as an accredited investor as defined in Rule 501(a) of Regulation D of the Securities Act and (x) at the time of such transfer, such Certificates continue to be rated in one of the top four rating categories by at least one Rating Agency or (y) the source of funds used to purchase the Certificates is an "insurance company general account" (as such term is defined in DOL Prohibited Transaction Class Exemption ("PTCE") 95-60) and the conditions set forth in Sections I and III of PTCE 95-60 are satisfied with respect to the Transferee's purchase and holding of the Certificates, as of the date of acquisition of such Certificate; or (ii) with respect to the Class J, Class K, Class L, Class M, Class N, Class O and/or Class P Certificates, (1) the prospective transferee qualifies as an accredited investor as defined in Rule 501(a) of Regulation D of the Securities Act, (2) the source of funds used to purchase the Certificates is an "insurance company general account" (as such term is defined in PTCE 95-60) and (3) the conditions set forth in Sections I and III of PTCE 95-60 are satisfied with respect to the Transferee's purchase and holding of the Certificates, as of the date of acquisition of such Certificates.

                                   Very truly yours,
                                   Print Name of Transferee

                                   By:  _______________________________________
                                        Name:
                                        Title:














                                     B-2-2

                             NOMINEE ACKNOWLEDGMENT

         The undersigned hereby acknowledges and agrees that as to the Certificate being registered in its name, the sole beneficial owner thereof is and shall be __________________, the Transferee identified above, for whom the undersigned is acting as nominee.

                                    Very truly yours,
                                    Print Name of Nominee

                                    By:  ____________________________________
                                         Name:
                                         Title:




















                                     B-2-3

                             ANNEX 1 TO EXHIBIT B-2
            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

         The undersigned hereby certifies as follows to ________________________ (the "Transferor") and __________________________, as Certificate Registrar, with respect to the mortgage pass-through certificate (the "Certificate") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

         1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Certificates (the "Transferee").

         2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A"), because (i) the Transferee owned and/or invested on a discretionary basis $_________ in securities(1) (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

         Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

         Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

         Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions, or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.


--------
1 Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                     B-2-4

         Broker-dealer. The Transferee is a dealer registered pursuant to
Section 15 of the Securities Exchange Act of 1934.

         Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

         State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

         ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

         Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

         Other. (Please supply a brief description of the entity and a cross reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1).

         3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit,
(iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

         4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934.

         5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

                                     B-2-5

         Will the Transferee be purchasing the Certificates only for the Transferee's own account?

                                 Yes  [ ]      No  [ ]

         6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

         7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Certificate will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.


                            Print Name of Transferee

                            By:  _____________________________________
                                 Name:
                                 Title:



Date:________________________________________________





















                                     B-2-6

                             ANNEX 2 TO EXHIBIT B-2
            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

         The undersigned hereby certifies as follows to ________________________ (the "Transferor") and ______________________________, as Certificate Registrar, with respect to the mortgage pass-through certificate (the "Certificate") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

         1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

         2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

         The Transferee owned and/or invested on a discretionary basis $__________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         The Transferee is part of a Family of Investment Companies which owned in the aggregate $___________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

         4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v) securities owned but subject to a repurchase agreement and (vi) currency,


                                     B-2-7
interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

         5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

         Will the Transferee be purchasing the Certificates only for the Transferee's own account?

                                 Yes  [ ]      No  [ ]

         6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

         7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                 Print Name of Transferee or Adviser

                                 _________________________________________

                                 By:  ____________________________________
                                      Name:
                                      Title:



Date:___________________________


                                 IF AN ADVISER:
                                 Print Name of Transferee

                                 _________________________________________

                                 By:  ____________________________________
                                      Name:
                                      Title:



Date:___________________________






                                     B-2-8

                                                                     EXHIBIT C-1

            FORM OF TRANSFER AFFIDAVIT AND AGREEMENT FOR TRANSFERS OF
                           REMIC RESIDUAL CERTIFICATES

State of                       )
                               ) ss
County of                      )


         _________________________________, being first duly sworn, deposes and says that:

         1. He/She is the ____________________ of _____________________________
(the prospective transferee (the "Transferee") of GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2002-C2, [Class R-I] [Class R-II] [Class R-III], evidencing a ______% Percentage Interest in such Class (the "Residual Certificates"), a ______________ duly organized and validly existing under the laws of _______________________, on behalf of which he/she makes this affidavit. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement pursuant to which the Residual Certificates were issued (the "Pooling and Servicing Agreement").

         2. The Transferee (i) is, and as of the date of transfer will be, a "Permitted Transferee" and will endeavor to remain a "Permitted Transferee" for so long as it holds the Residual Certificates, and (ii) is acquiring the Residual Certificates for its own account. A "Permitted Transferee" is any Person other than a "disqualified organization" or a possession of the United States. (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality, all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, an electing large partnership under Section 775 of the Code, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income.

         3. The Transferee is aware (i) of the tax that would be imposed on transfers of the Residual Certificates to "disqualified organizations" under the Code that applies to all transfers of the Residual Certificates; (ii) that such tax would be on the transferor (or, with respect to transfers to electing large partnerships, on such partnership) or, if such transfer is through an agent (which Person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the Person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such Person (other than transfers with respect to electing large partnerships) an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false; and (iv) that the Residual Certificates may be a "noneconomic residual interest" within the meaning of Treasury Regulation Section 1.860E-1(c) and that the transferor of a "noneconomic residual interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no


                                     C-1-1
significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

         4. The Transferee is aware of the tax imposed on a "pass-through entity" holding the Residual Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

         5. The Transferee is aware that the Certificate Registrar will not register any transfer of the Residual Certificates by the Transferee unless the Transferee's transferee, or such transferee's agent, delivers to the Certificate Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit and agreement is false.

         6. The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Residual Certificate will only be owned, directly or indirectly, by a Permitted Transferee.

         7. The Transferee's taxpayer identification number is _______________.

         8. The Transferee has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement, a description of which provisions is set forth in the Residual Certificates (in particular, clause (ii)(A) of Section 5.02(d) which authorizes the Trustee to deliver payments on the Residual Certificate to a Person other than the Transferee and clause (ii)(B) of Section 5.02(d) which authorizes the Trustee to negotiate a mandatory sale of the Residual Certificates, in either case, in the event that the Transferee holds such Residual Certificates in violation of Section 5.02(d)); and the Transferee expressly agrees to be bound by and to comply with such provisions.

         9. No purpose of the Transferee relating to its purchase or any sale of the Residual Certificates is or will be to impede the assessment or collection of any tax.

         10. The Transferee hereby represents to and for the benefit of the Transferor that the Transferee intends and reasonably expects to have the ability to pay any taxes associated with holding the Residual Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Residual Certificates. Any financial statements or other financial information provided by the transferee at the request of the Transferor in connection with the transfer of the Residual Certificates to permit the Transferor to assess the financial capability of the Transferor to pay any such taxes is true and correct in all material respects.

         11. The Transferee will, in connection with any transfer that it makes of the Residual Certificates, deliver to the Certificate Registrar a representation letter substantially in the form of Exhibit C-2 to the Pooling and Servicing Agreement. The Transferee hereby agrees that it will not make any transfer of any Residual Certificate unless (i) the transfer is to an entity which is a domestic C corporation (other than an exempt corporation, a regulated investment company, a


                                     C-1-2
real estate investment trust, a REMIC, or a cooperative organization to which part I of Subchapter T of the Code applies) for federal income tax purposes, and
(ii) the transfer is in compliance with the conditions set forth in paragraph 3 of Exhibit C-2 of the Pooling and Servicing Agreement.

         12. The Transferee is a citizen or resident of the United States, a corporation, a partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in Treasury regulations), an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust for which a court within the United States is able to exercise primary supervision over its administration and for which one or more United States Persons have the authority to control all substantial decisions of the trust.

         13. The Transferee is not acquiring the Residual Certificates with "plan assets" of any plan subject to Title I of ERISA or Section 4975 of the Code.

         14. [The Transferee hereby represents to and for the benefit of the Transferor that (i) at the time of the transfer, and at the close of each of the Transferee's two fiscal years preceding the year of transfer, the Transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for such purposes exceed $10 million (disregarding, for purposes of determining gross or net assets, the obligation of any person related to the Transferee within the meaning of section 860L(g) of the Code or any other asset if a principal purpose for holding or acquiring that asset is to permit the Transferee to satisfy this minimum gross asset or net asset requirement), (ii) the Transferee is a domestic C corporation for United States federal income tax purposes that is not an exempt corporation, a regulated investment company, a real estate investment trust, a REMIC, or a cooperative organization to which part I of subchapter T of the Code applies, (iii) there are no facts or circumstances on or before the date of transfer (or anticipated transfer) which would reasonably indicate that the taxes associated with the Residual Certificates will not be paid, and (iv) the Transferee is not a foreign branch of a domestic corporation, the transfer does not involve a transfer or assignment to a foreign branch of a domestic corporation (or any other arrangement by which any Residual Certificate is at any time subject to net tax by a foreign country or U.S. possession), and the Transferee will not hereafter engage in any such transfer or assignment (or any such arrangement).](1)


----------
1 Bracketed text may be used if the Transferee is relying on the "non-formula safe harbor" currently available in Revenue Procedure 2001-12.


                                     C-1-3

         IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its ______________ and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ___ day of _________ ,____.

                                 Very truly yours,
                                 Print Name of Transferee

                                 _______________________________________

                                 By:  __________________________________
                                      Name:
                                      Title:



[Corporate Seal]

ATTEST:

---------------------------------
[Assistant] Secretary

         Personally appeared before me the above-named ________________________, known or proved to me to be the same person who executed the foregoing instrument and to be the _____________________________ of the Transferee, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Transferee.

         Subscribed and sworn before me this _____ day of ____________ , ______.

                                  ____________________________________
                                  NOTARY PUBLIC
                                  COUNTY OF
                                           ------------------------------------
                                  STATE OF
                                           ------------------------------------
                                  My Commission expires the _____ day of

                                  ___________________ ,_________.










                                     C-1-4

                                                                     EXHIBIT C-2

                  FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS
                         OF REMIC RESIDUAL CERTIFICATES

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street
Suite 1625
Chicago, Illinois  60603

Attention:        Asset Backed Securities Trust Services,
                  GMAC Mortgage Pass-Through Certificates Series 2002-C2

       Re: GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2002-C2 (the "Certificates")


Dear Sirs:

         This letter is delivered to you in connection with the transfer by ____ ________________________(the "Transferor") to __________________________ (the
"Transferee") of [Class R-I] [Class R-II] [Class R-III] Certificates evidencing a _______% Percentage Interest in such Class (the "Residual Certificates"). The Certificates, including the Residual Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2002 (the "Pooling and Servicing Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

         1. No purpose of the Transferor relating to the transfer of the Residual Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

         2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement. The Transferor does not know or believe that any representation contained therein is false.

         3. The Transferor at the time of this transfer has conducted a reasonable investigation of the financial condition of the Transferee as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future, and either (A) has determined that the present value of the anticipated tax liabilities associated with the holding of the Residual Certificate does not exceed the sum of (1) the present value of any consideration given to the Transferee to acquire the Certificate, (2) the present value


                                     C-2-1
of the expected future distributions on the Certificate, and (3) the present value of the anticipated tax savings associated with holding the Certificate as the REMIC generates losses (having made such determination by (I) assuming that the Transferee pays tax at a rate equal to the highest rate of tax specified in
Section 11(b)(1) of the Internal Revenue Code ("Code"), and (II) utilizing a discount rate for present valuations equal to the applicable Federal rate prescribed by Section 1274(d) of the Code compounded semi-annually (or a lower discount rate based on the Transferee having demonstrated that it regularly borrows, in the course of its trade or business, substantial funds at such lower rate from unrelated third parties)), or (B) based on an adequate review of the relevant facts and circumstances, neither knows nor should know that the Transferee would be unwilling or unable to pay any taxes due on its share of the taxable income of the REMIC.(2)

         4. The Transferor understands that the transfer of the Residual Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless it complies with a current "safe harbor" with respect to such transfer.

                                       Very truly yours,
                                       Print Name of Transferor

                                       _____________________________________

                                       By:  ________________________________
                                            Name:
                                            Title:



----------
2   If reliance is upon the "non-formula safe harbor" such review would include all of the following: (i) at the time of the transfer, and at the close of each of the Transferee's two fiscal years preceding the year of transfer, the Transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for such purposes exceed $10 million (disregarding, for purposes of determining gross or net assets, the obligation of any person related to the Transferee within the meaning of section 860L(g) of the Code or any other asset if a principal purpose for holding or acquiring that asset is to permit the Transferee to satisfy this minimum gross asset or net asset requirement), (ii) the Transferee is a domestic C corporation for United States federal income tax purposes that is not for such purposes an exempt corporation, a regulated investment company, a real estate investment trust, a REMIC, or a cooperative organization to which part I of subchapter T of the Code applies,
(iii) there are no facts or circumstances on or before the date of transfer (or anticipated) which would reasonably indicate that the taxes associated with the Residual Certificates will not be paid, (iv) the Transferee is not a foreign branch of a domestic corporation, and (V) the transfer does not involve a transfer or assignment to a foreign branch of a domestic corporation (or any other arrangement by which any Residual Certificate is at any time subject to net tax by a foreign country or U.S. possession) and the Transferee will not hereafter engage in any such transfer or assignment (or any such arrangement). In addition, such "safe harbor" also requires that the Transferor not know or have reason to know that the Transferee will not honor the restrictions on subsequent transfers of any Residual Interest described in paragraph 11 and 12 of the Transferee's Transfer Affidavit and Agreement.



                                     C-2-2

                                                                       EXHIBIT D

                           FORM OF REQUEST FOR RELEASE


DATE:

TO:

RE:           REQUEST FOR RELEASE OF DOCUMENTS

         In connection with the administration of the pool of Mortgage Loans held by you for the referenced pool, we request the release of the Mortgage Loan File described below.

         Pooling and Servicing Agreement Dated:

Series#:
Account#:
Pool#:
Loan#:
Borrower Name(s):
Reason for Document Request: (indicate one)

                              [ ] Mortgage Loan Prepaid in Full

                              [ ] Mortgage Loan Repurchased or Sold

                              [ ] Other (specify)
                                                  -----------------------------

                              -------------------------------------------------

                              -------------------------------------------------



         "We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Pooling and Servicing Agreement."


[GMAC COMMERCIAL MORTGAGE CORPORATION]

Authorized Signature

******************************************************************************

TO CUSTODIAN/TRUSTEE: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Pooling and Servicing Agreement.

Enclosed Documents:     [ ] Promissory Note

                        [ ] Primary Insurance Policy

                        [ ] Mortgage or Deed of Trust

                        [ ] Assignment(s) of Mortgage or Deed of Trust

                        [ ] Title Insurance Policy

                        [ ] Other:



Name
Title
Date

                                                                       EXHIBIT E

                       FORMS OF UCC-1 FINANCING STATEMENTS

                     SCHEDULE 1 TO UCC-1 FINANCING STATEMENT
                     ---------------------------------------

All right (including the power to convey title thereto), title and interest of the Debtor as more particularly described on Exhibit A attached hereto:


              EXHIBIT A OF SCHEDULE 1 TO UCC-1 FINANCING STATEMENT
              ----------------------------------------------------

         All right (including the power to convey title thereto), title and interest of the Debtor, including any security interest therein for the benefit of the Debtor, in and to the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2002, among the Debtor as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Special Servicer, the Secured Party as Trustee* and ABN AMRO Bank N.V., as Fiscal Agent, with respect to Mortgage Pass-Through Certificates, Series 2002-C2 (the "Pooling and Servicing Agreement (Series 2002-C2)"), including:

         (1) the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto;

         (2) all principal and interest received or receivable with respect to the Mortgage Loans (other than principal and interest payments due and payable prior to the Cut-off Date and Principal Prepayments received prior to the Cut-off Date);

         (3) all amounts held from time to time in the Collection Account, the Certificate Distribution Account, the Excess Liquidation Proceeds Reserve Account, the Interest Reserve Account, any Special Reserve Account and the REO Account;

         (4) all of the Debtor's right, title and interest in and to the proceeds of any title, hazard or other Insurance Policies related to such Mortgage Loans;

         (5) any and all "accounts," "general intangibles," "chattel paper" and "instruments" (as defined in the Uniform Commercial Code as in effect from time to time) consisting of, arising from or relating to any of the foregoing; and

         (6) any and all income, payments, proceeds and products of any of the foregoing.

         Capitalized terms used herein, but not defined, shall have the respective meanings assigned to such terms in the Pooling and Servicing Agreement (Series 2002-C2).

         THE DEBTOR AND THE SECURED PARTY INTEND THE TRANSACTIONS CONTEMPLATED BY THE POOLING AND SERVICING AGREEMENT TO CONSTITUTE A SALE OF THE INTEREST IN, WITH RESPECT TO THE MORTGAGE LOANS, THE MORTGAGE NOTES, THE RELATED MORTGAGES AND THE RELATED MORTGAGE FILES, AND THIS FILING SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT A SALE HAS NOT OCCURRED. THE REFERENCES HEREIN TO MORTGAGE NOTES SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT ANY MORTGAGE NOTE IS NOT AN INSTRUMENT WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE, AS IN EFFECT IN ANY APPLICABLE JURISDICTION, OR THAT A FILING IS NECESSARY TO PERFECT THE SECURITY INTEREST OF THE SECURED PARTY, WITH RESPECT TO THE MORTGAGE LOANS, IN ANY MORTGAGE NOTE,

MORTGAGE OR DOCUMENT IN A MORTGAGE FILE. WITH RESPECT TO THE FOREGOING, THIS FILING IS MADE ONLY IN THE EVENT OF CONTRARY ASSERTIONS BY THIRD PARTIES.

         *Not in its individual capacity, but solely as Trustee for the benefit of the Certificateholders pursuant to the Pooling and Servicing Agreement (Series 2002-C2).

               MORTGAGE LOAN SCHEDULE TO UCC-1 FINANCING STATEMENT

                                 SEE SCHEDULE I

                                                                       EXHIBIT F

     METHODOLOGY TO NORMALIZE NET OPERATING INCOME AND DEBT SERVICE COVERAGE

o GMAC Commercial Mortgage Corporation ("GMACCM") applies the methodology presented below to arrive at a servicer adjusted or "Normalized" Net Operating Income ("NOI"). The items described below highlight some of the major categories requiring adjustment. There may, however, be others, and GMACCM will use its market knowledge and discretion in making and sufficiently footnoting the necessary adjustments.

o GMACCM chooses to use the actual management fee stated in the financial statement.

o Where they are clearly identifiable, GMACCM will remove any capital expense from any above the line categories (such as extraordinary repairs and maintenance) and put them below the line in the capital expense comment section.

o Replacement reserves, tenant improvements and leasing commission reserves will be treated as above the line expenses. A determination will be made whether there have been credits for the disbursements from a reserve and that expenses are not overstated due to exclusion of credits.

o Property taxes should be the annual amount due, excluding any delinquent taxes or credits from prior years which would cause the number to be higher or lower. The amount for property taxes will be adjusted if the period under analysis is less than one year.

o GMACCM will exclude non-recurring, extraordinary income. For example, a tax refund, lease buyout or income received for a period other than the year in question should be adjusted. If past due rent for a prior year was paid and recorded in the current year, GMACCM would back it out and footnote it accordingly. Care will be used when reflecting percentage/overage rents to ensure that it relates to the appropriate period and that the numbers are supported by tenant sales information.

o GMACCM will remove any items not pertaining to the operation of the property such as, fees for closing the loan restructure, a distribution to owners or a charitable contribution.

o When necessary, income and expenses will be analyzed by looking at variances by category. Unusual income and expense items will be researched. If there are significant variances, inquiries to the borrower will be made. Appropriate adjustments will be made and footnotes provided to clearly explain the situation.

o The debt service should be an actual amount the borrower paid per the servicing records for the period associated with the operating statement. If GMACCM does not have a full year of payments, it will use the principal and interest constant in the case of a fixed rate loan and, in the case of an adjustable rate loan, will estimate a full year amount from the payment history information available.

                                                                       EXHIBIT G

                       FORM OF DISTRIBUTION DATE STATEMENT

                                                                     EXHIBIT H-1

                         FORM OF INVESTOR CERTIFICATION

                                     [Date]



LaSalle Bank National Association
135 South LaSalle Street
Suite 1625
Chicago, Illinois  60603

Attention:        Asset Backed Securities Trust Services,
                  GMAC Mortgage Pass-Through Certificates Series 2002-C2

         In accordance with the Pooling and Servicing Agreement, dated as of June 1, 2002 (the "Agreement"), by and among GMAC Commercial Mortgage Securities, Inc. as Depositor, GMAC Commercial Mortgage Corporation as Master Servicer and Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent, with respect to the GMAC Commercial Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 2002-C2 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

         1. The undersigned is a beneficial owner or prospective purchaser of the Class ___ Certificates .

         2. The undersigned is requesting access pursuant to the Agreement to certain information (the "Information") on the [Trustee's website] [Master Servicer's website] and/or is requesting the information identified on the schedule attached hereto (also, the "Information") pursuant to the provisions of the Agreement.

         3. In consideration of the [Trustee's] [Master Servicer's] [Special Servicer's] disclosure to the undersigned of the Information, or the access thereto, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with purchasing the related Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the [Trustee] [Master Servicer] [Special Servicer], be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part.

         4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate not previously registered pursuant to Section 5 of the Securities Act.

                                      H-1-1

         5. The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Fiscal Agent and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

         6. Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

         IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized signatory, as of the day and year written above.



                                ------------------------------------------------
                                Beneficial Owner or Prospective Purchaser


                                By:
                                   ---------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------
                                Company:
                                        ----------------------------------------
                                Phone:
                                      ------------------------------------------



cc: GMAC Commercial Mortgage Corporation

    GMAC Commercial Mortgage Securities, Inc.






                                     H-1-2

                                                                   EXHIBIT H-1-A

                                   SCHEDULE TO
                         FORM OF INVESTOR CERTIFICATION





















                                     H-1-3

                                                                     EXHIBIT H-2

                        FORM OF CONFIDENTIALITY AGREEMENT

                                     [DATE]

GMAC Commercial Mortgage Corporation


Attention:  GMAC Commercial Mortgage Securities, Inc., Commercial Mortgage
            Pass-Through Certificates Series 2002-C2

Re: Information regarding Attention: GMAC Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2002-C2


Ladies and Gentlemen:

                  In connection with the GMAC Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2002-C2 (the "Certificates"), we acknowledge that we will be furnished by GMAC Commercial Mortgage Corporation as Master Servicer and/or as Special Servicer (and may have been previously furnished) with certain information (the "Information"). For the purposes of this letter agreement (this "Agreement"), "Representative" of a Person refers to such Person's directors, officers, employees, and agents; and "Person" refers to any individual, group or entity.

                  In connection with and in consideration of our being provided with Information, we hereby acknowledge and agree that we are requesting and will use the Information solely for purposes of making investment decisions with respect to the above-referenced Certificates and will not disclose such Information to any other Person or entity unless required to do so by law; provided such Information may be disclosed to the auditors and regulators of the undersigned or to any person or entity that is contemplating the purchase of any Certificate held by the undersigned or of an interest therein, but only if such person or entity confirms in writing such contemplation of a prospective ownership interest and agrees in writing to keep such Information confidential.

                  The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Fiscal Agent and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

                  This Agreement shall not apply to any of the Information which: (i) is or becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by us or any of our Representatives; (ii) becomes lawfully available to us on a non-confidential basis from a source other than you or one of your Representatives, which source is not bound by a contractual or other obligation of confidentiality to any Person; or (iii) was lawfully known to us on a non-confidential basis prior to its disclosure to us by you.

                                     H-2-1

                  Capitalized terms used but not defined herein shall have the meaning assigned thereto in that certain Pooling and Servicing Agreement, dated as of June 1, 2002, by and among GMAC Commercial Mortgage Securities, Inc. as Depositor, GMAC Commercial Mortgage Corporation as Master Servicer and Special Servicer, LaSalle Bank National Association, as Trustee (the "Trustee") and ABN AMRO Bank N.V., as Fiscal Agent.























                                     H-2-2

                  This Agreement, when signed by us, will constitute our agreement with respect to the subject matter contained herein.


                                           Very truly yours,



                                           [NAME OF ENTITY]



                                      By:
                                         -------------------------------------
                                      Name:
                                           -----------------------------------
                                      Title:
                                            ----------------------------------
                                      Company:
                                              --------------------------------
                                      Phone:
                                            ----------------------------------




cc:  GMAC Commercial Mortgage Securities, Inc.
     Trustee


















                                     H-2-3

                                                                       EXHIBIT I

                        ADDITIONAL SERVICING FEE SCHEDULE


   LOAN                                          CUT-OFF DATE    SUB-SERVICING
  NUMBER              PROPERTY NAME                 BALANCE            FEE

09-0001473     Ames Industrial                   $27,944,480

09-0001523     Lyons Creek and Magnolia MHP
               Portfolio                          $9,488,016

09-0001555     Victoria Pointe Apartments         $2,469,449

09-0001566     Palm Harbor Commons                $3,786,860

09-0001572     Riverview Commons                  $2,379,569

09-0001584     Highland Terrace Apartments          $798,682

09-0001585     Junction Ridge Apartments          $5,691,057

09-0001589     River's Edge Apartments              $848,673

09-0001590     Sauk Gardens Apartments            $6,140,711

09-0001593     Seminole Creek Apartments          $2,593,564

                                                                       EXHIBIT J

     FORM OF NOTICE AND CERTIFICATION REGARDING DEFEASANCE OF MORTGAGE LOAN


To:     Standard & Poor's Ratings Services
        55 Water Street
        New York, New York 10041
        Attn: Commercial Mortgage Surveillance

From: GMAC Commercial Mortgage Corporation, in its capacity as Master Servicer (the "Servicer") under the Pooling and Servicing Agreement dated as of June 1, 2002 (the "Pooling and Servicing Agreement"), among the Servicer, GMAC Commercial Mortgage Corporation, as Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent

Date:   _____________________, 20__.

Re:     GMAC Commercial Mortgage Securities, Inc.,
        Mortgage Pass-Through Certificates Series 2002-C1

        Mortgage Loan (the "Mortgage Loan") identified by loan number ________ on the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement and heretofore secured by the Mortgaged Properties identified on the Mortgage Loan Schedule by the following names:

        -------------------------

        -------------------------

         Reference is made to the Pooling and Servicing Agreement described above. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

         As Servicer under the Pooling and Servicing Agreement, we hereby:

            (1) Notify you that the Mortgagor has consummated a defeasance of the Mortgage Loan pursuant to the terms of the Mortgage Loan, of the type checked below:

                     _____ a full defeasance of the payments scheduled to be due in respect of the entire principal balance of the Mortgage Loan; or

                     _____ a partial defeasance of the payments scheduled to be due in respect of a portion of the principal balance of the Mortgage Loan that represents ____% of the entire principal balance of the Mortgage Loan and, under the Mortgage, has an allocated loan amount of $__________ or ____% of the entire principal balance.

         (2) Certify that each of the following is true, subject to those exceptions set forth with explanatory notes on Exhibit A hereto, which exceptions the Servicer has determined, consistent with the Servicing Standard, will have no material adverse effect on the Mortgage Loan or the defeasance transaction:

                     a. The Mortgage Loan documents permit the defeasance, and the terms and conditions for defeasance specified therein were satisfied in all material respects in completing the defeasance.

                     b. The defeasance was consummated on ____________, 20__.

                     c. The defeasance collateral consists of securities that
(i) constitute "government securities" as defined in Section 2(a)(16) of the Investment Company Act of 1940, as amended (15 U.S.C. 80a-1), (ii) are listed as "Qualified Investments for 'AAA' Financings" under Paragraphs 1, 2 or 3 of "Cash Flow Approach" in Standard & Poor's Public Finance Criteria 2000, as amended to the date of the defeasance, (iii) are rated "AAA" by Standard & Poor's, (iv) if they include a principal obligation, the principal due at maturity cannot vary or change, and (v) are not subject to prepayment, call or early redemption. Such securities have the characteristics set forth below.

        CUSIP         RATE           MAT         PAY DATES         ISSUED
        -----         ----           ---         ---------         ------





                     d. The Servicer received an opinion of counsel (from counsel approved by Servicer in accordance with the Servicing Standard) that the defeasance will not result in an adverse REMIC Event.

                     e. The Servicer determined that the defeasance collateral will be owned by an entity (the "Defeasance Obligor") as to which one of the statements checked below is true:

                     _____ the related Mortgagor was a Single-Purpose Entity (as defined in Standard & Poor's Structured Finance Ratings Real Estate Finance Criteria, as amended to the date of the defeasance (the "S&P Criteria")) as of the date of the defeasance, and after the defeasance owns no assets other than the defeasance collateral and real property securing Mortgage Loans included in the pool;

                     _____ the related Mortgagor designated a Single-Purpose Entity (as defined in the S&P Criteria) to own the defeasance collateral; or

                     _____ the Servicer designated a Single-Purpose Entity (as defined in the S&P Criteria) established for the benefit of the Trust to own the defeasance collateral.

                     f. The Servicer received a broker or similar confirmation of the credit, or the accountant's letter described below contained statements that it reviewed a broker or similar confirmation of the credit, of the defeasance collateral to an Eligible Account (as defined in the S&P Criteria) in the name of the Defeasance Obligor, which account is maintained as a securities account by the Trustee acting as a securities intermediary.

                     g. As securities intermediary, Trustee is obligated to make the scheduled payments on the Mortgage Loan from the proceeds of the defeasance collateral directly to the Servicer's collection account in the amounts and on the dates specified in the Mortgage Loan Documents or, in a partial defeasance, the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased, increased by any defeasance premium specified in the Mortgage Loan Documents (the "Scheduled Payments").

                     h. The Servicer received from the Mortgagor written confirmation from a firm of independent certified public accountants, who were approved by Servicer in accordance with the Servicing Standard, stating that (i) revenues from principal and interest payments made on the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled Payments after the defeasance including the payment in full of the Mortgage Loan (or the allocated portion thereof in connection with a partial defeasance) on its Maturity Date (or, in the case of an ARD Loan, on its Anticipated Repayment Date), (ii) the revenues received in any month from the defeasance collateral will be applied to make Scheduled Payments within four (4) months after the date of receipt, and (iii) interest income from the defeasance collateral to the Defeasance Obligor in any calendar or fiscal year will not exceed such Defeasance Obligor's interest expense for the Mortgage Loan (or the allocated portion thereof in a partial defeasance) for such year.

                     i. The Servicer received opinions from counsel, who were approved by Servicer in accordance with the Servicing Standard, that (i) the agreements executed by the Mortgagor and/or the Defeasance Obligor in connection with the defeasance are enforceable against them in accordance with their terms, and (ii) the Trustee will have a perfected, first priority security interest in the defeasance collateral described above.

                     j. The agreements executed in connection with the defeasance (i) permit reinvestment of proceeds of the defeasance collateral only in Permitted Investments (as defined in the S&P Criteria), (ii) permit release of surplus defeasance collateral and earnings on reinvestment to the Defeasance Obligor or the Mortgagor only after the Mortgage Loan has been paid in full, if any such release is permitted, (iii) prohibit any subordinate liens against the defeasance collateral, and (iv) provide for payment from sources other than the defeasance collateral or other assets of the Defeasance Obligor of all fees and expenses of the securities intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the Defeasance Obligor.

                     k. The entire principal balance of the Mortgage Loan as of the date of defeasance was $________ [$5,000,000 or less or less than one percent of pool balance, whichever is less] which is less than 1% of the aggregate Certificate Principal Balance of the Certificates as of the date of the most recent Distribution Date Statement received by us (the "Current Report").

                     l. The defeasance described herein, together with all prior and simultaneous defeasances of Mortgage Loans, brings the total of all fully and partially defeased Mortgage Loans to $___________, which is ____% of the aggregate Certificate Principal Balance of the Certificates as of the date of the Current Report.

         (3) Certify that, in addition to the foregoing, Servicer has imposed such additional conditions to the defeasance, subject to the limitations imposed by the Mortgage Loan documents, as are consistent with the Servicing Standard.

         (4) Certify that Exhibit B hereto is a list of the material agreements, instruments, organizational documents for the Defeasance Obligor, and opinions of counsel and independent accountants executed and delivered in connection with the defeasance described above and that originals or copies of such agreements, instruments and opinions have been transmitted to the Trustee for placement in the related Mortgage File or, to the extent not required to be part of the related Mortgage File, are in the possession of the Servicer as part of the Servicer's Mortgage File.

         (5) Certify and confirm that the determinations and certifications described above were rendered in accordance with the Servicing Standard set forth in, and the other applicable terms and conditions of, the Pooling and Servicing Agreement.

         (6) Certify that the individual under whose hand the Servicer has caused this Notice and Certification to be executed did constitute a Servicing Officer as of the date of the defeasance described above.

         (7) Agree to provide copies of all items listed in Exhibit B to you upon request.

         IN WITNESS WHEREOF, the Servicer has caused this Notice and Certification to be executed as of the date captioned above.

                                            GMAC COMMERCIAL MORTGAGE
                                            CORPORATION


                                            By:_________________________________
                                                Name:
                                                Title:

                                   SCHEDULE I

                             MORTGAGE LOAN SCHEDULE

























                                  Schedule I-1

LOAN NUMBER                                 PROPERTY NAME                                                     ADDRESS
-----------------------------------------------------------------------------------------------------------------------------------
DBM17167               Harbour Gates Apartments                                2001 Harbour Gates Drive
33878                  Sovran Self-Storage Loan
33878-1                Sovran Self-Storage (Austin)                            8227 N. Lamar Boulevard
33878-2                Sovran Self-Storage (Brewster)                          1639 Route 22
-----------------------------------------------------------------------------------------------------------------------------------
33878-3                Sovran Self-Storage (Dayton)                            1830 Needmore Road
33878-4                Sovran Self-Storage (East Lansing)                      7551 Coleman Road
33878-5                Sovran Self-Storage (Kalamazoo)                         1515 South 11th Street
-----------------------------------------------------------------------------------------------------------------------------------
33878-6                Sovran Self-Storage (League City)                       2410 E. Main Street
33878-7                Sovran Self-Storage (Lehigh Acres)                      800 Abrams Boulevard
33878-8                Sovran Self-Storage (Northbridge)                       872 Church Street Extension
33878-9                Sovran Self-Storage (Titusville)                        1903 Garden Street
33878-10               Sovran Self-Storage (Wyoming)                           4309 Roger B. Chaffee Boulevard
-----------------------------------------------------------------------------------------------------------------------------------
33878-11               Sovran Self-Storage (Springdale)                        11378 Springfield Pike
DBM16985               101 West Ohio                                           101 West Ohio Street
09-0001473             Ames Industrial                                         714 Allen Road
09-0001557             Featherstone Industrial Park - Piedmont                 14883 Persistance Drive
-----------------------------------------------------------------------------------------------------------------------------------
09-0001558             Featherstone Industrial Park - American                 15141 Farm Creek Drive
09-0001559             Featherstone Industrial Park - Capitol                  14830 Persistance Drive
09-0001560             Featherstone Industrial Park - Foxfire                  15025 Farm Creek Drive
09-0001561             Featherstone Industrial Park - Keystone                 15481 Farm Creek Drive
09-0001562             Featherstone Industrial Park - MESPA                    14880 Farm Creek Drive
-----------------------------------------------------------------------------------------------------------------------------------
09-0001563             Featherstone Industrial Park - Enterprise               14860 Farm Creek Drive
09-0001564             Featherstone Industrial Park - Colonial                 15111 Farm Creek Drive
DBM17126               The Westin Portland                                     750 SW Alder Street
DBM16010               Northway Mall                                           1440 Central Avenue
09-0001541             Southlake Town Square                                   1256 Main Street
-----------------------------------------------------------------------------------------------------------------------------------
30438                  Courtyard by Marriott (New Orleans)                     300 Julia Street
DBM16975               Pierside Pavilion                                       300 Pacific Cost Highway
DBM16754               White Oak Towers Apartments                             11700 Old Columbia Road
34417                  Cross Pointe                                            101-175 E. Alex Bell Road
DBM16849               Haverhill Apartments                                    6889 Hightower Drive
-----------------------------------------------------------------------------------------------------------------------------------
DBM17032               Bernal Shopping Center                                  101 Bernal Road
34665                  Timmons Office Building                                 3555 Timmons Lane
09-0001518             Summit Palm Lake Apartments                             4775 Via Palm Lake
33484                  Towne Center                                            19 Faunce Corner Mall Road
DBM16845               Springfield Hilton Hotel                                6550 Loisdale Road
DBM17161               Landsdowne Centre                                       6400-6500 Landsdowne Centre
-----------------------------------------------------------------------------------------------------------------------------------
09-0001576             Heritage Plaza                                          18700 Veterans Boulevard
33847                  VIC Industrial                                          14325-14451 Industry Circle
34270                  The Homestead                                           14010 North Highway 183
09-0001606             The Palms at South Shore Apartments                     1201 Enterprise Avenue
33100                  Lake City Mall                                          4297 West U.S. Highway 90, 429 U.S. Highway 90 West
-----------------------------------------------------------------------------------------------------------------------------------
09-0001523             Lyons Creek and Magnolia MHP Portfolio
09-0001523-A           Lyons Creek Mobile Home Park                            1007 Lower Pindell Road
09-0001523-B           Magnolia Estates Mobile Home Park                       1213 Hanson Road
09-0001571             Howe Cottage Office Park                                2031 & 2033 Howe Avenue
36206                  Santa Rosa Southside                                    2661-2739 Santa Rosa Avenue
32376                  Holiday Inn (Orangeburg)                                329 State Route 303
DBM16776               Pheasant Ridge                                          4415, 4419 & 4423 Pheasant Ridge Road
-----------------------------------------------------------------------------------------------------------------------------------
DBM16810               Cedar Grove Shopping Center                             120 Cedar Grove Lane
DBM17061               American Heritage Plaza                                 700-980 N. Highway 666
09-0001548             Stafford Commerce Center I                              25 Center Street
09-0001549             Stafford Commerce Center II                             24 Center Street
-----------------------------------------------------------------------------------------------------------------------------------
09-0001599             Westgate Marketplace                                    6300 Southwest Third Street
DBM17027               Nob Hill Apartments                                     600 N. Semoran Blvd.
09-0001569             Pheasant Run Plaza                                      177 Washington Valley Road
DBM16767               20 Horseneck Lane                                       20 Horseneck Lane
-----------------------------------------------------------------------------------------------------------------------------------
DBM16751               Iverson Towers Apartments                               4301 23rd Parkway
09-0001567             Lottsford Business Center                               9475 Lottsford Road
09-0001590             Sauk Gardens Apartments                                 8501 Old Sauk Road
36069                  Jacob's Landing                                         475 Appleyard Drive
09-0001585             Junction Ridge Apartments                               202 Junction Road
DBM16846               1895 Walt Whitman Road                                  1895 Walt Whitman Road
DBM16747               Kenilworth Towers Apartments                            3801 Kenilworth Avenue
-----------------------------------------------------------------------------------------------------------------------------------
09-0001595             Airpark 99                                              15515-15679 North 83rd Way
DBM17206               Charlestown North                                       8150 Lakecrest Drive
09-0001596             Mira Vista Commons                                      6100 Southwest Boulevard
34560                  Pueblo at Summerlin Shopping Centre                     8409-8475 Lake Mead Blvd.
-----------------------------------------------------------------------------------------------------------------------------------
34538                  Orchard Manor Apartments                                4685 Orchard Manor Blvd.
35281                  Village Square Apartments                               910 & 912 N. Scheurmann Rd.
DBM17041               McCarty Portfolio
DBM17041-A             4600 Hiatus Road                                        4600-4680 Hiatus Road
DBM17041-B             2200 Mears Parkway                                      2200-2248 Mears Parkway
-----------------------------------------------------------------------------------------------------------------------------------
35564                  Mission Bay Self Storage                                20273 State Road 7
33110                  Adobe Villas Apartments                                 3550 East Lake Mead Boulevard
-----------------------------------------------------------------------------------------------------------------------------------
09-0001550             4620 Wisconsin Ave Building                             4620 Wisconsin Ave
09-0001582             Hickory Ridge Apartments                                2001 Laverne Street
36169                  Rancho Mirage Apartments                                750 East Irvington Road
09-0001581             Clear Lake Village Apartments                           1239 Bay Area Boulevard
34347                  Courtyard Apartments                                    7015 W. 120th Avenue
-----------------------------------------------------------------------------------------------------------------------------------
09-0001578             Kingstree Commons Shopping Center                       1319 North Longstreet Street
34086                  Target at Hudson Valley Mall                            1300 Ulster Avenue
09-0001566             Palm Harbor Commons                                     33550 US. Highway 19 North
09-0001568             General Kearny Apartments                               41-109 Belgrove Drive
09-0001592             23 Creek Circle                                         23 Creek Circle
-----------------------------------------------------------------------------------------------------------------------------------
09-0001577             Corporate Tower                                         3131 S. Dixie Drive
09-0001579             Dundee Ridge Plaza                                      243 US Highway 27 South
32451                  Adolfo Self Storage                                     4060 Via Pescador
-----------------------------------------------------------------------------------------------------------------------------------
DBM16950               Park West Apartments                                    203 Valencia Drive
35756                  New Haven Portfolio
35756-1                197-199 Wooster Street Apartments                       197-199 Wooster Street
35756-2                209-211 Greene Street                                   290-211 Greene Street
35756-3                238-258 College Street                                  238-258 College Street
DBM16970               Kendall Court                                           51 Schmidt Lane
09-0001570             Ashburn Farm II                                         20925 Professional Plaza
-----------------------------------------------------------------------------------------------------------------------------------
09-0001565             Cape Charles Food Lion                                  22485 Lankford Highway
09-0001537             Englewood Place Apartments                              4503 South Kirkwood
36167                  Southwind Apartments                                    2020 S. Columbus Blvd
09-0001574             Lakeland Parkway Self Storage                           4600 Lakeland Drive
09-0001594             Camelot Apartments                                      2204 Harrison
-----------------------------------------------------------------------------------------------------------------------------------
DBM16923               Wyndfall Apartments                                     3513 Shipstone Place
09-0001593             Seminole Creek Apartments                               2800 Mickelson Parkway
09-0001556             Westfield Ridge Apartments                              20515 Aldine Westfield Road
35673                  Millburn Office                                         90 Millburn Avenue
-----------------------------------------------------------------------------------------------------------------------------------
09-0001555             Victoria Pointe Apartments                              239 Depuy
09-0001554             Parkway Centre North                                    9088 Ridgeline Boulevard
09-0001572             Riverview Commons                                       19010 Fort Drive
34008                  Turnbull Canyon Industrial Building                     420-428 Turnbull Canyon Road
34947                  Harrison Self Storage                                   2323 Second Street
-----------------------------------------------------------------------------------------------------------------------------------
36168                  Loma Verde Apartments                                   555 North 7th Street
09-0001539             Englewood Townhomes                                     11855 Dashwood
09-0001605             Towne Oaks Apartments                                   2501 North Eastman Road
34926                  Pelican Bay Apartments                                  924 Florida Avenue
31138                  Gateway Self Storage
-----------------------------------------------------------------------------------------------------------------------------------
31138-1                1715 Piney Creek Rd                                     1715 Piney Creek Rd
31138-2                112 Cheslou Rd                                          112 Cheslou Rd
31138-3                528 Thompson Creek Rd                                   528 Thompson Creek Rd
33459                  Valley West Center                                      18329-18349 Sherman Way
30236                  Central Self Storage                                    800 N.W. 31st Avenue
33494                  Shurgard Self Storage                                   5001 South Windermere Street
09-0001575             Clinton Storage Park                                    517 Springridge Road
34105                  Pender Landing                                          602 US Highway 117N
-----------------------------------------------------------------------------------------------------------------------------------
36071                  Villa Dylano Phase II                                   400 Hayden Road
35538                  Shoppes at Palm Way                                     1325-1395 South Powerline Road
28310                  Barbour Gardens Apartments                              383 Barbour Street
32019                  Rochelle Hall Apartments                                1971-1985, 1994-1996 Rochelle Avenue
33614                  3542-3590 Lawson Blvd                                   3542-3590 Lawson Boulevard
-----------------------------------------------------------------------------------------------------------------------------------
09-0001580             Flagler Crossing                                        2509 W. Moody Boulevard
09-0001589             River's Edge Apartments                                 517 North Stevenson Street
09-0001584             Highland Terrace Apartments                             5329 Old Middleton Road

LOAN NUMBER                             PROPERTY NAME                         CITY                     STATE              ZIP CODE
-----------------------------------------------------------------------------------------------------------------------------------
DBM17167           Harbour Gates Apartments                                Annapolis                Maryland                21401
33878              Sovran Self-Storage Loan
33878-1            Sovran Self-Storage (Austin)                            Austin                   Texas                   78753
33878-2            Sovran Self-Storage (Brewster)                          Brewster                 New York                10509
-----------------------------------------------------------------------------------------------------------------------------------
33878-3            Sovran Self-Storage (Dayton)                            Dayton                   Ohio                    45414
33878-4            Sovran Self-Storage (East Lansing)                      East Lansing             Michigan                48823
33878-5            Sovran Self-Storage (Kalamazoo)                         Kalamazoo                Michigan                49009
-----------------------------------------------------------------------------------------------------------------------------------
33878-6            Sovran Self-Storage (League City)                       League City              Texas                   77573
33878-7            Sovran Self-Storage (Lehigh Acres)                      Lehigh Acres             Florida                 33971
33878-8            Sovran Self-Storage (Northbridge)                       Northbridge              Massachusetts           01534
33878-9            Sovran Self-Storage (Titusville)                        Titusville               Florida                 32796
33878-10           Sovran Self-Storage (Wyoming)                           Wyoming                  Michigan                49548
-----------------------------------------------------------------------------------------------------------------------------------
33878-11           Sovran Self-Storage (Springdale)                        Springdale               Ohio                    45246
DBM16985           101 West Ohio                                           Indianapolis             Indiana                 46204
09-0001473         Ames Industrial                                         Carlisle                 Pennsylvania            17013
09-0001557         Featherstone Industrial Park - Piedmont                 Woodbridge               Virginia                22191
-----------------------------------------------------------------------------------------------------------------------------------
09-0001558         Featherstone Industrial Park - American                 Woodbridge               Virginia                22191
09-0001559         Featherstone Industrial Park - Capitol                  Woodbridge               Virginia                22191
09-0001560         Featherstone Industrial Park - Foxfire                  Woodbridge               Virginia                22191
09-0001561         Featherstone Industrial Park - Keystone                 Woodbridge               Virginia                22191
09-0001562         Featherstone Industrial Park - MESPA                    Woodbridge               Virginia                22191
-----------------------------------------------------------------------------------------------------------------------------------
09-0001563         Featherstone Industrial Park - Enterprise               Woodbridge               Virginia                22191
09-0001564         Featherstone Industrial Park - Colonial                 Woodbridge               Virginia                22191
DBM17126           The Westin Portland                                     Portland                 Oregon                  97205
DBM16010           Northway Mall                                           Colonie                  New York                12205
09-0001541         Southlake Town Square                                   Southlake                Texas                   76092
-----------------------------------------------------------------------------------------------------------------------------------
30438              Courtyard by Marriott (New Orleans)                     New Orleans              Louisiana               70130
DBM16975           Pierside Pavilion                                       Huntington Beach         California              92648
DBM16754           White Oak Towers Apartments                             Silver Spring            Maryland                20904
34417              Cross Pointe                                            Dayton                   Ohio                    45459
DBM16849           Haverhill Apartments                                    North Richland Hills     Texas                   76180
-----------------------------------------------------------------------------------------------------------------------------------
DBM17032           Bernal Shopping Center                                  San Jose                 California              95119
34665              Timmons Office Building                                 Houston                  Texas                   77027
09-0001518         Summit Palm Lake Apartments                             West Palm Beach          Florida                 33417
33484              Towne Center                                            North Dartmouth          Massachusetts           02747
DBM16845           Springfield Hilton Hotel                                Springfield              Virginia                22150
DBM17161           Landsdowne Centre                                       Alexandria               Virginia                22315
-----------------------------------------------------------------------------------------------------------------------------------
09-0001576         Heritage Plaza                                          Murdock                  Florida                 33954
33847              VIC Industrial                                          La Mirada                California              90638
34270              The Homestead                                           Austin                   Texas                   78717
09-0001606         The Palms at South Shore Apartments                     League City              Texas                   77573
33100              Lake City Mall                                          Lake City                Florida                 32055
-----------------------------------------------------------------------------------------------------------------------------------
09-0001523         Lyons Creek and Magnolia MHP Portfolio
09-0001523-A       Lyons Creek Mobile Home Park                            Lothian                  Maryland                20711
09-0001523-B       Magnolia Estates Mobile Home Park                       Edgewood                 Maryland                21040
09-0001571         Howe Cottage Office Park                                Sacramento               California              95825
36206              Santa Rosa Southside                                    Santa Rosa               California              95407
32376              Holiday Inn (Orangeburg)                                Orangeburg               New York                10962
DBM16776           Pheasant Ridge                                          Roanoke                  Virginia                24014
-----------------------------------------------------------------------------------------------------------------------------------
DBM16810           Cedar Grove Shopping Center                             Franklin Township        New Jersey              08873
DBM17061           American Heritage Plaza                                 Gallup                   New Mexico              87301
09-0001548         Stafford Commerce Center I                              Stafford                 Virginia                22554
09-0001549         Stafford Commerce Center II                             Stafford                 Virginia                22554
-----------------------------------------------------------------------------------------------------------------------------------
09-0001599         Westgate Marketplace                                    Oklahoma City            Oklahoma                73128
DBM17027           Nob Hill Apartments                                     Winter Park              Florida                 32792
09-0001569         Pheasant Run Plaza                                      Warren                   New Jersey              07059
DBM16767           20 Horseneck Lane                                       Greenwich                Connecticut             06830
-----------------------------------------------------------------------------------------------------------------------------------
DBM16751           Iverson Towers Apartments                               Temple Hills             Maryland                20748
09-0001567         Lottsford Business Center                               Landover                 Maryland                20785
09-0001590         Sauk Gardens Apartments                                 Madison                  Wisconsin               53717
36069              Jacob's Landing                                         Tallahassee              Florida                 32304
09-0001585         Junction Ridge Apartments                               Madison                  Wisconsin               53717
DBM16846           1895 Walt Whitman Road                                  Melville                 New York                11747
DBM16747           Kenilworth Towers Apartments                            Bladensburg              Maryland                20710
-----------------------------------------------------------------------------------------------------------------------------------
09-0001595         Airpark 99                                              Scottsdale               Arizona                 85260
DBM17206           Charlestown North                                       Greenbelt                Maryland                20770
09-0001596         Mira Vista Commons                                      Benbrook                 Texas                   76109
34560              Pueblo at Summerlin Shopping Centre                     Las Vegas                Nevada                  89128
-----------------------------------------------------------------------------------------------------------------------------------
34538              Orchard Manor Apartments                                Bay City                 Michigan                48706
35281              Village Square Apartments                               Essexville               Michigan                48732
DBM17041           McCarty Portfolio
DBM17041-A         4600 Hiatus Road                                        Sunrise                  Florida                 33351
DBM17041-B         2200 Mears Parkway                                      Margate                  Florida                 33063
-----------------------------------------------------------------------------------------------------------------------------------
35564              Mission Bay Self Storage                                Boca Raton               Florida                 33498
33110              Adobe Villas Apartments                                 Las Vegas                Nevada                  89115
-----------------------------------------------------------------------------------------------------------------------------------
09-0001550         4620 Wisconsin Ave Building                             Washington DC            District of Columbia    20016
09-0001582         Hickory Ridge Apartments                                Houston                  Texas                   77080
36169              Rancho Mirage Apartments                                Tucson                   Arizona                 85714
09-0001581         Clear Lake Village Apartments                           Houston                  Texas                   77058
34347              Courtyard Apartments                                    Broomfield               Colorado                80020
-----------------------------------------------------------------------------------------------------------------------------------
09-0001578         Kingstree Commons Shopping Center                       Kingstree                South Carolina          29556
34086              Target at Hudson Valley Mall                            Kingston                 New York                12401
09-0001566         Palm Harbor Commons                                     Palm Harbor              Florida                 34684
09-0001568         General Kearny Apartments                               Kearny                   New Jersey              07032
09-0001592         23 Creek Circle                                         Upper Chichester         Pennsylvania            19061
-----------------------------------------------------------------------------------------------------------------------------------
09-0001577         Corporate Tower                                         Moraine                  Ohio                    45439
09-0001579         Dundee Ridge Plaza                                      Dundee                   Florida                 33838
32451              Adolfo Self Storage                                     Camarillo                California              93012
-----------------------------------------------------------------------------------------------------------------------------------
DBM16950           Park West Apartments                                    Jacksonville             North Carolina          28546
35756              New Haven Portfolio
35756-1            197-199 Wooster Street Apartments                       New Haven                Connecticut             06511
35756-2            209-211 Greene Street                                   New Haven                Connecticut             06511
35756-3            238-258 College Street                                  New Haven                Connecticut             06510
DBM16970           Kendall Court                                           North Brunswick          New Jersey              08902
09-0001570         Ashburn Farm II                                         Ashburn                  Virginia                20147
-----------------------------------------------------------------------------------------------------------------------------------
09-0001565         Cape Charles Food Lion                                  Cape Charles             Virginia                23310
09-0001537         Englewood Place Apartments                              Houston                  Texas                   77072
36167              Southwind Apartments                                    Tucson                   Arizona                 85711
09-0001574         Lakeland Parkway Self Storage                           Flowood                  Mississippi             39208
09-0001594         Camelot Apartments                                      Wichita Falls            Texas                   76308
-----------------------------------------------------------------------------------------------------------------------------------
DBM16923           Wyndfall Apartments                                     Hope Mills               North Carolina          28348
09-0001593         Seminole Creek Apartments                               Fitchburg                Wisconsin               53575
09-0001556         Westfield Ridge Apartments                              Humble                   Texas                   77338
35673              Millburn Office                                         Millburn                 New Jersey              07041
-----------------------------------------------------------------------------------------------------------------------------------
09-0001555         Victoria Pointe Apartments                              Summit Township          Michigan                49203
09-0001554         Parkway Centre North                                    Highlands Ranch          Colorado                80129
09-0001572         Riverview Commons                                       Riverview                Michigan                48192
34008              Turnbull Canyon Industrial Building                     City of Industry         California              91745
34947              Harrison Self Storage                                   Davis                    California              95616
-----------------------------------------------------------------------------------------------------------------------------------
36168              Loma Verde Apartments                                   Sierra Vista             Arizona                 85635
09-0001539         Englewood Townhomes                                     Houston                  Texas                   77072
09-0001605         Towne Oaks Apartments                                   Longview                 Texas                   75601
34926              Pelican Bay Apartments                                  Panama City              Florida                 32401
31138              Gateway Self Storage
-----------------------------------------------------------------------------------------------------------------------------------
31138-1            1715 Piney Creek Rd                                     Chester                  Maryland                21619
31138-2            112 Cheslou Rd                                          Chester                  Maryland                21619
31138-3            528 Thompson Creek Rd                                   Stevensville             Maryland                21666
33459              Valley West Center                                      Reseda                   California              91335
30236              Central Self Storage                                    Pompano Beach            Florida                 33069
33494              Shurgard Self Storage                                   Littleton                Colorado                80120
09-0001575         Clinton Storage Park                                    Clinton                  Mississippi             39056
34105              Pender Landing                                          Burgaw                   North Carolina          28425
-----------------------------------------------------------------------------------------------------------------------------------
36071              Villa Dylano Phase II                                   Tallahassee              Florida                 32304
35538              Shoppes at Palm Way                                     Pompano Beach            Florida                 33069
28310              Barbour Gardens Apartments                              Hartford                 Connecticut             06120
32019              Rochelle Hall Apartments                                Forestville              Maryland                20747
33614              3542-3590 Lawson Blvd                                   Oceanside                New York                11572
-----------------------------------------------------------------------------------------------------------------------------------
09-0001580         Flagler Crossing                                        Flagler Beach            Florida                 32136
09-0001589         River's Edge Apartments                                 DeForest                 Wisconsin               53532
09-0001584         Highland Terrace Apartments                             Madison                  Wisconsin               53705

                                                                                    MORTGAGE
                                                                                      RATE        RATE                ORIGINAL
LOAN NUMBER                             PROPERTY NAME                                  (%)        TYPE               BALANCE ($)
----------------------------------------------------------------------------------------------------------------------------------
DBM17167           Harbour Gates Apartments                                            6.44000    Fixed                36,000,000
33878              Sovran Self-Storage Loan                                            7.80000    Fixed                30,500,000
33878-1            Sovran Self-Storage (Austin)                                            -                                  -
33878-2            Sovran Self-Storage (Brewster)                                          -                                  -
----------------------------------------------------------------------------------------------------------------------------------
33878-3            Sovran Self-Storage (Dayton)                                            -                                  -
33878-4            Sovran Self-Storage (East Lansing)                                      -                                  -
33878-5            Sovran Self-Storage (Kalamazoo)                                         -                                  -
----------------------------------------------------------------------------------------------------------------------------------
33878-6            Sovran Self-Storage (League City)                                       -                                  -
33878-7            Sovran Self-Storage (Lehigh Acres)                                      -                                  -
33878-8            Sovran Self-Storage (Northbridge)                                       -                                  -
33878-9            Sovran Self-Storage (Titusville)                                        -                                  -
33878-10           Sovran Self-Storage (Wyoming)                                           -                                  -
----------------------------------------------------------------------------------------------------------------------------------
33878-11           Sovran Self-Storage (Springdale)                                        -                                  -
DBM16985           101 West Ohio                                                       7.32000    Fixed                29,500,000
09-0001473         Ames Industrial                                                     7.34000    Fixed                28,200,000
09-0001557         Featherstone Industrial Park - Piedmont                             7.39000    Fixed                 1,000,000
----------------------------------------------------------------------------------------------------------------------------------
09-0001558         Featherstone Industrial Park - American                             7.39000    Fixed                 5,200,000
09-0001559         Featherstone Industrial Park - Capitol                              7.39000    Fixed                 1,350,000
09-0001560         Featherstone Industrial Park - Foxfire                              7.39000    Fixed                 4,275,000
09-0001561         Featherstone Industrial Park - Keystone                             7.39000    Fixed                 5,300,000
09-0001562         Featherstone Industrial Park - MESPA                                7.39000    Fixed                 4,425,000
----------------------------------------------------------------------------------------------------------------------------------
09-0001563         Featherstone Industrial Park - Enterprise                           7.39000    Fixed                 1,650,000
09-0001564         Featherstone Industrial Park - Colonial                             7.39000    Fixed                 4,800,000
DBM17126           The Westin Portland                                                 7.61000    Fixed                23,300,000
DBM16010           Northway Mall                                                       7.20000    Fixed                20,500,000
09-0001541         Southlake Town Square                                               7.37000    Fixed                17,990,000
----------------------------------------------------------------------------------------------------------------------------------
30438              Courtyard by Marriott (New Orleans)                                 7.90000    Fixed                18,000,000
DBM16975           Pierside Pavilion                                                   7.52000    Fixed                16,000,000
DBM16754           White Oak Towers Apartments                                         6.16000    Fixed                16,000,000
34417              Cross Pointe                                                        7.40000    Fixed                15,600,000
DBM16849           Haverhill Apartments                                                7.14000    Fixed                15,500,000
----------------------------------------------------------------------------------------------------------------------------------
DBM17032           Bernal Shopping Center                                              7.68000    Fixed                15,000,000
34665              Timmons Office Building                                             7.27000    Fixed                14,940,000
09-0001518         Summit Palm Lake Apartments                                         7.48000    Fixed                14,900,000
33484              Towne Center                                                        7.18000    Fixed                14,640,000
DBM16845           Springfield Hilton Hotel                                            7.93000    Fixed                12,500,000
DBM17161           Landsdowne Centre                                                   7.50000    Fixed                11,250,000
----------------------------------------------------------------------------------------------------------------------------------
09-0001576         Heritage Plaza                                                      7.10000    Fixed                11,250,000
33847              VIC Industrial                                                      7.39000    Fixed                11,000,000
34270              The Homestead                                                       7.45000    Fixed                11,000,000
09-0001606         The Palms at South Shore Apartments                                 7.02000    Fixed                10,600,000
33100              Lake City Mall                                                      7.48000    Fixed                10,300,000
----------------------------------------------------------------------------------------------------------------------------------
09-0001523         Lyons Creek and Magnolia MHP Portfolio                              7.62000    Fixed                 9,590,000
09-0001523-A       Lyons Creek Mobile Home Park                                            -                                  -
09-0001523-B       Magnolia Estates Mobile Home Park                                       -                                  -
09-0001571         Howe Cottage Office Park                                            7.45000    Fixed                 9,350,000
36206              Santa Rosa Southside                                                7.63000    Fixed                 8,750,000
32376              Holiday Inn (Orangeburg)                                            7.39000    Fixed                 8,800,000
DBM16776           Pheasant Ridge                                                      7.52000    Fixed                 8,631,000
----------------------------------------------------------------------------------------------------------------------------------
DBM16810           Cedar Grove Shopping Center                                         7.63000    Fixed                 8,500,000
DBM17061           American Heritage Plaza                                             7.41000    Fixed                 8,250,000
09-0001548         Stafford Commerce Center I                                          7.31000    Fixed                 3,517,000
09-0001549         Stafford Commerce Center II                                         7.31000    Fixed                 3,983,000
----------------------------------------------------------------------------------------------------------------------------------
09-0001599         Westgate Marketplace                                                7.81000    Fixed                 7,400,000
DBM17027           Nob Hill Apartments                                                 7.22000    Fixed                 7,250,000
09-0001569         Pheasant Run Plaza                                                  6.99000    Fixed                 7,200,000
DBM16767           20 Horseneck Lane                                                   7.14000    Fixed                 7,000,000
----------------------------------------------------------------------------------------------------------------------------------
DBM16751           Iverson Towers Apartments                                           6.16000    Fixed                 6,650,000
09-0001567         Lottsford Business Center                                           7.40000    Fixed                 6,400,000
09-0001590         Sauk Gardens Apartments                                             6.83000    Fixed                 6,150,000
36069              Jacob's Landing                                                     7.26000    Fixed                 5,900,000
09-0001585         Junction Ridge Apartments                                           6.67000    Fixed                 5,700,000
DBM16846           1895 Walt Whitman Road                                              7.55000    Fixed                 5,200,000
DBM16747           Kenilworth Towers Apartments                                        6.16000    Fixed                 5,200,000
----------------------------------------------------------------------------------------------------------------------------------
09-0001595         Airpark 99                                                          7.22000    Fixed                 5,100,000
DBM17206           Charlestown North                                                   6.74000    Fixed                 5,000,000
09-0001596         Mira Vista Commons                                                  7.22000    Fixed                 4,880,000
34560              Pueblo at Summerlin Shopping Centre                                 7.73000    Fixed                 4,730,000
----------------------------------------------------------------------------------------------------------------------------------
34538              Orchard Manor Apartments                                            7.29000    Fixed                 2,030,000
35281              Village Square Apartments                                           7.29000    Fixed                 2,670,000
DBM17041           McCarty Portfolio                                                   6.92000    Fixed                 4,450,000
DBM17041-A         4600 Hiatus Road                                                        -                                  -
DBM17041-B         2200 Mears Parkway                                                      -                                  -
----------------------------------------------------------------------------------------------------------------------------------
35564              Mission Bay Self Storage                                            7.37000    Fixed                 4,400,000
33110              Adobe Villas Apartments                                             7.30000    Fixed                 4,320,000
----------------------------------------------------------------------------------------------------------------------------------
09-0001550         4620 Wisconsin Ave Building                                         6.99000    Fixed                 4,200,000
09-0001582         Hickory Ridge Apartments                                            7.02000    Fixed                 4,125,000
36169              Rancho Mirage Apartments                                            7.00000    Fixed                 4,100,000
09-0001581         Clear Lake Village Apartments                                       7.02000    Fixed                 4,100,000
34347              Courtyard Apartments                                                6.90000    Fixed                 4,115,000
----------------------------------------------------------------------------------------------------------------------------------
09-0001578         Kingstree Commons Shopping Center                                   7.69000    Fixed                 4,020,000
34086              Target at Hudson Valley Mall                                        7.26000    Fixed                 4,000,000
09-0001566         Palm Harbor Commons                                                 7.62000    Fixed                 3,800,000
09-0001568         General Kearny Apartments                                           6.25000    Fixed                 3,800,000
09-0001592         23 Creek Circle                                                     7.09000    Fixed                 3,650,000
----------------------------------------------------------------------------------------------------------------------------------
09-0001577         Corporate Tower                                                     7.18000    Fixed                 3,600,000
09-0001579         Dundee Ridge Plaza                                                  7.36000    Fixed                 3,500,000
32451              Adolfo Self Storage                                                 7.73000    Fixed                 3,400,000
----------------------------------------------------------------------------------------------------------------------------------
DBM16950           Park West Apartments                                                7.45000    Fixed                 3,325,000
35756              New Haven Portfolio                                                 7.21000    Fixed                 3,300,000
35756-1            197-199 Wooster Street Apartments                                       -                                  -
35756-2            209-211 Greene Street                                                   -                                  -
35756-3            238-258 College Street                                                  -                                  -
DBM16970           Kendall Court                                                       7.25000    Fixed                 3,200,000
09-0001570         Ashburn Farm II                                                     7.45000    Fixed                 3,200,000
----------------------------------------------------------------------------------------------------------------------------------
09-0001565         Cape Charles Food Lion                                              7.36000    Fixed                 3,200,000
09-0001537         Englewood Place Apartments                                          6.75000    Fixed                 3,120,000
36167              Southwind Apartments                                                7.00000    Fixed                 3,000,000
09-0001574         Lakeland Parkway Self Storage                                       7.79000    Fixed                 2,935,000
09-0001594         Camelot Apartments                                                  7.18000    Fixed                 2,730,000
----------------------------------------------------------------------------------------------------------------------------------
DBM16923           Wyndfall Apartments                                                 7.49000    Fixed                 2,625,000
09-0001593         Seminole Creek Apartments                                           6.55000    Fixed                 2,600,000
09-0001556         Westfield Ridge Apartments                                          6.60000    Fixed                 2,600,000
35673              Millburn Office                                                     7.22000    Fixed                 2,525,000
----------------------------------------------------------------------------------------------------------------------------------
09-0001555         Victoria Pointe Apartments                                          6.38000    Fixed                 2,500,000
09-0001554         Parkway Centre North                                                7.12000    Fixed                 2,450,000
09-0001572         Riverview Commons                                                   7.88000    Fixed                 2,400,000
34008              Turnbull Canyon Industrial Building                                 7.93000    Fixed                 2,325,000
34947              Harrison Self Storage                                               7.70000    Fixed                 2,325,000
----------------------------------------------------------------------------------------------------------------------------------
36168              Loma Verde Apartments                                               7.00000    Fixed                 2,300,000
09-0001539         Englewood Townhomes                                                 6.75000    Fixed                 2,200,000
09-0001605         Towne Oaks Apartments                                               7.37000    Fixed                 2,125,000
34926              Pelican Bay Apartments                                              7.07000    Fixed                 2,000,000
31138              Gateway Self Storage                                                7.82000    Fixed                 1,890,000
----------------------------------------------------------------------------------------------------------------------------------
31138-1            1715 Piney Creek Rd                                                     -                                  -
31138-2            112 Cheslou Rd                                                          -                                  -
31138-3            528 Thompson Creek Rd                                                   -                                  -
33459              Valley West Center                                                  7.75000    Fixed                 1,850,000
30236              Central Self Storage                                                7.72000    Fixed                 1,835,000
33494              Shurgard Self Storage                                               7.69000    Fixed                 1,700,000
09-0001575         Clinton Storage Park                                                7.79000    Fixed                 1,700,000
34105              Pender Landing                                                      7.45000    Fixed                 1,650,000
----------------------------------------------------------------------------------------------------------------------------------
36071              Villa Dylano Phase II                                               7.43000    Fixed                 1,640,000
35538              Shoppes at Palm Way                                                 7.66000    Fixed                 1,600,000
28310              Barbour Gardens Apartments                                          7.46000    Fixed                 1,600,000
32019              Rochelle Hall Apartments                                            7.05000    Fixed                 1,400,000
33614              3542-3590 Lawson Blvd                                               8.01000    Fixed                 1,234,000
----------------------------------------------------------------------------------------------------------------------------------
09-0001580         Flagler Crossing                                                    7.16000    Fixed                 1,200,000
09-0001589         River's Edge Apartments                                             6.69000    Fixed                   850,000
09-0001584         Highland Terrace Apartments                                         6.46000    Fixed                   800,000

                                                                                     REMAINING                        ANTICIPATED
                                                                  CUT-OFF DATE        TERM TO                          REPAYMENT
LOAN NUMBER                           PROPERTY NAME                BALANCE ($)     MATURITY (MOS.)     MATURITY DATE       DATE
----------------------------------------------------------------------------------------------------------------------------------
DBM17167         Harbour Gates Apartments                           36,000,000          120               6/1/12
33878            Sovran Self-Storage Loan                           30,383,449          114              12/5/11
33878-1          Sovran Self-Storage (Austin)                              -
33878-2          Sovran Self-Storage (Brewster)                            -
----------------------------------------------------------------------------------------------------------------------------------
33878-3          Sovran Self-Storage (Dayton)                              -
33878-4          Sovran Self-Storage (East Lansing)                        -
33878-5          Sovran Self-Storage (Kalamazoo)                           -
----------------------------------------------------------------------------------------------------------------------------------
33878-6          Sovran Self-Storage (League City)                         -
33878-7          Sovran Self-Storage (Lehigh Acres)                        -
33878-8          Sovran Self-Storage (Northbridge)                         -
33878-9          Sovran Self-Storage (Titusville)                          -
33878-10         Sovran Self-Storage (Wyoming)                             -
----------------------------------------------------------------------------------------------------------------------------------
33878-11         Sovran Self-Storage (Springdale)                          -
DBM16985         101 West Ohio                                      29,483,304          119               5/1/12
09-0001473       Ames Industrial                                    27,944,480          107               5/1/11
09-0001557       Featherstone Industrial Park - Piedmont               996,931          116               2/1/12
----------------------------------------------------------------------------------------------------------------------------------
09-0001558       Featherstone Industrial Park - American             5,184,043          116               2/1/12
09-0001559       Featherstone Industrial Park - Capitol              1,345,857          116               2/1/12
09-0001560       Featherstone Industrial Park - Foxfire              4,261,882          116               2/1/12
09-0001561       Featherstone Industrial Park - Keystone             5,283,737          116               2/1/12
09-0001562       Featherstone Industrial Park - MESPA                4,411,422          116               2/1/12
----------------------------------------------------------------------------------------------------------------------------------
09-0001563       Featherstone Industrial Park - Enterprise           1,644,937          116               2/1/12
09-0001564       Featherstone Industrial Park - Colonial             4,785,271          116               2/1/12
DBM17126         The Westin Portland                                23,300,000          120               6/1/12
DBM16010         Northway Mall                                      20,500,000          120               6/1/12
09-0001541       Southlake Town Square                              17,874,894          111               9/1/11
----------------------------------------------------------------------------------------------------------------------------------
30438            Courtyard by Marriott (New Orleans)                17,726,779          105               3/1/11
DBM16975         Pierside Pavilion                                  15,985,162          119               5/1/12
DBM16754         White Oak Towers Apartments                        15,971,762          118               4/1/12
34417            Cross Pointe                                       15,570,796           57               3/5/07
DBM16849         Haverhill Apartments                               15,478,281           58               4/1/07
----------------------------------------------------------------------------------------------------------------------------------
DBM17032         Bernal Shopping Center                             15,000,000          120               6/1/12
34665            Timmons Office Building                            14,893,058          116               2/5/12
09-0001518       Summit Palm Lake Apartments                        14,790,047           49               7/1/06
33484            Towne Center                                       14,575,385          114              12/5/11
DBM16845         Springfield Hilton Hotel                           12,500,000          120               6/1/12
DBM17161         Landsdowne Centre                                  11,250,000          240               6/1/22
----------------------------------------------------------------------------------------------------------------------------------
09-0001576       Heritage Plaza                                     11,227,177          117               3/1/12
33847            VIC Industrial                                     10,979,351          117               3/5/12
34270            The Homestead                                      10,960,525          115               1/5/12
09-0001606       The Palms at South Shore Apartments                10,600,000          120               6/1/12
33100            Lake City Mall                                     10,263,277          115               1/5/12
----------------------------------------------------------------------------------------------------------------------------------
09-0001523       Lyons Creek and Magnolia MHP Portfolio              9,488,016          110               8/1/11
09-0001523-A     Lyons Creek Mobile Home Park                              -
09-0001523-B     Magnolia Estates Mobile Home Park                         -
09-0001571       Howe Cottage Office Park                            9,321,647          116               2/1/12
36206            Santa Rosa Southside                                8,750,000          120               6/5/12
32376            Holiday Inn (Orangeburg)                            8,730,853          113              11/1/11
DBM16776         Pheasant Ridge                                      8,620,002          118               4/1/12
----------------------------------------------------------------------------------------------------------------------------------
DBM16810         Cedar Grove Shopping Center                         8,495,656          119               5/1/12
DBM17061         American Heritage Plaza                             8,250,000          120               6/1/12
09-0001548       Stafford Commerce Center I                          3,493,088          116               2/1/12
09-0001549       Stafford Commerce Center II                         3,955,920          116               2/1/12
----------------------------------------------------------------------------------------------------------------------------------
09-0001599       Westgate Marketplace                                7,391,251          118               4/1/12
DBM17027         Nob Hill Apartments                                 7,245,765           59               5/1/07
09-0001569       Pheasant Run Plaza                                  7,176,101          116               2/1/12
DBM16767         20 Horseneck Lane                                   6,994,251          149              11/1/14
----------------------------------------------------------------------------------------------------------------------------------
DBM16751         Iverson Towers Apartments                           6,638,264          118               4/1/12
09-0001567       Lottsford Business Center                           6,376,782          115               1/1/12
09-0001590       Sauk Gardens Apartments                             6,140,711          118               4/1/12
36069            Jacob's Landing                                     5,900,000          120               6/5/12
09-0001585       Junction Ridge Apartments                           5,691,057          118               4/1/12
DBM16846         1895 Walt Whitman Road                              5,200,000          120               6/1/12
DBM16747         Kenilworth Towers Apartments                        5,195,870          119               5/1/12
----------------------------------------------------------------------------------------------------------------------------------
09-0001595       Airpark 99                                          5,092,993          118               4/1/12
DBM17206         Charlestown North                                   5,000,000          120               6/1/12
09-0001596       Mira Vista Commons                                  4,870,410          117               3/1/12
34560            Pueblo at Summerlin Shopping Centre                 4,727,664          119               5/5/12
----------------------------------------------------------------------------------------------------------------------------------
34538            Orchard Manor Apartments                            2,020,204          115               1/5/12
35281            Village Square Apartments                           2,657,116          115               1/5/12
DBM17041         McCarty Portfolio                                   4,447,150          119               5/1/12
DBM17041-A       4600 Hiatus Road                                          -
DBM17041-B       2200 Mears Parkway                                        -
----------------------------------------------------------------------------------------------------------------------------------
35564            Mission Bay Self Storage                            4,400,000          120               6/5/12
33110            Adobe Villas Apartments                             4,289,313          110               8/5/11
----------------------------------------------------------------------------------------------------------------------------------
09-0001550       4620 Wisconsin Ave Building                         4,183,363          115               1/1/12
09-0001582       Hickory Ridge Apartments                            4,122,436          119               5/1/12
36169            Rancho Mirage Apartments                            4,100,000          120               6/5/12
09-0001581       Clear Lake Village Apartments                       4,097,452          119               5/1/12
34347            Courtyard Apartments                                4,095,657          114              12/5/11
----------------------------------------------------------------------------------------------------------------------------------
09-0001578       Kingstree Commons Shopping Center                   4,015,096          118               4/1/12
34086            Target at Hudson Valley Mall                        3,985,043          115               1/5/12
09-0001566       Palm Harbor Commons                                 3,786,860          115               1/1/12
09-0001568       General Kearny Apartments                           3,782,440          115               1/1/12
09-0001592       23 Creek Circle                                     3,642,576          117               3/1/12
----------------------------------------------------------------------------------------------------------------------------------
09-0001577       Corporate Tower                                     3,582,547          116               2/1/12
09-0001579       Dundee Ridge Plaza                                  3,496,635          119               5/1/12
32451            Adolfo Self Storage                                 3,364,559          110               8/5/11
----------------------------------------------------------------------------------------------------------------------------------
DBM16950         Park West Apartments                                3,323,196          119               5/1/12
35756            New Haven Portfolio                                 3,300,000          120               6/5/12
35756-1          197-199 Wooster Street Apartments                         -
35756-2          209-211 Greene Street                                     -
35756-3          238-258 College Street                                    -
DBM16970         Kendall Court                                       3,200,000          120               6/1/12
09-0001570       Ashburn Farm II                                     3,190,296          116               2/1/12
----------------------------------------------------------------------------------------------------------------------------------
09-0001565       Cape Charles Food Lion                              3,188,290          115               1/1/12
09-0001537       Englewood Place Apartments                          3,120,000          112              10/1/11
36167            Southwind Apartments                                3,000,000          120               6/5/12
09-0001574       Lakeland Parkway Self Storage                       2,922,083          116               2/1/12
09-0001594       Camelot Apartments                                  2,723,974          118               4/1/12
----------------------------------------------------------------------------------------------------------------------------------
DBM16923         Wyndfall Apartments                                 2,623,594          119               5/1/12
09-0001593       Seminole Creek Apartments                           2,593,564          118               4/1/12
09-0001556       Westfield Ridge Apartments                          2,586,942          114              12/1/11
35673            Millburn Office                                     2,525,000          120               7/1/12
----------------------------------------------------------------------------------------------------------------------------------
09-0001555       Victoria Pointe Apartments                          2,469,449          114              12/1/11
09-0001554       Parkway Centre North                                2,439,039          114              12/1/11
09-0001572       Riverview Commons                                   2,379,569          115               1/1/12
34008            Turnbull Canyon Industrial Building                 2,322,337          118               4/5/12
34947            Harrison Self Storage                               2,318,251          117               3/5/12
----------------------------------------------------------------------------------------------------------------------------------
36168            Loma Verde Apartments                               2,300,000          120               6/5/12
09-0001539       Englewood Townhomes                                 2,200,000          111               9/1/11
09-0001605       Towne Oaks Apartments                               2,123,816          119               5/1/12
34926            Pelican Bay Apartments                              1,985,927          114              12/5/11
31138            Gateway Self Storage                                1,877,184          109               7/5/11
----------------------------------------------------------------------------------------------------------------------------------
31138-1          1715 Piney Creek Rd                                       -
31138-2          112 Cheslou Rd                                            -
31138-3          528 Thompson Creek Rd                                     -
33459            Valley West Center                                  1,841,806          116               2/5/12
30236            Central Self Storage                                1,822,240          109               7/5/11
33494            Shurgard Self Storage                               1,700,000          120               6/5/12
09-0001575       Clinton Storage Park                                1,692,518          116               2/1/12
34105            Pender Landing                                      1,644,963          117               3/5/12
----------------------------------------------------------------------------------------------------------------------------------
36071            Villa Dylano Phase II                               1,640,000          120               6/5/12
35538            Shoppes at Palm Way                                 1,600,000          120               6/5/12
28310            Barbour Gardens Apartments                          1,575,304          106               4/5/11
32019            Rochelle Hall Apartments                            1,390,115          114              12/5/11
33614            3542-3590 Lawson Blvd                               1,231,675          118               4/5/12
----------------------------------------------------------------------------------------------------------------------------------
09-0001580       Flagler Crossing                                    1,189,211          177               3/1/17
09-0001589       River's Edge Apartments                               848,673          118               4/1/12
09-0001584       Highland Terrace Apartments                           798,682          118               4/1/12

                                                                 DATE PAYMENT        MONTHLY                         CREDIT LEASE
LOAN NUMBER                         PROPERTY NAME                    DUE             PAYMENT              ARD LOAN        LOAN
-----------------------------------------------------------------------------------------------------------------------------------
DBM17167       Harbour Gates Apartments                               1                  226,125.83
33878          Sovran Self-Storage Loan                               5                  219,560.50
33878-1        Sovran Self-Storage (Austin)                                                      -
33878-2        Sovran Self-Storage (Brewster)                                                    -
-----------------------------------------------------------------------------------------------------------------------------------
33878-3        Sovran Self-Storage (Dayton)                                                      -
33878-4        Sovran Self-Storage (East Lansing)                                                -
33878-5        Sovran Self-Storage (Kalamazoo)                                                   -
-----------------------------------------------------------------------------------------------------------------------------------
33878-6        Sovran Self-Storage (League City)                                                 -
33878-7        Sovran Self-Storage (Lehigh Acres)                                                -
33878-8        Sovran Self-Storage (Northbridge)                                                 -
33878-9        Sovran Self-Storage (Titusville)                                                  -
33878-10       Sovran Self-Storage (Wyoming)                                                     -
-----------------------------------------------------------------------------------------------------------------------------------
33878-11       Sovran Self-Storage (Springdale)                                                  -
DBM16985       101 West Ohio                                          1                  202,644.53
09-0001473     Ames Industrial                                        1                  194,098.17
09-0001557     Featherstone Industrial Park - Piedmont                1                    6,916.98
-----------------------------------------------------------------------------------------------------------------------------------
09-0001558     Featherstone Industrial Park - American                1                   35,968.28
09-0001559     Featherstone Industrial Park - Capitol                 1                    9,337.92
09-0001560     Featherstone Industrial Park - Foxfire                 1                   29,570.08
09-0001561     Featherstone Industrial Park - Keystone                1                   36,659.98
09-0001562     Featherstone Industrial Park - MESPA                   1                   30,607.62
-----------------------------------------------------------------------------------------------------------------------------------
09-0001563     Featherstone Industrial Park - Enterprise              1                   11,413.01
09-0001564     Featherstone Industrial Park - Colonial                1                   33,201.49
DBM17126       The Westin Portland                                    1                  173,855.52
DBM16010       Northway Mall                                          1                  139,151.58
09-0001541     Southlake Town Square                                  1                  124,191.16
-----------------------------------------------------------------------------------------------------------------------------------
30438          Courtyard by Marriott (New Orleans)                    1                  137,736.63
DBM16975       Pierside Pavilion                                      1                  118,446.81
DBM16754       White Oak Towers Apartments                            1                   97,580.12
34417          Cross Pointe                                           5                  108,011.25
DBM16849       Haverhill Apartments                                   1                  104,583.35
-----------------------------------------------------------------------------------------------------------------------------------
DBM17032       Bernal Shopping Center                                 1                  106,737.16
34665          Timmons Office Building                                5                  102,119.88
09-0001518     Summit Palm Lake Apartments                            1                  103,978.98
33484          Towne Center                                           5                   99,176.46
DBM16845       Springfield Hilton Hotel                               1                   91,111.33
DBM17161       Landsdowne Centre                                      1                   91,389.72
-----------------------------------------------------------------------------------------------------------------------------------
09-0001576     Heritage Plaza                                         1                   75,603.60
33847          VIC Industrial                                         5                   76,086.75
34270          The Homestead                                          5                   76,537.33
09-0001606     The Palms at South Shore Apartments                    1                   70,664.50
33100          Lake City Mall                                         5                   71,878.09
-----------------------------------------------------------------------------------------------------------------------------------
09-0001523     Lyons Creek and Magnolia MHP Portfolio                 1                   71,619.49
09-0001523-A   Lyons Creek Mobile Home Park                                                      -
09-0001523-B   Magnolia Estates Mobile Home Park                                                 -
09-0001571     Howe Cottage Office Park                               1                   65,056.73
36206          Santa Rosa Southside                                   5                   61,962.05
32376          Holiday Inn (Orangeburg)                               1                   64,402.89
DBM16776       Pheasant Ridge                                         1                   60,467.45
-----------------------------------------------------------------------------------------------------------------------------------
DBM16810       Cedar Grove Shopping Center                            1                   60,191.71
DBM17061       American Heritage Plaza                                1                   57,177.62
09-0001548     Stafford Commerce Center I                             1                   27,342.37
09-0001549     Stafford Commerce Center II                            1                   30,965.21
-----------------------------------------------------------------------------------------------------------------------------------
09-0001599     Westgate Marketplace                                   1                   53,321.65
DBM17027       Nob Hill Apartments                                    1                   49,310.34
09-0001569     Pheasant Run Plaza                                     1                   47,853.43
DBM16767       20 Horseneck Lane                                      1                   48,787.70
-----------------------------------------------------------------------------------------------------------------------------------
DBM16751       Iverson Towers Apartments                              1                   40,556.74
09-0001567     Lottsford Business Center                              1                   44,312.31
09-0001590     Sauk Gardens Apartments                                1                   40,216.38
36069          Jacob's Landing                                        5                   40,288.43
09-0001585     Junction Ridge Apartments                              1                   36,667.48
DBM16846       1895 Walt Whitman Road                                 1                   36,537.36
DBM16747       Kenilworth Towers Apartments                           1                   31,713.54
-----------------------------------------------------------------------------------------------------------------------------------
09-0001595     Airpark 99                                             1                   34,687.28
DBM17206       Charlestown North                                      1                   32,396.68
09-0001596     Mira Vista Commons                                     1                   33,190.96
34560          Pueblo at Summerlin Shopping Centre                    5                   33,820.95
-----------------------------------------------------------------------------------------------------------------------------------
34538          Orchard Manor Apartments                               5                   14,348.64
35281          Village Square Apartments                              5                   18,872.35
DBM17041       McCarty Portfolio                                      1                   29,367.26
DBM17041-A     4600 Hiatus Road                                                                  -
DBM17041-B     2200 Mears Parkway                                                                -
-----------------------------------------------------------------------------------------------------------------------------------
35564          Mission Bay Self Storage                               5                   30,664.66
33110          Adobe Villas Apartments                                5                   29,616.66
-----------------------------------------------------------------------------------------------------------------------------------
09-0001550     4620 Wisconsin Ave Building                            1                   27,914.50
09-0001582     Hickory Ridge Apartments                               1                   27,499.16
36169          Rancho Mirage Apartments                               5                   27,277.40
09-0001581     Clear Lake Village Apartments                          1                   27,332.49
34347          Courtyard Apartments                                   5                   27,101.40
-----------------------------------------------------------------------------------------------------------------------------------
09-0001578     Kingstree Commons Shopping Center                      1                   28,633.27
34086          Target at Hudson Valley Mall                           5                   27,314.19
09-0001566     Palm Harbor Commons                                    1                   26,883.09
09-0001568     General Kearny Apartments                              1                   23,397.25
09-0001592     23 Creek Circle                                        1                   24,504.56
-----------------------------------------------------------------------------------------------------------------------------------
09-0001577     Corporate Tower                                        1                   25,858.92
09-0001579     Dundee Ridge Plaza                                     1                   25,546.81
32451          Adolfo Self Storage                                    5                   25,636.55
-----------------------------------------------------------------------------------------------------------------------------------
DBM16950       Park West Apartments                                   1                   23,135.15
35756          New Haven Portfolio                                    5                   23,767.65
35756-1        197-199 Wooster Street Apartments                                                 -
35756-2        209-211 Greene Street                                                             -
35756-3        238-258 College Street                                                            -
DBM16970       Kendall Court                                          1                   21,829.64
09-0001570     Ashburn Farm II                                        1                   22,265.40
-----------------------------------------------------------------------------------------------------------------------------------
09-0001565     Cape Charles Food Lion                                 1                   22,068.90
09-0001537     Englewood Place Apartments                             1                   20,236.26
36167          Southwind Apartments                                   5                   19,959.07
09-0001574     Lakeland Parkway Self Storage                          1                   22,246.03
09-0001594     Camelot Apartments                                     1                   19,609.68
-----------------------------------------------------------------------------------------------------------------------------------
DBM16923       Wyndfall Apartments                                    1                   18,336.41
09-0001593     Seminole Creek Apartments                              1                   17,636.70
09-0001556     Westfield Ridge Apartments                             1                   16,605.13
35673          Millburn Office                                        1                   17,173.60
-----------------------------------------------------------------------------------------------------------------------------------
09-0001555     Victoria Pointe Apartments                             1                   18,463.13
09-0001554     Parkway Centre North                                   1                   16,497.84
09-0001572     Riverview Commons                                      1                   19,895.70
34008          Turnbull Canyon Industrial Building                    5                   16,946.71
34947          Harrison Self Storage                                  5                   17,485.14
-----------------------------------------------------------------------------------------------------------------------------------
36168          Loma Verde Apartments                                  5                   15,301.96
09-0001539     Englewood Townhomes                                    1                   14,269.16
09-0001605     Towne Oaks Apartments                                  1                   14,669.61
34926          Pelican Bay Apartments                                 5                   14,225.02
31138          Gateway Self Storage                                   5                   13,631.73
-----------------------------------------------------------------------------------------------------------------------------------
31138-1        1715 Piney Creek Rd                                                               -
31138-2        112 Cheslou Rd                                                                    -
31138-3        528 Thompson Creek Rd                                                             -
33459          Valley West Center                                     5                   13,973.58
30236          Central Self Storage                                   5                   13,108.14
33494          Shurgard Self Storage                                  5                   12,773.70
09-0001575     Clinton Storage Park                                   1                   12,885.27
34105          Pender Landing                                         5                   12,139.74
-----------------------------------------------------------------------------------------------------------------------------------
36071          Villa Dylano Phase II                                  5                   11,388.61
35538          Shoppes at Palm Way                                    5                   11,990.88
28310          Barbour Gardens Apartments                             5                   11,782.26
32019          Rochelle Hall Apartments                               5                     9,939.61
33614          3542-3590 Lawson Blvd                                  5                     9,532.39
-----------------------------------------------------------------------------------------------------------------------------------
09-0001580     Flagler Crossing                                       1                   10,893.57
09-0001589     River's Edge Apartments                                1                     5,479.23
09-0001584     Highland Terrace Apartments                            1                     5,035.52

                                                                                                                        ADDITIONAL
                                                                                                       BROKER STRIP      SERVICING
LOAN NUMBER                        PROPERTY NAME                     PREPAYMENT PROVISION                  LOAN          FEE LOAN
-----------------------------------------------------------------------------------------------------------------------------------
DBM17167      Harbour Gates Apartments                          Lockout/24_Defeasance/92_0%/4
33878         Sovran Self-Storage Loan                          Lockout/30_Defeasance/88_0%/2
33878-1       Sovran Self-Storage (Austin)
33878-2       Sovran Self-Storage (Brewster)
-----------------------------------------------------------------------------------------------------------------------------------
33878-3       Sovran Self-Storage (Dayton)
33878-4       Sovran Self-Storage (East Lansing)
33878-5       Sovran Self-Storage (Kalamazoo)
-----------------------------------------------------------------------------------------------------------------------------------
33878-6       Sovran Self-Storage (League City)
33878-7       Sovran Self-Storage (Lehigh Acres)
33878-8       Sovran Self-Storage (Northbridge)
33878-9       Sovran Self-Storage (Titusville)
33878-10      Sovran Self-Storage (Wyoming)
-----------------------------------------------------------------------------------------------------------------------------------
33878-11      Sovran Self-Storage (Springdale)
DBM16985      101 West Ohio                                     Lockout/25_Defeasance/90_0%/5
09-0001473    Ames Industrial                                   Lockout/35_Defeasance/81_0%/4                               Yes
09-0001557    Featherstone Industrial Park - Piedmont           Lockout/28_Defeasance/88_0%/4
-----------------------------------------------------------------------------------------------------------------------------------
09-0001558    Featherstone Industrial Park - American           Lockout/28_Defeasance/88_0%/4
09-0001559    Featherstone Industrial Park - Capitol            Lockout/28_Defeasance/88_0%/4
09-0001560    Featherstone Industrial Park - Foxfire            Lockout/28_Defeasance/88_0%/4
09-0001561    Featherstone Industrial Park - Keystone           Lockout/28_Defeasance/88_0%/4
09-0001562    Featherstone Industrial Park - MESPA              Lockout/28_Defeasance/88_0%/4
-----------------------------------------------------------------------------------------------------------------------------------
09-0001563    Featherstone Industrial Park - Enterprise         Lockout/28_Defeasance/88_0%/4
09-0001564    Featherstone Industrial Park - Colonial           Lockout/28_Defeasance/88_0%/4
DBM17126      The Westin Portland                                Lockout/24_Defeasance/89_0%/7
DBM16010      Northway Mall                                      Lockout/24_Defeasance/92_0%/4
09-0001541    Southlake Town Square                              Lockout/33_Defeasance/83_0%/4              Yes
-----------------------------------------------------------------------------------------------------------------------------------
30438         Courtyard by Marriott (New Orleans)               Lockout/48_Defeasance/68_0%/4
DBM16975      Pierside Pavilion                                 Lockout/25_Defeasance/91_0%/4
DBM16754      White Oak Towers Apartments                       Lockout/26_Defeasance/90_0%/4
34417         Cross Pointe                                      Lockout/27_Defeasance/31_0%/2
DBM16849      Haverhill Apartments                              Lockout/26_Defeasance/30_0%/4
-----------------------------------------------------------------------------------------------------------------------------------
DBM17032      Bernal Shopping Center                            Lockout/24_Defeasance/92_0%/4
34665         Timmons Office Building                           Lockout/28_Defeasance/90_0%/2
09-0001518    Summit Palm Lake Apartments                       Lockout/34_Defeasance/22_0%/4               Yes
33484         Towne Center                                      Lockout/30_ Defeasance/88_0%/2
DBM16845      Springfield Hilton Hotel                         Lockout/24_> of YM or 1%/92_0%/4
DBM17161      Landsdowne Centre                                 Lockout/24_Defeasance/212_0%/4
-----------------------------------------------------------------------------------------------------------------------------------
09-0001576    Heritage Plaza                                    Lockout/27_Defeasance/89_0%/4
33847         VIC Industrial                                    Lockout/27_ Defeasance/89_0%/4
34270         The Homestead                                     Lockout/29_Defeasance/89_0%/2
09-0001606    The Palms at South Shore Apartments               Lockout/24_Defeasance/92_0%/4
33100         Lake City Mall                                    Lockout/29_Defeasance/87_0%/4
-----------------------------------------------------------------------------------------------------------------------------------
09-0001523    Lyons Creek and Magnolia MHP Portfolio            Lockout/34_Defeasance/82_0%/4                               Yes
09-0001523-A  Lyons Creek Mobile Home Park
09-0001523-B  Magnolia Estates Mobile Home Park
09-0001571    Howe Cottage Office Park                          Lockout/28_Defeasance/88_0%/4
36206         Santa Rosa Southside                              Lockout/24_Defeasance/92_0%/4
32376         Holiday Inn (Orangeburg)                          Lockout/43_Defeasance/73_0%/4
DBM16776      Pheasant Ridge                                    Lockout/26_Defeasance/90_0%/4
-----------------------------------------------------------------------------------------------------------------------------------
DBM16810      Cedar Grove Shopping Center                       Lockout/25_Defeasance/91_0%/4
DBM17061      American Heritage Plaza                           Lockout/24_Defeasance/92_0%/4
09-0001548    Stafford Commerce Center I                        Lockout/28_Defeasance/88_0%/4
09-0001549    Stafford Commerce Center II                       Lockout/28_Defeasance/88_0%/4
-----------------------------------------------------------------------------------------------------------------------------------
09-0001599    Westgate Marketplace                              Lockout/26_Defeasance/90_0%/4
DBM17027      Nob Hill Apartments                               Lockout/25_Defeasance/31_0%/4
09-0001569    Pheasant Run Plaza                                Lockout/28_Defeasance/88_0%/4
DBM16767      20 Horseneck Lane                                 Lockout/25_Defeasance/121_0%/4
-----------------------------------------------------------------------------------------------------------------------------------
DBM16751      Iverson Towers Apartments                         Lockout/26_Defeasance/90_0%/4
09-0001567    Lottsford Business Center                         Lockout/29_Defeasance/87_0%/4
09-0001590    Sauk Gardens Apartments                           Lockout/26_Defeasance/90_0%/4                               Yes
36069         Jacob's Landing                                   Lockout/24_Defeasance/94_0%/2
09-0001585    Junction Ridge Apartments                         Lockout/26_Defeasance/90_0%/4                               Yes
DBM16846      1895 Walt Whitman Road                            Lockout/24_Defeasance/92_0%/4
DBM16747      Kenilworth Towers Apartments                      Lockout/25_Defeasance/91_0%/4
-----------------------------------------------------------------------------------------------------------------------------------
09-0001595    Airpark 99                                        Lockout/26_Defeasance/90_0%/4
DBM17206      Charlestown North                                 Lockout/24_Defeasance/92_0%/4
09-0001596    Mira Vista Commons                                Lockout/27_Defeasance/89_0%/4
34560         Pueblo at Summerlin Shopping Centre               Lockout/25_Defeasance/91_0%/4
-----------------------------------------------------------------------------------------------------------------------------------
34538         Orchard Manor Apartments                          Lockout/29_Defeasance/87_0%/4
35281         Village Square Apartments                         Lockout/29_Defeasance/87_0%/4
DBM17041      McCarty Portfolio                                 Lockout/25_Defeasance/91_0%/4
DBM17041-A    4600 Hiatus Road
DBM17041-B    2200 Mears Parkway
-----------------------------------------------------------------------------------------------------------------------------------
35564         Mission Bay Self Storage                          Lockout/24_Defeasance/94_0%/2
33110         Adobe Villas Apartments                           Lockout/34_Defeasance/84_0%/2
-----------------------------------------------------------------------------------------------------------------------------------
09-0001550    4620 Wisconsin Ave Building                       Lockout/29_Defeasance/87_0%/4               Yes
09-0001582    Hickory Ridge Apartments                          Lockout/25_Defeasance/91_0%/4
36169         Rancho Mirage Apartments                         Lockout/35_> of YM or 1%/81_0%/4
09-0001581    Clear Lake Village Apartments                     Lockout/25_Defeasance/91_0%/4
34347         Courtyard Apartments                              Lockout/30_Defeasance/88_0%/2
-----------------------------------------------------------------------------------------------------------------------------------
09-0001578    Kingstree Commons Shopping Center                 Lockout/26_Defeasance/90_0%/4               Yes
34086         Target at Hudson Valley Mall                      Lockout/29_Defeasance/87_0%/4
09-0001566    Palm Harbor Commons                               Lockout/29_Defeasance/87_0%/4                               Yes
09-0001568    General Kearny Apartments                         Lockout/29_Defeasance/87_0%/4
09-0001592    23 Creek Circle                                   Lockout/27_Defeasance/89_0%/4
-----------------------------------------------------------------------------------------------------------------------------------
09-0001577    Corporate Tower                                   Lockout/28_Defeasance/88_0%/4               Yes
09-0001579    Dundee Ridge Plaza                                Lockout/25_Defeasance/91_0%/4               Yes
32451         Adolfo Self Storage                               Lockout/34_Defeasance/84_0%/2
-----------------------------------------------------------------------------------------------------------------------------------
DBM16950      Park West Apartments                              Lockout/25_Defeasance/91_0%/4
35756         New Haven Portfolio                               Lockout/24_Defeasance/94_0%/2
35756-1       197-199 Wooster Street Apartments
35756-2       209-211 Greene Street
35756-3       238-258 College Street
DBM16970      Kendall Court                                     Lockout/24_Defeasance/92_0%/4
09-0001570    Ashburn Farm II                                  Lockout/28_> of YM or 1%/88_0%/4             Yes
-----------------------------------------------------------------------------------------------------------------------------------
09-0001565    Cape Charles Food Lion                            Lockout/29_Defeasance/87_0%/4               Yes
09-0001537    Englewood Place Apartments                        Lockout/32_Defeasance/84_0%/4
36167         Southwind Apartments                             Lockout/35_> of YM or 1%/81_0%/4
09-0001574    Lakeland Parkway Self Storage                     Lockout/28_Defeasance/88_0%/4               Yes
09-0001594    Camelot Apartments                                Lockout/26_Defeasance/90_0%/4
-----------------------------------------------------------------------------------------------------------------------------------
DBM16923      Wyndfall Apartments                               Lockout/25_Defeasance/91_0%/4
09-0001593    Seminole Creek Apartments                         Lockout/26_Defeasance/90_0%/4                               Yes
09-0001556    Westfield Ridge Apartments                        Lockout/30_Defeasance/86_0%/4               Yes
35673         Millburn Office                                   Lockout/23_Defeasance/95_0%/2
-----------------------------------------------------------------------------------------------------------------------------------
09-0001555    Victoria Pointe Apartments                        Lockout/30_Defeasance/86_0%/4                               Yes
09-0001554    Parkway Centre North                      Lockout/30_> of YM or 1% or Defeasance/83_0%/7      Yes
09-0001572    Riverview Commons                                 Lockout/29_Defeasance/87_0%/4                               Yes
34008         Turnbull Canyon Industrial Building              Lockout/26_ Defeasance/92_ 0%/2
34947         Harrison Self Storage                            Lockout/27_ Defeasance/91_ 0%/2
-----------------------------------------------------------------------------------------------------------------------------------
36168         Loma Verde Apartments                            Lockout/35_> of YM or 1%/81_0%/4
09-0001539    Englewood Townhomes                               Lockout/33_Defeasance/83_0%/4
09-0001605    Towne Oaks Apartments                             Lockout/25_Defeasance/91_0%/4
34926         Pelican Bay Apartments                           Lockout/30_ Defeasance/88_ 0%/2
31138         Gateway Self Storage                              Lockout/35_Defeasance/83_0%/2
-----------------------------------------------------------------------------------------------------------------------------------
31138-1       1715 Piney Creek Rd
31138-2       112 Cheslou Rd
31138-3       528 Thompson Creek Rd
33459         Valley West Center                                Lockout/28_Defeasance/90_0%/2
30236         Central Self Storage                              Lockout/35_Defeasance/83_0%/2
33494         Shurgard Self Storage                             Lockout/24_Defeasance/94_0%/2
09-0001575    Clinton Storage Park                              Lockout/28_Defeasance/88_0%/4               Yes
34105         Pender Landing                                    Lockout/27_Defeasance/91_0%/2
-----------------------------------------------------------------------------------------------------------------------------------
36071         Villa Dylano Phase II                             Lockout/24_Defeasance/94_0%/2
35538         Shoppes at Palm Way                               Lockout/24_Defeasance/94_0%/2
28310         Barbour Gardens Apartments                        Lockout/35_Defeasance/83_0%/2
32019         Rochelle Hall Apartments                          Lockout/30_Defeasance/89_0%/1
33614         3542-3590 Lawson Blvd                            Lockout/26_ Defeasance/92_ 0%/2
-----------------------------------------------------------------------------------------------------------------------------------
09-0001580    Flagler Crossing                                  Lockout/27_Defeasance/149_0%/4              Yes
09-0001589    River's Edge Apartments                           Lockout/26_Defeasance/90_0%/4                               Yes
09-0001584    Highland Terrace Apartments                       Lockout/26_Defeasance/90_0%/4                               Yes

                                                             CROSS COLLATERALIZED            ENVIRONMENTAL             LETTER OF
LOAN NUMBER                        PROPERTY NAME                  LOAN GROUPS               INSURANCE LOAN            CREDIT LOAN
---------------------------------------------------------------------------------------------------------------------------------
DBM17167      Harbour Gates Apartments
33878         Sovran Self-Storage Loan
33878-1       Sovran Self-Storage (Austin)
33878-2       Sovran Self-Storage (Brewster)
---------------------------------------------------------------------------------------------------------------------------------
33878-3       Sovran Self-Storage (Dayton)
33878-4       Sovran Self-Storage (East Lansing)
33878-5       Sovran Self-Storage (Kalamazoo)
---------------------------------------------------------------------------------------------------------------------------------
33878-6       Sovran Self-Storage (League City)
33878-7       Sovran Self-Storage (Lehigh Acres)
33878-8       Sovran Self-Storage (Northbridge)
33878-9       Sovran Self-Storage (Titusville)
33878-10      Sovran Self-Storage (Wyoming)
---------------------------------------------------------------------------------------------------------------------------------
33878-11      Sovran Self-Storage (Springdale)
DBM16985      101 West Ohio                                                                    DBM16985                     Yes
09-0001473    Ames Industrial
09-0001557    Featherstone Industrial Park - Piedmont               Group A
---------------------------------------------------------------------------------------------------------------------------------
09-0001558    Featherstone Industrial Park - American               Group A
09-0001559    Featherstone Industrial Park - Capitol                Group A
09-0001560    Featherstone Industrial Park - Foxfire                Group A
09-0001561    Featherstone Industrial Park - Keystone               Group A
09-0001562    Featherstone Industrial Park - MESPA                  Group A
---------------------------------------------------------------------------------------------------------------------------------
09-0001563    Featherstone Industrial Park - Enterprise             Group A
09-0001564    Featherstone Industrial Park - Colonial               Group A
DBM17126      The Westin Portland
DBM16010      Northway Mall
09-0001541    Southlake Town Square
---------------------------------------------------------------------------------------------------------------------------------
30438         Courtyard by Marriott (New Orleans)
DBM16975      Pierside Pavilion
DBM16754      White Oak Towers Apartments
34417         Cross Pointe                                                                       34417                      Yes
DBM16849      Haverhill Apartments
---------------------------------------------------------------------------------------------------------------------------------
DBM17032      Bernal Shopping Center
34665         Timmons Office Building
09-0001518    Summit Palm Lake Apartments
33484         Towne Center
DBM16845      Springfield Hilton Hotel
DBM17161      Landsdowne Centre
---------------------------------------------------------------------------------------------------------------------------------
09-0001576    Heritage Plaza
33847         VIC Industrial                                                                                                Yes
34270         The Homestead
09-0001606    The Palms at South Shore Apartments
33100         Lake City Mall
---------------------------------------------------------------------------------------------------------------------------------
09-0001523    Lyons Creek and Magnolia MHP Portfolio
09-0001523-A  Lyons Creek Mobile Home Park
09-0001523-B  Magnolia Estates Mobile Home Park
09-0001571    Howe Cottage Office Park
36206         Santa Rosa Southside
32376         Holiday Inn (Orangeburg)
DBM16776      Pheasant Ridge
---------------------------------------------------------------------------------------------------------------------------------
DBM16810      Cedar Grove Shopping Center                                                      DBM16810
DBM17061      American Heritage Plaza                                                          DBM17061
09-0001548    Stafford Commerce Center I                            Group B
09-0001549    Stafford Commerce Center II                           Group B
---------------------------------------------------------------------------------------------------------------------------------
09-0001599    Westgate Marketplace
DBM17027      Nob Hill Apartments
09-0001569    Pheasant Run Plaza
DBM16767      20 Horseneck Lane
---------------------------------------------------------------------------------------------------------------------------------
DBM16751      Iverson Towers Apartments
09-0001567    Lottsford Business Center
09-0001590    Sauk Gardens Apartments                                                                                       Yes
36069         Jacob's Landing
09-0001585    Junction Ridge Apartments                                                                                     Yes
DBM16846      1895 Walt Whitman Road
DBM16747      Kenilworth Towers Apartments
---------------------------------------------------------------------------------------------------------------------------------
09-0001595    Airpark 99
DBM17206      Charlestown North
09-0001596    Mira Vista Commons
34560         Pueblo at Summerlin Shopping Centre
---------------------------------------------------------------------------------------------------------------------------------
34538         Orchard Manor Apartments                              Group C
35281         Village Square Apartments                             Group C
DBM17041      McCarty Portfolio                                                                                             Yes
DBM17041-A    4600 Hiatus Road
DBM17041-B    2200 Mears Parkway
---------------------------------------------------------------------------------------------------------------------------------
35564         Mission Bay Self Storage
33110         Adobe Villas Apartments
---------------------------------------------------------------------------------------------------------------------------------
09-0001550    4620 Wisconsin Ave Building
09-0001582    Hickory Ridge Apartments
36169         Rancho Mirage Apartments
09-0001581    Clear Lake Village Apartments
34347         Courtyard Apartments
---------------------------------------------------------------------------------------------------------------------------------
09-0001578    Kingstree Commons Shopping Center
34086         Target at Hudson Valley Mall
09-0001566    Palm Harbor Commons
09-0001568    General Kearny Apartments
09-0001592    23 Creek Circle
---------------------------------------------------------------------------------------------------------------------------------
09-0001577    Corporate Tower                                                                                               Yes
09-0001579    Dundee Ridge Plaza
32451         Adolfo Self Storage
---------------------------------------------------------------------------------------------------------------------------------
DBM16950      Park West Apartments
35756         New Haven Portfolio
35756-1       197-199 Wooster Street Apartments
35756-2       209-211 Greene Street
35756-3       238-258 College Street
DBM16970      Kendall Court
09-0001570    Ashburn Farm II
---------------------------------------------------------------------------------------------------------------------------------
09-0001565    Cape Charles Food Lion
09-0001537    Englewood Place Apartments
36167         Southwind Apartments
09-0001574    Lakeland Parkway Self Storage
09-0001594    Camelot Apartments
---------------------------------------------------------------------------------------------------------------------------------
DBM16923      Wyndfall Apartments
09-0001593    Seminole Creek Apartments                                                                                     Yes
09-0001556    Westfield Ridge Apartments
35673         Millburn Office
---------------------------------------------------------------------------------------------------------------------------------
09-0001555    Victoria Pointe Apartments
09-0001554    Parkway Centre North
09-0001572    Riverview Commons
34008         Turnbull Canyon Industrial Building
34947         Harrison Self Storage
---------------------------------------------------------------------------------------------------------------------------------
36168         Loma Verde Apartments
09-0001539    Englewood Townhomes
09-0001605    Towne Oaks Apartments
34926         Pelican Bay Apartments
31138         Gateway Self Storage
---------------------------------------------------------------------------------------------------------------------------------
31138-1       1715 Piney Creek Rd
31138-2       112 Cheslou Rd
31138-3       528 Thompson Creek Rd
33459         Valley West Center
30236         Central Self Storage
33494         Shurgard Self Storage
09-0001575    Clinton Storage Park
34105         Pender Landing
---------------------------------------------------------------------------------------------------------------------------------
36071         Villa Dylano Phase II
35538         Shoppes at Palm Way                                                                                           Yes
28310         Barbour Gardens Apartments
32019         Rochelle Hall Apartments
33614         3542-3590 Lawson Blvd
---------------------------------------------------------------------------------------------------------------------------------
09-0001580    Flagler Crossing
09-0001589    River's Edge Apartments                                                                                       Yes
09-0001584    Highland Terrace Apartments                                                                                   Yes

                                                                                             MASTER
                                                                                            SERVICING
LOAN NUMBER                           PROPERTY NAME               LEASEHOLD                FEE RATE (%)      LOAN SELLER
------------------------------------------------------------------------------------------------------------------------------
DBM17167            Harbour Gates Apartments                                                    0.03320    Deutsche Bank
33878               Sovran Self-Storage Loan                                                    0.12820    GMACCM
33878-1             Sovran Self-Storage (Austin)                                                           GMACCM
33878-2             Sovran Self-Storage (Brewster)                                                         GMACCM
------------------------------------------------------------------------------------------------------------------------------
33878-3             Sovran Self-Storage (Dayton)                                                           GMACCM
33878-4             Sovran Self-Storage (East Lansing)                                                     GMACCM
33878-5             Sovran Self-Storage (Kalamazoo)                                                        GMACCM
------------------------------------------------------------------------------------------------------------------------------
33878-6             Sovran Self-Storage (League City)                                                      GMACCM
33878-7             Sovran Self-Storage (Lehigh Acres)                                                     GMACCM
33878-8             Sovran Self-Storage (Northbridge)                                                      GMACCM
33878-9             Sovran Self-Storage (Titusville)                                                       GMACCM
33878-10            Sovran Self-Storage (Wyoming)                                                          GMACCM
------------------------------------------------------------------------------------------------------------------------------
33878-11            Sovran Self-Storage (Springdale)                                                       GMACCM
DBM16985            101 West Ohio                                                               0.03320    Deutsche Bank
09-0001473          Ames Industrial                                                             0.06320    Archon Financial
09-0001557          Featherstone Industrial Park - Piedmont                                     0.03320    Archon Financial
------------------------------------------------------------------------------------------------------------------------------
09-0001558          Featherstone Industrial Park - American                                     0.03320    Archon Financial
09-0001559          Featherstone Industrial Park - Capitol                                      0.03320    Archon Financial
09-0001560          Featherstone Industrial Park - Foxfire                                      0.03320    Archon Financial
09-0001561          Featherstone Industrial Park - Keystone                                     0.03320    Archon Financial
09-0001562          Featherstone Industrial Park - MESPA                                        0.03320    Archon Financial
------------------------------------------------------------------------------------------------------------------------------
09-0001563          Featherstone Industrial Park - Enterprise                                   0.03320    Archon Financial
09-0001564          Featherstone Industrial Park - Colonial                                     0.03320    Archon Financial
DBM17126            The Westin Portland                                                         0.03320    Deutsche Bank
DBM16010            Northway Mall                                                               0.03320    Deutsche Bank
09-0001541          Southlake Town Square                                                       0.10320    Archon Financial
------------------------------------------------------------------------------------------------------------------------------
30438               Courtyard by Marriott (New Orleans)                                         0.12820    GMACCM
DBM16975            Pierside Pavilion                                                           0.06320    Deutsche Bank
DBM16754            White Oak Towers Apartments                                                 0.03320    Deutsche Bank
34417               Cross Pointe                                                                0.12820    GMACCM
DBM16849            Haverhill Apartments                                                        0.03320    Deutsche Bank
------------------------------------------------------------------------------------------------------------------------------
DBM17032            Bernal Shopping Center                                                      0.03320    Deutsche Bank
34665               Timmons Office Building                                                     0.12820    GMACCM
09-0001518          Summit Palm Lake Apartments                                                 0.10320    Archon Financial
33484               Towne Center                                 Both Fee/Leasehold             0.12820    GMACCM
DBM16845            Springfield Hilton Hotel                                                    0.03320    Deutsche Bank
DBM17161            Landsdowne Centre                                                           0.03320    Deutsche Bank
------------------------------------------------------------------------------------------------------------------------------
09-0001576          Heritage Plaza                                                              0.03320    Archon Financial
33847               VIC Industrial                                                              0.12820    GMACCM
34270               The Homestead                                                               0.12820    GMACCM
09-0001606          The Palms at South Shore Apartments                                         0.03320    Archon Financial
33100               Lake City Mall                                                              0.12820    GMACCM
------------------------------------------------------------------------------------------------------------------------------
09-0001523          Lyons Creek and Magnolia MHP Portfolio                                      0.07320    Archon Financial
09-0001523-A        Lyons Creek Mobile Home Park                                                           Archon Financial
09-0001523-B        Magnolia Estates Mobile Home Park                                                      Archon Financial
09-0001571          Howe Cottage Office Park                                                    0.03320    Archon Financial
36206               Santa Rosa Southside                                                        0.12820    GMACCM
32376               Holiday Inn (Orangeburg)                         Leasehold                  0.12820    GMACCM
DBM16776            Pheasant Ridge                                                              0.03320    Deutsche Bank
------------------------------------------------------------------------------------------------------------------------------
DBM16810            Cedar Grove Shopping Center                                                 0.03320    Deutsche Bank
DBM17061            American Heritage Plaza                          Leasehold                  0.08320    Deutsche Bank
09-0001548          Stafford Commerce Center I                                                  0.03320    Archon Financial
09-0001549          Stafford Commerce Center II                                                 0.03320    Archon Financial
------------------------------------------------------------------------------------------------------------------------------
09-0001599          Westgate Marketplace                                                        0.03320    Archon Financial
DBM17027            Nob Hill Apartments                                                         0.03320    Deutsche Bank
09-0001569          Pheasant Run Plaza                                                          0.03320    Archon Financial
DBM16767            20 Horseneck Lane                                                           0.03320    Deutsche Bank
------------------------------------------------------------------------------------------------------------------------------
DBM16751            Iverson Towers Apartments                                                   0.03320    Deutsche Bank
09-0001567          Lottsford Business Center                                                   0.03320    Archon Financial
09-0001590          Sauk Gardens Apartments                                                     0.07320    Archon Financial
36069               Jacob's Landing                                                             0.12820    GMACCM
09-0001585          Junction Ridge Apartments                                                   0.07320    Archon Financial
DBM16846            1895 Walt Whitman Road                                                      0.03320    Deutsche Bank
DBM16747            Kenilworth Towers Apartments                                                0.03320    Deutsche Bank
------------------------------------------------------------------------------------------------------------------------------
09-0001595          Airpark 99                                                                  0.03320    Archon Financial
DBM17206            Charlestown North                                                           0.03320    Deutsche Bank
09-0001596          Mira Vista Commons                                                          0.03320    Archon Financial
34560               Pueblo at Summerlin Shopping Centre                                         0.12820    GMACCM
------------------------------------------------------------------------------------------------------------------------------
34538               Orchard Manor Apartments                                                    0.12820    GMACCM
35281               Village Square Apartments                                                   0.12820    GMACCM
DBM17041            McCarty Portfolio                                                           0.03320    Deutsche Bank
DBM17041-A          4600 Hiatus Road                                                                       Deutsche Bank
DBM17041-B          2200 Mears Parkway                                                                     Deutsche Bank
------------------------------------------------------------------------------------------------------------------------------
35564               Mission Bay Self Storage                                                    0.12820    GMACCM
33110               Adobe Villas Apartments                                                     0.12820    GMACCM
------------------------------------------------------------------------------------------------------------------------------
09-0001550          4620 Wisconsin Ave Building                                                 0.08320    Archon Financial
09-0001582          Hickory Ridge Apartments                                                    0.03320    Archon Financial
36169               Rancho Mirage Apartments                                                    0.12820    GMACCM
09-0001581          Clear Lake Village Apartments                                               0.03320    Archon Financial
34347               Courtyard Apartments                                                        0.12820    GMACCM
------------------------------------------------------------------------------------------------------------------------------
09-0001578          Kingstree Commons Shopping Center                                           0.08320    Archon Financial
34086               Target at Hudson Valley Mall                                                0.12820    GMACCM
09-0001566          Palm Harbor Commons                                                         0.09320    Archon Financial
09-0001568          General Kearny Apartments                                                   0.03320    Archon Financial
09-0001592          23 Creek Circle                                                             0.03320    Archon Financial
------------------------------------------------------------------------------------------------------------------------------
09-0001577          Corporate Tower                                                             0.08320    Archon Financial
09-0001579          Dundee Ridge Plaza                                                          0.10320    Archon Financial
32451               Adolfo Self Storage                                                         0.12820    GMACCM
------------------------------------------------------------------------------------------------------------------------------
DBM16950            Park West Apartments                                                        0.03320    Deutsche Bank
35756               New Haven Portfolio                                                         0.12820    GMACCM
35756-1             197-199 Wooster Street Apartments                                                      GMACCM
35756-2             209-211 Greene Street                                                                  GMACCM
35756-3             238-258 College Street                                                                 GMACCM
DBM16970            Kendall Court                                                               0.03320    Deutsche Bank
09-0001570          Ashburn Farm II                                                             0.08320    Archon Financial
------------------------------------------------------------------------------------------------------------------------------
09-0001565          Cape Charles Food Lion                                                      0.08320    Archon Financial
09-0001537          Englewood Place Apartments                                                  0.03320    Archon Financial
36167               Southwind Apartments                                                        0.12820    GMACCM
09-0001574          Lakeland Parkway Self Storage                                               0.08320    Archon Financial
09-0001594          Camelot Apartments                                                          0.03320    Archon Financial
------------------------------------------------------------------------------------------------------------------------------
DBM16923            Wyndfall Apartments                                                         0.03320    Deutsche Bank
09-0001593          Seminole Creek Apartments                                                   0.09320    Archon Financial
09-0001556          Westfield Ridge Apartments                                                  0.08320    Archon Financial
35673               Millburn Office                                                             0.12820    GMACCM
------------------------------------------------------------------------------------------------------------------------------
09-0001555          Victoria Pointe Apartments                                                  0.08320    Archon Financial
09-0001554          Parkway Centre North                                                        0.08320    Archon Financial
09-0001572          Riverview Commons                                                           0.08320    Archon Financial
34008               Turnbull Canyon Industrial Building                                         0.12820    GMACCM
34947               Harrison Self Storage                                                       0.12820    GMACCM
------------------------------------------------------------------------------------------------------------------------------
36168               Loma Verde Apartments                                                       0.12820    GMACCM
09-0001539          Englewood Townhomes                                                         0.03320    Archon Financial
09-0001605          Towne Oaks Apartments                                                       0.03320    Archon Financial
34926               Pelican Bay Apartments                                                      0.12820    GMACCM
31138               Gateway Self Storage                                                        0.12820    GMACCM
------------------------------------------------------------------------------------------------------------------------------
31138-1             1715 Piney Creek Rd                                                                    GMACCM
31138-2             112 Cheslou Rd                                                                         GMACCM
31138-3             528 Thompson Creek Rd                                                                  GMACCM
33459               Valley West Center                                                          0.12820    GMACCM
30236               Central Self Storage                                                        0.12820    GMACCM
33494               Shurgard Self Storage                                                       0.12820    GMACCM
09-0001575          Clinton Storage Park                                                        0.08320    Archon Financial
34105               Pender Landing                                                              0.12820    GMACCM
------------------------------------------------------------------------------------------------------------------------------
36071               Villa Dylano Phase II                                                       0.12820    GMACCM
35538               Shoppes at Palm Way                                                         0.12820    GMACCM
28310               Barbour Gardens Apartments                                                  0.12820    GMACCM
32019               Rochelle Hall Apartments                                                    0.12820    GMACCM
33614               3542-3590 Lawson Blvd                                                       0.12820    GMACCM
------------------------------------------------------------------------------------------------------------------------------
09-0001580          Flagler Crossing                                                            0.10320    Archon Financial
09-0001589          River's Edge Apartments                                                     0.09320    Archon Financial
09-0001584          Highland Terrace Apartments                                                 0.09320    Archon Financial




                                                               Schedule 1 to 4.1

                                                                     SCHEDULE II

                   CLOSING MORTGAGE FILE REVIEW CERTIFICATION






























                                 Schedule II-1

                                                                    SCHEDULE III

                 POST-CLOSING MORTGAGE FILE REVIEW CERTIFICATION

                     FORM OF FINAL CERTIFICATION OF TRUSTEE

                                     [Date]

GMAC Commercial Mortgage Securities, Inc.    German American Capital Corporation
200 Witmer Road                              31 West 52nd Street
Horsham, Pennsylvania 19044                  New York, New York 10019

[Controlling Class Certificateholders]       Goldman Sachs Mortgage Company
                                             85 Broad Street
GMAC Commercial Mortgage Corporation         New York, New York 10004
200 Witmer Road
Horsham, Pennsylvania  19044


    Re: Pooling and Servicing Agreement, dated as of June 1, 2002 ("Pooling and Servicing Agreement") relating to GMAC Commercial Mortgage Securities Inc., Mortgage Pass-Through Certificates, Series 2002-C2

Ladies and Gentlemen:

         In accordance with the provisions of Section 2.02 of the Pooling and Servicing Agreement, the undersigned hereby certifies that, with respect to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed hereto as not being covered hereby), that: (i) all documents specified in clauses (1) through (5), (9), (11) and (12) (in the case of clause
(11), without regard to whether such UCC financing statements were in the possession of the Mortgage Loan Seller (or its agent)) of the definition of "Mortgage File" are in its possession or the related Mortgage Loan Seller has otherwise satisfied the delivery requirements in accordance with Section 2.01(b) and (ii) all such documents have been reviewed by it or by a Custodian on its behalf and (A) appear regular on their face, (B) appear to have been executed (where appropriate) and (C) purport to relate to such Mortgage Loan.

         The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any such documents contained in each Mortgage File or any of the Mortgage Loans identified in the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

         Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is subject in all respects to the terms of said Pooling and Servicing Agreement.

                            [SIGNATURE PAGE FOLLOWS]





                                 Schedule III-1

                                   LASALLE BANK NATIONAL ASSOCIATION
                                   as Trustee


                                   By:
                                       ------------------------------
                                       Name:
                                       Title:























                                 Schedule III-2

                                                                     SCHEDULE IV

                       ENVIRONMENTAL POLICY MORTGAGE LOANS

LOAN NUMBER                             NAME
-----------                             ----

34417                                   Cross Pointe

DBM16810                                Cedar Grove Shopping Center

DBM16985                                101 West Ohio

DBM17061                                American Heritage Plaza


























                                 Schedule IV-1

                                                                      SCHEDULE V


                           STRIP CALCULATION SCHEDULE

DISTRIBUTION DATE
-----------------
July 2002.............................................................7.18490%
August 2002...........................................................7.42540%
September 2002........................................................7.42540%
October 2002..........................................................7.18490%
November 2002.........................................................7.42540%
December 2002.........................................................7.18490%
January 2003..........................................................7.18490%
February 2003.........................................................7.18490%
March 2003............................................................7.18540%
April 2003............................................................7.42540%
May 2003..............................................................7.18490%
June 2003.............................................................7.42540%
July 2003.............................................................7.18490%
August 2003...........................................................7.42540%
September 2003........................................................7.42540%
October 2003..........................................................7.18490%
November 2003.........................................................7.42540%
December 2003.........................................................7.18490%
January 2004..........................................................7.42550%
February 2004.........................................................7.18500%
March 2004............................................................7.18520%
April 2004............................................................7.42550%
May 2004..............................................................7.18500%
June 2004.............................................................7.42550%
July 2004.............................................................7.18500%
August 2004...........................................................7.41310%
September 2004........................................................7.41310%
October 2004..........................................................7.17300%
November 2004.........................................................7.41310%
December 2004.........................................................7.17300%
January 2005..........................................................7.17300%
February 2005.........................................................7.17300%
March 2005............................................................7.17360%
April 2005............................................................7.41310%
May 2005..............................................................7.17300%
June 2005.............................................................7.41310%
July 2005.............................................................7.17720%
August 2005...........................................................7.41740%
September 2005........................................................7.41740%
October 2005..........................................................7.17720%
November 2005.........................................................7.41740%
December 2005.........................................................7.17720%
January 2006..........................................................7.17720%
February 2006.........................................................7.17730%
March 2006............................................................7.17810%
April 2006............................................................7.41750%
May 2006..............................................................7.17370%
June 2006.............................................................7.41390%
July 2006.............................................................7.17370%
August 2006...........................................................7.41390%



                                  Schedule V-1

DISTRIBUTION DATE
-----------------
September 2006........................................................7.41390%
October 2006..........................................................7.17370%
November 2006.........................................................7.41380%
December 2006.........................................................7.17370%
January 2007..........................................................7.17370%
February 2007.........................................................7.17590%
March 2007............................................................7.18250%
April 2007............................................................7.41470%
May 2007..............................................................7.17460%
June 2007.............................................................7.41470%
July 2007.............................................................7.17460%
August 2007...........................................................7.41470%
September 2007........................................................7.41470%
October 2007..........................................................7.17460%
November 2007.........................................................7.41470%
December 2007.........................................................7.17450%
January 2008..........................................................7.41470%
February 2008.........................................................7.17450%
March 2008............................................................7.17480%
April 2008............................................................7.41470%
May 2008..............................................................7.17450%
June 2008.............................................................7.41470%
July 2008.............................................................7.17450%
August 2008...........................................................7.41470%
September 2008........................................................7.41460%
October 2008..........................................................7.17450%
November 2008.........................................................7.41460%
December 2008.........................................................7.17450%
January 2009..........................................................7.17450%
February 2009.........................................................7.17450%
March 2009............................................................7.17540%
April 2009............................................................7.41460%
May 2009..............................................................7.17440%
June 2009.............................................................7.41460%
July 2009 and thereafter..............................................0.00000%


                                  Schedule V-2

                                                                     SCHEDULE VI

                              BROKER STRIP SCHEDULE


                                                   CUT-OFF DATE    BROKER STRIP
LOAN NUMBER            PROPERTY NAME                  BALANCE         AMOUNT
09-0001518     Summit Palm Lake Apartments         $14,790,047
09-0001541     Southlake Town Square               $17,874,894
09-0001550     4620 Wisconsin Ave Building          $4,183,363
09-0001554     Parkway Centre North                 $2,439,039
09-0001556     Westfield Ridge Apartments           $2,586,942
09-0001565     Cape Charles Food Lion               $3,188,290
09-0001570     Ashburn Farm II                      $3,190,296
09-0001574     Lakeland Parkway Self Storage        $2,922,083
09-0001575     Clinton Storage Park                 $1,692,518
09-0001577     Corporate Tower                      $3,582,547
09-0001578     Kingstree Commons Shopping Center    $4,015,096
09-0001579     Dundee Ridge Plaza                   $3,496,635
09-0001580     Flagler Crossing                     $1,189,211




























                                  Schedule VI-1